      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                        PACKAGING CORPORATION OF AMERICA
                        DAHLONEGA PACKAGING CORPORATION
                          DIXIE CONTAINER CORPORATION
                                PCA HYDRO, INC.
                            PCA TOMAHAWK CORPORATION
                            PCA VALDOSTA CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2631                  36-4277050
           DELAWARE                          2631                  76-0302048
           VIRGINIA                          2631                  54-0193683
           DELAWARE                          2631                  76-0328424
           DELAWARE                          2631                  76-0328421
           DELAWARE                          2631                  76-0328422
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                         ------------------------------

                             1900 WEST FIELD COURT
                          LAKE FOREST, ILLINOIS 60045
                           TELEPHONE: (847) 482-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                                         Copy to:
           RICHARD B. WEST                            JAMES S. ROWE
   PACKAGING CORPORATION OF AMERICA                  KIRKLAND & ELLIS
        1900 WEST FIELD COURT                    200 EAST RANDOLPH DRIVE
     LAKE FOREST, ILLINOIS 60045                 CHICAGO, ILLINOIS 60601
      TELEPHONE: (847) 482-2000                 TELEPHONE: (312) 861-2000
 (Name, address, including zip code,
            and telephone
number, including area code, of agent
             for service)

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
               TITLE OF EACH CLASS OF                    AMOUNT TO       OFFERING PRICE        AGGREGATE        REGISTRATION
            SECURITIES TO BE REGISTERED                BE REGISTERED      PER UNIT(1)      OFFERING PRICE(1)         FEE
9 5/8% Series B Senior Subordinated Notes
  due 2009..........................................   $550,000,000           100%            $550,000,000        $152,900
Guarantees of Series B Senior Subordinated Notes due
  2009..............................................   $550,000,000           (2)                 (2)               None
12 3/8% Series B Senior Exchangeable Preferred Stock
  due 2010..........................................  $182,280,000(3)         100%          $182,280,000(3)        $50,674
12 3/8% Subordinated Exchange Debentures
  due 2010..........................................  $182,280,000(3)         (4)                 (4)               None

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2) No further fee is payable pursuant to Rule 457(n).

(3) Includes the maximum amount of pay-in-kind dividends payable over the entire period in which pay-in-kind dividends may be paid.

(4) No further fee is payable pursuant to Rule 457(i).
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 28, 1999.
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT OFFERING TO SELL, OR ASKING YOU TO BUY, ANY SECURITIES. WE WILL NOT MAKE ANY OFFER TO SELL THESE SECURITIES OR ACCEPT OFFER TO BUY THEM UNTIL WE HAVE DELIVERED THIS PROSPECTUS IN ITS FINAL FORM. WE ALSO WILL NOT SELL THESE SECURITIES IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO OFFER OR SELL THEM, OR SOLICIT PURCHASERS, PRIOR TO REGISTERING OR QUALIFYING THEN UNDER THAT JURISDICTION'S SECURITIES LAWS.

PRELIMINARY PROSPECTUS

   [LOGO]

PACKAGING CORPORATION OF AMERICA

OFFER TO EXCHANGE ALL OUTSTANDING
9 5/8% SENIOR SUBORDINATED NOTES DUE 2009
($550,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING) FOR
9 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009 AND
OFFER TO EXCHANGE ALL OUTSTANDING
12 3/8% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010
($100,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING) FOR
12 3/8% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

INTEREST ON THE EXCHANGE NOTES PAYABLE APRIL 1 AND OCTOBER 1
DIVIDENDS ON THE NEW PREFERRED STOCK PAYABLE APRIL 1 AND OCTOBER 1
--------------------------------------------------------------------------------
                          TERMS OF THE EXCHANGE OFFER

    - The exchange offer will expire at 5:00 p.m. New York City time,
                 , 1999, unless extended.

    - We will exchange all notes and preferred stock that you validly tender and do not validly withdraw.

    - You may withdraw your tender of notes or preferred stock any time prior to the expiration of the exchange offer.

    - The exchange offer is not subject to any condition, other than that it not violate any applicable law or interpretation of the staff of the Securities and Exchange Commission.

    - We will not receive any proceeds from the exchange offer.

    - The exchange of notes and preferred stock will not be a taxable exchange for U.S. federal income tax purposes.

    - The terms of the exchange notes and new preferred stock are substantially identical to the outstanding notes and preferred stock, except for certain transfer restrictions and registration rights relating to the outstanding notes and preferred stock.

    - There is no existing market for the exchange notes or new preferred stock, and we do not intend to apply for their listing on any securities exchange.

--------------------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or the new preferred stock or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is           , 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

THIS SUMMARY CONTAINS BASIC INFORMATION ABOUT PACKAGING CORPORATION OF AMERICA AND THE EXCHANGE OFFER. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU, BEFORE MAKING AN INVESTMENT DECISION. UNLESS THE CONTEXT OTHERWISE INDICATES, REFERENCES IN THIS PROSPECTUS TO "PCA," "WE," "OUR" AND "US" REFER TO PACKAGING CORPORATION OF AMERICA AND ITS SUBSIDIARIES AS A COMBINED ENTITY, AND REFERENCES TO "TPI" REFER TO TENNECO PACKAGING, INC. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "GROUP" ARE TO THE CONTAINERBOARD GROUP OF TPI AS DESCRIBED IN THE NOTES TO THE AUDITED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                COMPANY OVERVIEW

PCA is a leading integrated producer of containerboard and corrugated packaging products in North America. We manufacture a broad range of linerboard and corrugating medium in our four mills, each of which is located near its primary fiber supply. In 1998, our mills produced 2.1 million tons of containerboard, ranking us as the sixth largest containerboard producer in North America.

Through our nationwide network of 67 converting plants, consisting of 39 corrugator plants and 28 sheet/specialty and other plants, we convert approximately 75% to 80% of the containerboard produced at our mills into corrugated packaging products for sale to both local and national customers. In 1998, our converting plants shipped approximately 25 billion square feet of corrugated packaging products, including shipping boxes, point-of-sale packages, point-of-purchase displays and other advertising and promotional products, ranking us as one of the top six integrated producers of corrugated packaging products in North America.

Based on two cost studies performed by Jacobs-Sirrine, an industry consultant, in 1998, we have one of the lowest cash cost containerboard mill systems in the industry, with from 70% to 85% of our production capacity ranked in the lowest-cost quartile of the industry. The Jacobs-Sirrine study ranked our two largest mills, Counce and Tomahawk, among the lowest cash cost kraft linerboard and semi-chemical corrugating medium mills, respectively, in North America. As a result of our low cost operations and the implementation of our differentiated business strategy, we have historically been able to generate EBITDA margins that are relatively more stable and higher than industry averages. For the fiscal year ended December 31, 1998, PCA's revenues and adjusted EBITDA (as defined below) were $1,571.0 million and $327.4 million, respectively, on a pro forma basis. For the three months ended March 31, 1999, PCA's revenues and EBITDA were $391.3 million and $70.0 million respectively, on a pro forma basis.

In addition to our mills and converting plants, we own or control approximately 950,000 acres of timberland located in close proximity to our mills, providing favorable access to our primary fiber requirements. We also own three sawmills, three recycling facilities, a 50% interest in a wood chipping venture and an air-dry yard operation.

                               INDUSTRY OVERVIEW

Corrugated containers are a safe and economical means of transporting industrial and consumer goods and products. More goods and products are shipped in corrugated containers than in any other type of packaging. Since 1975, the demand for corrugated containers has grown at a compound annual rate of 3.1%, with demand for corrugated containers increasing in all but four years during this 23-year period. At no time during this period did demand for corrugated containers decrease in consecutive years.

Containerboard, consisting of linerboard and corrugating medium, is the principal raw material used to manufacture corrugated containers. Linerboard is used as the inner and outer facing (liner) of a corrugated container. Corrugating medium is fluted and laminated to linerboard in corrugator plants to produce corrugated sheets. The sheets are subsequently printed, cut, folded and glued in corrugator plants or sheet plants to produce corrugated containers.

The market for containerboard is highly cyclical. Historically, prices for containerboard have generally reflected changes in supply, which is primarily determined by additions and reductions to industry capacity and inventory levels and, to a lesser extent, changes in demand. Containerboard demand is dependent upon both the demand for corrugated packaging products, which closely tracks industrial production, and export activity. Domestic demand for corrugated packaging products is more stable than export demand and generally corresponds to changes in the rate of growth in the U.S. economy.

                  COMPETITIVE STRENGTHS AND BUSINESS STRATEGY

The key elements of our competitive strengths and business strategy are the following:

    - LOW-COST PRODUCER. We are a leading low-cost producer of containerboard and corrugated packaging products in North America. According to two cost studies performed by Jacobs-Sirrine in 1998, our mills are among the lowest cash cost integrated containerboard mills in the industry, with from approximately 70% to 85% of our production capacity ranked in the lowest-cost quartile of the industry. The Jacobs-Sirrine study ranked our two largest mills, Counce and Tomahawk, among the lowest cash cost kraft linerboard and semi-chemical corrugating medium mills, respectively, in North America. Management attributes our low-cost status to (1) our productivity enhancement programs, which resulted in more than $80 million in annual mill cost savings from late-1996 through 1998, (2) strategic capital investments over the past five years designed to enhance mill efficiency and improve our manufacturing processes, and (3) substantial reductions in our fiber cost (the single largest cost in containerboard production) since 1996 (up to $15 per ton) by increasing the amount of low-cost hardwood and recycled fiber in our fiber mix and achieving greater yield from softwood in our production of linerboard.

    - INTEGRATED OPERATIONS. We are a highly integrated producer of containerboard and corrugated packaging products. The relative earnings stability of our converting plants acts to partially offset the more cyclical earnings of our mills. Because each of our converting plants seeks to maximize its own profitability by selecting the appropriate customers, product mix and production levels for its operations, our converting plants have been able to generate strong and consistent cash flow despite fluctuations in containerboard prices. Rather than using our converting plants as captive outlets for our mill production, we pursue a "demand pull" strategy by which our converting plants generally purchase from our mills only the amount of containerboard which they believe is necessary to support their respective customers' requirements and to maximize plant profitability. Since the price of corrugated containers tends to fluctuate in direct proportion to containerboard prices, our converting plants generally are able to earn a relatively stable spread over the price of containerboard.

    - FOCUS ON VALUE-ADDED PRODUCTS AND SERVICES. We have pursued a strategy of providing our customers with value-added products such as custom die cut and specialty boxes, point-of-sale packaging and point-of-purchase displays and superior customer service through shorter production runs, faster turnaround times and enhanced graphics capabilities. Since 1995, we have acquired four graphics plants and five sheet/specialty plants to augment our existing graphics and manufacturing capabilities. We have also created a nationwide network of five graphic design centers to meet sophisticated customer needs. Through our nationwide network of 67 converting facilities, including our large number of sheet/specialty plants, we are able to offer coast-to-coast "local" coverage and provide additional services and converting capabilities. As a result, our selling price per thousand square feet ("MSF") has consistently exceeded the industry average since 1995.

    - DIVERSIFIED CUSTOMER BASE. With over 8,000 active customers and over 13,000 shipping locations, our customer base is broadly diversified across industries and geographic locations, reducing our dependence on any single customer or market. No customer represents more than 5% of our total sales and our top ten customers represent less than 20% of our total sales. We have focused our sales efforts on smaller, local accounts, which usually demand more customized products and services than higher volume national accounts. Approximately 75% of our current revenues are derived from local accounts.

    - PROVEN AND EXPERIENCED MANAGEMENT. We have an experienced management team with an average of 23 years of industry experience, including an average of 15 years of service with PCA. Upon the closing of the Transactions, Paul T. Stecko resigned from his post as President and Chief Operating Officer of Tenneco in order to become our Chairman and Chief Executive Officer. In addition, William J. Sweeney, formerly Executive Vice President of TPI, now serves as our Executive Vice President. Mr. Sweeney has over 30 years of experience in the paperboard packaging industry. Since 1993, TPI has recruited a number of seasoned, technically-skilled industry veterans to PCA's management.

                                 EQUITY SPONSOR

Madison Dearborn Partners, LLC ("Madison Dearborn" or "MDP"), the financial sponsor for the Transactions, is a leading private equity investment firm. MDP, through limited partnerships of which it is the general partner, has approximately $4 billion of assets under management. Madison Dearborn focuses on investments in several specific sectors including natural resources, communications, consumer, health care and industrial. MDP's objective is to invest, in partnership with outstanding management teams, in companies which have the potential for significant long-term equity appreciation. Since 1980, MDP's principals have invested approximately $2 billion in more than 100 management buyout and private equity transactions in which the firm acted as a leading investor. Previous investments sponsored by Madison Dearborn include Buckeye Cellulose Corporation, Nextel Communications, Reiman Publications, The Georgia Marble Company, Spectrum Healthcare, Hines Horticulture and Tuesday Morning Corporation. PCA is Madison Dearborn's largest equity investment to date.

                                THE TRANSACTIONS

On April 12, 1999, TPI, a wholly owned subsidiary of Tenneco Inc., sold its containerboard and corrugated packaging products business to PCA for $2.2 billion. PCA Holdings LLC, an entity organized and controlled by MDP and its coinvestors, acquired a 55% common equity interest in PCA, and TPI contributed its containerboard and corrugated packaging products business to PCA in exchange for cash, the assumption of debt and a 45% common equity interest in PCA (in each case before giving effect to the issuances of common equity to management expected to be made in June 1999).

The financing of the Transactions consisted of (1) borrowings under a new $1.46 billion senior credit facility for which J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated are co-lead arrangers, (2) the offering of the notes and the preferred stock, (3) a cash equity investment of $236.5 million by Madison Dearborn and its coinvestors and (4) a rollover equity investment by TPI valued at $193.5 million.

The following sets forth the ownership of PCA, after giving effect to purchases of common stock by management that are expected to occur in June 1999:

                                     [LOGO]

--------------

* PCA also intends to issue options to management in June 1999 to purchase common stock, which when issued would result in management owning in the aggregate up to approximately 8.8% of the common equity of PCA on a fully-diluted basis.

                               THE EXCHANGE OFFER

THE EXCHANGE NOTES

NOTES REGISTRATION RIGHTS
  AGREEMENT.......................  You are entitled to exchange your outstanding notes for registered notes with terms that are identical in all
                                    material respects. This exchange offer is intended to
                                    satisfy these rights. After this exchange offer is
                                    complete, you will no longer be entitled to the benefits
                                    of the exchange or registration rights granted under the
                                    notes registration rights agreement which we entered
                                    into as part of the offering of the notes.

THE EXCHANGE OFFER................  We are offering to exchange $1,000 principal amount of
                                    9 5/8% Series B Senior Subordinated Notes due 2009 which
                                    have been registered under the Securities Act for each
                                    $1,000 principal amount of our outstanding 9 5/8% Senior
                                    Subordinated Notes due 2009 which were issued on April
                                    12, 1999 in a transaction exempt from registration under
                                    the Securities Act in accordance with Rule 144A and
                                    Regulation S. Your outstanding notes must be properly
                                    tendered and accepted in order to be exchanged. All
                                    outstanding notes that are validly tendered and not
                                    validly withdrawn will be exchanged.

                                    $550,000,000 in aggregate principal amount of our notes
                                    is currently outstanding.

                                    We will issue the exchange notes, which have been
                                    registered under the Securities Act, on or promptly
                                    after the expiration of this exchange offer.

EXPIRATION DATE...................  This exchange offer will expire at 5:00 p.m., New York
                                    City time, on       , 1999, unless we decide to extend
                                    the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  This exchange offer is subject to the condition that it does not violate applicable law or staff interpretations
                                    of the Securities and Exchange Commission. If we
                                    determine that this exchange offer is not permitted by
                                    applicable federal law, we may terminate the exchange
                                    offer. This exchange offer is not conditioned upon any
                                    minimum principal amount of our outstanding notes being
                                    tendered. The holders of our outstanding notes have
                                    certain rights against us under the notes registration
                                    rights agreement should we fail to consummate this
                                    exchange offer.

RESALE OF THE EXCHANGE NOTES......  We believe that the exchange notes issued pursuant to this exchange offer in exchange for our outstanding
                                    notes may be offered for resale, resold and otherwise
                                    transferred by you without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act. We have based this belief on letters
                                    issued in connection with past offerings of this kind in
                                    which the staff of the Securities and Exchange
                                    Commission has interpreted the laws and regulations
                                    relating to the resale of notes to the public without
                                    the requirement of further registration under the
                                    Securities Act. In order for the exchange notes to be
                                    offered for resale, resold or otherwise transferred:

                                    - you must acquire the exchange notes in the ordinary
                                    course of your business;

                                    - you must not intend to participate, and have no
                                    arrangement or understanding with any person to
                                      participate, in the distribution of the exchange notes
                                      issued to you pursuant to this exchange offer;

                                    - you must not be a broker-dealer who purchased your
                                    outstanding notes directly from us for resale pursuant
                                      to Rule 144A or any other available exemption under
                                      the Securities Act; and

                                    - you must not be an "affiliate" of ours within the
                                    meaning of Rule 405 under the Securities Act.

                                    If our belief is inaccurate and you transfer any
                                    exchange note issued to you in pursuant to this exchange
                                    offer in violation of the prospectus delivery provisions
                                    of the Securities Act or without an exemption from
                                    registration thereunder, you may incur liability under
                                    the Securities Act. We do not assume or indemnify you
                                    against any such liability.

                                    Each broker-dealer that is issued exchange notes
                                    pursuant to this exchange offer for its own account in
                                    exchange for outstanding notes which were acquired by
                                    such broker-dealer as a result of market-making or other
                                    trading activities must acknowledge that it will deliver
                                    a prospectus meeting the requirements of the Securities
                                    Act in connection with any resale of such exchange
                                    notes. The letter of transmittal relating to the
                                    exchange notes states that a broker-dealer who makes
                                    this acknowledgment and delivers such a prospectus will
                                    not be deemed to admit that it is an "underwriter"
                                    within the meaning of the Securities Act. A
                                    broker-dealer may use this prospectus for an offer to
                                    resell, resale or other transfer of the exchange notes
                                    issued to it pursuant to this exchange offer. We have
                                    agreed that, for a period of 180 days after the date
                                    this exchange offer is completed, we will make this
                                    prospectus and any amendment or supplement to this
                                    prospectus available to any such broker-dealer for use
                                    in connection with any such resales. We believe that no
                                    registered holder of the outstanding notes is an
                                    affiliate of PCA within the meaning of Rule 405 under
                                    Securities Act.

                                    This exchange offer is not being made to, nor will we
                                    accept surrenders for exchange from, holders of
                                    outstanding notes in any jurisdiction in which this
                                    exchange offer or its acceptance would not comply with
                                    the securities or blue sky laws of such jurisdiction.
                                    Furthermore, persons who acquire the exchange notes are
                                    responsible for compliance with these securities or blue
                                    sky laws regarding resales. We assume no responsibility
                                    for compliance with these requirements.

ACCRUED INTEREST ON THE EXCHANGE
  NOTES AND THE OUTSTANDING
  NOTES...........................  Each exchange note will bear interest from its issuance date. The holders of notes that are accepted for
                                    exchange will receive, in cash, accrued interest on such
                                    notes to, but not including, the issuance date of the
                                    exchange notes. Such interest will be paid with the
                                    first interest payment on the exchange notes. Interest
                                    on the notes accepted for exchange will cease to accrue
                                    upon issuance of the exchange notes.

                                    Consequently, those holders who exchange their
                                    outstanding notes for exchange notes will receive the
                                    same interest payment on October 1, 1999, which is the
                                    first interest payment date with respect to the
                                    outstanding notes and the exchange notes to be issued
                                    pursuant to this exchange offer, that they would have
                                    received had they not accepted this exchange offer.

PROCEDURES FOR TENDERING NOTES....  If you wish to tender your notes for exchange pursuant to this exchange offer, you must transmit to United
                                    States Trust Company of New York, as notes exchange
                                    agent, on or prior to the expiration date either:

                                    - a properly completed and duly executed copy of the
                                    letter of transmittal accompanying this prospectus, or a
                                      facsimile of such letter of transmittal, together with
                                      your outstanding notes and any other documentation
                                      required by such letter of transmittal, at the address
                                      set forth on the cover page of the letter of
                                      transmittal; or

                                    - if you are effecting delivery by book-entry transfer,
                                    a computer-generated message transmitted by means of the
                                      Automated Tender Offer Program System of The
                                      Depository Trust Company in which you acknowledge and
                                      agree to be bound by the terms of the letter of
                                      transmittal and which, when received by the notes
                                      exchange agent, forms a part of a confirmation of
                                      book-entry transfer.

                                    In addition, you must deliver to the notes exchange
                                    agent on or prior to the expiration date:

                                    - if you are effecting delivery by book-entry transfer,
                                    a timely confirmation of book-entry transfer of your
                                      outstanding notes into the account of the notes
                                      exchange agent at The Depository Trust Company
                                      pursuant to the procedures for book-entry transfers
                                      described in this prospectus under the heading "The
                                      Exchange Offer-Procedures for Tendering;" or

                                    - if necessary, the documents required for compliance
                                    with the guaranteed delivery procedures described in
                                      this prospectus under the heading "The Exchange
                                      Offer-Guaranteed Delivery Procedures."

                                    By executing and delivering the accompanying letter of
                                    transmittal or effecting delivery by book-entry
                                    transfer, you are representing to us that, among other
                                    things:

                                    - the person receiving the exchange notes pursuant to
                                    this exchange offer, whether or not such person is the
                                      holder, is receiving them in the ordinary course of
                                      business;

                                    - neither the holder nor any such other person has an
                                    arrangement or understanding with any person to
                                      participate in the distribution of such exchange notes
                                      and that such holder is not engaged in, and does not
                                      intend to engage in, a distribution of the exchange
                                      notes; and

                                    - neither the holder nor any such other person is an
                                    "affiliate" of ours within the meaning of Rule 405 under
                                      the Securities Act.

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS..........................  If you are a beneficial owner of the notes and your name does not appear on a security position listing of The
                                    Depository Trust Company as the holder of such notes or
                                    if you are a beneficial owner of notes that are
                                    registered in the name of a broker, dealer, commercial
                                    bank, trust company or other nominee and you wish to
                                    tender such notes in this exchange offer, you should
                                    promptly contact the person in whose name your notes are
                                    registered and instruct such person to tender on your
                                    behalf. If you, as a beneficial holder, wish to tender
                                    on your own behalf you must, prior to completing and
                                    executing the letter of transmittal and delivering your
                                    outstanding notes, either make appropriate arrangements
                                    to register ownership of the outstanding notes in your
                                    name or obtain a properly completed bond power from the
                                    registered holder. The transfer of record ownership may
                                    take considerable time.

GUARANTEED DELIVERY PROCEDURES....  If you wish to tender your outstanding notes and time will not permit the letter of transmittal or any of the
                                    documents required by the letter of transmittal to reach
                                    the notes exchange agent by the expiration date, or the
                                    procedure for book-entry transfer cannot be completed on
                                    time or certificates for your notes cannot be delivered
                                    on time, you may tender your notes pursuant to the
                                    guaranteed delivery procedures described in this
                                    prospectus under the heading "The Exchange
                                    Offer-Guaranteed Delivery Procedures."

SHELF REGISTRATION STATEMENT......  If any changes in law or of the applicable interpretation of the staff of the Securities and
                                    Exchange Commission do not permit us to effect this
                                    exchange offer or upon the request of any holder of our
                                    outstanding notes under certain circumstances, we have
                                    agreed to register the notes on a shelf registration
                                    statement and use our best efforts to cause such shelf
                                    registration statement to be declared effective by the
                                    Securities and Exchange Commission. We have agreed to
                                    maintain the effectiveness of the shelf registration
                                    statement for, under certain circumstances, at least two
                                    years from the date of the original issuance of the
                                    outstanding notes to cover resales of such notes held by
                                    such holders.

WITHDRAWAL RIGHTS.................  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the
                                    expiration date.

ACCEPTANCE OF OUTSTANDING NOTES
  AND DELIVERY OF EXCHANGE
  NOTES...........................  Subject to certain conditions, we will accept for exchange any and all outstanding notes which are
                                    properly tendered and not validly withdrawn prior to
                                    5:00 p.m., New York City time, on the expiration date.
                                    The exchange notes issued pursuant to this exchange
                                    offer will be delivered promptly following the
                                    expiration date.

CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES....................  The exchange of your outstanding notes for the exchange notes will not be a taxable exchange for United States
                                    federal income tax purposes. See "Certain United States
                                    Federal Tax Considerations."

NOTES EXCHANGE AGENT..............  United States Trust Company of New York is serving as the notes exchange agent in connection with the exchange
                                    offer.
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                                       8

THE NEW PREFERRED STOCK

PREFERRED STOCK REGISTRATION
  RIGHTS AGREEMENT................  You are entitled to exchange your outstanding preferred stock for registered preferred stock with terms that are
                                    identical in all material respects. This exchange offer
                                    is intended to satisfy these rights. After this exchange
                                    offer is complete, you will no longer be entitled to the
                                    benefits of the exchange or registration rights granted
                                    under the preferred stock registration rights agreement
                                    which we entered into as part of the offering of the
                                    preferred stock.

THE EXCHANGE OFFER................  We are offering to exchange $100 liquidation preference of 12 3/8% Series B Senior Exchangeable Preferred Stock
                                    due 2010 which has been registered under the Securities
                                    Act for each $100 liquidation preference of our
                                    outstanding 12 3/8% Senior Exchangeable Preferred Stock
                                    due 2010 which was issued on April 12, 1999 in a
                                    transaction exempt from registration under the
                                    Securities Act in accordance with Rule 144A. Your
                                    outstanding preferred stock must be properly tendered
                                    and accepted in order to be exchanged. All outstanding
                                    preferred stock that is validly tendered and not validly
                                    withdrawn will be exchanged.

                                    $100,000,000 in aggregate liquidation preference of our
                                    preferred stock is currently outstanding.

                                    We will issue the new preferred stock, which has been
                                    registered under the Securities Act, on or promptly
                                    after the expiration of this exchange offer.

EXPIRATION DATE...................  This exchange offer will expire at 5:00 p.m., New York
                                    City time, on       , 1999, unless we decide to extend
                                    the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  This exchange offer is subject to the condition that it does not violate applicable law or staff interpretations
                                    of the Securities and Exchange Commission. If we
                                    determine that this exchange offer is not permitted by
                                    applicable federal law, we may terminate the exchange
                                    offer. This exchange offer is not conditioned upon any
                                    minimum principal amount of our outstanding preferred
                                    stock being tendered. The holders of our outstanding
                                    preferred stock have certain rights against us under the
                                    preferred stock registration rights agreement should we
                                    fail to consummate this exchange offer.

RESALE OF THE NEW PREFERRED
  STOCK...........................  We believe that the new preferred stock issued pursuant to this exchange offer in exchange for our outstanding
                                    preferred stock may be offered for resale, resold and
                                    otherwise transferred by you without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act. We have based this belief on letters
                                    issued in connection with past offerings of this kind in
                                    which the staff of the Securities and Exchange
                                    Commission has interpreted the laws and regulations
                                    relating to the resale of preferred stock to the public
                                    without the requirement of further registration under
                                    the Securities Act. In order for the new preferred stock
                                    to be offered for resale, resold or otherwise
                                    transferred:

                                    - you must acquire the new preferred stock in the
                                    ordinary course of your business;
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                                       9

                                    - you must not intend to participate, and have no
                                    arrangement or understanding with any person to
                                      participate, in the distribution of the new preferred
                                      stock issued to you pursuant to this exchange offer;

                                    - you must not be a broker-dealer who purchased your
                                    outstanding preferred stock directly from us for resale
                                      pursuant to Rule 144A or any other available exemption
                                      under the Securities Act; and

                                    - you must not be an "affiliate" of ours within the
                                    meaning of Rule 405 under the Securities Act.

                                    If our belief is inaccurate and you transfer new
                                    preferred stock issued to you in pursuant to this
                                    exchange offer in violation of the prospectus delivery
                                    provisions of the Securities Act or without an exemption
                                    from registration thereunder, you may incur liability
                                    under the Securities Act. We do not assume or indemnify
                                    you against any such liability.

                                    Each broker-dealer that is issued new preferred stock
                                    pursuant to this exchange offer for its own account in
                                    exchange for outstanding preferred stock which was
                                    acquired by such broker-dealer as a result of
                                    market-making or other trading activities must
                                    acknowledge that it will deliver a prospectus meeting
                                    the requirements of the Securities Act in connection
                                    with any resale of such new preferred stock. The letter
                                    of transmittal relating to the new preferred stock
                                    states that a broker-dealer who makes this
                                    acknowledgment and delivers such a prospectus will not
                                    be deemed to admit that it is an "underwriter" within
                                    the meaning of the Securities Act. A broker-dealer may
                                    use this prospectus for an offer to resell, resale or
                                    other transfer of the new preferred stock issued to it
                                    pursuant to this exchange offer. We have agreed that,
                                    for a period of 180 days after the date this exchange
                                    offer is completed, we will make this prospectus and any
                                    amendment or supplement to this prospectus available to
                                    any such broker-dealer for use in connection with any
                                    such resales. We believe that no registered holder of
                                    the outstanding preferred stock is an affiliate of PCA
                                    within the meaning of Rule 405 under Securities Act.

                                    This exchange offer is not being made to, nor will we
                                    accept surrenders for exchange from, holders of
                                    outstanding preferred stock in any jurisdiction in which
                                    this exchange offer or its acceptance would not comply
                                    with the securities or blue sky laws of such
                                    jurisdiction. Furthermore, persons who acquire the new
                                    preferred stock are responsible for compliance with
                                    these securities or blue sky laws regarding resales. We
                                    assume no responsibility for compliance with these
                                    requirements.

ACCRUED DIVIDENDS ON THE NEW
  PREFERRED STOCK AND THE
  OUTSTANDING PREFERRED STOCK.....  New preferred stock will bear dividends from its issuance date. The holders of preferred stock that is
                                    accepted for exchange will receive accrued dividends on
                                    such preferred stock to, but not including, the issuance
                                    date of the new preferred stock. Such dividends will be

                                    paid with the first dividend payment on the new
                                    preferred stock. Dividends on the preferred stock
                                    accepted for exchange will cease to accrue upon issuance
                                    of the new preferred stock.

                                    Consequently, those holders who exchange their
                                    outstanding preferred stock for new preferred stock will
                                    receive the same dividend payment on October 1, 1999,
                                    which is the first dividend payment date with respect to
                                    the outstanding preferred stock and the new preferred
                                    stock to be issued pursuant to this exchange offer, that
                                    they would have received had they not accepted this
                                    exchange offer.

PROCEDURES FOR TENDERING PREFERRED
  STOCK...........................  If you wish to tender your preferred stock for exchange pursuant to this exchange offer, you must transmit to
                                    United States Trust Company of New York, as preferred
                                    stock exchange agent, on or prior to the expiration date
                                    either:

                                    - a properly completed and duly executed copy of the
                                    letter of transmittal accompanying this prospectus, or a
                                      facsimile of such letter of transmittal, together with
                                      your outstanding preferred stock and any other
                                      documentation required by such letter of transmittal,
                                      at the address set forth on the cover page of the
                                      letter of transmittal; or

                                    - if you are effecting delivery by book-entry transfer,
                                    a computer-generated message transmitted by means of the
                                      Automated Tender Offer Program System of The
                                      Depository Trust Company in which you acknowledge and
                                      agree to be bound by the terms of the letter of
                                      transmittal and which, when received by the preferred
                                      stock exchange agent, forms a part of a confirmation
                                      of book-entry transfer.

                                    In addition, you must deliver to the preferred stock
                                    exchange agent on or prior to the expiration date:

                                    - if you are effecting delivery by book-entry transfer,
                                    a timely confirmation of book-entry transfer of your
                                      outstanding preferred stock into the account of the
                                      preferred stock exchange agent at The Depository Trust
                                      Company pursuant to the procedures for book-entry
                                      transfers described in this prospectus under the
                                      heading "The Exchange Offer-Procedures for Tendering;"
                                      or

                                    - if necessary, the documents required for compliance
                                    with the guaranteed delivery procedures described in
                                      this prospectus under the heading "The Exchange
                                      Offer-Guaranteed Delivery Procedures."

                                    By executing and delivering the accompanying letter of
                                    transmittal or effecting delivery by book-entry
                                    transfer, you are representing to us that, among other
                                    things:

                                    - the person receiving the new preferred stock pursuant
                                    to this exchange offer, whether or not such person is
                                      the holder, is receiving them in the ordinary course
                                      of business;
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                                       11
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
                                    - neither the holder nor any such other person has an
                                    arrangement or understanding with any person to
                                      participate in the distribution of such new preferred
                                      stock and that such holder is not engaged in, and does
                                      not intend to engage in, a distribution of the new
                                      preferred stock; and

                                    - neither the holder nor any such other person is an
                                    "affiliate" of ours within the meaning of Rule 405 under
                                      the Securities Act.

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS..........................  If you are a beneficial owner of the preferred stock and your name does not appear on a security position listing
                                    of The Depository Trust Company as the holder of such
                                    preferred stock or if you are a beneficial owner of
                                    preferred stock that is registered in the name of a
                                    broker, dealer, commercial bank, trust company or other
                                    nominee and you wish to tender such preferred stock in
                                    this exchange offer, you should promptly contact the
                                    person in whose name your preferred stock is registered
                                    and instruct such person to tender on your behalf. If
                                    you, as a beneficial holder, wish to tender on your own
                                    behalf you must, prior to completing and executing the
                                    letter of transmittal and delivering your outstanding
                                    preferred stock, either make appropriate arrangements to
                                    register ownership of the outstanding preferred stock in
                                    your name or obtain a properly completed bond power from
                                    the registered holder. The transfer of record ownership
                                    may take considerable time.

GUARANTEED DELIVERY PROCEDURES....  If you wish to tender your outstanding preferred stock and time will not permit the letter of transmittal or
                                    any of the documents required by the letter of
                                    transmittal to reach the preferred stock exchange agent
                                    by the expiration date, or the procedure for book-entry
                                    transfer cannot be completed on time or certificates for
                                    your preferred stock cannot be delivered on time, you
                                    may tender your preferred stock pursuant to the
                                    guaranteed delivery procedures described in this
                                    prospectus under the heading "The Exchange
                                    Offer-Guaranteed Delivery Procedures."

SHELF REGISTRATION STATEMENT......  If any changes in law or of the applicable interpretation of the staff of the Securities and
                                    Exchange Commission do not permit us to effect this
                                    exchange offer or upon the request of any holder of our
                                    outstanding preferred stock under certain circumstances,
                                    we have agreed to register the preferred stock on a
                                    shelf registration statement and use our best efforts to
                                    cause such shelf registration statement to be declared
                                    effective by the Securities and Exchange Commission. We
                                    have agreed to maintain the effectiveness of the shelf
                                    registration statement for, under certain circumstances,
                                    at least two years from the date of the original
                                    issuance of the outstanding preferred stock to cover
                                    resales of such preferred stock held by such holders.

WITHDRAWAL RIGHTS.................  You may withdraw the tender of your outstanding preferred stock at any time prior to 5:00 p.m., New York
                                    City time, on the expiration date.
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                                       12
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
ACCEPTANCE OF OUTSTANDING
  PREFERRED STOCK AND DELIVERY OF
  NEW PREFERRED STOCK.............  Subject to certain conditions, we will accept for exchange any and all outstanding preferred stock which
                                    is properly tendered and not validly withdrawn prior to
                                    5:00 p.m., New York City time, on the expiration date.
                                    The new preferred stock issued pursuant to this exchange
                                    offer will be delivered promptly following the
                                    expiration date.

CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES....................  The exchange of your outstanding preferred stock for the new preferred stock will not be a taxable exchange for
                                    United States federal income tax purposes. See "Certain
                                    United States Federal Tax Considerations."

PREFERRED STOCK EXCHANGE AGENT....  United States Trust Company of New York is serving as the preferred stock exchange agent in connection with
                                    the exchange offer.

USE OF PROCEEDS

USE OF PROCEEDS...................  We will not receive any proceeds from the issuance of the exchange notes or the new preferred stock pursuant
                                    to this exchange offer. We will pay all of our and our
                                    subsidiary guarantors' expenses relating to this
                                    exchange offer.
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                                       13

                 THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK

ISSUER............................  Packaging Corporation of America.

THE EXCHANGE NOTES

GENERAL...........................  The form and terms of the exchange notes are identical in all material respects to the form and terms of the
                                    outstanding notes except that:

                                    - the exchange notes will bear a Series B designation;

                                    - the exchange notes have been registered under the
                                    Securities Act and, therefore, will generally not bear
                                      legends restricting their transfer; and

                                    - the holders of exchange notes will not be entitled to
                                    rights under the notes registration rights agreement.

                                    The exchange notes will evidence the same debt as the
                                    outstanding notes and will be entitled to the benefits
                                    of the indenture under which the notes were issued.

TOTAL AMOUNT OF EXCHANGE NOTES
  OFFERED.........................  $550 million in aggregate principal amount of 9 5/8%
                                    Series B Senior Subordinated Notes due 2009.

MATURITY..........................  April 1, 2009.

INTEREST..........................  Annual fixed rate of 9 5/8%, payable every six months, beginning October 1, 1999.

SUBSIDIARY GUARANTORS.............  Each of our current and future domestic subsidiaries
                                    (other than any receivables subsidiaries) will be a
                                    guarantor of the exchange notes. If we create any
                                    foreign subsidiaries, they will not be guarantors of the
                                    exchange notes. If we cannot make payments on the
                                    exchange notes when they are due, the guarantor
                                    subsidiaries must make them instead.

RANKING...........................  The exchange notes and the subsidiary guarantees will be senior subordinated debts. They will rank behind all
                                    current and future indebtedness (other than trade
                                    payables) of PCA and the guarantor subsidiaries, except
                                    indebtedness that expressly provides that it is not
                                    senior to the exchange notes and the subsidiary
                                    guarantees. They will also effectively rank behind all
                                    current and future liabilities (including trade
                                    payables) of our future foreign subsidiaries, if any. As
                                    of May 1, 1999, the exchange notes and the subsidiary
                                    guarantees would have been subordinated to $1,219
                                    million of senior debt (and $250 million would have been
                                    available for borrowings under the senior credit
                                    facility), and would have ranked equally with no other
                                    senior subordinated debt.

OPTIONAL REDEMPTION...............  We may redeem some or all of the exchange notes at any time after April 1, 2004, at the redemption prices
                                    listed in "Description of Exchange Notes" under the
                                    heading "Optional Redemption."
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                                       14
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
                                    Before April 1, 2002, we may redeem up to 35% of the
                                    exchange notes with the proceeds of certain offerings of
                                    our equity or equity of our parent or certain timberland
                                    sales at the price listed in "Description of Exchange
                                    Notes" under the heading "Optional Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the exchange notes at the price
                                    described in "Description of Exchange Notes" under the
                                    heading "Optional Redemption."

MANDATORY OFFER TO REPURCHASE.....  If we sell certain assets or undergo specific kinds of changes of control, we must offer to repurchase the
                                    exchange notes at the prices listed in "Description of
                                    Exchange Notes."

BASIC COVENANTS OF INDENTURE......  We will issue the exchange notes under an indenture among us, our subsidiary guarantors and United States
                                    Trust Company of New York. The notes indenture, among
                                    other things, imposes certain specified restrictions
                                    upon our ability and the ability of certain of our
                                    subsidiaries to:

                                    - borrow money;

                                    - pay dividends on or purchase stock;

                                    - make investments;

                                    - use assets as security in other transactions; and

                                    - sell certain assets or merge with or into other
                                    companies.

                                    These covenants are subject to important exceptions and
                                    qualifications which are described in "Description of
                                    Exchange Notes" under the heading "Certain Covenants."

THE NEW PREFERRED STOCK

GENERAL...........................  The form and terms of the new preferred stock are identical in all material respects to the form and terms
                                    of the outstanding preferred stock except that:

                                    -the new preferred stock will bear a Series B
                                     designation;

                                    -the new preferred stock has been registered under the
                                    Securities Act and, therefore, will generally not bear
                                     legends restricting its transfer; and

                                    -the holders of new preferred stock will not be entitled
                                    to rights under the preferred stock registration rights
                                     agreement.

                                    The new preferred stock will evidence the same equity as
                                    the outstanding preferred stock and will be entitled to
                                    the benefits of the certificate of designation under
                                    which the preferred stock was issued.

TOTAL AMOUNT OF NEW PREFERRED
  STOCK OFFERED...................  $100 million of 12 3/8% Series B Senior Exchangeable
                                    Preferred Stock due 2010.

LIQUIDATION PREFERENCE............  $100 per share plus accrued and unpaid dividends.

DIVIDENDS.........................  Cumulative from the date of issuance.

                                       15
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
                                    Annual fixed rate of 12 3/8%, payable every six months,
                                    beginning October 1, 1999.

                                    Through April 1, 2004, payable in cash or additional
                                    shares of new preferred stock at our option. After April
                                    1, 2004, payable only in cash.

MANDATORY REDEMPTION..............  On April 1, 2010, we must redeem all of the new preferred stock outstanding.

OPTIONAL REDEMPTION...............  We may redeem some or all of the new preferred stock at any time after April 1, 2004, at the redemption prices
                                    listed in "Description of New Preferred Stock" under the
                                    heading "New Preferred Stock-Optional Redemption."

                                    Before April 1, 2002, we may redeem all, or if less than
                                    all, up to 35% of the new preferred stock with the
                                    proceeds of certain offerings of our equity or equity of
                                    our parent or certain timberland sales at the price
                                    listed in "Description of New Preferred Stock" under the
                                    heading "New Preferred Stock-Optional Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the new preferred stock at the
                                    price described in "Description of New Preferred Stock"
                                    under the heading "New Preferred Stock-Optional
                                    Redemption."

RANKING...........................  The new preferred stock will rank senior to all other classes of our capital stock that do not expressly
                                    provide that they rank on a parity with the new
                                    preferred stock as to dividends and distributions upon
                                    our liquidation, winding up and dissolution. It will
                                    rank on a parity with any of our future capital stock
                                    which expressly provides that such class or series will
                                    rank on a parity with the new preferred stock as to
                                    dividends and distributions upon our liquidation,
                                    winding up and dissolution. The new preferred stock will
                                    be subordinated to all of our current and future
                                    liabilities (including trade payables), including the
                                    exchange notes.

MANDATORY OFFER TO REDEEM.........  If we sell certain assets or undergo specific kinds of changes of control, we must offer to redeem the new
                                    preferred stock at the prices listed in "Description of
                                    New Preferred Stock."

BASIC COVENANTS OF CERTIFICATE OF
  DESIGNATION.....................  We will issue the new preferred stock under a certificate of designation that is part of our
                                    certificate of incorporation. The certificate of
                                    designation, among other things, imposes certain
                                    specified restrictions upon our ability and the ability
                                    of certain of our subsidiaries to:

                                    - borrow money;

                                    - pay dividends on stock or purchase stock;

                                    - make investments; and

                                    - sell certain assets or merge with or into other
                                    companies.
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                                       16
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
                                    These covenants are subject to important exceptions and
                                    qualifications which are described in "Description of
                                    New Preferred Stock" under the heading "New Preferred
                                    Stock-Certain Covenants."

VOTING RIGHTS.....................  The new preferred stock will have no voting rights except as required by law and as specified in the
                                    certificate of designation. If we fail to pay dividends
                                    or meet our obligations under the covenants contained in
                                    the certificate of designation, the holders of the new
                                    preferred stock will be entitled to elect two additional
                                    members to our board of directors.

EXCHANGE FEATURE..................  We may exchange all but not less than all of the shares of the new preferred stock for subordinated exchange
                                    debentures on any date on which dividends are scheduled
                                    to be paid.

THE SUBORDINATED EXCHANGE DEBENTURES

THE SUBORDINATED EXCHANGE
  DEBENTURES......................  12 3/8% Subordinated Exchange Debentures due 2010.

MATURITY..........................  April 1, 2010.

INTEREST..........................  Annual fixed rate of 12 3/8%, payable every six months, beginning the first April 1 or October 1 after the
                                    exchange date.

                                    Through April 1, 2004, payable in cash or additional
                                    subordinated exchange debentures at our option. After
                                    April 1, 2004 payable only in cash.

RANKING...........................  The subordinated exchange debentures will be subordinated debts. They will rank behind all of our
                                    current and future indebtedness (other than trade
                                    payables), including the exchange notes, except
                                    indebtedness that expressly provides that it is not
                                    senior to the subordinated exchange debentures. They
                                    will not be guaranteed by any of our subsidiaries. As a
                                    result, they will also effectively rank behind all
                                    current and future liabilities (including trade
                                    payables) of our subsidiaries.

OPTIONAL REDEMPTION...............  We may redeem some or all of the subordinated exchange debentures at any time after April 1, 2004 at the
                                    redemption prices listed in "Description of New
                                    Preferred Stock" under the heading "Subordinated
                                    Exchange Debentures-Optional Redemption."

                                    Before April 1, 2002, we may redeem all, or if less than
                                    all, up to 35% of the subordinated exchange debentures
                                    with the proceeds of certain offerings of our equity or
                                    equity of our parent or certain timberland sales at the
                                    price listed in "Description of New Preferred Stock"
                                    under the heading "Subordinated Exchange
                                    Debentures-Optional Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the subordinated exchange
                                    debentures at the price described in "Description of New
                                    Preferred Stock" under the heading "Subordinated
                                    Exchange Debentures-Optional Redemption."
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
MANDATORY OFFER TO REPURCHASE.....  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the
                                    subordinated exchange debentures at the prices listed in
                                    "Description of New Preferred Stock."

BASIC COVENANTS OF INDENTURE......  The subordinated exchange debentures indenture contains covenants substantially identical to those contained in
                                    the certificate of designation for the new preferred
                                    stock.

                          PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 1900 West Field Court, Lake Forest, Illinois 60045 and our telephone number is (847) 482-2000.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

Set forth below are the summary historical and pro forma financial data of PCA. The historical financial data as of and for the years ended December 31, 1996, 1997 and 1998 has been derived from the audited combined financial statements of the Group and the related notes thereto included elsewhere in this prospectus. The historical financial data as of and for the years ended December 31, 1994 and 1995 has been derived from the unaudited financial statements of the Group. The historical financial data as of and for the quarters ended March 31, 1998 and 1999 has been derived from the unaudited condensed combined financial statements of the Group included elsewhere in this prospectus. The unaudited pro forma financial data as of and for the three months ended March 31, 1999 and as of and for the year ended December 31, 1998 was derived from the unaudited pro forma financial information included elsewhere in this prospectus. The information in the following table should be read in conjunction with "The Transactions," "Unaudited Pro Forma Financial Information," "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical combined financial statements of the Group and the related notes contained elsewhere in this prospectus.

                              -----------------------------------------------------------------------------------------------
                                                                                                          THREE MONTHS ENDED
                                                                                             PRO FORMA
                                               YEAR ENDED DECEMBER 31,                      YEAR ENDED        MARCH 31,
                              ----------------------------------------------------------  DECEMBER 31,   --------------------
                                    1994        1995        1996        1997        1998          1998        1998       1999
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales...................  $1,441,673  $1,844,708  $1,582,222  $1,411,405  $1,571,019   $ 1,571,019   $ 432,901  $ 391,279
Cost of sales...............  (1,202,996) (1,328,838) (1,337,410) (1,242,014) (1,289,644)   (1,270,184)   (354,855)  (332,117)
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Gross profit..............     238,677     515,870     244,812     169,391     281,375       300,835      78,046     59,162
Selling and administrative
  expenses..................     (71,312)    (87,644)    (95,283)   (102,891)   (108,944)     (102,568)    (26,841)   (28,759)
Corporate overhead
  allocation (1)............     (34,678)    (38,597)    (50,461)    (61,338)    (63,114)      (63,114)    (14,326)   (13,283)
Restructuring/impairment
  charge (2)................           -           -           -           -     (14,385)      (14,385)         --   (230,112)
Other income (expense)......      (4,701)    (16,915)     56,243      44,681      26,818        41,592      (2,742)    (1,377)
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Income (loss) before
   interest, income taxes
   and extraordinary item...     127,986     372,714     155,311      49,843     121,750       162,360      34,137   (214,369)
Interest expense, net.......        (740)     (1,485)     (5,129)     (3,739)     (2,782)     (159,851)       (741)      (221)
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
Income (loss) before income
  taxes and extraordinary
  item......................     127,246     371,229     150,182      46,104     118,968         2,509      33,396   (214,590)
Income tax expense..........     (50,759)   (147,108)    (59,816)    (18,714)    (47,529)         (366)    (13,315)    88,362
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Income (loss) before
   extraordinary item.......      76,487     224,121      90,366      27,390      71,439         2,143      20,081   (126,228)
Extraordinary loss..........           -           -           -           -           -             -           -     (6,327)
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Net Income (loss).........  $   76,487  $  224,121  $   90,366  $   27,390  $   71,439   $     2,143   $  20,081  $(132,555)
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
                              ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
OTHER DATA:
EBITDA (3)..................  $  276,449  $  547,435  $  272,498  $  166,814  $  264,832   $   269,309   $  79,569  $(167,800)
Adjusted pro forma EBITDA
  (4).......................           -           -           -           -           -       327,448           -          -
Cash interest expense (5)...           -           -           -           -           -       151,515           -          -
Ratio of adjusted pro forma
  EBITDA to cash interest
  expense...................           -           -           -           -           -           2.2x          -          -
Ratio of debt to adjusted
  pro forma EBITDA..........           -           -           -           -           -           5.4x          -          -
Ratio of earnings to fixed
  charges (6)...............         4.3x       10.3x        4.4x        2.3x        4.4x          1.0x        5.0x       N/A
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends
  (6).......................         4.3x       10.3x        4.4x        2.3x        4.4x      N/A             5.0x       N/A
Capital expenditures........  $  110,853  $  252,745  $  168,642  $  110,186  $  103,429  $    103,429   $  16,339  $  19,460

BALANCE SHEET DATA:
Working capital (7).........                                                                                        $(163,204)
Total assets................                                                                                        1,372,523
Total long-term obligations
  (8).......................                                                                                              466
Total stockholders'
  equity....................                                                                                          666,438


                                 PRO FORMA
                              THREE MONTHS
                                     ENDED
                                 MARCH 31,
                                      1999
                              -------------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales...................   $   391,279
Cost of sales...............      (328,545)
                              -------------
  Gross profit..............        62,734
Selling and administrative
  expenses..................       (27,574)
Corporate overhead
  allocation (1)............       (13,283)
Restructuring/impairment
  charge (2)................             -
Other income (expense)......           992
                              -------------
  Income (loss) before
   interest, income taxes
   and extraordinary item...        22,869
Interest expense, net.......       (39,486)
                              -------------
Income (loss) before income
  taxes and extraordinary
  item......................       (16,617)
Income tax expense..........         9,304
                              -------------
  Income (loss) before
   extraordinary item.......        (7,313)
Extraordinary loss..........        (6,327)
                              -------------
  Net Income (loss).........   $   (13,640)
                              -------------
                              -------------
OTHER DATA:
EBITDA (3)..................   $    69,956
Adjusted pro forma EBITDA
  (4).......................             -
Cash interest expense (5)...             -
Ratio of adjusted pro forma
  EBITDA to cash interest
  expense...................             -
Ratio of debt to adjusted
  pro forma EBITDA..........             -
Ratio of earnings to fixed
  charges (6)...............           N/A
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends
  (6).......................            N/A
Capital expenditures........  $     19,460
BALANCE SHEET DATA:
Working capital (7).........  $    229,376
Total assets................     2,387,863
Total long-term obligations
  (8).......................     1,869,000
Total stockholders'
  equity....................       294,452

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

1) The corporate overhead allocation represents the amounts charged by Tenneco and TPI to the Group for its share of Tenneco's and TPI's corporate expenses. On a stand-alone basis, management estimates that PCA's overhead expense will be $30,160 for the first twelve months following the Acquisition.

2) This line item consists of non-recurring charges recorded in the fourth quarter of 1998 and the first quarter of 1999 pertaining to a restructuring charge and an impairment charge, respectively. For further information about these charges, refer to Notes 7 and 14 to the Group's combined financial statements.

3) "EBITDA" represents income before interest and income taxes plus (a) depreciation, depletion and amortization and (b) lease expense relating to the operating leases for which the related assets were purchased in connection with the Transactions; and plus or minus (c) other income (expense), which is excluded because it is not reflective of recurring earnings. PCA's EBITDA is included in this prospectus because it is a basis upon which PCA assesses its financial performance and debt service capabilities, and because certain covenants in PCA's borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by generally accepted accounting principles or as a measure of a company's profitability or liquidity. PCA understands that while EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

4) Adjusted pro forma EBITDA for 1998 represents EBITDA plus adjustments to eliminate the effect of non-recurring items and to adjust for certain other stand-alone considerations, as follows:

Pro forma EBITDA for 1998.........................................   $269,309
Adjustments:
  Non-recurring restructuring charge..............................     14,385
  Reduction in corporate overhead.................................     32,954
  Cost savings from restructuring.................................     10,800
                                                                    ---------
Adjusted pro forma EBITDA for 1998................................   $327,448
                                                                    ---------
                                                                    ---------

5) Cash interest expense is defined as interest expense excluding amortization of (a) debt issuance costs and (b) the settlement payment on the interest rate protection agreement related to the outstanding notes.

6) The ratio of earnings to fixed charges has been calculated by dividing (a) income before income taxes plus fixed charges by (b) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs) plus the portion of rent expense estimated to represent interest. The ratio of earnings to combined fixed charges and preferred stock dividends has been calculated by dividing (a) income before income taxes plus fixed charges by (b) fixed charges and preferred stock dividends (grossed-up to obtain a "pre-tax" equivalent).
    On an actual basis for the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $214,590. On a pro forma basis for the three months ended March 31, 1999, earnings were insufficient to cover
    (i) fixed charges by $16,642 and (ii) fixed charges and preferred stock dividends by $19,586. On a pro forma basis for the year ended December 31, 1998, earnings were insufficient to cover fixed charges and preferred stock dividends by $18,116.

7) Working capital represents (a) total current assets excluding cash and cash equivalents less (b) total current liabilities excluding the current maturities of long-term debt.

8) Total long-term obligations includes long-term debt, the current maturities of long-term debt, and redeemable preferred stock. The amount excludes amounts due to TPI or other Tenneco affiliates as part of the Group's interdivision account.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT IN THE EXCHANGE NOTES OR THE NEW PREFERRED STOCK.

LEVERAGE-OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK OR, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.

To finance the Transactions, we have incurred a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed the Transactions as of the date or at the beginning of the period specified below and applied the proceeds as intended:

                                                                           --------------
                                                                             AT MARCH 31,
                                                                                     1999
                                                                           --------------
DOLLARS IN MILLIONS
Total indebtedness.......................................................        $1,769.0
Preferred stock..........................................................          $100.0
Stockholders' equity.....................................................          $294.5

For the three months ended March 31, 1999 on a pro forma basis, earnings were insufficient to cover fixed charges by $16.6 million, and earnings were insufficient to cover combined fixed charges and preferred stock dividends by $19.6 million.

From the date of issuance until April 1, 2004, we will be permitted to pay dividends on the new preferred stock in cash or in kind. Thereafter, we will be required to pay dividends on the new preferred stock in cash. After giving effect to the payment-in-kind dividends permitted through April 1, 2004, and assuming that all dividends are paid in kind, the new preferred stock outstanding upon which we would be required to pay cash dividends would equal $182.3 million. Furthermore, subject to certain conditions, the new preferred stock will be exchangeable, at our option, for subordinated exchange debentures.

Our substantial indebtedness and our future cash dividend obligations could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures;

    - increase our vulnerability to general adverse economic and industry conditions;

    - limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and preferred stock, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - limit our ability to make strategic acquisitions or take other corporate action;

    - place us at a competitive disadvantage compared to our competitors that have less debt; and

    - limit, along with the financial and other restrictive covenants contained in the agreements governing our indebtedness and preferred stock, our ability to borrow additional funds and increase the cost of any such borrowings. Our failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

See "Description of Exchange Notes," "Description of New Preferred Stock" and "Description of Senior Credit Facility."

ADDITIONAL BORROWINGS AVAILABLE-DESPITE OUR CURRENT LEVELS OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the notes indenture and the certificate of designation and, if the subordinated exchange debentures are issued, the subordinated exchange debentures indenture, do not fully prohibit us or our subsidiaries from doing so. The senior credit facility permits additional borrowings of up to $250.0 million, and all of those borrowings would be senior to the exchange notes, the subsidiary guarantees of the exchange notes, the new preferred stock and, if issued, the subordinated exchange debentures. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

See "Capitalization," "Selected Financial and Other Data," "Description of Exchange Notes," "Description of New Preferred Stock" and "Description of Senior Credit Facility."

ABILITY TO SERVICE DEBT AND NEW PREFERRED STOCK-TO MAKE PAYMENTS ON THE EXCHANGE NOTES, SERVICE OUR OTHER INDEBTEDNESS AND MAKE CASH PAYMENTS ON THE NEW PREFERRED STOCK AND, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

Our ability to make payments on the exchange notes and the new preferred stock and, if issued, the subordinated exchange debentures, to refinance our indebtedness, including the exchange notes and, if issued, the subordinated exchange debentures, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under the senior credit facility will be adequate to meet our future liquidity needs for at least the next few years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under the senior credit facility in amounts sufficient to enable us to pay our indebtedness, including the exchange notes and, if issued, the subordinated exchange debentures, pay dividends on the new preferred stock, redeem the new preferred stock or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes and if issued, the subordinated exchange debentures, and redeem the new preferred stock on or before maturity. We cannot assure you that we will be able to redeem the new preferred stock or refinance any of our indebtedness, including the senior credit facility, the exchange notes, and, if issued, the subordinated exchange debentures, on commercially reasonable terms or at all.

SUBORDINATION-YOUR RIGHT TO RECEIVE CASH PAYMENTS ON THE EXCHANGE NOTES, THE NEW PREFERRED STOCK AND, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE SUBSIDIARY GUARANTEES OF THE EXCHANGE NOTES ARE JUNIOR TO ALL OUR SUBSIDIARY GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

The exchange notes and the subsidiary guarantees rank behind all of our and our subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness (such as the subordinated exchange debentures) that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the subsidiary guarantees. The new preferred stock ranks junior in right of payment to all of our existing and future liabilities or obligations (including trade payables), other than our common stock and any preferred stock which by its terms is on parity with or junior to the new preferred stock. The subordinated exchange debentures, if issued, will rank behind all of our existing and future indebtedness that is senior to the subordinated exchange debentures, including the exchange notes. As a result, upon any distribution to our creditors or, in the case of the subsidiary guarantees, the creditors of our subsidiary guarantors, in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors or our or their property:

    - the holders of our and our subsidiary guarantors' debt senior to the exchange notes will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes or the subsidiary guarantees; and

    - payments may be made with respect to the new preferred stock only after our assets have been used to satisfy all of our obligations to our creditors, including holders of the exchange notes, or if the subordinated exchange debentures have been issued, only after all of the debt that is senior to the subordinated exchange debentures, including the exchange notes, has been paid in full.

In addition, all payments on the exchange notes and the subsidiary guarantees will be blocked in the event of a payment default on designated senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt. Furthermore, all payments on the subordinated exchange debentures will be blocked in the event of a payment default on any designated debt that is senior to the subordinated exchange debentures and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on debt that is senior to the subordinated exchange debentures.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or, in the case of the subsidiary guarantees, our subsidiary guarantors:

    - holders of the exchange notes will participate with trade creditors and all other holders of subordinated indebtedness of us and our subsidiary guarantors that is deemed to be of the same class as the exchange notes in the assets remaining after we and our subsidiary guarantors have paid all of the debt senior to the exchange notes;

    - holders of the subordinated exchange debentures, if issued, will participate with all holders of subordinated indebtedness of us that is deemed to be of the same class as the subordinated exchange debentures, and potentially with all other general creditors of PCA, in our remaining assets; and

    - holders of the new preferred stock will receive assets only after we have paid all other indebtedness.

However, because the notes indenture and the subordinated exchange debentures indenture require that amounts otherwise payable to holders of the exchange notes, in the case of the notes indenture or holders of the subordinated exchange debentures, in the case of the subordinated exchange debentures indenture, in a bankruptcy or similar proceeding be paid to holders of debt senior to such security instead, holders of the exchange notes and holders of the subordinated exchange debentures may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and, in the case of the exchange notes, our subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes and holders of subordinated exchange debentures may receive less, ratably, than the holders of debt senior to such security.

Assuming we had completed the Transactions on March 31, 1999:

    - the exchange notes and the subsidiary guarantees would have been subordinated to $1.219 billion of debt senior to the exchange notes, and $241 million would have been available for borrowing as additional senior debt under the senior credit facility;

    - the new preferred stock would have been subordinated to all $1.77 billion of our outstanding debt, including the exchange notes; and

    - the subordinated exchange debentures, if issued, would have been subordinated to all $1.77 billion of our outstanding debt, including the exchange notes.

We are and will continue to be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the notes indenture, the certificate of designation and the subordinated exchange debentures indenture.

DIVIDEND RESTRICTIONS-OUR ABILITY TO PAY CASH DIVIDENDS ON THE NEW PREFERRED STOCK OR REDEEM THE NEW PREFERRED STOCK OR, IF ISSUED, REPURCHASE THE SUBORDINATED EXCHANGE DEBENTURES FOR CASH, IS LIMITED IN MANY WAYS.

The senior credit facility generally prohibits the payment of cash dividends on the new preferred stock and the redemption, repurchase or other acquisition of any new preferred stock or subordinated exchange debentures by us for cash.

In addition, the notes indenture generally restricts our ability to pay cash dividends on the new preferred stock, and redeem, repurchase or otherwise acquire the new preferred stock or, if issued, subordinated exchange debentures for cash. Moreover, under Delaware law, we may only pay a dividend on the new preferred stock out of our surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding year. In addition, our board of directors must approve the payment of any such dividend.

There can be no assurances that we will be able to generate a surplus or net profits after making our payments under the senior credit facility or the exchange notes, to other creditors or for any other reason. As a result, we do not expect to be able to pay cash dividends on the new preferred stock or redeem, purchase or otherwise acquire any new preferred stock or, if issued, subordinated exchange debentures for cash in the foreseeable future.

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY, THE NOTES INDENTURE AND THE CERTIFICATE OF DESIGNATION-THE SENIOR CREDIT FACILITY, THE NOTES INDENTURE AND THE CERTIFICATE OF DESIGNATION LIMIT US IN CERTAIN SIGNIFICANT RESPECTS.

Our senior credit facility and the notes indenture impose certain restrictions on our ability, among other things, to:

    -   incur additional indebtedness;

    -   pay dividends and make distributions;

    -   issue stock of subsidiaries;

    -   make certain investments;

    -   repurchase stock; and

    -   create liens;

    -   enter into transactions with affiliates;

    -   enter into sale and leaseback transactions;

    -   merge or consolidate our company;

    -   transfer and sell assets.

The certificate of designation governing the new preferred stock and the subordinated exchange debentures indenture, if the subordinated exchange debentures are issued, contain similar restrictions.

In addition, we must maintain minimum debt service, minimum net worth and maximum leverage ratios under the senior credit facility. A failure to comply with the restrictions contained in the senior credit facility could lead to an event of default, which could result in an acceleration of such indebtedness. Such an acceleration would also constitute an event of default under the notes indenture or the subordinated exchange debentures indenture, if the subordinated exchange debentures are issued, and could cause a voting rights triggering event under the certificate of designation. See "Description of Senior Credit Facility."

INDUSTRY AND CYCLICAL FACTORS-THE CYCLICALITY OF OUR INDUSTRY, WHICH IS IMPACTED BY BOTH THE SUPPLY AND DEMAND FOR CONTAINERBOARD, COULD ADVERSELY IMPACT OUR FINANCIAL RESULTS.

The market for containerboard is highly cyclical. Historically, prices for containerboard have generally reflected changes in supply, which is primarily determined by additions and reductions to industry capacity and inventory levels, and, to a lesser extent, changes in demand.

Containerboard demand is dependent upon both the demand for corrugated packaging products, which closely tracks industrial production, and export activity. Domestic demand for corrugated packaging products is more stable, and generally corresponds to changes in the rate of growth in the U.S. economy.

During the period from 1994 to 1996, capacity additions outpaced domestic and export demand, leading to lower industry operating rates and generally declining prices from late-1995 until mid-1997. Although prices generally improved from mid-1997 through mid-1998, the containerboard markets were adversely affected by weaker containerboard exports, particularly to Asia in the second half of 1998. These factors contributed to higher inventories, lower operating rates and lower prices during this period.

Although industry fundamentals have improved in recent months, industry conditions may deteriorate in the future. Any deterioration in industry conditions is likely to substantially reduce our cash flow and could have a material adverse effect on our financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION-WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AGAINST A NUMBER OF LARGE, VERTICALLY INTEGRATED COMPANIES.

The containerboard and corrugated packaging products industries are highly competitive. Containerboard is largely a commodity, resulting in substantial price competition. Our competitors include large, vertically integrated containerboard and corrugated packaging products companies and numerous smaller companies. Although no company enjoys a dominant position in the industry, some of our competitors are less leveraged and have greater financial and other resources than we do and are able to better withstand the cyclicality within our industry.

We may also face increased competition from new or existing producers of containerboard. Although containerboard mills generally require approximately two years to construct and require substantial capital investment, we believe that some of our competitors have idle machines that could potentially be restarted and used in containerboard production in a shorter period and with less significant capital investment.

Competition in the corrugated packaging industry is based on innovation, price, design, quality and service, to varying degrees depending on the product line. We cannot assure you that we will be able to compete successfully with respect to any of these factors. We compete with national, regional and local corrugated products manufacturers, as well as manufacturers of other types of packaging products in each of our geographic and product markets. Our failure to compete successfully could have a material adverse effect on our business, financial position and results of operations.

COST OF RAW MATERIALS-AN UNEXPECTED INCREASE IN THE COST OF FIBER OR LACK OF CONTINUED ACCESS TO VIRGIN FIBER MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The average cost of virgin fiber has been increasing due to greater demand for wood chips from timberland located in the Southern United States. It is possible that virgin fiber costs will increase further in the future. We are considering the possible sale of a significant portion of our timberland. A sale of timberland could increase our susceptibility to volatile fiber costs. We cannot assure you that we will have continued access to sufficient quantities of virgin fiber, the largest component we use in producing containerboard. The loss of a stable supply of virgin fiber could have a material adverse effect on us. See "Business-Raw Materials."

DEPENDENCE UPON KEY PERSONNEL-A LOSS OF KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success is largely dependent on the skills, experience and efforts of our senior management. The loss of services of one or more members of our senior management could have a material adverse effect on our company. In addition, as our business develops and expands, we believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that we will be able to continue to employ key personnel or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract such key personnel could have a material adverse effect on our business, financial condition and results of operations.

LACK OF OPERATING HISTORY AS A STAND-ALONE ENTITY--THE ABILITY OF OUR MANAGEMENT TO EFFECT THE TRANSITION FROM OPERATING AS A DIVISION OF A LARGE, INVESTMENT GRADE COMPANY TO OPERATING AS A HIGHLY-LEVERAGED STAND-ALONE BUSINESS IS KEY TO OUR SUCCESS.

Prior to consummation of the Transactions, PCA operated as a division of TPI, which is currently a subsidiary of Tenneco. As such, PCA was not responsible for financing its operations and complying with the related financial covenants and other debt agreement restrictions. In addition, PCA participated in Tenneco's extensive business and support service network, which afforded PCA leverage with respect to purchasing goods and services and leasing office facilities and eliminated the need for its management to focus on such matters. We have entered into various agreements with TPI to assist us with this transition, but these agreements are of a limited duration. See "Certain Transactions-Transition Agreements" and "-Purchase/Supply Agreements." There can be no assurance that we will be able to complete the transition on a cost-effective basis or at all, particularly after the termination of the transition agreements.

In addition, TPI and certain of its affiliates have entered into purchase/supply agreements whereby they have agreed to purchase containerboard and corrugated packaging products from us for a period of five years from the closing of the Transactions at prices based on market rates with no volume discount. As a result of these agreements, TPI and its affiliates are our largest customer and second largest customer of corrugated products. There can be no assurance that these agreements will be extended beyond five years, and the loss of TPI and its affiliates as customers could have a material impact on our operations.

CONTROLLING STOCKHOLDERS; POTENTIAL CONFLICTS-THE INTERESTS OF OUR CONTROLLING STOCKHOLDERS COULD CONFLICT WITH THOSE OF THE HOLDERS OF THE EXCHANGE NOTES, THE NEW PREFERRED STOCK AND, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.

As of May 1, 1999, PCA Holdings and TPI beneficially owned 55% and 45%, respectively, of the outstanding common stock of PCA on a fully diluted basis and have entered into a stockholders agreement governing the composition of our board of directors and restricting their ability to transfer their shares to third parties. As a result, PCA Holdings and TPI have the ability to elect all of the members of our board of directors, appoint new management and approve any action requiring the approval of our stockholders. The directors have the authority to make decisions affecting our capital structure, including the issuance of additional indebtedness and the declaration of dividends. There can be no assurance that the interests of PCA Holdings and TPI do not and will not conflict with the interests of the holders of the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures. See "Security Ownership" and "Certain Transactions-Stockholders Agreement."

ENVIRONMENTAL MATTERS-ENVIRONMENTAL LAWS WILL REQUIRE US TO INCUR SIGNIFICANT COSTS TO MAINTAIN COMPLIANCE AND COULD IMPOSE LIABILITY TO REMEDY THE EFFECTS OF HAZARDOUS SUBSTANCE CONTAMINATION.

Compliance with environmental requirements is a significant factor in our company's operations, and we must occasionally commit substantial resources to maintaining environmental compliance and managing environmental risk. We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, significant costs to maintain compliance with those laws.

The United States Environmental Protection Agency recently adopted a set of comprehensive rules, often referred to as the Cluster Rules, governing all pulp and paper mill operations, including those at our mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants, and require us and our competitors to spend money to ensure compliance with these new rules. We currently project future costs for compliance with the Cluster Rules at our four mills at approximately $63.6 million for all of our mill operations. We expect to incur these costs from 1999 through 2005. (From 1997 through 1998, we spent approximately $3 million on Cluster Rule compliance.) However, actual costs of such compliance may exceed this amount, in part because it is inherently difficult to predict future environmental expenditures and in part because not all of the regulations relating to the Cluster Rules have been finalized.

We have, in the past, incurred costs associated with the remediation of soil or groundwater contamination and expect that, from time to time, we will incur similar remedial obligations in the future. Cleanup requirements arise with respect to properties we currently own or operate, former facilities and off-site properties where we have disposed of hazardous substances. While we maintain reserves for environmental remediation liability, and we currently believe those reserves are adequate, we could, in light of the retroactive nature of the environmental laws, incur unanticipated environmental liabilities in the future and those liabilities could be material.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Environmental Matters" and "Business-Environmental Matters."

YEAR 2000 ISSUE-OUR FAILURE, OR THE FAILURE OF OUR THIRD PARTY SUPPLIERS OR RETAILER CUSTOMERS, TO ADDRESS INFORMATION TECHNOLOGY ISSUES RELATED TO THE YEAR 2000 COULD ADVERSELY AFFECT OUR OPERATIONS.

Year 2000 issues are the result of computer programs that were written using two-digits rather than four to define the applicable year. Any of our computer programs that use two digits rather than four digits to specify the year will be unable to interpret dates belonging to the year 2000. PCA has substantially completed an inventory of its systems to identify and assess Year 2000 issues and is in the process of installing a comprehensive Year 2000 compliant, upgraded customer and management system. This system includes remediation, replacement and alternative procedures for non-compliant Year 2000 issues, including upgrades to the mill system as well as compliance and remediation measures with respect to the order entry, corrugator scheduling, converting scheduling, shop floor manufacturing, shipping, inventory management and invoicing systems at our converting plants. Installation of our Year 2000 compliant system was completed at certain locations in 1998. We expect to complete the installation of this system at all of our locations prior to the end of the third quarter of 1999 although we cannot be assured of such completion. In addition, we are in the process of identifying those customers, suppliers and others with whom we conduct business to determine whether such persons will be able to resolve in a timely manner any Year 2000 problems that may affect PCA. Our failure or failure of our suppliers or customers to achieve Year 2000 compliance could materially and adversely affect our business and results of operations.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

CERTAIN TAX CONSIDERATIONS-HOLDERS OF NEW PREFERRED STOCK SHOULD BE AWARE OF CERTAIN TAX CONSEQUENCES THAT MAY APPLY TO THEM AS A RESULT OF THEIR OWNING THE NEW PREFERRED STOCK.

If we make distributions on the new preferred stock out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles, such distributions will be taxable as ordinary income whether paid in cash or in additional shares of new preferred stock. In addition, to the extent that there is more than a de minimis redemption premium, representing the difference between the redemption price and issue price of the new preferred stock, holders may be required to treat the difference as constructive distributions that are includable in income on an economic accrual basis. If shares of new preferred stock (including additional shares of new preferred stock distributed by us in lieu of cash dividend payments) bear a redemption premium, such shares generally will have different tax characteristics than other shares of preferred stock not having such premium and might trade separately, which might adversely affect the liquidity of such shares. See "Certain United States Federal Tax Considerations-Tax Consequences to United States Holders-New Preferred Stock-Redemption Premium."

Holders should also note that if shares of new preferred stock are exchanged for subordinated exchange debentures with a stated redemption price at maturity that exceeds their issue price by more than a de minimis amount, the subordinated exchange debentures will be treated as having original issue discount equal to the entire amount of such excess. Subordinated exchange debentures issued on or before April 1, 2004, the date through which we have the option to pay interest on the subordinated exchange debentures in additional subordinated exchange debentures, will have original issue discount and subordinated exchange debentures issued thereafter may have original issue discount. Each holder of subordinated exchange debentures with original issue discount will be required to include in gross income an amount equal to the sum of the daily portions of the original issue discount for all days during the taxable year in which such holder holds the subordinated exchange debentures, regardless of the holder's regular method of accounting and regardless of whether interest is paid by us in cash or in additional subordinated exchange debentures. See "Certain United States Federal Tax Considerations-Tax Consequences to United States Holders-Subordinated Exchange Debentures-Original Issue Discount."

FINANCING CHANGE OF CONTROL OFFER-WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE NOTES INDENTURE, THE CERTIFICATE OF DESIGNATION AND THE SUBORDINATED EXCHANGE DEBENTURES INDENTURE.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes and redeem the new preferred stock, or, if issued, repurchase the subordinated exchange debentures. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes and redemption of new preferred stock, or, if issued, repurchase of the subordinated exchange debentures, or that restrictions in the senior credit facility will not allow such repurchases and redemptions. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the notes indenture, the certificate of designation or the subordinated exchange debentures indenture. See "Description of Exchange Notes-Repurchase at the Option of Holders," "Description of New Preferred Stock-New Preferred Stock-Repurchase at the Option of Holders" and "-Subordinated Exchange Debentures-Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE MATTERS-FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US OR OUR SUBSIDIARY GUARANTORS.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the exchange notes and the subsidiary guarantees could be voided, or claims in respect of the exchange notes or the subsidiary guarantees could be subordinated to all other debts of PCA or any subsidiary guarantor if, among other things, PCA or such subsidiary guarantor, at the time it incurred the indebtedness evidenced by the exchange notes or its subsidiary guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

    - was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which PCA's or such subsidiary guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by us or such subsidiary guarantor pursuant to the exchange notes or a subsidiary guarantee could be voided and required to be returned to us or such subsidiary guarantor, or to a fund for the benefit of the creditors of us or such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, PCA or a subsidiary guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets, or

    - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

    - it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, neither PCA nor any of our subsidiary guarantors believes that, after giving effect to the issuance of the exchange notes, the subsidiary guarantees and the new preferred stock, it will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or our subsidiary guarantors' conclusions in this regard.

NO PRIOR MARKET FOR THE EXCHANGE NOTES, THE NEW PREFERRED STOCK OR THE SUBORDINATED EXCHANGE DEBENTURES-YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP.

The exchange notes and the new preferred stock are each a new issue of securities for which no market currently exists. J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes and preferred stock, have informed us that they intend to make a market in the exchange notes and new preferred stock. However, they are not obligated to do so and the initial purchasers may cease their market-making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes or the new preferred stock. The exchange notes and the new preferred stock are expected to be eligible for trading by qualified buyers in the PORTAL market. We do not intend to apply for listing of the exchange notes or the new preferred stock on any securities exchange or for quotation through The Nasdaq National Market. In addition, the liquidity of the trading market in the exchange notes and the new preferred stock, and the market price quoted for the exchange notes and the new preferred stock, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes, the new preferred stock or the subordinated exchange debentures, if issued.

FAILURE TO EXCHANGE OUTSTANDING NOTES AND PREFERRED STOCK--YOUR ABILITY TO RESELL YOUR NOTES AND PREFERRED STOCK WILL REMAIN RESTRICTED IF YOU FAIL TO EXCHANGE THEM IN THE EXCHANGE OFFER.

Untendered outstanding notes and preferred stock that are not exchanged for the registered exchange notes and new preferred stock pursuant to the exchange offer will remain restricted securities, subject to the following restrictions on transfer:

    - the notes and the preferred stock may be resold only if registered pursuant to the Securities Act or if an exemption from registration is available;

    - the notes and the preferred stock will bear a legend restricting transfer in the absence of registration or an exemption; and

    - a holder of the notes or the preferred stock who wants to sell or otherwise dispose of all or any part of its notes or preferred stock under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, stating that such exemption is available.

                           FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our financial condition and business strategy. We have based these forward-looking statements on our current expectations and projections about future events. While we believe these expectations and projections are reasonable, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including, among other things, those risks identified under the caption "Risk Factors."

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                THE TRANSACTIONS

On January 25, 1999, TPI entered into a definitive agreement (the "Contribution Agreement") to sell its containerboard and corrugated packaging products business to PCA for $2.2 billion (the "Acquisition"). Under the terms of the Contribution Agreement, PCA Holdings, an entity organized and controlled by MDP and its coinvestors, acquired a 55% common equity interest in PCA, and TPI contributed the containerboard business to PCA in exchange for cash, the assumption of debt and a 45% common equity interest in PCA (in each case before giving effect to issuances of common equity to management).

The financing of the Transactions consisted of (1) borrowings under the senior credit facility, (2) the offering of the notes, (3) the offering of the preferred stock, (4) a cash equity investment of $236.5 million by PCA Holdings (the "PCA Holdings Equity Investment") and (5) a rollover equity investment by TPI valued at $193.5 million (the "TPI Equity Investment").

The transactions and financings described above are collectively referred to herein as the "Transactions." The PCA Holdings Equity Investment and the TPI Equity Investment are collectively referred to herein as the "Equity Investments."

The following table sets forth the estimated sources and uses of funds for the Transactions.

DOLLARS IN THOUSANDS
                                                                  ---------
                                                                  ---------
SOURCES OF FUNDS:
  Senior Credit Facility
    Revolving Credit Facility (a)...............................  $   9,000
    Tranche A Term Loan.........................................    460,000
    Tranche B Term Loan.........................................    375,000
    Tranche C Term Loan.........................................    375,000
  Notes.........................................................    550,000
  Preferred stock...............................................    100,000
  PCA Holdings Equity Investment................................    236,500
  TPI Equity Investment.........................................    193,500
                                                                  ---------
    Total.......................................................  $2,299,000
                                                                  ---------
                                                                  ---------
USES OF FUNDS:
  Acquisition consideration (b).................................  $2,200,000
  Estimated fees, expenses and working capital (c)..............     99,000
                                                                  ---------
    Total.......................................................  $2,299,000
                                                                  ---------
                                                                  ---------

--------------

(a) Immediately subsequent to the closing of the Transactions, we had $241 million in additional availability under our new revolving credit facility. See "Description of Senior Credit Facility." As of May 1, 1999, we had $250 million in availability under the revolving credit facility.

(b) The Acquisition consideration is subject to adjustment based on changes to the net working capital of the containerboard business since September 30, 1998. The amount of the adjustment, if any, has not yet been determined.

(c) Includes a fee paid to Madison Dearborn at the closing of the Transactions of $15 million plus out-of-pocket expenses incurred in connection with the Transactions. See "Certain Transactions-The Transactions."

In June 1999, certain members of management of PCA will be offered the right to purchase up to 3.5% of the common stock of PCA at the same price per share paid by PCA Holdings in the PCA Holdings Equity Investment. PCA intends to issue to management or reserve for future issuance to management options to purchase additional shares representing 6.5% of the common stock of PCA. On a fully diluted basis, management will be entitled to purchase up to 9.8% of PCA's common stock.

Prior to the closing of the Transactions, TPI agreed under the terms of the Contribution Agreement to purchase certain timberland that was leased by TPI for use by the containerboard business and buy-out all remaining mill operating leases (collectively, the "Lease Buy-out"). As a result of the Lease Buy-out, PCA owns approximately 805,000 acres of timberland and continues to control 145,000 acres under lease or long-term cutting rights arrangements, and owns all of its mills.

                                USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes and the new preferred stock in the exchange offer.

We received net proceeds of $530.9 million from the sale of the outstanding notes and net proceeds of $95.1 million from the sale of the outstanding preferred stock. We used the net proceeds from the sale of the notes and the preferred stock, the PCA Holdings Equity Investment, the TPI Equity Investment and borrowings under the senior credit facility to finance the Acquisition and to pay related fees and expenses of the Transactions. See "The Transactions."

                                 CAPITALIZATION

The following table sets forth the capitalization of PCA as of March 31, 1999, and as adjusted on a pro forma basis to give effect to the Transactions, including the offerings of the notes and the preferred stock, as if they had occurred on that date. The information in this table should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited combined financial statements, including the notes thereto, which appear elsewhere in this prospectus.

                                                                       ------------------------------------------
                                                                             MARCH 31, 1999        MARCH 31, 1999
                                                                                   (ACTUAL)           (PRO FORMA)
                                                                       --------------------  --------------------
DOLLARS IN THOUSANDS
Cash.................................................................               $     1                $4,820
                                                                       --------------------  --------------------
                                                                       --------------------  --------------------
Debt:
  Senior Credit Facility
    Revolving Credit Facility (a)....................................                     -                 9,000
    Tranche A Term Loan..............................................                     -               460,000
    Tranche B Term Loan..............................................                     -               375,000
    Tranche C Term Loan..............................................                     -               375,000
  Notes..............................................................                     -               550,000
  Other..............................................................                   466                     -
                                                                       --------------------  --------------------
    Total debt.......................................................                   466             1,769,000
Preferred stock......................................................                     -               100,000
Stockholders' equity (b).............................................               666,438               294,452
                                                                       --------------------  --------------------
    Total capitalization.............................................              $666,904            $2,163,452
                                                                       --------------------  --------------------
                                                                       --------------------  --------------------

--------------

(a) As of March 31, 1999 on a pro forma basis, we had $241 million in additional availability under our new revolving credit facility. See "Description of Senior Credit Facility."

(b) Stockholders' equity includes 100 shares of junior preferred stock, having a liquidation preference of $1.00 per share. Any references to "preferred stock" contained in this prospectus do not include the 100 shares of junior preferred stock unless otherwise indicated. PCA Holdings and TPI collectively hold all of the shares of the junior preferred stock. Holders of the junior preferred stock are not entitled to receive any dividends or distributions thereon. Holders of junior preferred stock have the right to elect one director to PCA's board of directors. Pursuant to the stockholders agreement, such holders have agreed to elect the individual serving as PCA's chief executive officer to fill such vacancy. Shares of junior preferred stock may not be reissued after being reacquired in any manner by PCA.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived by the application of pro forma adjustments, which give effect to the Transactions, to the historical combined financial statements of the Group included elsewhere in this prospectus. The Transactions include the following related events:

    - Borrowings under the senior credit facility;

    - The Lease Buy-out;

    - TPI's contribution of the containerboard and corrugated packaging products business to PCA in exchange for the TPI Equity Investment and cash;

    - Issuance of PCA common stock to PCA Holdings in exchange for cash; and

    - PCA's issuance of the outstanding notes and preferred stock in the offerings.

The unaudited pro forma balance sheet gives effect to the Transactions as if the Transactions had occurred on March 31, 1999. The unaudited pro forma statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 give effect to the Transactions as if the Transactions had been consummated on January 1, 1998. The pro forma adjustments exclude the impacts, if any, on cash, debt and stockholders' equity resulting from (a) a post-closing adjustment based on working capital, (b) a sale of stock to PCA management and
(c) the potential effect of interest rate hedges on the senior credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk and Risk Management Policies."

The unaudited pro forma financial information is for comparative purposes only and does not purport to represent what PCA's financial position or results of operations would actually have been had the Transactions in fact occurred on the assumed dates or to project PCA's financial position or results of operations for any future date or future period. The unaudited pro forma financial information should be read in conjunction with the Group's historical combined financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in this prospectus.

The Transactions represented a series of related transactions that fall within the scope of EITF Issue No. 88-16 ("EITF 88-16"), BASIS IN LEVERAGED BUY-OUT TRANSACTIONS. However, in accordance with the guidance in EITF 88-16, because a change in control was deemed not to have occurred due to the existence of certain participating veto rights held by PCA directors designated by TPI, the Transactions are considered a recapitalization-restructuring for which a change in accounting basis is not appropriate. Accordingly, PCA has recorded the Group net assets contributed by TPI at their historical values.

The pro forma and other adjustments, as described in the accompanying notes to the unaudited pro forma balance sheet and statement of income, are based on available information and certain assumptions that management believes are reasonable.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1999

                                                                 ---------------------------------------------------
                                                                        GROUP     PRO FORMA                      PCA
                                                                   HISTORICAL   ADJUSTMENTS                PRO FORMA
                                                                 ------------  ------------             ------------
DOLLARS IN THOUSANDS

ASSETS

Current assets:
                                                                               $         (1) (a)
                                                                                      3,700  (c)
  Cash and cash equivalents....................................  $          1         1,120  (l)        $      4,820
                                                                                    (27,122) (a)
  Accounts and notes receivable................................        74,661       150,987  (b)             198,526
  Inventories..................................................       151,583                                151,583
  Deferred income taxes........................................        13,362       (13,362) (a)                  --
  Prepaids and other current assets............................        14,816                                 14,816
                                                                 ------------  ------------             ------------
    Total current assets.......................................       254,423       115,322                  369,745

                                                                                  1,100,000  (d)
Property, plant and equipment, net.............................       998,178      (183,906) (e)           1,914,272

                                                                                    (46,206) (e)
                                                                                    (38,231) (a)
Other assets, net..............................................       119,922        68,361  (f)             103,846
                                                                 ------------  ------------             ------------
Total assets...................................................  $  1,372,523  $  1,015,340             $  2,387,863
                                                                 ------------  ------------             ------------
                                                                 ------------  ------------             ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
                                                                               $       (216) (a)
  Current portion of debt......................................  $        216        40,625  (g)        $     40,625
  Accounts payable.............................................       118,956       (39,779) (a)              79,177
  Loss reserve.................................................       230,112      (230,112) (e)                  --
                                                                                      1,120  (l)
  Other current liabilities....................................        68,558       (13,306) (a)              56,372
                                                                 ------------  ------------             ------------
    Total current liabilities..................................       417,842      (241,668)                 176,174

                                                                                       (250) (a)
                                                                                    (40,625) (g)
Long-term debt.................................................           250     1,769,000  (h)           1,728,375

                                                                                   (263,936) (a)
Deferred income taxes..........................................       263,936        76,400  (i)              76,400

Other non-current liabilities..................................        24,057       (11,595) (a)              12,462
                                                                 ------------  ------------             ------------
    Total liabilities..........................................       706,085     1,283,326                1,993,411

Redeemable preferred stock.....................................            --       100,000  (j)             100,000
Stockholders' equity...........................................       666,438      (371,986) (k)             294,452
                                                                 ------------  ------------             ------------
Total liabilities and stockholders' equity.....................  $  1,372,523  $  1,015,340             $  2,387,863
                                                                 ------------  ------------             ------------
                                                                 ------------  ------------             ------------

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

(a) To reflect the elimination of the following Group assets not acquired and Group liabilities not assumed by PCA in connection with the Transactions:

Cash.....................................................  $       1
Notes receivable-Caraustar sale..........................     27,122
Current deferred income tax asset........................     13,362

Other assets:
  Prepaid pension asset.......................     34,727
  Lease prepayments and deferred financing
   costs......................................      3,504
                                                ---------
                                                              38,231

Accounts Payable:
  Non-trade payables to TPI or affiliates.....     13,085
  Outstanding Checks and Disbursements........     26,694
                                                ---------
                                                              39,779

Other current liabilities:
  Employee Deductions--Insurance and Taxes....      8,904
  Severance accruals..........................      2,942
  OPEB liability-current portion..............      1,460
                                                ---------
                                                              13,306
Current portion of debt..................................        216
Long-term debt, less current portion.....................        250
Non-current deferred tax liability.......................    263,936

Other non-current liabilities:
  OPEB liability, less current portion........      7,589
  Environmental reserves......................      4,006
                                                ---------
                                                              11,595
                                                           ---------
                                                           $ 250,366(included
                                                                     in item
    Net increase to equity....................                       k)
                                                           ---------
                                                           ---------

(b) To record $150,987 of uncollected Group trade accounts receivable generally sold without recourse to Tenneco financing affiliates. Because they have been sold, those factored receivables are not included in the Group's historical balance sheet. However, as part of the Transactions, uncollected factored receivables are part of TPI's contribution to PCA.

                             (DOLLARS IN THOUSANDS)

(c) To reflect the net effect on cash of the Transactions, as follows:

Proceeds from borrowings under the
  Senior Credit Facility................  $1,219,000
Proceeds from the Notes.................     550,000
Proceeds from the Preferred Stock.......     100,000
Proceeds from the issuance of common
  stock.................................     236,500
                                          ----------
                                                      $2,105,500
Acquisition Consideration to TPI........  (2,200,000)
  Less Equity Rollover Component........     193,500
                                          ----------
                                                      (2,006,500)*
Estimated transaction fees and
  expenses..............................                 (95,300)
                                                      ----------
    Net effect on cash..............................  $    3,700
                                                      ----------
                                                      ----------

    ------------------

    * TPI received total consideration of $2,200,000, which includes approximately $1,100,000 used for the Lease Buy-out after March 31, 1999, a roll-over common equity investment in PCA valued at $193,500, and net cash of $906,500. Net cash to TPI consists of $246,500 received for its contribution of the containerboard and corrugated packaging products business to PCA, and $660,000 of term debt proceeds retained by TPI ($1,760,000) in excess of the Lease Buy-out cost paid after March 31, 1999 ($1,100,000). This adjustment does not reflect any adjustment to the Acquisition consideration based on changes to the net working capital of the containerboard business since September 30, 1998. The amount of that adjustment, if any, has not yet been determined.

(d) Represents approximately $1,100,000 paid by TPI after March 31, 1999 to buy-out certain timber and mill asset operating leases in the Lease Buy-out.

(e) As a result of the contributed net assets having a carrying value greater than their fair value (as determined by the value of the acquisition consideration), an asset impairment was recorded by TPI in connection with the Transactions relating to the Group's fixed and intangible assets. The pre-tax impairment charge, which has been excluded from the pro forma statement of income due to its non-recurring impact, was reflected in the Group's separate financial statements in the first quarter of 1999 and consists of the following components:

Write-off remaining goodwill                $  46,206
Reduction in property, plant and equipment    183,906
                                            ---------
                                            $ 230,112
                                            ---------
                                            ---------

    The $230,112 is recorded as a loss reserve liability on the Group's historical March 31, 1999 balance sheet because the allocation to specific assets is still being finalized. For pro forma purposes, the components to the impaired asset categories have been reclassified.

(f) To record the component of the transaction costs that represents (1) the estimated $60,000 of capitalizable debt issuance costs and (2) the $8,361 paid by PCA in settlement of the interest rate protection agreement related to the outstanding notes. For purposes of the pro forma balance sheet, the $68,361 total is shown as part of other assets. For purposes of the pro forma statement of income, the $60,000 is amortized over the weighted average life of the debt issued under the senior credit facility and the outstanding notes

    (approximately 8 years), and the $8,361 interest rate protection settlement payment is amortized over the 10 year term of the outstanding notes, both of which are materially consistent with using the effective interest method.

    The remaining $26,939 of transaction costs has been recorded as a charge to equity (i.e., a reduction to the new capital investment). See (k) below.

(g) To reclassify the principal of the term loan borrowings due within the first year ($31,625) and the balance outstanding under the revolver ($9,000) as current portion of debt.

(h) To record the new debt resulting from the Transactions, as follows:

Senior Credit Facility:
    Revolving Credit Facility ($250,000 limit)....  $   9,000
    Tranche A Term Loan...........................    460,000
    Tranche B Term Loan...........................    375,000
    Tranche C Term Loan...........................    375,000
                                                    ---------

                                                               1,219,000
Senior Subordinated Notes....................................    550,000
                                                               ---------
        Total new debt.......................................  $1,769,000
                                                               ---------
                                                               ---------

(i)  To record the estimated deferred taxes resulting from the Transactions.

(j) To record the issuance of the outstanding preferred stock as part of the Transactions. The outstanding preferred stock has a fixed redemption date and, therefore, is classified outside of stockholders' equity.

(k) To record the impact on stockholders' equity of the Transactions, as follows:

Net impact of Group net liabilities not assumed (see
  a)...................................................  $ 250,366
Sold receivables included in TPI contribution (see
  b)...................................................    150,987
Issuance of common stock to PCA Holdings for cash (see
  c)...................................................    236,500
Net cash payments to TPI (see c).......................   (906,500)*
Transaction costs (see f)...................  $ (95,300)
  Less portion capitalized as financing
   costs....................................     68,361
                                              ---------
                                                           (26,939)
Deferred income taxes recorded for PCA (see i).........    (76,400)
                                                         ---------
Pro forma adjustment...................................  $(371,986)
                                                         ---------
                                                         ---------

    ------------------

    * There is no other equity adjustment with respect to TPI's contributed equity because such amount is recorded at TPI's historical cost. TPI will receive total consideration of $2,200,000, which includes the $1,100,000 used for the Lease Buy-out after March 31, 1999, a roll-over common equity investment in PCA valued at $193,500, and net cash of $906,500. Net cash to TPI consists of $246,500 received for its contribution of the containerboard and corrugated packaging products business to PCA, and $660,000 of term debt proceeds retained by TPI ($1,760,000) in excess of the Lease Buy-out cost paid after March 31, 1999 ($1,100,000).

    (l) To record funding by TPI of $1,120 in deferred compensation liabilities transferred to PCA as required under the Transactions.

                      UNAUDITED PRO FORMA STATEMENT OF INCOME
                           YEAR ENDED DECEMBER 31, 1998

                                                                ----------------------------------------------------
                                                                        GROUP   PRO FORMA
                                                                   HISTORICAL  ADJUSTMENTS             PCA PRO FORMA
                                                                -------------  -----------             -------------
DOLLARS IN THOUSANDS
Net sales.....................................................  $   1,571,019   $                      $   1,571,019
                                                                                    7,200   (a)
Cost of sales.................................................     (1,289,644)     12,260   (b)            1,270,184
                                                                -------------  -----------             -------------
  Gross profit................................................        281,375      19,460                    300,835

                                                                                    1,449   (b)
                                                                                   (1,973)  (c)
                                                                                    2,500   (d)
Selling and administrative expenses...........................       (108,944)      4,400   (e)             (102,568)
Corporate overhead allocation.................................        (63,114)                               (63,114)
Non-recurring restructuring charge............................        (14,385)                               (14,385)
Other income..................................................         26,818      14,774   (f)               41,592
                                                                -------------  -----------             -------------
  Income before interest and income taxes.....................        121,750      40,610                    162,360
Interest expense, net.........................................         (2,782)    157,069   (g)              159,851
                                                                -------------  -----------             -------------
  Income before income taxes..................................        118,968     116,459                      2,509
Income tax (expense) benefit..................................        (47,529)     47,163   (h)                 (366)
                                                                -------------  -----------             -------------
Net income....................................................  $      71,439   $ (69,296)             $       2,143
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

OTHER DATA:
Income before interest and income taxes.......................  $     121,750   $  40,610              $     162,360
Deduct other income (i).......................................        (26,818)    (14,774)  (f)              (41,592)

                                                                                  (13,709)  (b)
Add:Depreciation, depletion, and amortization.................         96,950      65,300   (a)              148,541
    Lease expense (i).........................................         72,500     (72,500)  (a)                   --
                                                                -------------  -----------             -------------
                                                                      169,450      20,909                    148,541
                                                                -------------  -----------             -------------
EBITDA (i)....................................................  $     264,382   $   4,927              $     269,309(j)
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

                    UNAUDITED PRO FORMA STATEMENT OF INCOME

                       THREE MONTHS ENDED MARCH 31, 1999

                                                                ----------------------------------------------------
                                                                        GROUP   PRO FORMA
                                                                   HISTORICAL  ADJUSTMENTS             PCA PRO FORMA
                                                                -------------  -----------             -------------
DOLLARS IN THOUSANDS
Net sales.....................................................  $     391,279   $      --              $     391,279
                                                                                      507   (a)
Cost of sales.................................................       (332,117)      3,065   (b)             (328,545)
                                                                -------------  -----------             -------------
  Gross profit................................................         59,162       3,572                     64,027

                                                                                      329   (b)
                                                                                     (493)  (c)
                                                                                      625   (d)
Selling and administrative expenses...........................        (28,759)        724   (e)              (27,574)
Corporate overhead allocation.................................        (13,283)         --                    (13,283)
Non-recurring impairment charge...............................       (230,112)    230,117                         --
Other income..................................................         (1,377)      2,369   (f)                  992
                                                                -------------  -----------             -------------
  Income (loss) before interest, income taxes and
   extraordinary item.........................................       (214,369)    237,238                     22,869
Interest expense, net.........................................           (221)    (39,265)  (g)              (39,486)
                                                                -------------  -----------             -------------
  Loss before income taxes....................................       (214,590)    197,973                    (16,617)
Income tax benefit............................................         88,362     (79,058)  (h)                9,304
                                                                -------------  -----------             -------------
Loss before extraordinary item................................  $    (126,228)  $ 118,915              $      (7,313)
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

OTHER DATA:
Income (Loss) before interest, income taxes and extraordinary
  item........................................................  $    (214,369)  $ 237,238              $      23,869
Deduct other income (i).......................................          1,377      (2,369)  (f)                 (992)

                                                                                    3,394   (b)
Add: Depreciation, depletion, and amortization................         28,360      16,325   (a)               48,079
    Lease expense (i).........................................         16,832     (16,832)                        --
                                                                -------------  -----------             -------------
                                                                       45,192       2,887                     48,079
                                                                -------------  -----------             -------------
EBITDA (i)....................................................  $    (167,800)  $ 238,206              $      69,956
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                             (DOLLARS IN THOUSANDS)

(a) To record the estimated depletion/depreciation on the timber and mill assets acquired in the Lease Buy-out, and to remove the operating lease expense related to those leases, resulting in a net decrease to cost of sales as follows:

                                                   ----------------------------------------
                                                        YEAR ENDED      THREE MONTHS ENDED
                                                   DECEMBER 31, 1998     MARCH 31, 1999
                                                   -------------------  -------------------
New depreciation/depletion.......................      $    65,300               16,325
Eliminate lease expense..........................          (72,500)             (16,832)
                                                          --------             --------
                                                            (7,200)                (507)
                                                          --------             --------
                                                          --------             --------

(b) The following adjustment reflects reduced depreciation and amortization resulting from the impairment charge recorded by the Group in connection with the Transactions as follows. See note (e) to pro forma balance sheet.

                                                    ----------------------------------------
                                                        YEAR ENDED       THREE MONTHS ENDED
                                                    DECEMBER 31, 1998    MARCH 31, 1999
                                                    -------------------  -------------------
Goodwill amortization.............................       $   1,449            $     329
Property, plant and equipment depreciation........          12,260                3,065
                                                           -------               ------
                                                         $  13,709                3,394
                                                           -------               ------
                                                           -------               ------

    In addition, because the impairment loss is directly related to the transaction, it is excluded from the pro forma statement of income.

(c) To eliminate the deferred gain amortization related to the Meridian lease that is part of the Lease Buy-out.

(d) To reduce OPEB expense relating to the portion of the Group post-retirement health care benefit obligations being retained by TPI as part of the Transactions and not assumed by PCA.

(e) To eliminate specialty rebates provided by the Group on boxes sold to Tenneco affiliates. As part of the Transactions, TPI has agreed that PCA will no longer provide such rebates.

(f) To eliminate the discount expense recognized on the sale of factored receivables because such receivables will be acquired by PCA in connection with the Transactions.

                             (DOLLARS IN THOUSANDS)

(g) To record interest expense and amortization of deferred financing costs on the debt incurred to finance the Transactions, calculated as follows:
                                                    ----------------------------------------
                                                         YEAR ENDED      THREE MONTHS ENDED
                                                    DECEMBER 31, 1998    MARCH 31, 1999
                                                    -------------------  -------------------
Revolving Credit Facility
  ($9,000 @7.75%).................................      $       698           $     174
Tranche A Term Loan
  ($460,000 @ 7.75%)..............................           35,185               8,409
Tranche B Term Loan
  ($375,000 @ 8.25%)..............................           30,879               7,676
Tranche C Term Loan
  ($375,000 @ 8.50%)..............................           31,815               7,909
Senior Subordinated Notes
  ($550,000 @ 9.625%).............................           52,938              13,234
                                                           --------             -------
                                                            151,515              37,402
                                                           --------             -------
Eliminate interest on debt not assumed............           (2,782)               (221)
Amortization of deferred financing costs..........            7,500               1,875
Amortization of settlement payment on interest
  rate protection agreement related to the
  Notes...........................................              836                 209
                                                           --------             -------
    Pro forma interest adjustment.................      $   157,069              39,265
                                                           --------             -------
                                                           --------             -------

    The above interest amounts on the Revolver and Term Loans assume a Eurodollar rate (equivalent to LIBOR) of 5% and give effect to the principal payments required on the Term Loans during the first 15 months. The effect on interest expense pertaining to the variable rate Revolver and Term Loans of a 1/8(th) of one percent variance in interest rates would be $1,515 and $371 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

(h) To record the 40% effective income tax effect on all of the above pro forma adjustments, except for the non-deductible goodwill amortization adjustment.

(i) "EBITDA" represents income before interest and income taxes plus (a) depreciation, depletion and amortization and (b) lease expense relating to the operating leases for which the related assets were purchased in the Lease Buy-out; and minus (c) other income, which is excluded because it is not reflective of recurring earnings. PCA's EBITDA is included in this prospectus because it is a basis upon which PCA assesses its financial performance and debt service capabilities, and because certain covenants in PCA's borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income, or other measures of performance as defined by generally accepted accounting principles or as a measure of a company's profitability or liquidity. PCA understands that while EBITDA is frequently used by securities analysts, lenders, and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

                             (DOLLARS IN THOUSANDS)

(j) The following other adjustments to 1998 EBITDA do not qualify as pro forma adjustments under the SEC's and its staff's published rules (principally
    Article 11 of Regulation S-X), but are included to eliminate the effect of non-recurring items and to adjust for certain other stand-alone considerations:

Pro forma EBITDA for 1998.....................................  $ 269,309
Adjustments:
  Non-recurring restructuring charge (1)......................     14,385
  Reduction in corporate overhead (2).........................     32,954
  Cost savings from restructuring (3).........................     10,800
                                                                ---------
Adjusted pro forma EBITDA for 1998............................  $ 327,448
                                                                ---------
                                                                ---------

    ------------------

    (1) During 1998, TPI adopted a restructuring plan to eliminate certain personnel and close down certain facilities associated with the Group's business. As of December 31, 1998, substantially all actions specified in the plan had been completed. A charge of $14,385 was recorded for severance benefits, exit costs, and asset impairments, and is reflected in the Group's 1998 operating profit. PCA believes that this non-recurring charge is not relevant in analyzing recurring EBITDA.

    (2) As part of Tenneco, the Group was allocated $63,114 of corporate and TPI overhead expenses based on a variety of allocation methods. In analyzing the Group business on a stand-alone basis, PCA estimates that these costs will be approximately $30,160 for the first twelve months following the Acquisition. The determination of that estimate is based on detailed analyses that consider (a) compensation and benefits for TPI and new employees who are employed by PCA in the corporate functions (e.g., information technology, human resources, finance and legal) and (b) non-payroll costs incurred by these departments. Where applicable, the estimates consider the terms of transition service arrangements between PCA and Tenneco.

    (3) The restructuring referred to in footnote 1 above will result in reduced cost of sales and selling and administrative expenses. This adjustment represents the Group's estimate of the cost savings that would have been achieved in 1998 if the restructuring had been in effect for all of 1998.

                       SELECTED FINANCIAL AND OTHER DATA

The following table sets forth the selected historical financial and other data of PCA as of and for the five years ended December 31, 1998, and certain pro forma financial and other data as of and for the year ended December 31, 1998. The selected historical financial and other data as of and for the years ended December 31, 1996, 1997 and 1998 was derived from the audited combined financial statements of the Group and the related notes thereto included elsewhere in this prospectus. The selected historical financial and other data as of and for the years ended December 31, 1994 and 1995 was derived from the unaudited combined financial statements of the Group not contained herein. The historical financial data as of and for the three months ended March 31, 1998 and 1999 was derived from the unaudited condensed combined financial statements of the Group included elsewhere in this prospectus. The pro forma financial and other data as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998 was derived from the unaudited pro forma financial information included elsewhere in this prospectus. The pro forma financial data does not purport to represent what PCA's financial position or results of operations would actually have been had the Transactions in fact occurred on the assumed dates or to project PCA's financial position or results of operations for any future date or period. The information contained in the following table also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information," and the historical combined financial statements of the Group including the notes thereto, contained elsewhere in this prospectus.

                                            ------------------------------------------------------------------------------------
                                                                                                                         THREE
                                                                                                                        MONTHS
                                                                                                           PRO FORMA     ENDED
                                                             YEAR ENDED DECEMBER 31,                      YEAR ENDED   MARCH 31,
                                            ----------------------------------------------------------  DECEMBER 31,   ---------
                                                  1994        1995        1996        1997        1998          1998        1998
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales.................................  $1,441,673  $1,844,708  $1,582,222  $1,411,405  $1,571,019   $ 1,571,019   $ 432,901
Cost of sales.............................  (1,202,996) (1,328,838) (1,337,410) (1,242,014) (1,289,644)   (1,270,184)   (354,855)
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
  Gross profit............................     238,677     515,870     244,812     169,391     281,375       300,835      78,046
Selling and administrative expenses.......     (71,312)    (87,644)    (95,283)   (102,891)   (108,944)     (102,568)    (26,841)
Corporate overhead allocation (1).........     (34,678)    (38,597)    (50,461)    (61,338)    (63,114)      (63,114)    (14,326)
Restructuring/impairment charge (2).......           -           -           -           -     (14,385)      (14,385)          -
Other income (expense) (3)................      (4,701)    (16,915)     56,243      44,681      26,818        41,592      (2,742)
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
  Income (loss) before interest, income
   taxes and extraordinary item...........     127,986     372,714     155,311      49,843     121,750       162,360      34,137
Interest expense, net.....................        (740)     (1,485)     (5,129)     (3,739)     (2,782)     (159,851)       (741)
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
  Income (loss) before income taxes and
   extraordinary item.....................     127,246     371,229     150,182      46,104     118,968         2,509      33,396
Income tax expense........................     (50,759)   (147,108)    (59,816)    (18,714)    (47,529)         (366)    (13,315)
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
  Income (loss) before extraordinary
   item...................................      76,487     224,121      90,366      27,390      71,439         2,143      20,081
  Extraordinary Loss......................           -           -           -           -           -             -           -
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
  Net income (loss).......................  $   76,487  $  224,121  $   90,366  $   27,390  $   71,439   $     2,143   $ (20,081)
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
                                            ----------  ----------  ----------  ----------  ----------  -------------  ---------
OTHER DATA:
EBITDA (4)................................  $  276,449  $  547,435  $  272,498  $  166,814  $  264,382   $   269,309   $  79,736
Adjusted pro forma EBITDA (5).............           -           -           -           -           -       327,448           -
Depreciation, depletion, amortization, and
  lease expense (6).......................     143,762     157,806     173,430     161,652     169,450       148,541      42,690
Capital expenditures......................     110,853     252,745     168,642     110,186     103,429       103,429      16,339
Cash interest expense (7).................           -           -           -           -           -       151,515           -
Ratio of adjusted pro forma EBITDA to cash
  interest expense........................           -           -           -           -           -           2.2x          -
Ratio of debt to adjusted pro forma
  EBITDA..................................           -           -           -           -           -           5.4x          -

BALANCE SHEET DATA:
Working capital (deficit) (8).............  $ (101,281) $ (150,429) $ (102,278) $   34,314  $   80,027   $         -   $  54,689
Total assets..............................     863,568   1,202,536   1,261,051   1,317,263   1,367,403             -   1,314,275
Total long-term obligations (9)...........      20,267      21,739      20,316      27,864      17,552             -      27,767
Total stockholders' equity (10)...........     389,981     640,483     784,422     854,060     908,392             -     843,060


                                                           PRO FORMA
                                                        THREE MONTHS
                                                               ENDED
                                                 1999  MARCH 31, 1999
                                            ---------  ---------------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales.................................  $ 391,279    $   391,279
Cost of sales.............................   (332,117)      (328,545)
                                            ---------  ---------------
  Gross profit............................     59,162         62,734
Selling and administrative expenses.......    (28,759)       (27,574)
Corporate overhead allocation (1).........    (13,283)       (13,283)
Restructuring/impairment charge (2).......   (230,112)
Other income (expense) (3)................     (1,377)           992
                                            ---------  ---------------
  Income (loss) before interest, income
   taxes and extraordinary item...........   (214,369)        22,869
Interest expense, net.....................       (221)       (39,486)
                                            ---------  ---------------
  Income (loss) before income taxes and
   extraordinary item.....................   (214,590)       (16,617)
Income tax expense........................     88,362          9,304
                                            ---------  ---------------
  Income (loss) before extraordinary
   item...................................   (126,228)        (7,313)
  Extraordinary Loss......................     (6,327)        (6,327)
                                            ---------  ---------------
  Net income (loss).......................  $ 132,555    $   (13,640)
                                            ---------  ---------------
                                            ---------  ---------------
OTHER DATA:
EBITDA (4)................................  $(167,800)   $    69,956
Adjusted pro forma EBITDA (5).............          -              -
Depreciation, depletion, amortization, and
  lease expense (6).......................     45,192         48,079
Capital expenditures......................     19,460         19,460
Cash interest expense (7).................          -              -
Ratio of adjusted pro forma EBITDA to cash
  interest expense........................          -              -
Ratio of debt to adjusted pro forma
  EBITDA..................................          -              -
BALANCE SHEET DATA:
Working capital (deficit) (8).............  $(163,204)   $   229,376
Total assets..............................  1,372,523      2,387,863
Total long-term obligations (9)...........        466      1,869,000
Total stockholders' equity (10)...........    666,438        294,452

                   NOTES TO SELECTED FINANCIAL AND OTHER DATA
                             (DOLLARS IN THOUSANDS)

    1) The corporate overhead allocation represents the amounts charged by Tenneco and TPI to the Group for its share of Tenneco's and TPI's corporate expenses. On a stand-alone basis, management estimates that PCA's overhead expense will be $30,160 for the first twelve months following the Acquisition.

    2) This line item consists of non-recurring charges recorded in the fourth quarter of 1998 and first quarter of 1999 pertaining to a restructuring charge and an impairment charge, respectively. For further information about these charges, refer to Notes 7 and 14 to the Group's combined financial statements.

    3) Other income, net consists of nonrecurring items, the largest components of which are as follows:

Fiscal year 1994  No individually significant items that are considered non- recurring.
Fiscal year 1995  No individually significant items that are considered non-recurring.
Fiscal year 1996  A $50,000 gain on the sale of recycled mills.
Fiscal year 1997  A $37,730 gain on the refinancing of operating leases.
Fiscal year 1998  A $16,944 gain on the sale of non-strategic woodlands and a $15,060 gain on the sale of the Caraustar recycling joint venture interest.
  Fiscal quarter  No individually significant items that are
            1998  considered non-recurring.
  Fiscal quarter No individually significant items that are 1999 considered non-recurring.

    4) "EBITDA" represents income before interest and income taxes plus (a) depreciation, depletion and amortization and (b) lease expense relating to the operating leases for which the related assets were purchased in the Lease Buy-out; and plus or minus (c) other income (expense), which is excluded because it is not reflective of recurring earnings. PCA's EBITDA is included in this prospectus because it is a basis upon which PCA assesses its financial performance and debt service capabilities, and because certain covenants in PCA's borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income, or other measures of performance as defined by generally accepted accounting principles or as a measure of a company's profitability or liquidity. PCA understands that while EBITDA is frequently used by securities analysts, lenders, and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

    5) Adjusted pro forma EBITDA for 1998 represents EBITDA plus adjustments to eliminate the effect of non-recurring items and to adjust for certain other stand-alone considerations, as follows:

Pro forma EBITDA for 1998.................................  $ 269,309
Adjustments:
  Non-recurring restructuring charge (a)..................     14,385
  Reduction in corporate overhead (b).....................     32,954
  Cost savings from restructuring (c).....................     10,800
                                                            ---------
Adjusted pro forma EBITDA for 1998........................  $ 327,448
                                                            ---------
                                                            ---------

       (a) During 1998, TPI adopted a restructuring plan to eliminate certain personnel and close down certain facilities associated with the Group business. As of December 31, 1998, substantially all

                   NOTES TO SELECTED FINANCIAL AND OTHER DATA
                             (DOLLARS IN THOUSANDS)
           actions specified in the plan had been completed. A charge of $14,385 was recorded for severance benefits, exit costs and asset impairments, and is reflected in the Group's 1998 operating profit. PCA believes that this non-recurring charge is not relevant in analyzing recurring EBITDA.

       (b) As part of Tenneco, the Group was allocated $63,114 of corporate and TPI overhead expenses based on a variety of allocation methods. In analyzing the carved-out business on a stand-alone basis, PCA estimates that these costs will be approximately $30,160 for the first year. The determination of that estimate is based on detailed analyses that consider (1) compensation and benefits for TPI and new employees who are employed by PCA in the corporate functions (e.g., information technology, human resources, finance, legal, etc.) and
           (2) non-payroll costs incurred by these departments. Where applicable, the estimates consider the terms of transition service arrangements between PCA and Tenneco.

       (c) The restructuring referred to in footnote 4(a) above will result in reduced cost of sales and selling and administrative expenses. This adjustment represents the Group's estimate of the cost savings that would have been achieved in 1998 if the restructuring had been in effect for all of 1998.

    6) The lease expense included with depreciation, depletion and amortization relates to certain timber and mill operating leases that were bought-out in connection with the Transactions in the Lease Buy-out (with the previously leased property being acquired). Accordingly, the relevant operating lease expense has been treated like depreciation and depletion expense for purposes of the EBITDA calculation, and consists of the following amounts for the periods indicated:

Fiscal year 1994  $  93,600
Fiscal year 1995     94,900
Fiscal year 1996     94,700
Fiscal year 1997     73,900
Fiscal year 1998     72,500
   First quarter
            1998     17,958
   First quarter
            1999     16,832

    7) Cash interest expense is defined as interest expense excluding amortization of (a) debt issuance costs and (b) the settlement payment on the interest rate protection agreement related to the outstanding notes.

    8) Working capital represents (a) total current assets excluding cash and cash equivalents less (b) total current liabilities excluding the current maturities of long-term debt.

    9) Total long-term obligations includes long-term debt, the current maturities of long-term debt, and redeemable preferred stock. The amount excludes amounts due to TPI or other Tenneco affiliates as part of the containerboard business' interdivision account or other financing arrangement.

    10) Represents the Group's interdivision account with TPI for the historical period.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion of historical results of operations and financial condition should be read in conjunction with the audited combined financial statements and the notes thereto which appear elsewhere in this prospectus.

OVERVIEW

In connection with the Acquisition, PCA acquired substantially all of the assets and operations of The Containerboard Group of TPI (as described in the notes to audited financial statements included elsewhere in this prospectus, the "Group"). See "The Transactions." Since its formation in January 1999 and through the closing of the Acquisition on April 12, 1999, PCA did not have any significant operations. Accordingly, the historical financial results described below are those of the Group.

The Group has historically operated as a division of TPI, and has not historically operated as a separate, stand-alone entity. As a result, the historical financial information included in this prospectus does not necessarily reflect what the Group's financial position and results of operations would have been had the Group been operated as a separate, stand-alone entity during the periods presented.

As a division of TPI, the Group was allocated corporate overhead expenses in the amounts of $50.5 million, $61.3 million and $63.1 million for the years ended December 31, 1996, 1997 and 1998, respectively. PCA estimates that these expenses will be approximately $30.2 million on a stand-alone basis for the first twelve months following the Acquisition, based on detailed analyses of compensation benefits for employees who are now employed by PCA as a result of the Acquisition and related non-payroll costs incurred after the Acquisition. In addition, future operating results are expected to be affected by changes in depreciation and amortization expense related to impaired assets, elimination of certain lease financing costs and intercompany transactions with affiliates of Tenneco, and other items resulting from the Transactions. See "Unaudited Pro Forma Financial Information" included elsewhere in this prospectus. We cannot assure you that we will be able to realize all of the benefits we expect as a stand-alone entity.

The Acquisition was accounted for using historical values for the contributed assets. Complete or partial new basis accounting (I.E., purchase accounting) was not applied because, under the applicable accounting guidance, a change of control was deemed not to have occurred as a result of the participating veto rights held by TPI after the closing of the Transactions under the terms of the stockholders agreement. See "Certain Transactions-Stockholders Agreement."

GENERAL

The market for containerboard is highly cyclical. Historically, prices for containerboard have generally reflected changes in supply, which is primarily determined by additions and reductions to industry capacity and inventory levels, and, to a lesser extent, changes in demand.

Containerboard demand is dependent upon both the demand for corrugated packaging products, which closely tracks industrial production, and export activity. Domestic demand for corrugated packaging products is more stable, and generally corresponds to changes in the rate of growth in the U.S. economy.

During the period from 1994 to 1996, capacity additions outpaced domestic and export demand, leading to lower industry operating rates and generally declining prices from late-1995 until mid-1997. Although prices generally improved from mid-1997 through mid-1998, the containerboard markets were adversely affected by weaker containerboard exports, particularly to Asia in the second half of 1998. Those factors contributed to higher inventories, lower operating rates and lower prices during this period.

In recent months, several major containerboard manufacturers have announced production curtailments and mill shutdowns, and only minimal capacity additions have been publicly announced through 2001 according to the American Forest & Paper Association.

Industry-wide containerboard price declines during the second half of 1998 adversely affected the Group's financial performance in the first three months of 1999 in comparison to the comparable period in 1998. For the three months ended March 31, 1999, the Group's sales prices of corrugated products and containerboard shipped to third parties fell 7% and 14%, respectively. These price declines were partially offset by increases in the Group's shipments of corrugated products and containerboard to third parties, which increased 12% and 3%, respectively, for the period. The net impact of these factors was a 10% decrease in net sales and a decrease in earnings before interest expense and taxes from approximately $34.1 million for the three months ended March 31, 1998 to approximately $15.7 million for the three months ended March 31, 1999 before accounting for extraordinary items and the non-recurring impairment charge.

Pulp & Paper Week, an industry publication, reported in March 1999 that major containerboard manufacturers had implemented price increases for kraft linerboard and corrugating medium of $50 and $60 per ton, respectively. According to Pulp & Paper Week, after giving effect to the price increase, average industry list prices in 1999 for linerboard and corrugating medium were 1% and 3%, respectively, lower than the list prices in March 1998. Both integrated and independent box producers announced price increases for corrugated products of 10% to 13% in February 1999.

RESULTS OF OPERATIONS

The historical results of operations of the Group are set forth below:

                                       -----------------------------------------------------
                                             FOR THE YEAR ENDED          THREE MONTHS ENDED
                                                DECEMBER 31,                 MARCH 31,
                                       -------------------------------  --------------------
                                            1996       1997       1998       1998       1999
                                       ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
Net Sales............................  $ 1,582.2  $ 1,411.4  $ 1,571.0      432.9      391.3
                                       ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------
Operating Income.....................  $   155.3  $    49.8  $   121.7       34.1     (214.4)
Interest Expense.....................        5.1        3.7        2.8         .7         .2
Income Before Taxes..................      150.2       46.1      118.9       33.4     (214.6)
Provision for Income Taxes...........       59.8       18.7       47.5       13.3      (88.4)
                                       ---------  ---------  ---------  ---------  ---------
Income Before Extraordinary Loss.....  $    90.4  $    27.4  $    71.4       20.1     (126.2)
                                       ---------  ---------  ---------  ---------  ---------
Extraordinary Loss...................         --         --         --         --        6.3
                                       ---------  ---------  ---------  ---------  ---------
Net Income...........................       90.4       27.4       71.4       20.1     (132.6)
                                       ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------

Operating income included several significant unusual or non-recurring items for each of the periods presented. Excluding these items, operating income would have been as follows (dollars in millions):

                                                -----------------------------------------------------
                                                                                  THREE MONTHS ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                                      MARCH 31,
                                                -------------------------------  --------------------
                                                     1996       1997       1998       1998       1999
                                                ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
Operating Income as Reported..................  $   155.3  $    49.8  $   121.7       34.1     (214.4)
Recycled Paperboard Mills Divestiture
  Divestiture Gain (1)........................      (50.0)         -      (15.1)         -          -
  Earnings....................................       (4.0)         -          -          -          -
  Joint Venture Income (1)....................       (0.6)      (1.7)      (0.3)      (0.3)         -

Non-Strategic Woodlands Divestitures (1)......          -       (4.4)     (16.9)         -          -
Mill Lease Refinancing (1)....................          -      (37.7)         -          -          -
Restructuring Charge..........................          -          -       14.4          -          -
Impairment Charge.............................          -          -          -          -      230.1
                                                ---------  ---------  ---------  ---------  ---------
Adjusted Operating Income.....................  $   100.7  $     6.0  $   103.8       33.8       15.7
                                                ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------

--------------

(1) Included in other income as part of the audited financial statements.

RECYCLED PAPERBOARD MILLS DIVESTITURE

In 1996, the Group sold two recycled paperboard mills (located in Rittman, Ohio and Tama, Iowa) and a recycling center and brokerage operation to a joint venture with Caraustar Industries. The Group received cash and a 20 percent interest in the joint venture as a result of the transaction and recognized a gain of $50.0 million in the second quarter as a result of the transaction.

In 1998, the Group divested its 20 percent interest in the joint venture with Caraustar and recognized a $15.1 million gain in the second quarter on the divestiture.

Operating income for the recycling business reported in 1996 prior to the formation of the joint venture was approximately $4.0 million.

The Group's share of operating income from the joint venture was $0.6 million, $1.7 million and $0.3 million, respectively, for the years ended December 31, 1996, 1997 and 1998.

NON-STRATEGIC WOODLANDS DIVESTITURES

In the third quarter of 1998, the Group recognized a $16.9 million gain on the sale of approximately 18,500 acres of woodlands used as a fiber source for the Counce mill, which were not considered as a strategic fiber source for the Counce operation.

In the third quarter of 1997, the Group recognized a $4.4 million gain on the sale of non-strategic woodlands located near the Tomahawk mill (known as the Willow Flowage property).

MILL LEASE REFINANCING

On January 31, 1997, TPI entered into an operating lease agreement with Credit Suisse Leasing 92A, L.P., as Lessor, and a group of financial institutions led by Citibank, N.A., as Agent. The agreement refinanced previous operating leases between General Electric Credit Corporation ("GECC") and TPI, which were entered into at the same time as GECC's purchase of certain assets from Georgia-Pacific Corporation in January 1991. Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease. In connection with this refinancing, certain fixed assets and deferred credits were eliminated, resulting in a net gain recognized in the first quarter of 1997 of approximately $37.7 million.

RESTRUCTURING CHARGE

In the fourth quarter of 1998, the Group recorded a pre-tax restructuring charge of $14.4 million. This charge was recorded following the approval by Tenneco's board of directors of a comprehensive restructuring plan for all of Tenneco's operations, including those of the Group. In connection with this restructuring plan, the Group has or will eliminate a total of 109 positions, including the closing of four converting facilities. The following table reflects the components of this charge:

                         ---------------------------------------------------------------------------------------
                                                                                           1999
                          RESTRUCTURING   FOURTH QUARTER     DECEMBER 31, 1998    FIRST QUARTER  MARCH 31, 1999
                                 CHARGE         ACTIVITY               BALANCE         ACTIVITY         BALANCE
                         --------------  ---------------  --------------------  ---------------  ---------------
DOLLARS IN MILLIONS
Cash Charges:
  Severance............           $ 5.1            $(0.8)                 $4.3             (1.4)            2.9
  Facility Exit Costs
   and Other...........             3.8             (0.4)                  3.4             (0.9)            2.5
                         --------------  ---------------  --------------------  ---------------  ---------------
  Total Cash Charges...             8.9             (1.2)                  7.7             (2.3)            5.4

Non-cash Charges:
  Asset Impairments....             5.5             (3.9)                  1.6              (.9)            0.7
                         --------------  ---------------  --------------------  ---------------  ---------------
                                  $14.4            $(5.1)                 $9.3             (3.2)            6.1
                         --------------  ---------------  --------------------  ---------------  ---------------
                         --------------  ---------------  --------------------  ---------------  ---------------

The fixed assets at the closed facilities were written down to their estimated fair value. No significant cash proceeds are expected from the ultimate disposal of these assets. Of the $7.7 million remaining cash charges at December 31, 1998, approximately $7.3 million is expected to be spent in 1999.

IMPAIRMENT CHARGE

As a result of the Transactions, the Group recorded a non-cash impairment charge of $230.1 million in the first quarter of 1999. Refer to Note 14 of the Group's combined financial statements.

EXTRAORDINARY LOSS

In the first quarter of 1999, the Group incurred a loss of $6.3 million (net of tax) in extinguishing certain debt. See Note 15 to the Group's combined financial statements.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

NET SALES

Net sales decreased by $41.6 million, or 9.6%, for the three months ended March 31, 1999 from the comparable period in 1998. The decrease was primarily the result of decreases in prices of corrugated products and containerboard shipped to third parties.

Average prices for corrugated products decreased by 6.6% for the three months ended March 31, 1999 from the comparable period in 1998, while corrugated volume increased by 12.1%, from 5.9 billion square feet in 1998 to 6.7 billion square feet in 1999.

Average containerboard prices for third party sales decreased by 13.6% for the three months ended March 31, 1999 from the comparable period in 1998, while volume to external domestic and export customers increased 3.1%, to 131,839 tons in 1999 from 127,938 tons in 1998.

According to Pulp & Paper Week, an industry publication, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East (which are representative benchmark grades) were $368 and $305, respectively, per ton in the first quarter of 1999. This compares to $390 and $340, respectively, per ton in the first quarter of 1998. According to the Fibre Box Association, average sales prices for corrugated products decreased by 4.5% in the first quarter of 1999 from the first quarter of 1998.

INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)

Adjusted operating income decreased by $18.1 million for the three months ended March 31, 1999 from the comparable period in 1998 as a result of both lower sales prices and partially offset by increased sales volume.

Gross margins decreased $18.9 million for the three months ended March 31, 1999 from the comparable period in 1998. Gross margins declined from 18.0% of sales in the first quarter of 1998 to 15.1% of sales in the first quarter of 1999, primarily due to the price decrease described above.

Selling and administrative expenses increased by $1.9 million, or 7.2%, for the three months ended March 31, 1999 from the comparable period in 1998 primarily as a result of salary increases and fringe benefit costs related to the timing of 1998 incentive payments which were paid in the first quarter of 1999.

Corporate allocations for the three months ended March 31, 1999 decreased by $1.0 million, or 7.3%, primarily due to a change in allocation rates from the prior year.

INTEREST EXPENSE AND INCOME TAXES

Interest expense decreased by $0.5 million for the three months ended March 31, 1999 from the comparable period in 1998, primarily due to the repayment of debt.

The Group's effective tax rate was 41.2% for the three months ended March 31, 1999 and 39.9% for the comparable period in 1998. The tax rate was higher than the federal statutory rate of 35% due to state income taxes.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

NET SALES

Net sales increased by $159.6 million, or 11.3%, from 1997 to 1998. The increase was primarily the result of increases in prices for both corrugated products and containerboard and, to a lesser extent, increases in shipments of corrugated products.

Average prices for corrugated products increased by 7.3% in 1998 from 1997, while corrugated volume increased by 4.6% in 1998, from 23.9 billion square feet in 1997 to 25.0 billion square feet in 1998.

Average containerboard prices for external third party sales increased by 11.7% in 1998 from 1997, while volume to external domestic and export customers decreased 8.4%, to 527,000 tons in 1998 from 575,000 tons in 1997.

According to Pulp & Paper Week, an industry publication, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East (which are representative benchmark grades) were $373 and $315, respectively, per ton in 1998. This compares to $333 and $268, respectively, per ton in 1997. According to the Fibre Box Association, average sale prices for corrugated products increased by 4.5% in 1998 from 1997.

INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)

Adjusted operating income increased by $97.8 million, from 1997 to 1998 as a result of both higher sales prices and sales volumes, which primarily contributed to the gross margin improvement of $112.0 million.

Gross margins improved from 12.0% of sales in 1997 to 17.9% of sales in 1998, primarily due to the price increases described above. These price increases were partially offset by a higher level of depreciation attributable to the Group's capital expenditure program and to higher costs incurred as a result of changes in product mix.

Selling and administrative expenses increased by $6.1 million, or 5.9%, from 1997 to 1998, primarily as a result of costs incurred to support the increased focus on graphics design and other value added product services in corrugated products.

Corporate allocations increased by $1.8 million, or 2.9%, primarily as a result of the Group's increased use of the Tenneco shared services center located in The Woodlands, Texas.

INTEREST EXPENSE AND INCOME TAXES

The Group's interest expense for 1998 and 1997 primarily related to the interest cost of debt incurred to finance a boiler at the Counce mill. The interest expense declined by approximately $1.0 million in 1998, as a portion of this debt was retired during the year.

The Group's effective tax rate was 40.0% in 1998 and 40.6% in 1997. The tax rate is higher than the federal statutory rate of 35% due to state income taxes.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

NET SALES

Net sales decreased by $170.8 million, or 10.8%, from 1996 to 1997. Approximately $48.3 million of the decrease was the result of the divestiture in June 1996 of two recycled paperboard mills. The balance of the decrease was primarily the result of decreases in prices for both corrugated products and containerboard, partially offset by increases in shipments of corrugated products and containerboard to external third parties.

Average prices for corrugated products decreased by 8.4% in 1997 from 1996, while corrugated volume increased by 1.3% in 1998 from 23.6 billion square feet in 1996 to 23.9 billion square feet in 1997.

Average containerboard prices for external third party sales decreased by 10.2% in 1997 from 1996, while volume to external domestic and export customers increased 30.4% to 575,000 tons in 1997 from 441,000 tons in 1996.

According to Pulp & Paper Week, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East (which are representative benchmark grades) were $333 and $268, respectively, per ton in 1997. This compares to $382 and $315, respectively, per ton in 1996. According to the Fibre Box Association, average sale prices for corrugated products decreased by 10.3% in 1997 from 1996.

INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)

Excluding one-time transactions and the reported income from recycled mill operations in 1996, adjusted operating income declined $94.7 million from 1996 to 1997. This decline was primarily the result of the lower pricing described above, partially offset by variable cost reductions at the mills resulting in a net decline in gross profit of $75.4 million.

These factors, combined with the impact of the 1996 divestiture of the recycled mills, contributed to a decline in gross margins from 15.5% in 1996 to 12.0% in 1997.

Selling and administrative expenses increased by $7.6 million, or 8.0%, from 1996 to 1997. This increase was primarily the result of greater expenses incurred to increase the number of sales and design personnel for the corrugated products business.

Corporate allocations increased by $10.9 million, or 21.6%, from 1996 to 1997. The increase was the result of an overall increase in TPI's overhead, and consequently higher allocations to the Group.

INTEREST EXPENSE AND INCOME TAXES

The Group's interest expense declined by $1.4 million from 1996 to 1997, primarily as a result of the termination of capital leases that were extinguished when the new mill operating lease agreement was entered into in January 1997.

The Group's effective tax was 40.6% in 1997 and 39.8% in 1996. The tax rate was higher than the federal statutory rate of 35% due to state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

HISTORICAL

As a division of TPI, the Group did not maintain separate cash accounts other than for petty cash. The Group's disbursements for payroll, capital projects, operating supplies and expenses were processed and funded by TPI through centrally managed accounts. In addition, cash receipts from the collection of accounts receivable and the sales of assets were remitted directly to bank accounts controlled by TPI.

Because of TPI's centrally managed cash system, in which the cash receipts and disbursements of TPI's various divisions were commingled, it was not feasible to segregate cash received from TPI (E.G., as financing for the business) from cash transmitted to TPI (E.G., as a distribution). Accordingly, the net effect of these cash transactions with TPI is represented as a single line item within the financing section of the statement of cash flows. Similarly, the activity of the interdivision account presents the net transfer of funds and charges between TPI and the Group as a single line item.

The following table sets forth the Group's cash flows for the periods shown:

                                              -----------------------------------------------------
                                              FOR THE YEAR ENDED DECEMBER 31,   THREE MONTHS ENDED
                                                                                    MARCH 31,
                                              -------------------------------  --------------------
                                                   1996       1997       1998       1998       1999
                                              ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
CASH PROVIDED (USED) BY:
  Operating Activities......................  $    55.8  $   107.2  $   195.4       34.7      145.3
  Investing Activities......................      (74.2)    (111.9)    (177.7)     (21.1)     (15.4)
  Financing Activities......................       16.8        3.7      (17.7)     (13.5)    (129.9)
                                              ---------  ---------  ---------  ---------  ---------
  Net Cash Change...........................  $    (1.6) $    (1.0) $       -          -          -
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------

OPERATING ACTIVITIES

Cash flow provided by operating activities increased $110.6 million for the three months ended March 31, 1999 from the comparable period in 1998. The increase was primarily attributable to the tax asset related to the impairment, which was effectively distributed to TPI (see financing activities).

Cash flow provided by operating activities increased by $88.2 million from 1997 to 1998. The increase was due primarily to higher net income of $44.0 million, collection of a higher level of receivables and increased non-cash charges for restructuring and depreciation.

Cash provided by operating activities increased by $51.4 million from 1996 to 1997. The lower net income of $63.0 million resulting from lower pricing was more than offset by a deferred tax increase of $76.8 million resulting from accelerated depreciation on tax owned assets and higher depreciation, depletion and amortization.

INVESTING ACTIVITIES

Net cash used for investing activities decreased $5.7 million for the three months ended March 31, 1999 from the comparable period in 1998.

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Cash used for investing activities increased by $65.8 million from 1997 to 1998.
The increase was primarily attributable to a prepaid lease payment made in late-December 1998 of $84.2 million to acquire timberland as part of the Lease Buy-out. Proceeds from assets sales were $15.8 million higher in 1998, due to the 1998 timberland sale transaction previously described. During 1997 and 1998, additions to plant, property and equipment totaled $110.2 million and $103.4 million, respectively.

Net cash used for investing activities increased by $37.7 million from 1996 to 1997. During 1996 and 1997, additions to property, plant and equipment totaled $168.6 million and $110.2 million, respectively. The higher level of capital expenditures in 1996 was attributable to the rebuild of a machine at the Counce mill, for which a total of $78.4 million in capital expenditures was spent, with the majority of the spending occurring in 1996. Included in the 1996 investing activities are $122.7 million of proceeds from disposals (primarily the sale of the 80% interest in the recycled paperboard assets to Caraustar Industries) compared to $10.5 million in 1997. Cash expended for other long-term assets decreased $16.5 million, primarily due to lower cash funding of pension assets.

FINANCING ACTIVITIES

Cash used for financing activities increased $116.4 million for the three months ended March 31, 1999 from the comparable period in 1998. The increase was primarily attributable to the tax asset related to the impairment, which was effectively distributed to TPI (see operating activities) and the repayment of the debt related to the boiler at the Counce mill.

Cash provided by financing activities decreased by $21.4 million from 1997 to 1998, primarily reflecting the change in the net transfer of funds between the Group and TPI. The Group also retired $10.3 million of debt during 1998, which related to the financing of a boiler at the Counce mill.

Cash provided by financing activities decreased by $13.1 million from 1996 to 1997, primarily due to changes in the net transfer of funds between the Group and TPI.

AFTER THE TRANSACTIONS

Following the Transactions, PCA's primary sources of liquidity are cash flow from operations and borrowings under PCA's new revolving credit facility. PCA's primary uses of cash are for debt service and capital expenditures, which PCA expects to be able to fund from these sources.

PCA incurred substantial indebtedness in connection with the Transactions. On a pro forma basis, after giving effect to the Transactions as if they had occurred on March 31, 1999, PCA would have had approximately $1,769.0 million of indebtedness outstanding as compared to historical indebtedness outstanding of approximately $0.5 million. PCA's significant debt service obligations following the Transactions could, under certain circumstances, have material consequences to PCA's securityholders, including holders of the exchange notes and the new preferred stock. See "Risk Factors."

Concurrently with the Transactions, PCA issued the outstanding notes and preferred stock and entered into the senior credit facility. The senior credit facility provides for three tranches of term loans in an aggregate amount of $1,210.0 million and a revolving credit facility with up to $250.0 million in availability. Upon the closing of the Acquisition, PCA borrowed the full amount available under the term loans and $9.0 million under the revolving credit facility. The borrowings under the revolving credit facility are available to fund PCA's working capital requirements, capital expenditures and other general corporate purposes. The Tranche A Term Loan will mature in quarterly installments from September 1999 through 2005. The Tranche B Term Loan will mature in quarterly installments from September 1999 through 2007. The Tranche C Term Loan will mature in quarterly installments from September 1999 through 2008. The revolving credit facility will terminate in 2005. See "Description of Senior Credit Facility."

On May 18, 1999, PCA prepaid $75.0 million on the term loans using excess cash. In addition, the $9.0 million drawn on the revolver as of the closing of the Acquisition, has been repaid using excess cash.

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The instruments governing PCA's indebtedness and the new preferred stock, including the senior credit facility, the notes indenture and the certificate of designation governing the new preferred stock, contain financial and other covenants that restrict, among other things, the ability of PCA and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, incur liens, enter into certain transactions with affiliates, or merge or consolidate with any other person or sell or otherwise dispose of all or substantially all of the assets of PCA. These limitations, together with the highly leveraged nature of PCA, could limit corporate and operating activities. See "Risk Factors-Leverage."

PCA estimates that it will make approximately $118 million in capital expenditures in 1999. These expenditures will be used primarily for cost reduction, business growth, maintenance and environmental and other regulatory compliance.

PCA is currently contemplating the possible sale of a significant portion of its timberland. The net proceeds of these sales, if any, would be used to reduce borrowings under the senior credit facility. PCA is permitted under the terms of the senior credit facility, the notes indenture and the certificate of designation, subject to certain limitations, to use net proceeds in excess of $500.0 million, if any, to redeem up to $100.0 million of the exchange notes, to repurchase or redeem up to $100.0 million of the new preferred stock or the subordinated exchange debentures, or to pay a dividend on or repurchase its equity interests. See "Description of Senior Credit Facility," "Description of Exchange Notes" and "Description of New Preferred Stock."

PCA believes that cash generated from operations and amounts available under the revolving credit facility will be adequate to meet its anticipated debt service requirements, capital expenditures and working capital needs for the foreseeable future. There can be no assurance, however, that PCA's business will generate sufficient cash flow from operations or that future borrowings will be available under the senior credit facility or otherwise to enable it to service its indebtedness, including the senior credit facility, the exchange notes and, if issued, the subordinated exchange debentures, to pay cash dividends on the new preferred stock beginning in 2004, to retire or redeem the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures when required or to make anticipated capital expenditures. PCA's future operating performance and its ability to service or refinance the exchange notes and, if issued, the subordinated exchange debentures, to service, extend or refinance the senior credit facility and to pay cash dividends, redeem or refinance the new preferred stock will be subject to future economic conditions and to financial, business and other factors, many of which are beyond PCA's control. See "Risk Factors."

ENVIRONMENTAL MATTERS

We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. In particular, the United States Environmental Protection Agency recently finalized the Cluster Rules which govern pulp and paper mill operations, including those at the Counce, Filer City, Valdosta and Tomahawk mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants, and require us to spend money to ensure compliance with those new rules. See "Business-Environmental Matters."

As is the case with any industrial operation, we have, in the past, incurred costs associated with the remediation of soil or groundwater contamination, as required by the federal Comprehensive Environmental Response, Compensation and Liability Act (the federal "Superfund" law) and analogous state laws. Cleanup requirements arise with respect to properties we currently own or operate, former facilities and off-site facilities where we have disposed of hazardous substances. However, because liability under such laws is retroactive (imposing future liability for past conduct), we could receive notifications of cleanup liability in the future and such liability could be material. Under the terms of the Contribution Agreement, TPI has agreed to retain all liability for all former facilities and all sites associated with pre-closing off-site waste disposal, and TPI has retained certain environmentally impaired real property in Filer City, Michigan unrelated to current mill operations. See "Business-Environmental Matters."

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YEAR 2000 ISSUE

Many of our computer software systems, as well as certain hardware and equipment utilizing date-sensitive data, were structured to use a two-digit data field, meaning that these systems will not be able to properly recognize dates in the Year 2000. PCA has substantially completed an inventory of its systems to identify and assess Year 2000 issues and is in the process of installing a comprehensive Year 2000 compliant, upgraded customer and management system. This system includes remediation, replacement and alternative procedures for non-compliant Year 2000 issues, including upgrades to the mill system as well as compliance and remediation measures with respect to the order entry, corrugator scheduling, converting scheduling, shop floor manufacturing, shipping, inventory management and invoicing systems at our converting plants. Installation of our Year 2000 compliant system was completed at certain locations in 1998. We expect to complete the installation of this system at all of our locations prior to the end of the third quarter of 1999 although we cannot be assured of such completion. In addition, we are in the process of identifying those customers, suppliers and others with whom we conduct business to determine whether such persons will be able to resolve in a timely manner any Year 2000 problems that may affect PCA. Our failure or the failure of our suppliers or customers to achieve Year 2000 compliance could materially and adversely affect our business and results of operations.

Based on current estimates, PCA believes it will incur costs that may range from approximately $5 million to $7 million to address Year 2000 issues, of which approximately $2 million has been incurred as of March 31, 1999. Approximately 20% to 30% of the remaining costs will be reimbursed by TPI under the Transition Services Agreement. See "Certain Transactions-Transition Agreements." These costs are being expensed as they are incurred, except that in certain instances PCA may determine that replacing existing computer systems or equipment may be more effective and efficient, particularly where additional functionality is available.

In the event PCA is unable to complete the remediation, replacement or alternative procedures for critical systems and equipment in a timely manner or if those with whom PCA conducts business are unsuccessful in implementing timely solutions, Year 2000 issues could have a material adverse effect on PCA's results of operations. At this time, the potential effect in the event PCA and/or third parties are unable to timely resolve Year 2000 problems is not determinable; however, PCA believes it will be able to resolve its own Year 2000 issues.

IMPACT OF INFLATION

PCA does not believe that inflation has had a material impact on its financial position or results of operations during the past three years.

MARKET RISK AND RISK MANAGEMENT POLICIES

Historically, PCA has not had any material market risk due to the fact that its debt financing and risk management activities were conducted by TPI or Tenneco. Under the terms of the senior credit facility, PCA is required to maintain for at least two years after the closing of the Transactions interest rate protection agreements establishing a fixed maximum interest rate with respect to at least 50% of the outstanding term loans under the senior credit facility.

On March 5, 1999, PCA entered into an interest rate protection agreement with J.P. Morgan Securities Inc. to lock in then current interest rates on 10-year U.S. Treasury notes. PCA entered into this agreement to protect it against increases in the 10-year U.S. Treasury note rate, which served as a reference in determining the interest rate applicable to the notes, which have a comparable term. The agreement has a notional amount of $450.0 million and a 10-year U.S. Treasury note reference rate of 5.41%. As a result of a decrease in the interest rate on 10-year U.S. Treasury notes, PCA was obligated to make a single payment of approximately $8.4 million to the counterparty upon settlement of the agreement which was made on the date of the closing of the notes offering.

NEW ACCOUNTING STANDARDS

For a description of changes in accounting principles affecting PCA, see Note 2 to the audited financial statements included elsewhere in this prospectus.

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                                    BUSINESS

GENERAL

PCA is a leading integrated producer of containerboard and corrugated packaging products in North America. We manufacture a broad range of linerboard and corrugating medium in our four mills, each of which is located near its primary fiber supply. In 1998, our mills produced 2.1 million tons of containerboard, ranking us as the sixth largest containerboard producer in North America.

Through our nationwide network of 67 converting plants, consisting of 39 corrugator plants and 28 sheet/specialty and other plants, we convert approximately 75% to 80% of the containerboard produced at our mills into corrugated packaging products for sale to both local and national customers. In 1998, our converting plants shipped approximately 25 billion square feet of corrugated packaging products, including shipping boxes, point-of-sale packages, point-of-purchase displays and other advertising and promotional products, ranking us as one of the top six integrated producers of corrugated packaging products in North America.

Based on two cost studies performed by Jacobs-Sirrine, an industry consultant, in 1998, we have one of the lowest cash cost containerboard mill systems in the industry, with from 70% to 85% of our production capacity ranked in the lowest-cost quartile of the industry. The Jacobs-Sirrine study ranked our two largest mills, Counce and Tomahawk, among the lowest cash cost kraft linerboard and corrugating medium mills, respectively, in North America. As a result of our low cost operations and the implementation of our differentiated business strategy, we have historically been able to generate EBITDA margins that are relatively more stable and higher than industry averages. For the fiscal year ended December 31, 1998, PCA's revenues and adjusted EBITDA (as defined below) were $1,571.0 million and $327.4 million, respectively, on a pro forma basis. For the three months ended March 31, 1999, PCA's revenues and EBITDA were $391.3 million and $70.0 million respectively, on a pro forma basis.

In addition to our mills and converting plants, we own or control approximately 950,000 acres of timberland located in close proximity to our mills, providing favorable access to our primary fiber requirements. We also own three sawmills, three recycling facilities, a 50% interest in a wood chipping venture and an air-dry yard operation.

INDUSTRY OVERVIEW

Corrugated containers are a safe and economical means of transporting industrial and consumer goods and products. More goods and products are shipped in corrugated containers than in any other type of packaging. Since 1975, the demand for corrugated containers has grown at a compound annual rate of 3.1%, with demand for corrugated containers increasing in all but four years during this 23-year period. At no time during this period did demand for corrugated containers decrease in consecutive years.

The primary end-use markets for corrugated containers are food, beverage and agricultural products; paper and fiber products; petroleum, petrochemical resins, plastics and rubber products; glass and metal containers; electronic appliances; and electrical and other machinery. National customer accounts seek suppliers with wide geographic coverage that can service most of their locations with long-run, low-cost products. Local customer accounts tend to place a greater emphasis on a reliable source of supply on a timely and, in some cases, just-in-time basis. Both types of consumers focus on price and quality and place a strong emphasis on access to steady supplies.

Containerboard is manufactured from softwood and hardwood fibers and, in some cases, recycled fibers, such as old corrugated containers and clippings from converting operations. Virgin fiber is obtained in the form of wood chips or pulp wood from company-owned timberland or acquired through open market purchases. These chips are chemically treated to form softwood and hardwood pulp, which are then blended (together, in some cases, with recycled fibers). The pulp is then processed through paper machines, which consist of a paper-forming section, a press section (where water is removed by pressing the wet containerboard between rolls), and a drying section. The containerboard is then wound into rolls, which are then shipped to company-owned converting box plants or to outside converters.

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Containerboard, consisting of linerboard and corrugating medium, is the principal raw material used to manufacture corrugated containers. Linerboard is used as the inner and outer facing (liner) of a corrugated container. Corrugating medium is fluted and laminated to linerboard in corrugator plants to produce corrugated sheets. The sheets are subsequently printed, cut, folded and glued in corrugator plants or sheet plants to produce corrugated containers.

Generally, corrugated containers are delivered by truck due to the large number of customers and demand for timely service. The dispersion of customers and the high bulk, low density and low value of corrugated containers make shipping costs a relatively high percentage of total costs. As a result, corrugator plants tend to be located in proximity to customers to minimize freight costs. Most corrugator plants serve markets within a 150-mile radius of the plant and employ a local sales force to service the market area.

There are primarily two types of converting plants: corrugator plants (612 in the United States) which have a corrugator on site and manufacture and convert corrugated sheets into corrugated containers and sheet plants (860 in the United States) which purchase corrugated sheets from corrugator plants and convert them into finished corrugated containers. According to the Fibre Box Association, corrugator plants account for 84% of the industry's corrugated container shipments, while sheet plants contribute the remaining 16%.

Most major North American containerboard manufacturers maintain a high degree of integration with converting plants. Approximately 75% of containerboard produced in the United States (excluding exports) is consumed by converters owned or otherwise controlled by containerboard producers.

To reduce the cost of shipping containerboard from mills to widely dispersed corrugator plants, vertically integrated containerboard manufacturers routinely enter into agreements with other containerboard manufacturers to exchange containerboard from mills in one location for containerboard having a similar value from mills located elsewhere in the United States, thus reducing freight costs. Producers also exchange containerboard to take advantage of manufacturing efficiencies resulting from operating paper machines in their most efficient basis weight ranges and trim widths and to obtain paper grades they do not produce.

The United States is the largest kraft linerboard producer in the world. Unbleached kraft linerboard is produced at large, integrated facilities utilizing primarily virgin fiber sources. Unbleached kraft linerboard is produced primarily from softwood fibers which are longer than hardwood fibers and give the sheet superior strength characteristics. The abundant supply of softwood in North America provides U.S. companies a distinct advantage in linerboard production.

Most linerboard produced in the U.S. is unbleached, but grades with a solid white or mottled white printing surface are growing in importance. White linerboard, produced in mottled, white top and solid bleached grades, has experienced significant growth due to increased demand for improved graphic quality boxes. White linerboard sells at a premium relative to unbleached linerboard.

Corrugating medium is made from semi-chemical pulp using hardwood and recycled fiber. Approximately 60% of the corrugating medium produced in the United States is made primarily from semi-chemical pulp supplemented with a growing percentage of recycled fiber. Approximately 40% of corrugating medium is now produced entirely from recycled fiber. Recycled corrugating medium mills are typically located near major urban areas and are generally located near recovered paper suppliers and box converters, thus reducing their transportation costs.

Recycled linerboard production has grown rapidly in recent years due to favorable economics, customer demand for recycled packaging, producer efforts to cut fiber costs and new technology that has made recycled materials more comparable in quality to virgin linerboard. Recycled linerboard accounted for approximately 18% of total U.S. linerboard production in 1998. A recycled linerboard mill is typically smaller, less capital intensive and located near major East and Midwest urban areas where the supply of recycled materials is abundant and a customer base is within a short shipping distance.

U.S. linerboard producers export almost 20% of their production. The top three markets are Europe, Asia and Latin America, which, together, consumed 85% of the United States linerboard exports during the first half of 1998. Linerboard exports have grown at an average of 6.3% a year during the last 15 years, reaching a record

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4.5 million tons in 1997. Due to the strong U.S. dollar and weak Asian markets, exports were significantly lower in 1998. The export market is considerably smaller for corrugating medium than linerboard, with only about 4% of corrugating medium produced in the United States sold as exports.

The market for containerboard is highly cyclical. Historically, prices for containerboard have generally reflected changes in supply, which is primarily determined by additions and reductions to industry capacity and inventory levels and, to a lesser extent, changes in demand. Containerboard demand is dependent upon both the demand for corrugated packaging products, which closely tracks industrial production, and export activity. Domestic demand for corrugated packaging products is more stable than export demand and generally corresponds to changes in the rate of growth in the U.S. economy. During the period from 1994 to 1996, capacity additions outpaced domestic and export demand, leading to lower industry operating rates and generally declining prices from late-1995 until mid-1997. Although prices generally improved from mid-1997 through mid-1998, the containerboard markets were adversely affected by weaker containerboard exports, particularly to Asia in the second half of 1998. These factors contributed to higher inventories, lower operating rates and lower prices during this period.

In recent months, several major containerboard manufacturers have announced production curtailments and mill shut downs, and only minimal capacity additions have been publicly announced through 2001 according to the American Forest & Paper Association.

Current inventory levels further support the positive industry dynamics. According to the Fibre Box Association, total containerboard inventories at mills and converting plants declined by 122,000 tons to 2.6 million tons or 4.6 weeks of supply by the end of December 1998, the lowest level in 13 months, and the lowest inventory for the month of December since 1994. This is the first time in 25 years of monthly inventory data that inventories have declined in the month of December.

COMPETITIVE STRENGTHS AND BUSINESS STRATEGY

The key elements of our competitive strengths and business strategy are the following:

    - LOW-COST PRODUCER. We are a leading low-cost producer of containerboard and corrugated packaging products in North America. According to two cost studies performed by Jacobs-Sirrine, our mills are among the lowest cash cost integrated containerboard mills in the industry, with from approximately 70% to 85% of our production capacity ranked in the lowest-cost quartile of the industry. The Jacobs-Sirrine study ranked our two largest mills, Counce and Tomahawk, among the lowest cash cost kraft linerboard and corrugating medium mills, respectively, in North America. Management attributes our low-cost status to (1) our productivity enhancement programs, which resulted in more than $80 million in annual mill cost savings from late-1996 through 1998, (2) strategic capital investments over the past five years designed to enhance mill efficiency and improve our manufacturing processes, and (3) substantial reductions in our fiber cost (the single largest cost in containerboard production) since 1996 (up to $15 per ton) by increasing the amount of low-cost hardwood and recycled fiber in our fiber mix and achieving greater yield from softwood in our production of linerboard.

    - INTEGRATED OPERATIONS. We are a highly integrated producer of containerboard and corrugated packaging products. The relative earnings stability of our converting plants acts to partially offset the more cyclical earnings of our mills. Because each of our converting plants seeks to maximize its own profitability by selecting the appropriate customers, product mix and production levels for its operations, our converting plants have been able to generate strong and consistent cash flow despite fluctuations in containerboard prices. Rather than using our converting plants as captive outlets for our mill production, we pursue a "demand pull" strategy by which our converting plants generally purchase from our mills only the amount of containerboard which they believe is necessary to support their respective customers' requirements and to maximize plant profitability. Since the price of corrugated containers tends to fluctuate in direct proportion to containerboard prices, our converting plants generally are able to earn a relatively stable spread over the price of containerboard.

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    - FOCUS ON VALUE-ADDED PRODUCTS AND SERVICES. We have pursued a strategy of providing our customers with value-added products such as custom die cut and specialty boxes, point-of-sale packaging and point-of-purchase displays and superior customer service through shorter production runs, faster turnaround times and enhanced graphics capabilities. Since 1995, we have acquired four graphics plants and five sheet/specialty plants to augment our existing graphics and manufacturing capabilities. We have also created a nationwide network of five graphic design centers to meet sophisticated customer needs. Through our nationwide network of 67 converting facilities, including our large number of sheet/specialty plants, we are able to offer coast-to-coast "local" coverage and provide additional services and converting capabilities. As a result, our selling price per thousand square feet ("MSF") has consistently exceeded the industry average since 1995.

    - DIVERSIFIED CUSTOMER BASE. With over 8,000 active customers and over 13,000 shipping locations, our customer base is broadly diversified across industries and geographic locations, reducing our dependence on any single customer or market. No customer represents more than 5% of our total sales and our top ten customers represent less than 20% of our total sales. We have focused our sales efforts on smaller, local accounts, which usually demand more customized products and services than higher volume national accounts. Approximately 75% of our current revenues are derived from local accounts.

    - PROVEN AND EXPERIENCED MANAGEMENT. We have an experienced management team with an average of 23 years of industry experience, including an average of 15 years of service with PCA. Upon the closing of the Transactions, Paul T. Stecko resigned from his post as President and Chief Operating Officer of Tenneco in order to become our Chairman and Chief Executive Officer. In addition, William J. Sweeney, formerly Executive Vice President of TPI, now serves as our Executive Vice President. Mr. Sweeney has over 30 years of experience in the paperboard packaging industry. Since 1993, TPI has recruited a number of seasoned, technically-skilled industry veterans to PCA's management.

OPERATIONS AND PRODUCTS

MILLS

Our mills manufacture a broad range of linerboard (26 lb. to 96 lb.) grades including high-performance and lightweight grades at our two linerboard mills and corrugating medium (21 lb. to 47 lb.) grades including high-performance and lightweight grades at our two corrugating medium mills. All four of our mills are ISO 9002 certified.

We have focused on improving our premium grade capabilities, including the production of mottled white, wet strength, high rings, tare weights, lightweights and super heavyweights. In comparison to non-premium grades, these grades typically maintain better pricing over a cycle due to their more limited availability and greater manufacturing complexity. From 1994 to 1998, premium grades increased from 31% to 45% based on total tons produced.

COUNCE. Our Counce mill, located in Tennessee, is one of the largest linerboard mills in the world, with production capacity of approximately 937,000 tons per year. In 1998, we produced approximately 880,600 tons of kraft linerboard on two paper machines at our Counce mill, which produce a broad range of basis weights from 26 lb. to 96 lb. Our Counce mill machines also produce a variety of performance and specialty grades of linerboard including, among other things, high-ring crush, full and half wet strength, high mullen, high porosity, tare weight, recycled content (up to 30%) and super heavyweight. In 1998, we developed the capability to produce linerboard grades with a mottled white printing surface. Mottled white (which has a marble-like coloration) is typically priced from $130 to $175 per ton higher than kraft linerboard, but is more expensive to produce. We have the capacity to produce up to 75,000 tons of mottled white linerboard grades per year.

VALDOSTA. Our Valdosta mill, located in southern Georgia, is a kraft linerboard mill and has a production capacity of approximately 450,000 tons per year. In 1998, our single paper machine at our Valdosta mill

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produced approximately 424,500 tons of linerboard, which included a broad range of 41 linerboard grades and 20 basis weights. Our Valdosta mill machine primarily produces medium weight linerboard ranging from 42 lb. to 56 lb., and heavyweight linerboard ranging from 57 lb. to 96 lb.

TOMAHAWK. Our Tomahawk mill, located in north-central Wisconsin, is the second largest corrugating medium mill in the world, with a production capacity of 533,000 tons per year. In 1998, we produced approximately 503,900 tons of semi-chemical medium at Tomahawk using three paper machines, one of which is the third largest corrugating medium machine in the world. These machines produce a broad range of basis weights (from 23 lb. to 47 lb.), and also produce a variety of performance and specialty grades of corrugating medium including, among other things, high-ring crush, wet strength, tare weight and super heavyweight.

FILER CITY. Our Filer City mill, located in west central Michigan, is the fourth largest corrugating medium mill in the United States, with a production capacity of 355,000 tons per year. In 1998, we produced approximately 295,500 tons of heavyweight and lightweight semi-chemical medium using three paper machines at our Filer City mill. One of the three machines at Filer City was shut down on July 1, 1998, but can be restarted if we require additional capacity. Our Filer City mill produces lightweight corrugating medium grades (21 lb. to 23 lb.) as well as 100% recycled linerboard in basis weights from 21 lb. to 38 lb. We also have the capability to manufacture 100% recycled corrugating medium and to produce a variety of specialty corrugating medium grades including, among other things, high-ring crush, wet strength and tare weight.

CORRUGATED PRODUCTS

We operate 39 corrugator plants, 28 sheet/specialty and other plants (which do not have corrugators on-site) and five major design centers. Our 67 converting facilities are located in 26 states, enabling us to offer coast-to-coast "local" coverage. Of these facilities, our 28 sheet/specialty and other plants are generally located in close proximity to our larger corrugating facilities, enabling us to offer additional services and converting capabilities. Currently, we consume, directly or through exchange arrangements with other containerboard producers, approximately 75% to 80% of the linerboard and corrugating medium produced at our mills. Our corrugated converting plants combine the linerboard and corrugating medium into corrugated sheets that are converted into corrugated shipping containers, point-of-sale graphics packaging, point-of-purchase displays and other specialized packaging such as wax coated boxes for the agriculture and meat industries. Each of our corrugator plants operates as a profit center with its own general manager and sales force, whose compensation is tied to profitability rather than volume. We currently operate our corrugator plants at approximately 65% to 70% of their available manufacturing capacity. Each corrugator plant serves a market radius that typically averages 100 miles. Over 90% of our corrugator plants are ISO 9000 certified.

TIMBERLAND

We own, lease, manage or have cutting rights with respect to approximately 950,000 acres of timberland located near our Counce, Valdosta and Tomahawk mills. Our timberland is generally located within 100 miles of our mills, resulting in lower wood transportation costs and favorable access to our virgin fiber requirements. In 1998, wood supplied from timberland under our control accounted for approximately 25% of our total virgin fiber requirements. The timberland under our control consists of approximately 54% softwood, which is primarily pine, and 46% hardwood. Our Filer City mill is located in a "wood basket" where timber growth exceeds harvest rates, thus providing a stable source of wood without the need to own or control acreage. From time to time, we may acquire or dispose of timberland in the ordinary course of business.

In addition to the timberland under our control, our Forest Management Assistance Program ("FMAP") provides management assistance to nearby private landowners (who own over 228,000 acres of timberland) in return for a right of first refusal over timber sales from those lands. These private lands are expected to generate approximately 165,000 cords of pulpwood per year under FMAP.

We also participate in the Sustainable Forestry Initiative ("SFI"), which is aimed at ensuring the long-term health and conservation of the forestry resources. SFI-related activities include limiting tree harvest sizes, replanting harvested acreage, preserving biodiversity, participating in flora and fauna research and protecting water streams.

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
SOLID WOOD AND RECYCLING FACILITIES

We own sawmills in Ackerman, Mississippi; Selmer, Tennessee; and Fulton, Mississippi, a recycling facility in Jackson, Tennessee and two recycling facilities in Nashville, Tennessee. We also have a 50% interest in a wood chipping joint venture in Fulton, Mississippi and own an air-dry yard operation in Burnsville, Mississippi.

PERSONNEL

Each of our mills is managed by an individual mill manager. In addition to the papermaking and timberland operations personnel, each of our mills has operational support groups that include: scheduling and shipping; technical services and process control; maintenance and reliability; and engineering and technology. Our administrative support groups include accounting, information systems, payroll and human resources. All of the groups mentioned above report to each respective mill manager. Our corporate support includes a containerboard sales and production scheduling group which processes customer orders and a 14-member corporate mill engineering staff that provides engineering, procurement, construction and start-up services for capital and defined maintenance projects.

Each of our converting plants is serviced by a management team which usually includes a general manager, a sales manager, a production manager, a controller and a customer service manager. Our converting plants are collectively serviced by a 14-member technical support group, comprised of packaging engineers and technicians, that provides services to our operating locations including testing, engineering, manufacturing and technical support. Our technical support group also administers technical support, joint improvement teams and performs process analysis at our customers' sites to assure that our customers' quality and performance standards are consistently met. Our converting plants are grouped into seven geographic areas, each reporting to an area general manager.

SALES AND MARKETING

Our containerboard sales group provides all of the sales-related services for domestic and export sales of linerboard and corrugating medium, as well as order processing for all integrated shipments of containerboard from our mills to our converting plants. These personnel also coordinate and execute all containerboard trade agreements.

We maintain a direct sales and marketing organization of approximately 350 sales personnel for our corrugated products, serving both local and national accounts. The sales organization consists primarily of sales representatives and a sales manager at each manufacturing facility serving local and regional accounts, a dedicated graphics sales force at our design centers and corporate account managers who serve large national accounts at multiple customer locations. We maintain general marketing support at our corporate headquarters.

As a part of our direct sales and marketing organization, we have established a nationwide network of new product development and creative packaging design centers to develop and manufacture product packaging and product display solutions to meet more sophisticated, complex customer needs. This network includes five graphic design centers, 11 primary and 11 secondary graphics facilities, and almost 100 additional support personnel, including new product development engineers and product graphics and design specialists. These centers offer state-of-the-art computers and equipment that are capable of 24-hour design turnaround and reduced product delivery times.

DISTRIBUTION

Finished goods produced in our mills are usually shipped by rail or truck. Our individual mills do not own or maintain outside warehousing facilities, although we use several third-party warehouses for short-term storage, which is generally 30 days or less, for cross docking or for customer convenience purposes.

In general, each of our converting plants has a dedicated carrier which transports 60% to 90% of its shipments. Our corrugated containers are usually delivered by truck due to our large number of customers and their demand for timely service. The dispersion of our customers and the high bulk and low value of corrugated containers

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
make shipping costs a relatively high percentage of our total costs. As a result, we have generally positioned our converting plants in proximity to our customers to minimize our freight costs. Most of our converting plants serve customers within a 100-mile radius.

CUSTOMERS

Our converting plants, either directly or through exchange agreements with trading partners, consume approximately 75% to 80% of our mills' containerboard production. These agreements, which are common in the industry, enable a company to achieve two key objectives: (1) supply company-owned corrugator plants from mills that are geographically closer, thus reducing freight costs; and (2) enhance each mill's grade mix by trading for grades which the mill can run more profitably and efficiently. To the extent our mill production is not consumed by our converting plants or traded pursuant to exchange arrangements with other containerboard producers, our mill containerboard production is sold primarily to independent domestic and export box converters, as well as to customers who manufacture fiber drums, air bags, protective packaging and other specialty products. In 1998, 9% of our containerboard shipments were to the export market and 16% were to independent domestic converters.

We have over 8,000 active customers for our corrugated products and ship to over 13,000 locations. Our customer base consists primarily of smaller, local accounts and is broadly diversified across a number of industries and geographic locations. Based on an internal customer survey conducted in 1998, we estimate that nearly 40% of our customers have purchased corrugated packaging products from us for over five years. Our top ten corrugated products customers generated approximately 18% of our total 1998 gross revenues. No single unaffiliated customer represented over 5% of our gross revenues.

In connection with the Transactions, TPI and its affiliates, Tenneco Automotive Inc. and Tenneco Packaging Speciality and Consumer Products Inc., which account for approximately 6% of our sales, each entered into five-year purchase/supply agreements with us under which TPI and its affiliates agreed to purchase from us a substantial percentage of their requirements for linerboard, corrugating medium and other containerboard products and various types of corrugated products used in TPI's business as conducted as of the closing of the Transactions. See "Certain Transactions-Purchase/Supply Agreements."

RAW MATERIALS

FIBER SUPPLY. Fiber is the single largest cost in the manufacture of containerboard. As of December 31, 1998, we owned, leased, managed or had cutting rights with respect to approximately 950,000 acres of timberland in Alabama, Florida, Georgia, Mississippi, Tennessee and Wisconsin. In 1996, 1997 and 1998, approximately 37%, 35% and 36%, respectively, of the virgin fiber used in our mill operations or sold to the open market was harvested from timberland that we owned or controlled. We currently satisfy our remaining fiber requirements through purchases from open market wood sellers. The average cost of wood chips has been increasing due to greater demand for wood chips from timberland located in the Southern United States, and it is possible that wood chip costs will continue to increase.

To reduce our fiber costs, we have invested in processes and equipment to ensure a high degree of fiber flexibility. Our mills have the capability to shift a portion of their fiber consumption between softwood, hardwood and recycled sources in order to optimize fiber costs and, with the exception of our Valdosta mill, all of our mills can utilize recycled fiber in their containerboard production. Our ability to use various types of virgin fiber and recycled fiber in our containerboard production mitigates the impact on our operations of changes in the price of fiber.

ENERGY SUPPLY. We receive energy from both internal and external sources. A significant portion of our mills' energy requirements is generated from internal sources, including recovered fuel materials and bark from processed wood. In addition, each of our mills has boilers which produce steam to generate electricity. Purchased sources include coal, natural gas, oil supplied by contract, bark, black liquor, tire-derived fuel and electricity.

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
Our two kraft linerboard mills at Counce and Valdosta use internal fuel sources such as bark and black liquor for approximately 70% and 60%, respectively, of their fuel requirements. Electricity produced internally accounted for 55% of our total electricity consumption in 1998.

COMPETITION

The containerboard and corrugated packaging products industries are highly competitive. Containerboard is largely a commodity, resulting in substantial price competition. To the extent that we sell linerboard and corrugating medium not used by our own converting plants, we compete directly with a number of large, diversified paper companies, including Georgia-Pacific Corporation, International Paper Company, MacMillan Bloedel Limited, Smurfit-Stone Container Corporation, Temple-Inland Inc., Union Camp Corporation, Weyerhaeuser Company and Willamette Industries, Inc., as well as other regional manufacturers. Many of our competitors are less leveraged and have greater financial and other resources than we do and may therefore be better able to withstand the cyclicality within our industry.

We may also face increased competition from new or existing producers of containerboard. Although containerboard mills generally require approximately two years to construct and require substantial capital investment, some of our competitors have idle machines that could potentially be restarted and used in containerboard production in a shorter period and with less significant capital investment.

Competition in the corrugated products industry is based on innovation, price, design, quality and service, to varying degrees depending on the product line. We compete with national, regional and local corrugated products manufacturers, as well as with manufacturers of other types of packaging products in each of our geographic and product markets. On a national level, our competitors include Four M Corporation, Gaylord Container Corporation, Georgia-Pacific Corporation, International Paper Company, Smurfit-Stone Container Corporation, Temple-Inland Inc., Union Camp Corporation, Weyerhaeuser Company and Willamette Industries, Inc. However, due to our focus on smaller, regional accounts, we believe we more frequently compete with regional or local independent converters rather than with national, integrated producers.

EMPLOYEES

As of March 31, 1999, we had approximately 7,500 employees, of which approximately 2,100 were salaried and approximately 5,400 were hourly employees. Approximately 76% of our hourly employees are represented by unions. Our unionized employees are represented primarily by the United Paperworkers International Union, the Graphic Communications International Union and the United Steel Workers of America. Our union contracts for our unionized mill employees expire between October 2000 and September 2003. Our union contracts for unionized converting plant employees expire between May 1999 and March 2005. We are currently in negotiations to renew or extend any union contracts expiring in the near future. None of our material union contracts expire prior to October 2000. Although we anticipate renewing or extending our union contracts prior to the expiration of the respective contract, there can be no assurance that this will occur. We have not experienced any labor problems resulting in a significant work stoppage, and we believe we have satisfactory relations with our employees.

ENVIRONMENTAL MATTERS

Compliance with environmental requirements is a significant factor in our business operations, and we commit substantial resources to maintaining environmental compliance and managing environmental risk. We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. We believe that we are currently in material compliance with all applicable environmental rules and regulations. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. We work diligently to anticipate and budget for the impact of applicable environmental regulations and do not currently expect that future environmental compliance obligations will materially affect our business or financial condition.

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
In April 1998, the United States Environmental Protection Agency finalized the Cluster Rules which govern all pulp and paper mill operations, including those at our mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants, and require us and our competitors to spend money to ensure compliance with these new rules. We currently project future costs for compliance with the Cluster Rules at our four mills at approximately $63.6 million. We expect to incur these costs from 1999 through 2005. (From 1997 through 1998, we spent approximately $3 million on Cluster Rule compliance.) We currently estimate total capital costs for environmental matters (including Cluster Rule compliance) at $16 million for the 1999 fiscal year and $22 million for the 2000 fiscal year.

As is the case with any industrial operation, we have, in the past, incurred costs associated with the remediation of soil or groundwater contamination. We are currently addressing such conditions at several sites and expect that, from time to time, we will incur similar remedial obligations in the future. Cleanup requirements arise with respect to properties we currently own or operate, former facilities and off-site properties where we have disposed of hazardous substances. We do not believe that any ongoing remedial projects are material in nature. We maintain reserves for environmental remediation liability and currently believe those reserves are adequate. Under the terms of the Contribution Agreement, TPI agreed to retain all liability for all former facilities and all sites associated with pre-closing off-site waste disposal, and TPI retained certain environmentally impaired real property in Filer City, Michigan unrelated to current mill operations.

PROPERTIES

The table below provides a summary of the location of our mills, their general use and the principal products produced. All of our mills are owned.

--------------------------------------------------------------------------------------------------
LOCATION                         FUNCTION                                          CAPACITY (TONS)
-------------------------------  --------------------------------  -------------------------------
Counce, TN                       Kraft Linerboard Mill                                     937,000
Filer City, MI                   Semi-chemical Medium Mill                                 355,000
Tomahawk, WI                     Semi-chemical Medium Mill                                 533,000
Valdosta, GA                     Kraft Linerboard Mill                                     450,000

OTHER FACILITIES. In addition to our mills, we own or lease 39 corrugator plants, 28 sheet/specialty and other plants and five major design centers. We also own three sawmills, an air-drying yard and three recycling facilities.

TIMBERLAND. We own or control approximately 950,000 acres of timberland. We own or control approximately 400,000 acres of timberland in Tennessee, Alabama and Mississippi in proximity to our Counce mill, approximately 160,000 acres of timberland in Wisconsin in proximity to our Tomahawk mill, and approximately 390,000 acres of timberland in Georgia and Florida in proximity to our Valdosta mill.

HEADQUARTERS. We currently lease and will continue to lease our executive and general and administrative offices in Lake Forest, Illinois for a period of up to four years under the terms of a facilities use agreement that was entered into with TPI as of the closing of the Transactions. See "Certain
Transactions--Transition Agreements."

We currently believe that our facilities and properties are sufficient to meet our operating requirements for the foreseeable future.

LEGAL PROCEEDINGS

We are party to various legal actions arising in the ordinary course of our business. These legal actions cover a broad variety of claims spanning our entire business. We believe that the resolution of these legal actions will not, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
The names, ages and positions of the persons who are the directors and executive officers of PCA are set forth below:

-------------------------------------------------------------------------------------------------------------
NAME                                       AGE     POSITION
--------------------------------------     ---     ----------------------------------------------------------
Paul T. Stecko                             54      Chairman of the Board and Chief Executive Officer
William J. Sweeney                         58      Executive Vice President-Paperboard Packaging
Richard B. West                            46      Chief Financial Officer, Secretary and Treasurer
Mark W. Kowlzan                            44      Vice President-Containerboard/Wood Products
Andrea L. Davey                            42      Vice President-Human Resources, Paperboard Packaging
Dana G. Mead                               63      Director
Theodore R. Tetzlaff                       55      Director
Samuel M. Mencoff                          42      Director and Vice President
Justin S. Huscher                          45      Director and Assistant Secretary
Thomas S. Souleles                         30      Director and Assistant Secretary

PAUL T. STECKO has served as Chief Executive Officer of PCA since January 1999 and Chairman of the Board of PCA since March 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco. From January 1997 to that time, Mr. Stecko served as Chief Operating Officer of Tenneco. From December 1993 through January 1997, Mr. Stecko served as President and Chief Executive Officer of TPI. Prior to joining Tenneco, Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko currently serves on the board of directors of Tenneco.

WILLIAM J. SWEENEY has served as Executive Vice President-Paperboard Packaging of PCA since April 1999. From May 1997 to April 1999, Mr. Sweeney served as Executive Vice President-Paperboard Packaging of TPI. From May 1990 to May 1997, Mr. Sweeney served as Senior Vice President and General Manager- Containerboard Products of TPI. From 1983 to that time, Mr. Sweeney served as General Manager and Vice President of Stone Container Corporation. From 1978 to 1983, Mr. Sweeney served as Sales Manager, Operations Manager and Division Vice President at Continental Group and from 1967 to that time, as Sales Manager and General Manager of Boise Cascade Corporation.

RICHARD B. WEST has served as Chief Financial Officer and Treasurer of PCA since March 1999 and as Chief Financial Officer, Secretary and Treasurer since April 1999. Mr. West served as Vice President of Finance of TPI's containerboard group from 1995 to April 1999. Prior to joining Tenneco, Mr. West spent 20 years with International Paper where he served as an Internal Auditor, Internal Audit Manager and Manufacturing Controller for the Printing Papers Group.

MARK W. KOWLZAN has served as Vice President-Containerboard/Wood Products of PCA since April 1999. From 1998 to April 1999, Tenneco employed Mr. Kowlzan as Vice President and General Manager-Containerboard/ Wood Products and from May 1996 to 1998, as Operations Manager and Mill Manager of the Counce mill. Prior to joining Tenneco, Mr. Kowlzan spent 15 years at International Paper, where he held a series of operational positions within its mill organization.

ANDREA L. DAVEY has served as Vice President-Human Resources, Paperboard Packaging of PCA since April 1999. From 1994 to April 1999 Ms. Davey was employed principally by Tenneco where she held the positions of Director of Field Employee Relations, Director of Training and Development, Director of Compensation and Benefits, and Project Manager of HRIS project and also served in the capacity of Vice President-Human Resources, Paperboard Packaging from May 1997 to April 1999. From 1992 to joining Tenneco in 1994, Ms. Davey served as Director of Human Resources for the Bakery division of Sara Lee Corporation.

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
From 1989 to that time, she served as Human Resource Manager for the Converting Group of International Paper. Prior to that time, Ms. Davey spent five years with ITT Corporation, where she served as Human Resources Manager.

DANA G. MEAD has served as a director of PCA since March 1999. Mr. Mead is also Chairman and Chief Executive Officer of Tenneco and has served as a director and an executive officer of Tenneco since April 1992, when he joined Tenneco as Chief Operating Officer. Prior to joining Tenneco, Mr. Mead served as an Executive Vice President of International Paper Company, a manufacturer of paper, pulp and wood products, from 1988, and served as Senior Vice President of that company from 1981. He is also a director of Textron, Inc., Zurich Allied AG and Pfizer Inc.

THEODORE R. TETZLAFF has served as a director of PCA since March 1999. Mr. Tetzlaff has been a Partner in the law firm of Jenner & Block, Chicago, since 1976 and Chairman of its Executive Committee and Operations & Finance Committee since July 1997. Mr. Tetzlaff is also General Counsel of Tenneco, serving in that capacity since June 1992. Mr. Tetzlaff has served as a director of Case Corp. since 1994. He was formerly Vice President, Legal and External Affairs, of Cummins Engine Company, Inc. from 1980 to 1982. Mr. Tetzlaff is also a director of Continental Materials Corp. and a Commissioner of the Public Building Commission of Chicago.

SAMUEL M. MENCOFF has served as a director and Vice President of PCA since January 1999. Mr. Mencoff has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1987 until 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the operating committee of the general partner of Golden Oak Mining Company, L.P. and a member of the board of directors of Bay State Paper Holding Company, Buckeye Technologies, Inc., Huntway Refining Company and Riverwood Holding, Inc.

JUSTIN S. HUSCHER has served as a director of PCA since March 1999 and also as an Assistant Secretary of PCA since April 1999. Mr. Huscher has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1990 until 1993, Mr. Huscher served as Senior Investment Manager of First Chicago Venture Capital. Mr. Huscher is a member of the operating committee of the general partner of Golden Oak Mining Company, L.P. and a member of the board of directors of Bay State Paper Holding Company and Huntway Refining Company.

THOMAS S. SOULELES has served as a director of PCA since March 1999 and also as an Assistant Secretary of PCA since April 1999. From January 1999 to April 1999, Mr. Souleles served as a Vice President and Secretary of PCA. Mr. Souleles has been employed principally by Madison Dearborn Partners, Inc. since 1995 and currently serves as a Director. Prior to joining Madison Dearborn Partners, Inc., Mr. Souleles attended Harvard Law School and Harvard Graduate School of Business Administration where he received a J.D. and an M.B.A. Mr. Souleles is a member of the board of directors of Bay State Paper Holding Company.

Each director of PCA listed above was elected pursuant to the terms of a stockholders agreement among TPI, PCA and PCA Holdings that was entered into in connection with the Transactions. See "Certain Transactions-- Stockholders Agreement."

COMPENSATION OF EXECUTIVE OFFICERS

None of the executive officers of PCA received compensation from PCA prior to the closing of the Transactions. Prior to the closing of the Transactions, each of PCA's executive officers (other than those affiliated with Madison Dearborn) was employed by, and received compensation from, Tenneco Inc. or its affiliates. Each of the executive officers is currently receiving substantially the same base salary and annual perquisite allowance, and is entitled to the same annual cash bonus target from PCA, as they were receiving from Tenneco or its affiliates prior to the closing of the Transactions. For fiscal year 1999, the annual base salaries of Mr. Sweeney, Mr. West, Mr. Kowlzan and Ms. Davey (together with Mr. Stecko, the "Named Executive Officers") are $350,575, $198,018, $194,800

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
and $150,496, respectively; the corresponding annual bonus targets are $175,000, $80,000, $115,000 and $65,000, respectively, and the annual perquisite allowances are $30,000, $12,000, $20,000, and $12,000, respectively.

Pursuant to letter agreements entered into with Mr. Stecko on January 25, 1999 and on May 19, 1999, PCA pays Mr. Stecko a base salary of $600,000 per annum, subject to increases approved by the Board, and has agreed to pay Mr. Stecko an annual bonus of not less than $500,000 with respect to each of the fiscal years 1999, 2000 and 2001, and an annual perquisite allowance of not less than $60,000 payable in cash. In addition, upon commencement of Mr. Stecko's employment with us, we paid Mr. Stecko a signing bonus payment of $1 million, the net proceeds of which, pursuant to the letter agreement, will be invested in common stock of PCA. If Mr. Stecko leaves PCA before the earlier of (1) two years from the date he purchases PCA common stock or (2) an initial public offering or sale of the company, he will be required to return the $1 million signing bonus. If PCA terminates Mr. Stecko without cause, he is entitled to receive an amount equal to three times the sum of his base salary plus the amount of the highest annual bonus paid to him during the previous three year period.

COMPENSATION OF DIRECTORS

PCA does not currently compensate directors for serving as a director or on committees of the board of directors or pay directors any fees for attendance at meetings of the board, although PCA may elect to compensate directors in the future. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.

MANAGEMENT EQUITY SALE

PCA intends to enter into option and stock purchase agreements in June 1999, which we refer to as management stock agreements, with certain of its management-level employees, including the Named Executive Officers, pursuant to which an aggregate of up to 15,050 shares of PCA's common stock will be sold to such employees at $1,000 per share, the same price per share at which PCA Holdings purchased equity in connection with the Transactions. PCA has guaranteed bank financing in the amount of $5,000,000 in the aggregate to enable certain members of PCA's management to purchase equity under their respective management stock agreements. The amount of such bank financing to be guaranteed by PCA with respect to any such employee shall not exceed 50% of the purchase price to be paid by such employee under his or her management stock agreement. PCA anticipates that the capital stock purchased under the management stock agreements will be subject to vesting and will be subject to repurchase upon a termination of employment by PCA. PCA expects that the management stock agreements will also provide for the grant of options to purchase up to an aggregate of approximately 29,240 shares of PCA's common stock, which options will vest over time.

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
                              CERTAIN TRANSACTIONS

THE TRANSACTIONS

As a result of the Transactions, PCA Holdings owns approximately 55% of the common stock outstanding of PCA (without giving effect to contemplated issuances to management). PCA Holdings is controlled by Madison Dearborn. Pursuant to the terms of the Contribution Agreement, PCA paid to Madison Dearborn at closing a transaction fee in the amount of $15.0 million plus reimbursement of out-of-pocket expenses. TPI owns approximately 45% of the common stock outstanding of PCA (without giving effect to issuances to management). Pursuant to the terms of the Contribution Agreement, PCA paid $2.0 million of the legal and accounting fees and expenses of TPI incurred in connection with the Transactions.

TPI has agreed to indemnify PCA, PCA Holdings and their respective affiliates for any breaches of certain representations, warranties and covenants it has made in the Contribution Agreement relating to, among other things, the condition of the business as of the closing of the Transactions, and for liabilities of the containerboard and corrugated packaging products business which it has agreed to retain. TPI's indemnification obligation in respect of breaches of its representations and warranties generally will survive for 18 months following the closing, and will be subject to a $12.5 million deductible and a $150.0 million cap. PCA has agreed to assume certain liabilities of TPI's containerboard and corrugated packaging products business in connection with the Transactions and will indemnify TPI and its affiliates in respect of such assumed liabilities.

TPI has agreed in the Contribution Agreement, subject to certain exceptions, (i) not to engage in the business conducted by PCA's containerboard and corrugating packaging products business as of the closing anywhere in the United States and
(ii) not to induce any customer of PCA to terminate its relationship with PCA, in each case, for a period of five years from the closing of the Transactions.

PURCHASE/SUPPLY AGREEMENTS

Each of TPI and its affiliates, Tenneco Automotive Inc. and Tenneco Packaging Speciality and Consumer Products Inc., have entered into five year purchase/supply agreements with PCA under which each such entity agreed to purchase a substantial percentage of its requirements for containerboard and corrugated packaging products used in TPI's business as of the closing, at the prices charged by PCA to TPI and these affiliates as of the closing (which are expected to fluctuate to accommodate changes in market prices). As a result of these agreements, TPI and its affiliates are PCA's largest customer and PCA's second largest customer of corrugated products. Net sales to TPI and its subsidiaries for the year ended December 31, 1998 and for the three months ended March 31, 1999, were approximately $76.9 million and $19.2 million, respectively. Net sales to other Tenneco entities for the year ended December 31, 1998 and for the three months ended March 31, 1999, were approximately $14.2 million and $3.0 million, respectively.

TRANSITION AGREEMENTS

TPI has entered into a facilities use agreement which provides for PCA's use of a designated portion of TPI's headquarters located in Lake Forest, Illinois for a period of four years. Under the facilities use agreement, PCA is required to pay TPI base rent (calculated based on PCA's proportionate square footage usage of the property) plus additional rent and charges for building and business services provided by TPI and other items.
TPI has also entered into a transition services agreement with PCA which provides for the performance of certain transitional services by TPI and its affiliates which are currently required by PCA to operate the containerboard and corrugated packaging products business. Generally, TPI is charging PCA an amount equal to the actual cost of the services provided by TPI thereunder, determined on a fully-loaded basis without allocation of corporate overhead ("Actual Cost"). The charge to PCA will be the lesser of (1) TPI's Actual Cost and (2) 105% of the cost as forecasted by TPI with respect to services within the following categories of services to be provided under the transition services agreement: payroll, general accounting, tax support, treasury/cash management, insurance/risk management, procurement and T&E card administration, human resources and telecommunication and information services. The initial term of the transition services agreement is one year, but may be extended by PCA for additional one year terms for an upcharge of 15% per year, and PCA may terminate any service on

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
90 days notice to TPI. In addition, TPI has agreed in the transition services agreement, to reimburse PCA for up to $10.0 million in expenditures by PCA relating to Year 2000 compliance. Under the transition services agreement, PCA has agreed to provide TPI certain administrative and transitional services to its folding carton business.

TPI, Tenneco and PCA have entered into a human resources agreement pursuant to which TPI transferred the employment of all of its active employees engaged in the containerboard and corrugated packaging products business to PCA as of the closing at the same rate of pay. Under the human resources agreement, such employees are entitled to continue their participation in certain TPI and Tenneco welfare and pension plans until the fifth anniversary of the closing of the Transactions. PCA has agreed to reimburse Tenneco for associated costs. In addition, PCA has agreed to pay Tenneco an annualized fee of $5.2 million for such participation (subject to upward adjustment in certain circumstances). PCA adopted certain compensation and benefit plans and assumed all of the collective bargaining agreements existing with respect to containerboard business employees as of the closing.

STOCKHOLDERS AGREEMENT

PCA, PCA Holdings and TPI are parties to a stockholders agreement which provides for, among other things, certain restrictions on the transfer of the common stock held by each of them, the right of PCA to sell or cause to be sold all or a portion of the common stock held by them in connection with a sale of PCA and certain preemptive rights upon future issuances of common stock. Pursuant to the stockholders agreement, the PCA board of directors consists of six individuals-three directors designated by PCA Holdings (Messrs. Mencoff, Huscher and Souleles), two directors designated by TPI (Messrs. Mead and Tetzlaff) and the Chief Executive Officer of PCA (Mr. Stecko), who was designated as a director by the holders of the junior preferred stock. Each of TPI and PCA Holdings has agreed to vote their shares in future elections to maintain this board composition. The stockholders agreement also identifies certain company actions which TPI and PCA Holdings have agreed shall be subject to approval by at least four of the five directors designated by TPI and PCA Holdings as described above, including, among other things, (1) the approval of the adoption of, or any material change to, PCA's annual business plan, (2) the purchase or sale of assets having a fair market value in excess of $32.5 million (other than in the ordinary course of business or in connection with a sale of timberland),
(3) the acquisition of another business or participation in any joint venture involving consideration in excess of $32.5 million, and (4) the taking of certain actions that would have a disproportionate impact on TPI or would otherwise be outside of the ordinary course of business.

REGISTRATION RIGHTS AGREEMENT
PCA, PCA Holdings and TPI are parties to a registration rights agreement which provides TPI and PCA Holdings and their respective affiliates and transferees with certain "demand" registration rights, entitling them to cause PCA to register all or part of the common stock and or other securities of PCA held by them under the Securities Act, as well as certain "piggyback" registration rights. TPI and its affiliates, on the one hand, and PCA Holdings and its affiliates, on the other hand, are each entitled to demand (1) three "long form" registrations in which PCA will pay the registration expenses (other than underwriting discounts and commissions), (2) an unlimited number of "short form" registrations in which PCA will pay the registration expenses (other than underwriting discounts and commissions) and (3) an unlimited number of "long form" registrations in which the requesting holders will pay the registration expenses. The registration rights agreement further provides that TPI and its affiliates have first priority to participate in any registration of PCA's securities during the 14-month period following the closing of the Transactions and, thereafter, PCA Holdings and TPI and their respective affiliates have equal priority before all other holders of PCA's securities in any such registration.

SERVICES AGREEMENTS

PCA has entered into a holding company support agreement with PCA Holdings pursuant to which PCA has agreed to reimburse PCA Holdings for all fees, costs and expenses up to in the aggregate $250,000 per annum arising out of or related to PCA Holdings' investment in PCA.

                               SECURITY OWNERSHIP

The following table sets forth certain information as of May 1, 1999 regarding the beneficial ownership of the common stock of PCA by each person who beneficially owns more than 5% of such common stock, by the directors and Named Executive Officers of PCA and by all directors and executive officers as a group.

                                                                                         ----------------------------
                                                                                           BENEFICIAL OWNERSHIP (1)
                                                                                         ----------------------------
                                                                                             NUMBER OF   PERCENT OF
                                                                                                SHARES        CLASS
                                                                                         -------------  -------------
FIVE PERCENT OR MORE SECURITY HOLDERS

  PCA Holdings LLC (2).................................................................        236,500         55.0%
      c/o Madison Dearborn Partners, LLC
      Three First National Plaza
      Chicago, IL 60602

  Tenneco Packaging Inc................................................................        193,500         45.0%
      1900 West Field Court
      Lake Forest, IL 60045

DIRECTORS AND EXECUTIVE OFFICERS

  Paul T. Stecko.......................................................................             --           --
  William J. Sweeney...................................................................             --           --
  Richard B. West......................................................................             --           --
  Mark W. Kowlzan......................................................................             --           --
  Andrea L. Davey......................................................................             --           --
  Dana G. Mead.........................................................................             --           --
  Theodore R. Tetzlaff.................................................................             --           --
  Samuel M. Mencoff (3)................................................................      208,277.5         48.4%
  Justin S. Huscher (4)................................................................      208,277.5         48.4%
  Thomas S. Souleles (5)...............................................................      208,277.5         48.4%
  All directors and executive officers as a group (10 persons).........................      208,277.5         48.4%

--------------

(1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security. PCA, PCA Holdings and TPI are parties to a stockholders agreement which provides for, among other things, certain agreements of PCA Holdings and TPI as to the composition of PCA's board of directors. The number of shares indicated in the table by each party does not include shares of common stock held by the other party to the stockholders agreement. See "Certain Transactions-Stockholders Agreement."

(2) The members of PCA Holdings are Madison Dearborn Capital Partners III, L.P. ("MDCP III"), together with its coinvestors, J.P. Morgan Capital Corporation ("JP Morgan") and BT Capital Investors, L.P. ("BT"). MDCP III may be deemed to have beneficial ownership of 208,277.5 shares of common stock of PCA held by PCA Holdings, JP Morgan may be deemed to have beneficial ownership of 22,222.5 shares of common stock of PCA and BT may be deemed to have beneficial ownership of 4,000 shares of common stock of PCA. Shares beneficially owned by MDCP III may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., its general partner ("MDP III"), and by Madison Dearborn, the general partner of MDP III.

(3) Mr. Mencoff is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Mencoff expressly disclaims beneficial ownership of such shares.

(4) Mr. Huscher is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Huscher expressly disclaims beneficial ownership of such shares.

(5) Mr. Souleles is a Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Souleles expressly disclaims beneficial ownership of such shares.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

In connection with the Transactions, PCA entered into a senior credit facility on April 12, 1999 with various banks and financial institutions, including J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated as co-lead arrangers, Bankers Trust Company, an affiliate of BT Alex. Brown Incorporated, as syndication agent and Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., as administrative agent for the lenders' syndicate thereto. The senior credit facility consists of (1) the Tranche A facility of $460.0 million in term loans, (2) the Tranche B facility of $375.0 million in term loans, (3) the Tranche C facility of $375.0 million in term loans, and (4) the revolving credit facility of up to $250.0 million in revolving credit loans and letters of credit.

The proceeds of the loans made under the senior credit facility (1) were used to finance a portion of the Acquisition and related transaction expenses and to refinance certain outstanding indebtedness and other liabilities and (2) have been and will be used for general corporate purposes including working capital.

The senior credit facility is (1) jointly and severally guaranteed by each of PCA's domestic subsidiaries and (2) secured by a first priority lien on certain real property and substantially all of the tangible and intangible personal property of PCA and its domestic subsidiaries and by a pledge of all of the capital stock of PCA's domestic subsidiaries and will be secured by a pledge of 65% of the capital stock of its first tier foreign subsidiaries (if any). PCA's future domestic subsidiaries will guarantee the senior credit facility and secure that guarantee with certain of their real property and substantially all of their tangible and intangible personal property.

The senior credit facility requires PCA to meet certain financial tests, including maximum leverage ratio, minimum interest coverage and minimum net worth tests. In addition, the senior credit facility contains certain negative covenants limiting, among other things, additional liens, indebtedness, capital expenditures, transactions with affiliates, mergers and consolidations, liquidations and dissolutions, sales of assets, dividends, investments, loans and advances, prepayments and modifications of debt instruments, lines of business, creation of new subsidiaries, restrictions on the ability of subsidiaries to pay dividends, make loans or transfer assets to PCA or other subsidiaries and other matters customarily restricted in such agreements. The senior credit facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments, actual or asserted failure of any guaranty or security document supporting the senior credit facility to be in full force and effect and change of control of PCA.

The Tranche A Term Loan will mature in quarterly installments from September 1999 through 2005. The Tranche B Term Loan will mature in quarterly installments from September 1999 through 2007. The Tranche C Term Loan will mature in quarterly installments from September 1999 through 2008. The revolving credit facility will terminate in 2005.

The borrowings under the senior credit facility bear interest at a floating rate and may be maintained as base rate loans or as Eurodollar loans. Base rate loans bear interest at the base rate (defined as the higher of (1) the applicable prime lending rate of the administrative agent or (2) the Federal Reserve reported overnight funds rate plus 1/2 of 1%), plus the applicable margin (as defined in the senior credit facility). Eurodollar loans bear interest at the Eurodollar rate (as described in the senior credit facility) plus the applicable margin.

The applicable margin with respect to the revolving credit facility and the Tranche A Term Loan varies from time to time in accordance with the terms thereof and an agreed upon pricing grid based on PCA's leverage ratio. The initial applicable margin with respect to the revolving credit facility and the Tranche A Term Loan is (1) 1.75%, in the case of base rate loans and (2) 2.75% in the case of Eurodollar loans. The applicable margin with respect to the Tranche B Term Loan is (1) 2.25% in the case of base rate loans and (2) 3.25% in the case of Eurodollar loans. The applicable margin with respect to the Tranche C Term Loan is (1) 2.50% in the case of base rate loans and (2) 3.50% in the case of Eurodollar loans.

With respect to letters of credit (which are to be issued as a part of the revolving loan commitment) the revolver lenders will receive a commission equal to the applicable margin which applies from time to time to Eurodollar loans under the revolving credit facility. In addition, the issuing banks will receive a fronting fee of 0.25% per annum plus its other standard and customary processing charges. These commission and fronting fees will be payable quarterly in arrears based on the aggregate undrawn amount of each letter of credit issued from time to time under the revolver.

An initial commitment fee of 0.50% applies to the unused portion of the revolving loan commitments. This commitment fee is subject to decrease and will vary from time to time in accordance with an agreed upon pricing grid based upon PCA's leverage ratio.

The senior credit facility provides that certain amounts must be used to prepay the term loan facilities and reduce commitments under the revolving credit facility, including (1) 100% of the net proceeds of any issuance of indebtedness after the closing date by PCA and its subsidiaries, subject to certain exceptions for permitted debt, (2) 50% of the net proceeds of any issuance of equity by PCA and its subsidiaries, subject to certain exceptions, (3) 100% of the net proceeds of any sale or other disposition by PCA and its subsidiaries of any assets, subject to certain exceptions, unless (with certain exceptions and subject to certain agreed dollar limitations) such proceeds are reinvested in "eligible assets" (as defined in the senior credit facility), (4) 75% (50% upon satisfaction of certain financial ratios) of excess cash flow (as defined in the senior credit facility) and (5) 100% of the net proceeds of casualty insurance, condemnation awards or other recoveries, to the extent such proceeds are not applied to the repair, restoration or replacement of the affected assets or reinvested in other "eligible assets" and subject to certain other negotiated exceptions. Voluntary prepayments of the senior credit facility are permitted at any time, subject to certain notice requirements and to the payment of certain losses and expenses suffered by the lenders as a result of the prepayment of Eurodollar loans prior to the end of the applicable interest period.

In general, the mandatory prepayments described above will be applied first, to prepay the term loan facilities and second, to reduce commitments under the revolving credit facility (and if the amount of revolving loans then outstanding exceeds the commitments as so reduced, then that excess amount must be prepaid). Prepayments of the term loan facilities, optional or mandatory, will be applied pro rata to the Tranche A Term Loan, the Tranche B Term Loan and the Tranche C Term Loan, and ratably to the respective installments thereof (subject to the right of PCA to apply prepayments in direct order of maturity to the remaining scheduled repayments due on each tranche within the 24 months following the optional or mandatory prepayment and to the right in certain circumstances of the lenders of the Tranche B Term Loan and the Tranche C Term Loan to waive mandatory prepayments to which they would otherwise be entitled, in which case the amount waived will be applied to the Tranche A Term Loan).

                         DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "PCA" refers only to Packaging Corporation of America and not to any of its Subsidiaries.

PCA will issue the exchange notes under a notes indenture among itself, the Guarantors and United States Trust Company of New York, as trustee. The terms of the exchange notes include those stated in the notes indenture and those made part of the notes indenture by reference to the Trust Indenture Act of 1939.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

    - the exchange notes will bear a Series B designation;

    - the exchange notes have been registered under the Securities Act and, therefore, will generally not bear legends restricting their transfer; and

    - the holders of the exchange notes will not be entitled to certain rights under the notes registration rights agreement, including the provision providing for liquidated damages in certain circumstances relating to the timing of this exchange offer.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the notes indenture. The exchange notes will be PARI PASSU with the outstanding notes if all of such outstanding notes are not exchanged pursuant to this exchange offer.

The following description is a summary of the material provisions of the notes indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The description does not restate the notes indenture in its entirety. We urge you to read the notes indenture because it, and not this description, defines your rights as holders of the exchange notes. Copies of the notes indenture are available as set forth below under "-Additional Information." Certain defined terms used in this description but not defined below under "-Certain Definitions" have the meanings assigned to them in the notes indenture.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

THE EXCHANGE NOTES

The exchange notes:

    - are general unsecured obligations of PCA;

    - are subordinated in right of payment to all existing and future Senior Debt of PCA;

    - are senior to the subordinated exchange debentures;

    - are PARI PASSU in right of payment with any future senior subordinated Indebtedness of PCA; and

    - are unconditionally guaranteed by the Guarantors.

THE GUARANTEES

The exchange notes are guaranteed by all of the Domestic Subsidiaries of PCA (other than any Receivables Subsidiaries).

Each Guarantee of the exchange notes:

    - is a general unsecured obligation of the Guarantor;

    - is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

    - is PARI PASSU in right of payment with any future senior subordinated Indebtedness of the Guarantor.

As of the date of the notes indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-Certain Covenants-Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the notes indenture. Our Unrestricted Subsidiaries will not guarantee the exchange notes.

PRINCIPAL, MATURITY AND INTEREST

The notes indenture provides for the issuance by PCA of exchange notes with a maximum aggregate principal amount of $750.0 million, of which $550.0 million are expected to be issued in this exchange offer. PCA may issue additional exchange notes from time to time after this exchange offer. Any offering of additional exchange notes is subject to the covenant described below under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock." The exchange notes and any additional exchange notes subsequently issued under the notes indenture would be treated as a single class for all purposes under the notes indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. PCA will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on April 1, 2009.

Interest on the exchange notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1999. PCA will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES

If a Holder of at least $1.0 million in aggregate principal amount of the exchange notes has given wire transfer instructions to PCA, PCA will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's exchange notes in accordance with those instructions. All other payments on exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless PCA elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

The trustee will initially act as paying agent and registrar. PCA may change the paying agent or registrar without prior notice to the Holders, and PCA or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange exchange notes in accordance with the notes indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and PCA may require a Holder to pay any taxes and fees required by law or permitted by the notes indenture. PCA is not required to transfer or exchange any exchange note selected for redemption. Also, PCA is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.

The registered Holder of an exchange note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

The Guarantors will jointly and severally guarantee on a senior subordinated basis PCA's obligations under the exchange notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full in cash and Cash

Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of that Guarantor. The subordination provisions applicable to the Subsidiary Guarantees are the same as the subordination provisions applicable to the exchange notes as set forth below under "-Subordination." The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors-Fraudulent Conveyance Matters."

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than PCA or another Guarantor, unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the notes indenture, its Subsidiary Guarantee and the note registration rights agreement pursuant to a supplemental notes indenture satisfactory to the trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the notes indenture.

The Subsidiary Guarantee of a Guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of PCA, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the notes indenture;

    (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of PCA, if PCA applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the notes indenture; or

    (3) if PCA properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

See "-Repurchase at the Option of Holders-Asset Sales."

SUBORDINATION

The payment of principal, interest and premium and Liquidated Damages, if any, and any other Obligations on, or relating to the exchange notes will be subordinated to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of PCA.

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the Holders of exchange notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the exchange notes (except that Holders of exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created), in the event of any distribution to creditors of PCA:

    (1) in a liquidation or dissolution of PCA;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to PCA or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of PCA's assets and liabilities.

PCA also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the exchange notes or acquire any exchange notes for cash or property or otherwise (except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created) if:

    (1) a payment default on Designated Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of that Designated Senior Debt.

Payments on and distributions with respect to any Obligations on, or with respect to, the exchange notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which the default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of (a) the date on which all nonpayment defaults are cured or waived, (b) 179 days after the date of delivery of the applicable Payment Blockage Notice or (c) the trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice will be effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

If the trustee or any Holder of the exchange notes receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the exchange notes (except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created) at a time when such payment is prohibited by these subordination provisions, the trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, shall forthwith deliver the amounts in trust to the holders of Senior Debt (on a pro rata basis based on the aggregate principal amount of the Senior Debt) or their proper Representative.

PCA must promptly notify holders of Senior Debt if payment of the exchange notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of PCA, Holders of exchange notes may recover less ratably than creditors of PCA who are holders of Senior Debt. See "Risk Factors-Subordination."

OPTIONAL REDEMPTION

At any time prior to April 1, 2002, PCA may on any one or more occasions redeem up to 35% of the aggregate principal amount of exchange notes issued under the notes indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales"); PROVIDED that:

    (1) at least 65% of the aggregate principal amount of exchange notes issued under the notes indenture remains outstanding immediately after the occurrence of such redemption (excluding exchange notes held by PCA and its Subsidiaries); and

    (2) the redemption must occur within 60 days of the date of the closing of such offering, the making of such capital contribution or the consummation of a Timberlands Sale.

Prior to April 1, 2004, PCA may also redeem the exchange notes, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to, the date of redemption.

Except pursuant to the preceding paragraphs, the exchange notes will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the notes indenture prohibits PCA from acquiring the exchange notes by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the notes indenture.

After April 1, 2004, PCA may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

----------------------------------------------------------------------------------------------
YEAR                                                                               PERCENTAGE
--------------------------------------------------------------------------------  ------------
2004............................................................................     104.8125%
2005............................................................................     103.2083%
2006............................................................................     101.6042%
2007 and thereafter.............................................................     100.0000%

MANDATORY REDEMPTION

PCA is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

If a Change of Control occurs, each Holder of exchange notes will have the right to require PCA to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's exchange notes pursuant to a Change of Control Offer on the terms set forth in the notes indenture. In the Change of Control Offer, PCA will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of exchange notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, PCA will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the notes indenture and described in such notice. PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of

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the notes indenture, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the notes indenture by virtue of such conflict.

On the Change of Control Payment Date, PCA will, to the extent lawful:

    (1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the trustee the exchange notes so accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by PCA.

The paying agent will promptly mail to each Holder of exchange notes so tendered the Change of Control Payment for such exchange notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; PROVIDED that each such new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, PCA will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of exchange notes required by this covenant. PCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

PCA shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase exchange notes pursuant to the provisions described above. PCA's failure to comply with the covenant described in the immediately preceding sentence may (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described under clause
(2) under the caption "-Events of Defaults and Remedies."

The provisions described above that require PCA to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the notes indenture are applicable. Except as described above with respect to a Change of Control, the notes indenture does not contain provisions that permit the Holders of the exchange notes to require that PCA repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

PCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the notes indenture applicable to a Change of Control Offer made by PCA and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of exchange notes to require PCA to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of PCA and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

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ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) PCA (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by PCA's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and

    (3) at least 75% of the consideration therefor received by PCA or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:

       (a) any liabilities (as shown on PCA's or such Restricted Subsidiary's most recent balance sheet), of PCA or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the exchange notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;

       (b) any securities, notes or other obligations received by PCA or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by PCA or such Restricted Subsidiary into cash within 30 days of the related Asset Sale (to the extent of the cash received in that conversion); and

       (c) any Designated Noncash Consideration received by PCA or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of the Indenture pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, PCA may apply such Net Proceeds at its option:

    (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

    (2) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of PCA or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold;

    (3) to make a capital expenditure or commit, or cause such Restricted Subsidiary to commit, to make a capital expenditure (such commitments to include amounts anticipated to be expended pursuant to PCA's capital investment plan as adopted by the Board of Directors of PCA) within 24 months of such Asset Sale;

    (4) to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption."

Pending the final application of any such Net Proceeds, PCA may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the notes indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding two paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, PCA will make an Asset Sale Offer to all Holders of exchange notes and all holders of other Indebtedness that is PARI PASSU with the exchange notes containing provisions similar to those set forth in the notes indenture with respect

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to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of exchange notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PCA may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of exchange notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the exchange notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis based on the principal amount of exchange notes and such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Notwithstanding the four preceding paragraphs, PCA will be permitted to apply Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption") to repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any Equity Interests of PCA, or repurchase or redeem subordinated exchange debentures, if:

    (1) the repurchase, redemption, dividend or return of capital is consummated within 90 days of the final sale of such Timberlands Sale;

    (2) PCA's Debt to Cash Flow Ratio at the time of such Timberlands Repurchase, after giving pro forma effect to (a) such repurchase, redemption, dividend or return of capital, (b) the Timberlands Sale and the application of the net proceeds therefrom and (c) any increase or decrease in fiber, stumpage or similar costs as a result of the Timberlands Sale, as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of PCA for which internal financial statements are available, would have been no greater than 4.5 to 1; and

    (3) in the case of a repurchase or redemption of all of the then outstanding preferred stock, new preferred stock or subordinated exchange debentures, no Timberlands Net Proceeds have previously been applied to redeem exchange notes or repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any other Equity Interests of PCA.

PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of exchange notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the notes indenture, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the notes indenture by virtue of such conflict.

The agreements governing PCA's outstanding Senior Debt currently prohibit PCA from purchasing any exchange notes, and also provides that certain change of control or asset sale events with respect to PCA would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which PCA becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when PCA is prohibited from purchasing exchange notes, PCA could seek the consent of its senior lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If PCA does not obtain such a consent or repay such borrowings, PCA will remain prohibited from purchasing exchange notes. In such case, PCA's failure to purchase tendered exchange notes would constitute an Event of Default under the notes indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the notes indenture would likely restrict payments to the Holders of exchange notes.

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SELECTION AND NOTICE

If less than all of the exchange notes are to be redeemed at any time, the trustee will select exchange notes for redemption as follows:

    (1) if the exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the exchange notes are listed; or

    (2) if the exchange notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any exchange note is to be redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount thereof to be redeemed. A new exchange note in principal amount equal to the unredeemed portion of the original exchange note will be issued in the name of the Holder thereof upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of PCA's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving PCA or any of its Restricted Subsidiaries) or to the direct or indirect holders of PCA's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of PCA or (b) to PCA or a Restricted Subsidiary of PCA);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving PCA) any Equity Interests of PCA or any direct or indirect parent of PCA;

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is by its terms expressly subordinated to the exchange notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) PCA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock;" and

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    (3) such Restricted Payment, together with the aggregate amount of all other
        Restricted Payments made by PCA and its Restricted Subsidiaries after the date of the notes indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) 50% of the Consolidated Net Income of PCA for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the notes indenture to the end of PCA's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

       (b) 100% of the aggregate net cash proceeds received by PCA since the date of the notes indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of PCA (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PCA that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of PCA), together with the net proceeds received by PCA upon such conversion or exchange, if any, PLUS

       (c) to the extent that any Restricted Investment that was made after the date of the notes indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the notes indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of PCA or any Guarantor or of any Equity Interests of PCA in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of PCA) of, Equity Interests of PCA (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of PCA or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) so long as no Default has occurred and is continuing or would be caused thereby, any Timberlands Repurchase pursuant to and in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders--Asset Sales;"

    (5) the payment of any dividend by a Restricted Subsidiary of PCA to the holders of its common Equity Interests on a pro rata basis;

    (6) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of PCA or any Restricted Subsidiary of PCA held by any current or former officers, directors or employees of PCA (or any of its Restricted Subsidiaries') pursuant to any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;

    (7) repurchases of Equity Interests of PCA deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of such options;

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    (8) cash payments, advances, loans or expense reimbursements made to PCA
        Holdings to permit PCA Holdings to pay its general operating expenses (other than management, consulting or similar fees payable to Affiliates of PCA), franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year; and

    (9) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of the notes indenture.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by PCA or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and PCA will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that PCA may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for PCA's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 or, if a Timberlands Repurchase has occurred pursuant to and in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales," 2.25 to 1, in either case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the incurrence by PCA and any Guarantor of additional Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
        (1) (with letters of credit being deemed to have a principal amount equal to the face amount) not to exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the date of the notes indenture to permanently repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" and LESS the amount of Indebtedness outstanding under clause (18) below; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to Credit Facilities in accordance with this clause (1) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Facilities, in reliance on, and in accordance with, clauses (4) and (19) below or in the first paragraph of this covenant;

    (2) the incurrence by PCA and its Restricted Subsidiaries of the Existing Indebtedness;

    (3) the incurrence by PCA and the Guarantors of Indebtedness represented by the outstanding notes and the related Subsidiary Guarantees issued on the date of the notes indenture, these exchange notes issued in exchange for such outstanding notes and the related Subsidiary Guarantees thereof;

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    (4) the incurrence by PCA or any of its Restricted Subsidiaries of
        Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of PCA or such Restricted Subsidiary, in an aggregate principal amount (which amount may, but need not be, incurred in whole or in part under Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of 7.5% of Total Assets as of the date of incurrence and $50.0 million at any time outstanding;

    (5) the incurrence by PCA or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by the notes indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (15) or (19) of this paragraph;

    (6) the incurrence by PCA or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PCA and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of such Indebtedness by PCA or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6):

       (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than PCA or a Restricted Subsidiary thereof; and

       (b) any sale or other transfer of any such Indebtedness to a Person that is not either PCA or a Restricted Subsidiary thereof;

    (7) the incurrence by PCA or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the notes indenture to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with PCA's or any of its Restricted Subsidiaries' operations so long as management of PCA or such Restricted Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

    (8) the guarantee by PCA or any of the Guarantors of Indebtedness of PCA or a Restricted Subsidiary of PCA that was permitted to be incurred by another provision of this covenant;

    (9) the incurrence by PCA's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of PCA that was not permitted by this clause (9);

   (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges and Consolidated Indebtedness of PCA as accrued;

   (11) the incurrence by PCA of Indebtedness and the issuance by PCA of preferred stock, in each case, that is deemed to be incurred or issued, as the case may be, in connection with the Contribution;

   (12) the incurrence by PCA or any Guarantor of obligations pursuant to foreign currency agreements entered into in the ordinary course of business and not for speculative purposes;

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   (13) Indebtedness arising from agreements of PCA or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (a) such Indebtedness is not reflected on the balance sheet of PCA or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by PCA and its Restricted Subsidiaries in connection with such disposition;

   (14) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by PCA or any of its Restricted Subsidiaries in the ordinary course of business;

   (15) the incurrence of Indebtedness by any Restricted Subsidiary in connection with the acquisition of assets or a new Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million at any one time outstanding; PROVIDED that such Indebtedness was incurred by the prior owner of such asset or such Restricted Subsidiary prior to such acquisition by the Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Restricted Subsidiary;

   (16) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of PCA, in an amount not to exceed $7.5 million at any one time outstanding;

    (17) Indebtedness of PCA that may be deemed to exist under the Contribution Agreement as a result of PCA's obligation to pay purchase price adjustments; PROVIDED that the incurrence of Indebtedness to pay the purchase price adjustment shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (17);

   (18) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to PCA or any of its Subsidiaries (except for Standard Securitization Undertakings); PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause (18) and clause (1) above does not exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the date of the notes indenture to permanently repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

   (19) the incurrence by PCA of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under the Credit Facilities) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (19), not to exceed $75.0 million.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, PCA will be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on

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the date on which exchange notes are first issued and authenticated under the notes indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

NO SENIOR SUBORDINATED DEBT

PCA will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of PCA and senior in any respect in right of payment to the exchange notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

LIENS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired securing Indebtedness, Attributable Debt or trade payables, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to PCA or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to PCA or any of its Restricted Subsidiaries;

    (2) make loans or advances to PCA or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to PCA or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the date of the notes indenture;

    (2) the notes indenture, the exchange notes and the Subsidiary Guarantees;

    (3) applicable law;

    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by PCA or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the notes indenture to be incurred;

    (5) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

    (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

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    (8) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

    (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

   (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

   (11) the Credit Agreement as in effect on the date of the notes indenture;

   (12) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

   (13) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Subsidiary;

   (14) encumbrances or restrictions existing under or arising pursuant to Credit Facilities entered into in accordance with the notes indenture; PROVIDED that the encumbrances or restrictions in such Credit Facilities are not materially more restrictive than those contained in the Credit Agreement as in effect on the date hereof; and

   (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of PCA, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

MERGER, CONSOLIDATION OR SALE OF ASSETS

PCA may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not PCA is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

    (1) either: (a) PCA is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than PCA) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than PCA) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of PCA under the exchange notes, the notes indenture and the note registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

    (3) immediately after such transaction no Default or Event of Default exists; and

    (4) PCA or the Person formed by or surviving any such consolidation or merger (if other than PCA), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to

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        incur at least $1.00 of additional Indebtedness pursuant to the Fixed
        Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."

In addition, PCA may not, directly or indirectly, lease all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among PCA and any of its Wholly Owned Restricted Subsidiaries.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by PCA and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as PCA shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

TRANSACTIONS WITH AFFILIATES

PCA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is on terms taken as a whole that are no less favorable to PCA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by PCA or such Restricted Subsidiary with an unrelated Person; and

    (2) PCA delivers to the trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of national standing; PROVIDED that this clause (b) shall not apply to transactions with TPI and its subsidiaries in the ordinary course of business at a time when Madison Dearborn Partners, LLC and its Affiliates are entitled, directly or indirectly, to elect a majority of the Board of Directors of PCA.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the first paragraph of this covenant:

    (1) any employment agreement entered into by PCA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of PCA or such Restricted Subsidiary;

    (2) transactions between or among PCA and/or its Restricted Subsidiaries;

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    (3) transactions with a Person that is an Affiliate of PCA solely because
        PCA owns an Equity Interest in such Person;

    (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of PCA;

    (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of PCA;

    (6) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that such fees shall not, in the aggregate, exceed $15.0 million (plus out-of-pocket expenses) in connection with the Contribution or $2.0 million in any twelve-month period commencing after the date of the Contribution;

    (7) the payment of fees and expenses related to the Contribution other than fees and expenses paid to Madison Dearborn Partners, LLC and its Affiliates;

    (8) Restricted Payments that are permitted by the provisions of the notes indenture described above under the caption "-Restricted Payments;"

    (9) transactions described in clause (11) of the definition of Permitted Investments;

   (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of PCA or any Subsidiary as determined in good faith by the Board of Directors of PCA or senior management;

   (11) payments made to PCA Holdings for the purpose of allowing PCA Holdings to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year;

   (12) transactions contemplated by the Contribution Agreement and the Transaction Agreements as the same are in effect on the date of the notes indenture;

   (13) transactions in connection with a Qualified Receivables Transaction; and

   (14) transactions with either of the Initial Purchasers or any of their respective Affiliates.

ADDITIONAL SUBSIDIARY GUARANTEES

If PCA or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary or if any Restricted Subsidiary becomes a Domestic Subsidiary of PCA after the date of the notes indenture, then that newly acquired or created Domestic Subsidiary (other than a Receivables Subsidiary) must become a Guarantor and execute a supplemental notes indenture and deliver an Opinion of Counsel to the trustee within 10 Business Days of the date on which it was acquired or created.

SALE AND LEASEBACK TRANSACTIONS

PCA will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that PCA or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

    (1) either (a) PCA or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Net Proceeds of such sale and leaseback transaction are applied to repay outstanding Senior Debt; and

    (2) the transfer of assets in that sale and leaseback transaction is permitted by, and PCA applies the net proceeds of such transaction in compliance with, the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales."

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BUSINESS ACTIVITIES

PCA will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to PCA and its Restricted Subsidiaries taken as a whole.

REPORTS

Whether or not required by the Commission, so long as any exchange notes are outstanding, PCA will furnish to the Holders of exchange notes, within the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if PCA were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by PCA's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if PCA were required to file such reports.

In addition, whether or not required by the Commission, PCA will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, PCA and the Subsidiary Guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If PCA has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of PCA and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of PCA.

EVENTS OF DEFAULT AND REMEDIES

Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the exchange notes, whether or not prohibited by the subordination provisions of the notes indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the exchange notes, whether or not prohibited by the subordination provisions of the notes indenture;

    (3) failure by PCA or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-Repurchase at the Option of Holders-Asset Sales" or "-Certain Covenants-Merger, Consolidation or Sale of Assets;"

    (4) failure by PCA or any of its Restricted Subsidiaries for 30 days after notice by the trustee or by the Holders of at least 25% in principal amount of the exchange notes to comply with any of the other agreements in the notes indenture;

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    (5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries (or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries), if that default:

       (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

    (6) failure by PCA or any of its Restricted Subsidiaries to pay final nonappealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 90 days;

    (7) except as permitted by the notes indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

    (8) certain events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to PCA, all outstanding exchange notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee (upon request of Holders of at least 25% in principal amount of the exchange notes then outstanding) or the Holders of at least 25% in principal amount of the then outstanding exchange notes may declare all the exchange notes to be due and payable by notice in writing to PCA and the trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by PCA and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

Holders of the exchange notes may not enforce the notes indenture or the exchange notes except as provided in the notes indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding exchange notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the trustee may on behalf of the Holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the notes indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the exchange notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding payment of the premium that PCA would have had to pay if PCA then had elected to redeem the exchange notes pursuant to the optional redemption provisions of the notes indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes. If an Event of Default occurs prior to April 1, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of PCA in bad faith with

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the intention of avoiding the prohibition on redemption of the exchange notes prior to April 1, 2004, then the premium specified in the notes indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes.

PCA is required to deliver to the trustee annually a statement regarding compliance with the notes indenture. Upon becoming aware of any Default or Event of Default, PCA is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator or stockholder of PCA or any Guarantor, as such, shall have any liability for any obligations of PCA or the Guarantors under the exchange notes, the notes indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

PCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding exchange notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding exchange notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such exchange notes when such payments are due from the trust referred to below;

    (2) PCA's obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and PCA's and the Guarantor's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the notes indenture.

In addition, PCA may, at its option and at any time, elect to have the obligations of PCA and the Guarantors released with respect to certain covenants that are described in the notes indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the exchange notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the exchange notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) PCA must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and PCA must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, PCA shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) PCA has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the notes indenture, there

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        has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, PCA shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the notes indenture but in any event including the Credit Agreement) to which PCA or any of its Subsidiaries is a party or by which PCA or any of its Subsidiaries is bound;

    (6) PCA must have delivered to the trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of PCA or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of PCA under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) PCA must deliver to the trustee an Officers' Certificate stating that the deposit was not made by PCA with the intent of preferring the Holders of exchange notes over the other creditors of PCA with the intent of defeating, hindering, delaying or defrauding creditors of PCA or others; and

    (8) PCA must deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

Except as provided in the next three succeeding paragraphs, the notes indenture or the exchange notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the exchange notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes), and any existing default or compliance with any provision of the notes indenture or the exchange notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding exchange notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any exchange notes held by a non-consenting Holder):

    (1) reduce the principal amount of exchange notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the exchange notes (other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders");

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    (3) reduce the rate of or change the time for payment of interest on any exchange note;

    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the exchange notes (except a rescission of acceleration of the exchange notes by the Holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any exchange note payable in money other than that stated in the exchange notes;

    (6) make any change in the provisions of the notes indenture relating to waivers of past Defaults or the rights of Holders of exchange notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the exchange notes;

    (7) waive a redemption payment with respect to any exchange note (other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders");

    (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the notes indenture, except in accordance with the terms of the notes indenture; or

    (9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the notes indenture relating to subordination that adversely affects the rights of the Holders of the exchange notes will require the consent of the Holders of at least 75% in aggregate principal amount of exchange notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of exchange notes, PCA, the Guarantors and the trustee may amend or supplement the notes indenture or the exchange notes:

    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

    (3) to provide for the assumption of PCA's or any Guarantor's obligations to Holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of PCA's or any Guarantor's assets;

    (4) to make any change that would provide any additional rights or benefits to the Holders of exchange notes or that does not adversely affect the legal rights under the notes indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the notes indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

The notes indenture will be discharged and will cease to be of further effect as to all exchange notes issued thereunder, when:

    (1) either:

       (a) all exchange notes that have been authenticated (except lost, stolen or destroyed exchange notes that have been replaced or paid and exchange notes for whose payment money has theretofore been deposited in trust and thereafter repaid to PCA) have been delivered to the trustee for cancellation; or

       (b) all exchange notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire

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           indebtedness on the exchange notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

    (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which PCA or any Guarantor is a party or by which PCA or any Guarantor is bound;

    (3) PCA or any Guarantor has paid or caused to be paid all sums payable by it under the notes indenture; and

    (4) PCA has delivered irrevocable instructions to the trustee under the notes indenture to apply the deposited money toward the payment of the exchange notes at maturity or the redemption date, as the case may be.

In addition, PCA must deliver an Officers' Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

If the trustee becomes a creditor of PCA or any Guarantor, the notes indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The notes indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the notes indenture at the request of any Holder of exchange notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

Anyone who receives this prospectus may obtain a copy of the notes indenture without charge by writing to Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described below, the exchange notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee in the form of one or more global certificates (the "Global Notes") or will remain in the custody of the trustee pursuant to a FAST Balance Certificate Agreement between DTC and the trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See "--Exchange Notes of Global Notes for Certificated Notes." In addition, transfers

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of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Cedel, which rules and procedures may change from time to time.

Initially, the trustee will act as paying agent and registrar. The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. PCA takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised PCA that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised PCA that, pursuant to procedures established by it:

    (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to other owners of beneficial interest in the Global Notes.

All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE NOTES INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the notes indenture. Under the terms of the notes indenture, PCA and the trustee will treat the

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Persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither PCA, the trustee nor any agent of PCA or the trustee has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised PCA that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or PCA. Neither PCA nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and PCA and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised PCA that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Notes for legended exchange notes in certificated form, and to distribute such exchange notes to its Participants.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for definitive exchange notes in registered certificated form ("Certificated Notes") if:

    (1) DTC (a) notifies PCA that it is unwilling or unable to continue as depositary for the Global Notes and PCA fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

    (2) PCA, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there shall have occurred and be continuing a Default or Event of Default with respect to the exchange notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the notes indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the DTC, in accordance with its customary procedures.

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SAME DAY SETTLEMENT AND PAYMENT

PCA will make payments in respect of the exchange notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. PCA will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The exchange notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. PCA expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the notes indenture. Reference is made to the notes indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"ACQUIRED DEBT" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

"APPLICABLE PREMIUM" means, with respect to any Note on any redemption date, the greater of:

    (1) 1.0% of the principal amount of the Note; or

    (2) the excess of:

       (a) the present value at such redemption date of (i) the redemption price of the Note at April 1, 2004 (such redemption price being set forth in the table appearing above under the caption "-Optional Redemption") plus (ii) all required interest payments due on the Note through April 1, 2004 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

       (b) the principal amount of the Note, if greater.

"ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of PCA and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-Repurchase at the Option of

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        Holders-Change of Control" and/or the provisions described above under the caption "-Certain Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any of PCA's Restricted Subsidiaries or the sale of Equity Interests in any of PCA's Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

    (2) a transfer of assets between or among PCA and its Wholly Owned Restricted Subsidiaries,

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to PCA or to another Wholly Owned Restricted Subsidiary;

    (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;

    (6) the transfer or disposition of assets and the sale of Equity Interests pursuant to the Contribution;

    (7) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; and

    (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-Certain
        Covenants-Restricted Payments."

"ATTRIBUTABLE Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

"BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

"BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the board of directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

"CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

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    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"CASH EQUIVALENTS" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of PCA Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of PCA (other than a plan relating to the sale or other disposition of timberlands);

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PCA, measured by voting power rather than number of shares; or

    (4) the first day on which a majority of the members of the Board of Directors of PCA are not Continuing Directors.

"CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

    (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

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    (2) consolidated interest expense of such Person and its Restricted
        Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (3) depletion, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

    (4) all one-time charges incurred in 1999 in connection with the Contribution (including the impairment charge described in "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview") to the extent such charges were deducted in computing such Consolidated Net Income; PLUS

    (5) all restructuring charges incurred prior to the date of the Indenture (including the restructuring charge that was added to pro forma EBITDA to calculate adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data"); MINUS

    (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of PCA shall be added to Consolidated Net Income to compute Consolidated Cash Flow of PCA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to PCA by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

    (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; PLUS

    (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; PLUS

    (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

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"CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded; and

    (5) for purposes of calculating Consolidated Cash Flow to determine the Debt to Cash Flow Ratio or the Fixed Charge Coverage Ratio, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of PCA who:

    (1) was a member of such Board of Directors on the date of the Indenture; or

    (2) was nominated for election or elected to such Board of Directors either
        (a) with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (b) pursuant to and in accordance with the terms of the Stockholders Agreement as in effect on the date of the Indenture.

"CONTRIBUTION" means the Contribution contemplated by the Contribution
Agreement.

"CONTRIBUTION AGREEMENT" means that certain Contribution Agreement dated as of January 25, 1999 among TPI, PCA Holdings and PCA as the same is in effect on the date of the Indenture.

"CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the date hereof by and among PCA and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of PCA as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

"CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

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"DEBT TO CASH FLOW RATIO" means, as of any date of determination, the ratio of
(1) the Consolidated Indebtedness of PCA as of such date to (2) the Consolidated Cash Flow of PCA for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by PCA and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above:

    (1) acquisitions that have been made by PCA or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded;

    (3) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of such four-quarter reference period; and

    (4) the impact of the Treasury Lock shall be excluded.

"DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by PCA or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of PCA or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

"DESIGNATED SENIOR DEBT" means:

    (1) any Indebtedness under or in respect of the Credit Agreement; and

    (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by PCA in the instrument or agreement relating to the same as "Designated Senior Debt."

"DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would

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constitute Disqualified Stock solely because the holders thereof have the right to require PCA to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that PCA may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-Certain Covenants-Restricted Payments." The Senior Exchangeable Preferred Stock as in effect on the date of the Indenture will not constitute Disqualified Stock for purposes of the Indenture.

"DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of PCA.

"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"EXISTING INDEBTEDNESS" means Indebtedness of PCA and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

"FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, excluding amortization of debt issuance costs and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

    (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of PCA (other than Disqualified Stock) or to PCA or a Restricted Subsidiary of PCA, times (b) a fraction, the numerator of which is one and the denominator of which is one minus PCA's then current effective combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

    (4) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of such four-quarter reference period; and

    (5) the impact of the Treasury Lock shall be excluded.

"FOREIGN SUBSIDIARY WORKING CAPITAL INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary that is organized outside of the United States under lines of credit extended after the date of the Indenture to any such Restricted Subsidiary by Persons other than PCA or any of its Restricted Subsidiaries, the proceeds of which are used for such Restricted Subsidiary's working capital purposes.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"GUARANTEE" means a guarantee of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

"GUARANTORS" means:

    (1) each Restricted Subsidiary that is or becomes a Domestic Subsidiary of PCA (other than a Receivables Subsidiary); and

    (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

"HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

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"INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

    (1) borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) the deferred balance of the purchase price of any property outside of the ordinary course of business which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or

    (6) any Hedging Obligations or Other Hedging Agreements,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Other Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount thereof in the case of any other Indebtedness.

"INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and BT Alex.Brown Incorporated.

"INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PCA or any Subsidiary of PCA sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of PCA such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of PCA, PCA shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments." The acquisition by PCA or any Subsidiary of PCA of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PCA or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments."

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

"MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

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"NET INCOME" means, with respect to any specified Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or
        (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

"NET PROCEEDS" means the aggregate cash proceeds received by PCA or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither PCA nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of PCA or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PCA or any of its Restricted Subsidiaries.

"OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OTHER HEDGING AGREEMENTS" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

"PCA HOLDINGS" means PCA Holdings LLC, a Delaware limited liability company.

"PERMITTED BUSINESS" means the containerboard, paperboard and packaging products business and any business in which PCA and its Restricted Subsidiaries are engaged on the date of the Indenture or any business reasonably related, incidental or ancillary to any of the foregoing.

"PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to PCA's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of PCA that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

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"PERMITTED INVESTMENTS" means:

    (1) any Investment in PCA or in a Restricted Subsidiary of PCA;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by PCA or any Restricted Subsidiary of PCA in a Person, if as a result of such Investment:

       (a) such Person becomes a Restricted Subsidiary of PCA; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PCA or a Restricted Subsidiary of PCA;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales;"

    (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of PCA;

    (6) Hedging Obligations and Other Hedging Agreements;

    (7) any Investment existing on the date of the Indenture;

    (8) loans and advances to employees and officers of PCA and its Restricted Subsidiaries in the ordinary course of business;

    (9) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

   (10) negotiable instruments held for deposit or collection in the ordinary course of business;

   (11) loans, guarantees of loans and advances to officers, directors, employees or consultants of PCA or a Restricted Subsidiary of PCA not to exceed $7.5 million in the aggregate outstanding at any time;

   (12) any Investment by PCA or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each such Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by PCA or any of its Restricted Subsidiaries; and

   (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of $50.0 million or 5% of Total Assets.

"PERMITTED JUNIOR SECURITIES" means debt or equity securities of PCA or any successor corporation issued pursuant to a plan of reorganization or readjustment of PCA that are subordinated to the payment of all then outstanding Senior Debt of PCA at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of PCA on the date of the Indenture, so long as:

    (1) the effect of the use of this defined term in the subordination provisions contained in the Indenture is not to cause the Notes to be treated as part of:

       (a) the same class of claims as the Senior Debt of PCA; or

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       (b) any class of claims PARI PASSU with, or senior to, the Senior Debt of
           PCA for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of PCA; and

    (2) to the extent that any Senior Debt of PCA outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) on such date, either:

       (a) the holders of any such Senior Debt not so paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) have consented to the terms of such plan of reorganization or readjustment; or

       (b) such holders receive securities which constitute Senior Debt of PCA (which are guaranteed pursuant to guarantees constituting Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of PCA (and any related Senior Debt of the Guarantors) not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof).

"PERMITTED LIENS" means:

    (1) Liens of PCA and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

    (2) Liens in favor of PCA or the Guarantors;

    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with PCA or any Subsidiary of PCA; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with PCA or the Subsidiary;

    (4) Liens on property existing at the time of acquisition thereof by PCA or any Subsidiary of PCA, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

    (7) Liens existing on the date of the Indenture together with any Liens securing Permitted Refinancing Indebtedness incurred under clause (5) of the second paragraph under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in order to refinance the Indebtedness secured by Liens existing on the date of the Indenture; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

    (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

    (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

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   (10) Liens to secure Foreign Subsidiary Working Capital Indebtedness permitted by the Indenture to be incurred so long as any such Lien attached only to the assets of the Restricted Subsidiary which is the obligor under such Indebtedness;

   (11) Liens securing Attributable Debt;

   (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

   (13) Liens incurred in the ordinary course of business of PCA or any Subsidiary of PCA with respect to obligations that do not exceed $15.0 million at any one time outstanding.

"PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of PCA or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of PCA or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Indebtedness is incurred either by PCA or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"PRINCIPALS" means:

    (1) Madison Dearborn Partners, LLC and its Affiliates; and

    (2) TPI and its Affiliates.

"PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, PCA or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

"QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by PCA or any of its Restricted Subsidiaries pursuant to which PCA or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

    (1) a Receivables Subsidiary (in the case of a transfer by PCA or any of its Restricted Subsidiaries); and

    (2) any other Person (in the case of a transfer by a Receivables
        Subsidiary),

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or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of PCA or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

"RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of PCA that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of PCA (as provided below) as a Receivables Subsidiary and:

    (1) has no Indebtedness or other Obligations (contingent or otherwise) that:

       (a) are guaranteed by PCA or any of its Restricted Subsidiaries, other than contingent liabilities pursuant to Standard Securitization Undertakings;

       (b) are recourse to or obligate PCA or any of its Restricted Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

       (c) subjects any property or assets of PCA or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

    (2) has no contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with PCA or any of its Restricted Subsidiaries than on terms no less favorable to PCA or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of PCA, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3) neither PCA nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of PCA shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of PCA giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

"RELATED PARTY" means:

    (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

"REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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"SENIOR DEBT" means:

    (1) all Indebtedness outstanding under all Credit Facilities, all Hedging Obligations and all Other Hedging Agreements (including guarantees thereof) with respect thereto of PCA and the Guarantors, whether outstanding on the date of the Indenture or thereafter incurred;

    (2) any other Indebtedness incurred by PCA and the Guarantors, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by PCA or the Guarantors;

    (2) any Indebtedness of PCA or any Guarantor to any of its Subsidiaries;

    (3) any trade payables; or

    (4) the portion of any Indebtedness that is incurred in violation of the Indenture (but only to the extent so incurred).

"SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by PCA or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

"STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of April 12, 1999 by and among PCA Holdings LLC, TPI and PCA, as in effect on the date of the Indenture.

"SUBSIDIARY" means, with respect to any specified Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

"TPI" means Tenneco Packaging Inc., a Delaware corporation.

"TIMBERLANDS NET PROCEEDS" means the Net Proceeds from Timberlands Sales in excess of $500.0 million, up to a maximum of $100.0 million (or such larger amount as may be necessary to repurchase or redeem all outstanding

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Preferred Stock or Subordinated Exchange Debentures in the event of a repurchase or redemption of all outstanding Preferred Stock or Subordinated Exchange Debentures), as long as at least $500.0 million of Net Proceeds have been applied to repay Indebtedness under the Credit Agreement.

"TIMBERLANDS REPURCHASE" means the repurchase or redemption of, payment of a dividend on, or return of capital with respect to any Equity Interests of PCA, the repurchase or redemption of Subordinated Exchange Debentures or the redemption of Notes with Timberlands Net Proceeds in accordance with the terms of the Indenture.

"TIMBERLANDS SALE" means a sale or series of sales by PCA or a Restricted Subsidiary of PCA of timberlands.

"TOTAL ASSETS" means the total consolidated assets of PCA and its Restricted Subsidiaries, as set forth on PCA's most recent consolidated balance sheet.

"TRANSACTION AGREEMENTS" means:

    (1) those certain Purchase/Supply Agreements between PCA and each of TPI, Tenneco Automotive, Inc. and Tenneco Packaging Specialty and Consumer Products, Inc., each dated the date of the Indenture;

    (2) that certain Facilities Use Agreement between PCA and TPI, dated the date of the Indenture;

    (3) that certain Human Resources Agreement among PCA, TPI and Tenneco Inc., dated the date of the Indenture;

    (4) that certain Transition Services Agreement among PCA and TPI, dated the date of the Indenture;

    (5) that certain Holding Company Support Agreement among PCA and PCA Holdings, dated the date of the Indenture;

    (6) that certain Registration Rights Agreement among PCA, PCA Holdings and TPI, dated the date of the Indenture; and

    (7) the Stockholders Agreement.

"TREASURY LOCK" means the interest rate protection agreement dated as of March 5, 1999 between PCA and J.P. Morgan Securities Inc.

"TREASURY RATE" means, as of any redemption date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to April 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"UNRESTRICTED SUBSIDIARY" means any Subsidiary of PCA that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with PCA or any Restricted Subsidiary of PCA unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PCA or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PCA;

    (3) is a Person with respect to which neither PCA nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

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    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PCA or any of its Restricted
        Subsidiaries.

Any designation of a Subsidiary of PCA as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-Certain Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of PCA as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," PCA shall be in default of such covenant. The Board of Directors of PCA may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PCA of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

"VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

"WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

"WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

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                       DESCRIPTION OF NEW PREFERRED STOCK

This description of the securities being offered has five parts:

    - New Preferred Stock;

    - Subordinated Exchange Debentures;

    - Book-Entry, Delivery and Form; and

    - Certain Definitions.

You should read all four parts of this Description of New Preferred Stock for a description of the provisions of the instruments governing the securities, the form in which the securities are expected to be issued and certain mechanics for trading of the securities. Although this description is provided for your reference, you are strongly encouraged to read the certificate of designation governing the new preferred stock and the exchange indenture governing the subordinated exchange debentures for the complete terms and provisions of the securities being offered. In addition, you should be aware that the General Corporation Law of the State of Delaware also governs the new preferred stock and the ability of PCA to pay dividends on the preferred stock. See "Description of Capital Stock" and "Risk Factors-Dividend Restrictions."

You can find the definitions of certain terms used in this description under the subheading "-Certain Definitions." In this description, the words "we," "us," the "company" or "PCA" refer only to Packaging Corporation of America and not to any of its subsidiaries.

                              NEW PREFERRED STOCK

PCA will issue the new preferred stock under a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, which we refer to as the certificate of designation.

The following description is a summary of the material provisions of the certificate of designation and does not restate that document in its entirety. We urge you to read the certificate of designation because it, and not this description, defines your rights as holders of the new preferred stock. Copies of the certificate of designation are available as set forth below under the subheading "Additional Information." This description is qualified in its entirety by reference to PCA's Amended and Restated Certificate of Incorporation, which will include the certificate of designation and the definitions therein of the defined terms used below.

The certificate of designation authorizes PCA to issue 3,000,000 shares of senior exchangeable preferred stock with a liquidation preference of $100 per share (the "Liquidation Preference") of which 1,900,000 shares are designated as Series B senior exchangeable preferred stock, or new preferred stock. When issued, the new preferred stock will be fully paid and nonassessable and Holders of new preferred stock will have no preemptive rights.

On any dividend payment date, PCA may, under certain conditions, exchange all and not less than all of the shares of new preferred stock for PCA's subordinated exchange debentures. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the new preferred stock, see "Certain United States Federal Tax Considerations-Senior Exchangeable Preferred Stock-Dividends."

At or after the time of issuance, the new preferred stock will not necessarily trade at a price equal to its Liquidation Preference. The market price of the new preferred stock may fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of PCA and other factors that generally influence the market prices of securities. See "Risk Factors."

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Currently, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-Certain
Covenants-Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the certificate of designation.

TRANSFER AGENT

The transfer agent for the new preferred stock will be United States Trust Company of New York unless and until a successor is selected by PCA. The offices of the transfer agent are located at 114 West 47th Street, New York, NY, 10036.

RANKING

The new preferred stock will rank senior in right of payment to all classes or series of PCA's capital stock as to dividends and upon liquidation, dissolution or winding up of PCA.

Without the consent of the Holders of at least a majority in aggregate Liquidation Preference of the then outstanding new preferred stock, PCA may not authorize, create (by way of reclassification or otherwise) or issue:

    (1) any class or series of capital stock of PCA ranking on a parity with the new preferred stock ("Parity Securities");

    (2) any obligation or security convertible or exchangeable into or evidencing a right to purchase, any Parity Securities;

    (3) any class or series of capital stock of PCA ranking senior to the new preferred stock ("Senior Securities"); or

    (4) any obligation or security convertible or exchangeable into or evidencing a right to purchase, any Senior Securities.

DIVIDENDS

When PCA's Board of Directors declares dividends out of legally available funds, the Holders of record of the new preferred stock as of each March 15 and September 15 will be entitled to receive cumulative preferential dividends at the rate per share of 12 3/8% per annum on the following dividend payment date. Dividends on the new preferred stock will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 1999.

On or prior to April 1, 2004, PCA may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of new preferred stock (including fractional stock) having an aggregate Liquidation Preference equal to the amount of such dividends. After April 1, 2004, PCA will pay dividends in cash only. PCA does not expect to pay any dividends in cash before April 1, 2004. Dividends payable on the new preferred stock will be computed on the basis of a 360-day year comprised of twelve 30-day months; and will accrue on a daily basis.

Dividends on the new preferred stock will accrue whether or not:

    (1) PCA has earnings or profits;

    (2) there are funds legally available for the payment of such dividends; or

    (3) dividends are declared.

Dividends will accumulate to the extent they are not paid on the dividend payment date for the semiannual period to which they relate. Accumulated unpaid dividends will accrue dividends at the rate of 12 3/8% per annum. PCA must take all actions required or permitted under Delaware law to permit the payment of dividends on the new preferred stock.

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Unless PCA has declared and paid full cumulative dividends upon, or declared and set apart a sufficient sum for the payment of full cumulative dividends on, all outstanding new preferred stock due for all past dividend periods, then:

    (1) no dividend (other than a dividend payable solely in shares of any class or series of capital stock ranking junior to the new preferred stock as to the payment of dividends and as to rights in liquidation, dissolution and winding up of the affairs of PCA (any such stock, "Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Securities;

    (2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Securities;

    (3) no Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for other Junior Securities) by PCA or any of its Restricted Subsidiaries; and

    (4) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Junior Securities by PCA or any of its Restricted Subsidiaries.

Holders of the new preferred stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends described above.

In addition, the Credit Agreement and the notes indenture contain restrictions on the ability of PCA to pay cash dividends on the new preferred stock. Any future credit agreements or other agreements relating to Indebtedness to which PCA becomes a party may contain similar restrictions and provisions. See "Risk Factors--Dividend Restrictions."

VOTING RIGHTS

Holders of the new preferred stock will have no voting rights, except as required by law and as provided in the certificate of designation. Under the certificate of designation, the number of members of PCA's Board of Directors will immediately and automatically increase by two, and the Holders of a majority in Liquidation Preference of the outstanding new preferred stock, voting as a separate class, may elect two members to the Board of Directors of PCA, upon:

    (1) the accumulation of accrued and unpaid dividends on the outstanding new preferred stock in an amount equal to three or more full semiannual dividends (whether or not consecutive);

    (2) failure by PCA or any of its Restricted Subsidiaries to comply with any mandatory redemption obligation with respect to the new preferred stock, the failure to make a Change of Control Offer or an Asset Sale Offer in accordance with the provisions of the certificate of designation or the failure to repurchase new preferred stock pursuant to such offers;

    (3) failure by PCA or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements set forth in the certificate of designation and the continuance of such failure for 30 consecutive days or more after notice from the Holders of at least 25% in aggregate Liquidation Preference of the new preferred stock then outstanding;

    (4) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries (or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries), if that default:

       (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

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       and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; or

    (5) certain events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries (each of the events described in clauses
        (1) through (5) being referred to as a "Voting Rights Triggering
        Event").

Voting rights arising as a result of a Voting Rights Triggering Event will continue until all dividends in arrears on the new preferred stock are paid in full and all other Voting Rights Triggering Events have been cured or waived.

In addition, as provided above under "-Ranking," PCA may not authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or Parity Securities, or any obligation or security convertible into or evidencing a right to purchase any Senior Securities or Parity Securities, without the affirmative vote or consent of the Holders of a majority in Liquidation Preference of the then outstanding shares of new preferred stock.

EXCHANGE FEATURE

On any dividend payment date, PCA may exchange all and not less than all of the shares of then outstanding new preferred stock for subordinated exchange debentures if:

    (1) on the date of the exchange, there are no accumulated and unpaid dividends on the new preferred stock (including the dividend payable on that date) or other contractual impediments to the exchange;

    (2) the exchange does not immediately cause:

       (a) a Default or Event of Default (each as defined in the subordinated exchange debentures indenture) under the subordinated exchange debentures indenture;

       (b) a default or event of default under any Credit Facility or the notes indenture; and

       (c) a default or event of default under any material instrument governing Indebtedness of PCA or any of its Restricted Subsidiaries that is outstanding at the time;

    (3) the subordinated exchange debentures indenture has been duly authorized, executed and delivered by PCA and U.S. Trust Company of Texas, N.A. the exchange trustee, and is a legal, valid and binding agreement of PCA;

    (4) the subordinated exchange debentures indenture has been qualified under the Trust Indenture Act, if qualification is required at the time of exchange; and

    (5) PCA has delivered a written opinion to the exchange trustee stating that all conditions to the exchange have been satisfied and as to such other matters as the exchange trustee shall reasonably request.

The Credit Agreement currently prohibits and the notes indenture currently restricts the exchange of the new preferred stock. Agreements governing other Indebtedness of PCA and its Subsidiaries may restrict PCA's ability to exchange the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

Upon any exchange pursuant to the preceding paragraph, Holders of outstanding new preferred stock will be entitled to receive:

    (1) a principal amount of subordinated exchange debentures equal to the aggregate Liquidation Preference of the new preferred stock held by such Holder; PLUS

    (2) without duplication, any accrued and unpaid dividends on such shares.

The subordinated exchange debentures will be:

    (1) issued in registered form, without coupons; and

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    (2) issued in principal amounts of $1,000 and integral multiples thereof to the extent possible and any other principal amount to the extent necessary, PROVIDED that PCA may pay cash in lieu of issuing subordinated exchange debenture having a principal amount that is less than $1,000.

For a description of the subordinated exchange debentures, see "-Description of Subordinated Exchange Debentures."

PCA will send notice of its intention to exchange, by first class mail, postage prepaid, to each Holder of new preferred stock at its registered address not more than 60 days nor less than 30 days prior to the Exchange Date. In addition to any information required by law or by the applicable rules of any exchange upon which new preferred stock may be listed or admitted to trading, the notice will state:

    (1) the Exchange Date;

    (2) the place or places where certificates for such stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

    (3) that dividends on the new preferred stock to be exchanged will cease to accrue on the Exchange Date.

If notice of any exchange has been properly given, and if on or before the Exchange Date the subordinated exchange debentures have been duly executed and authenticated and an amount in cash or additional new preferred stock (as applicable) equal to all accrued and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the transfer agent, then on and after the close of business on the Exchange Date:

    (1) the new preferred stock to be exchanged will no longer be considered outstanding and may subsequently be issued in the same manner as the other authorized but unissued preferred stock, but not as new preferred stock; and

    (2) all rights of the Holders as stockholders of PCA will cease, except their right to receive upon surrender of their certificates the subordinated exchange debentures and all accrued and unpaid dividends, if any, thereon to the Exchange Date.

MANDATORY REDEMPTION

On April 1, 2010 (the "Mandatory Redemption Date"), PCA will be required to redeem (subject to it having sufficient legally available funds and subject to compliance with the Credit Agreement, the notes indenture, the subordinated exchange debentures indenture and any Credit Facility entered into by PCA and its Restricted Subsidiaries after the Issue Date) all outstanding new preferred stock at a price in cash equal to the Liquidation Preference, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption. PCA will not be required to make sinking fund payments with respect to the new preferred stock.

The Credit Agreement and the notes indenture currently restrict the redemption of the new preferred stock and agreements governing additional indebtedness may restrict PCA's ability to redeem the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

OPTIONAL REDEMPTION

At any time prior to April 1, 2002, PCA may on any one occasion redeem all, or on any one or more occasions redeem up to 35% of the then outstanding aggregate Liquidation Preference of new preferred stock at a redemption price of 112.375% of the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds (which amount

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shall be reduced on a dollar for dollar basis by the amount of Timberlands Net
Proceeds used to make a Timberlands Repurchase in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales"); PROVIDED that

    (1) except in the case of a redemption of all of the then outstanding new preferred stock, at least 65% of the aggregate Liquidation Preference of the new preferred stock issued under the certificate of designation remains outstanding immediately after the occurrence of such redemption (excluding new preferred stock held by PCA and its Subsidiaries); and

    (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution or the consummation of a Timberlands Sale.

Prior to April 1, 2004, PCA may also redeem the new preferred stock, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the Liquidation Preference thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption.

Except pursuant to the preceding paragraphs, the new preferred stock will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the certificate of designation prohibits PCA from acquiring the new preferred stock by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the certificate of designation.

After April 1, 2004, PCA may redeem all or a part of the new preferred stock upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the Liquidation Preference) set forth below plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

----------------------------------------------------------------------------
YEAR                                                              PERCENTAGE
----------------------------------------------------------------  ----------
2004............................................................   106.1875%
2005............................................................   104.6406%
2006............................................................   103.0938%
2007............................................................   101.5469%
2008 and thereafter.............................................   100.0000%

The Credit Agreement and the notes indenture currently restrict the redemption of the new preferred stock and the agreements governing additional indebtedness may restrict PCA's ability to redeem the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

LIQUIDATION RIGHTS

Each Holder of the new preferred stock will be entitled to payment, out of the assets of PCA available for distribution (after giving effect to the prior payment of all Indebtedness and other claims), of an amount equal to the Liquidation Preference of the new preferred stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of PCA, upon any:

    (1) voluntary or involuntary liquidation, dissolution or winding up of the affairs of PCA; or

    (2) reduction or decrease in PCA's capital stock resulting in a distribution of assets to the holders of any class or series of PCA's capital stock (a "reduction or decrease in capital stock").

After payment in full of the Liquidation Preference and all accrued and unpaid dividends and Liquidated Damages, if any, to which Holders of new preferred stock are entitled, such Holders may not further participate in any distribution of assets of PCA. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of PCA

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nor the consolidation or merger of PCA with or into one or more Persons will be a voluntary or involuntary liquidation, dissolution or winding up of PCA or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of PCA or reduction or decrease in capital stock.

The certificate of designation does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the new preferred stock, although such Liquidation Preference will be substantially in excess of the par value of the new preferred stock.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

If a Change of Control occurs, each Holder of new preferred stock will have the right to require PCA to repurchase all or any part (but not any fractional shares) of that Holder's new preferred stock pursuant to a Change of Control Offer on the terms set forth in the certificate of designation. In the Change of Control Offer, PCA will offer a Change of Control Payment in cash equal to 101% of the aggregate Liquidation Preference of new preferred stock repurchased plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, PCA will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new preferred stock on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the certificate of designation and described in such notice. PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the new preferred stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the certificate of designation, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the certificate of designation by virtue of such conflict.

On the Change of Control Payment Date, PCA will, to the extent lawful:

    (1) accept for payment all new preferred stock or portions thereof properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new preferred stock or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the transfer agent the new preferred stock so accepted together with an Officers' Certificate stating the Liquidation Preference of new preferred stock or portions thereof being purchased by PCA.

The paying agent will promptly mail to each Holder of new preferred stock so tendered the Change of Control Payment for such new preferred stock, and the transfer agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new certificate representing the new preferred stock equal in Liquidation Preference to any unpurchased portion of the new preferred stock surrendered, if any.

Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, PCA will either repay all outstanding Exchange Debenture Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Exchange Debenture Senior Debt to permit the repurchase of new preferred stock required by this covenant. PCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

PCA shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase new preferred stock pursuant to the provisions described above. PCA's failure to

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
comply with the covenant described in the immediately preceding sentence may (with notice and lapse of time) constitute a Voting Rights Triggering Event described in clause (3) but shall not constitute a Voting Rights Triggering Event described under clause (2) under the caption "-Voting Rights."

The provisions described above that require PCA to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Certificate of Designation are applicable. Except as described above with respect to a Change of Control, the certificate of designation does not contain provisions that permit the Holders of new preferred stock to require that PCA repurchase or redeem new preferred stock in the event of a takeover, recapitalization or similar transaction.

PCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the certificate of designation applicable to a Change of Control Offer made by PCA and purchases all new preferred stock validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of new preferred stock to require PCA to repurchase such new preferred stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of PCA and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) PCA (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by PCA's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the transfer agent; and

    (3) at least 75% of the consideration therefor received by PCA or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:

       (a) any liabilities (as shown on PCA's or such Restricted Subsidiary's most recent balance sheet) of PCA or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets;

       (b) any securities, notes or other obligations received by PCA or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by PCA or such Restricted Subsidiary into cash within 30 days of the related Asset Sale (to the extent of the cash received in that conversion); and

       (c) any Designated Noncash Consideration received by PCA or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the Issue Date pursuant to this clause
           (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

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Within 365 days after the receipt of any Net Proceeds from an Asset Sale, PCA may apply such Net Proceeds at its option:

    (1) to repay Exchange Debenture Senior Debt and, if the Exchange Debenture Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

    (2) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of PCA or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold;

    (3) to make a capital expenditure or commit, or cause such Restricted Subsidiary to commit, to make a capital expenditure (such commitments to include amounts anticipated to be expended pursuant to PCA's capital investment plan as adopted by the Board of Directors of PCA) within 24 months of such Asset Sale; or

    (4) to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption."

Pending the final application of any such Net Proceeds, PCA may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the certificate of designation.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the two preceding paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, PCA will make an Asset Sale Offer to all Holders of new preferred stock and all holders of Parity Securities containing provisions similar to those set forth in the certificate of designation with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum amount of new preferred stock and such other Parity Securities that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Liquidation Preference plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PCA may use such Excess Proceeds for any purpose not otherwise prohibited by the certificate of designation. If the aggregate Liquidation Preference of new preferred stock and such other Parity Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the transfer agent shall select the new preferred stock and such other Parity Securities to be purchased on a pro rata basis based on the Liquidation Preference of new preferred stock and such other Parity Securities tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Notwithstanding the four preceding paragraphs, PCA will be permitted to apply Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption") to repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any Equity Interests of PCA, or repurchase or redeem subordinated exchange debentures if:

    (1) the repurchase, redemption, dividend or return of capital is consummated within 90 days of the final sale of such Timberlands Sale;

    (2) PCA's Debt and new preferred stock to Cash Flow Ratio at the time of such Timberlands Repurchase, after giving pro forma effect to (a) such repurchase, redemption, dividend or return of capital, (b) the Timberlands Sale and the application of the net proceeds therefrom and
        (c) any increase or decrease in fiber, stumpage or similar costs as a result of the Timberlands Sale as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of PCA for which internal financial statements are available, would have been no greater than 5.0 to 1; and

    (3) in the case of a repurchase or redemption of all of the then outstanding new preferred stock or subordinated exchange debentures, no Timberlands Net Proceeds have been previously applied to repurchase or redeem, or pay a dividend on, or return of capital with respect to, any other Equity Interests of PCA.

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
PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of new preferred stock pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the certificate of designation, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the certificate of designation by virtue of such conflict.

The agreements governing PCA's outstanding Exchange Debenture Senior Debt currently prohibit PCA from purchasing any new preferred stock, and also provides that certain change of control or asset sale events with respect to PCA would constitute a default under these agreements. Any future credit agreements or other agreements relating to Exchange Debenture Senior Debt to which PCA becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when PCA is prohibited from purchasing new preferred stock, PCA could seek the consent of its senior lenders to the purchase of new preferred stock or could attempt to refinance the borrowings that contain such prohibition. If PCA does not obtain such a consent or repay such borrowings, PCA will remain prohibited from purchasing new preferred stock. In such case, PCA's failure to purchase tendered new preferred stock would constitute a Voting Rights Triggering Event under the certificate of designation and the Holders of a majority of the outstanding new preferred stock, voting as a separate class, would be entitled to elect two members to the Board of Directors of PCA.

SELECTION AND NOTICE

If less than all of the new preferred stock is to be redeemed at any time, the transfer agent will select new preferred stock for redemption as follows:

    (1) if the new preferred stock is listed, in compliance with the requirements of the principal national securities exchange on which the new preferred stock is listed; or

    (2) if the new preferred stock is not so listed, on a pro rata basis, by lot or by such method as the transfer agent shall deem fair and appropriate.

No shares of new preferred stock shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of new preferred stock to be redeemed at its registered address. Notices of redemption may not be conditional.

If any new preferred stock is to be redeemed in part only, the notice of redemption that relates to that new preferred stock shall state the portion of the Liquidation Preference thereof to be redeemed. A new certificate with an aggregate Liquidation Preference equal to the unredeemed portion of the original certificate evidencing new preferred stock presented for redemption will be issued in the name of the Holder thereof upon cancellation of the certificate. New preferred stock called for redemption become due on the date fixed for redemption. On and after the redemption date, dividends cease to accrue on new preferred stock or portions thereof called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of PCA's or any of its Restricted Subsidiaries' Equity Interests (other than the new preferred stock) including, without limitation, any payment in connection with any merger or consolidation involving PCA or any of its Restricted Subsidiaries or to the direct or indirect holders of PCA's or any of its Restricted Subsidiaries' Equity Interests (other than the new preferred stock in their capacity as such) other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of PCA or (b) to PCA or a Restricted Subsidiary of PCA;

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
    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving PCA) any Equity Interests of PCA or any direct or indirect parent of PCA other than new preferred stock; or

    (3) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) PCA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by PCA and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2),
        (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) 50% of the Consolidated Net Income of PCA for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of PCA's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

       (b) 100% of the aggregate net cash proceeds received by PCA since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of PCA (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PCA that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of PCA), together with the net proceeds received by PCA upon such conversion or exchange, if any, PLUS

       (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
           (ii) the initial amount of such Restricted Investment.

The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the certificate of designation;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of PCA in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of PCA) of, Equity Interests of PCA (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

    (3) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, any Timberlands Repurchase pursuant to and in accordance with the fifth paragraph described under the caption "--Repurchase at the Option of Holders--Asset Sales;"

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    (4) the payment of any dividend by a Restricted Subsidiary of PCA to the holders of its common Equity Interests on a pro rata basis;

    (5) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of PCA or any Restricted Subsidiary of PCA held by any current or former officers, directors or employees of PCA (or any of its Restricted Subsidiaries') pursuant to any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;

    (6) repurchases of Equity Interests of PCA deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of such options;

    (7) cash payments, advances, loans or expense reimbursements made to PCA Holdings to permit PCA Holdings to pay its general operating expenses (other than management, consulting or similar fees payable to Affiliates of PCA), franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year; and

    (8) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by PCA or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and PCA will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that PCA may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries of PCA may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for PCA's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1 or, if a Timberlands Repurchase has occurred, 2.25 to 1, in either case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, which we refer to as the certificate of designation permitted debt:

    (1) the incurrence by PCA and its Restricted Subsidiaries of additional Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount) not to exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the Issue Date to

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
        permanently repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" and LESS the amount of Indebtedness outstanding under clause (18) below; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to Credit Facilities in accordance with this clause (1) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Facilities, in reliance on, and in accordance with, clauses (4) and (19) below or in the first paragraph of this covenant;

    (2) the incurrence by PCA and its Restricted Subsidiaries of the Existing Indebtedness;

    (3) the incurrence by PCA and its Restricted Subsidiaries of Indebtedness represented by the exchange notes and the related subsidiary guarantees;

    (4) the incurrence by PCA or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of PCA or such Restricted Subsidiary, in an aggregate principal amount (which amount may, but need not be, incurred in whole or in part under Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of 7.5% of Total Assets as of the date of incurrence and $50.0 million at any time outstanding;

    (5) the incurrence by PCA or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by the Certificate of Designation to be incurred under the first paragraph of this covenant or clauses (2), (3), (4),
        (15) or (19) of this paragraph;

    (6) the incurrence by PCA or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PCA and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of such Indebtedness by PCA or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6):

       (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than PCA or a Restricted Subsidiary thereof; and

       (b) any sale or other transfer of any such Indebtedness to a Person that is not either PCA or a Restricted Subsidiary thereof;

    (7) the incurrence by PCA or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the certificate of designation to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with PCA's or any of its Restricted Subsidiaries' operations so long as management of PCA or such Restricted Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

    (8) the guarantee by PCA or any of its Restricted Subsidiaries of Indebtedness of PCA or a Restricted Subsidiary of PCA that was permitted to be incurred by another provision of this covenant;

    (9) the incurrence by PCA's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of PCA that was not permitted by this clause (9);

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   (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges and Consolidated Indebtedness of PCA as accrued;

   (11) the incurrence by PCA of Indebtedness and the issuance by PCA of preferred stock, in each case, that is deemed to be incurred or issued, as the case may be, in connection with the Contribution;

   (12) the incurrence by PCA or any of its Restricted Subsidiaries of obligations pursuant to foreign currency agreements entered into in the ordinary course of business and not for speculative purposes;

   (13) Indebtedness arising from agreements of PCA or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (a) such Indebtedness is not reflected on the balance sheet of PCA or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by PCA and its Restricted Subsidiaries in connection with such disposition;

   (14) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by PCA or any of its Restricted Subsidiaries in the ordinary course of business;

   (15) the incurrence of Indebtedness by any Restricted Subsidiary that is organized outside of the United States in connection with the acquisition of assets or a new Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause
        (15), not to exceed $25.0 million at any one time outstanding; PROVIDED that such Indebtedness was incurred by the prior owner of such asset or such Restricted Subsidiary prior to such acquisition by the Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Restricted Subsidiary;

   (16) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of PCA, in an amount not to exceed $7.5 million at any one time outstanding;

   (17) Indebtedness of PCA that may be deemed to exist under the Contribution Agreement as a result of PCA's obligation to pay purchase price adjustments; PROVIDED that the incurrence of Indebtedness to pay the purchase price adjustment shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (17);

   (18) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to PCA or any of its Subsidiaries (except for Standard Securitization Undertakings); PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause (18) and clause (1) above does not exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

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   (19) the incurrence by PCA of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under the Credit Facilities) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (19), not to exceed $75.0 million.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of certificate of designation permitted debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, PCA will be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of certificate of designation permitted debt.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to PCA or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to PCA or any of its Restricted Subsidiaries;

    (2) make loans or advances to PCA or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to PCA or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the Issue Date;

    (2) the notes indenture, the exchange notes and the subsidiary guarantees of the exchange notes;

    (3) the certificate of designation;

    (4) applicable law;

    (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by PCA or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the certificate of designation to be incurred;

    (6) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

    (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

    (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

   (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

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   (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

   (12) the Credit Agreement as in effect on the Issue Date;

   (13) restrictions on the transfer of assets subject to any Lien permitted under the certificate of designation imposed by the holder of such Lien;

   (14) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Subsidiary;

   (15) encumbrances or restrictions existing under or arising pursuant to Credit Facilities entered into in accordance with the certificate of designation or the subordinated exchange debentures indenture, as applicable; PROVIDED that the encumbrances or restrictions in such Credit Facilities are not materially more restrictive than those contained in the Credit Agreement as in effect on the Issue Date; and

   (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of PCA, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

MERGER, CONSOLIDATION OR SALE OF ASSETS

PCA may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not PCA is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

    (1) either: (a) PCA is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than PCA) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than PCA) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of PCA under the new preferred stock, the certificate of designation and the preferred stock registration rights agreement pursuant to agreements reasonably satisfactory to the transfer agent;

    (3) immediately after such transaction no Voting Rights Triggering Event exists; and

    (4) PCA or the Person formed by or surviving any such consolidation or merger (if other than PCA), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."

In addition, PCA may not, directly or indirectly, lease all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among PCA and any of its Wholly Owned Restricted Subsidiaries.

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DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Voting Rights Triggering Event. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by PCA and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as PCA shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Voting Rights Triggering Event.

TRANSACTIONS WITH AFFILIATES

PCA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is on terms taken as a whole that are no less favorable to PCA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by PCA or such Restricted Subsidiary with an unrelated Person; and

    (2) PCA delivers to the transfer agent:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of national standing; PROVIDED that this clause (b) shall not apply to transactions with TPI and its subsidiaries in the ordinary course of business at a time when Madison Dearborn Partners, LLC and its Affiliates are entitled, directly or indirectly, to elect a majority of the Board of Directors of PCA.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the first paragraph of this covenant:

    (1) any employment agreement entered into by PCA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of PCA or such Restricted Subsidiary;

    (2) transactions between or among PCA and/or its Restricted Subsidiaries;

    (3) transactions with a Person that is an Affiliate of PCA solely because PCA owns an Equity Interest in such Person;

    (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of PCA;

    (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of PCA;

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    (6) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that such fees shall not, in the aggregate, exceed $15.0 million (plus out-of-pocket expenses) in connection with the Contribution or $2.0 million in any twelve-month period commencing after the date of the Contribution;

    (7) the payment of fees and expenses related to the Contribution other than fees and expenses paid to Madison Dearborn Partners, LLC and its Affiliates;

    (8) Restricted Payments that are permitted by the provisions of the certificate of designation described above under the caption "-Restricted Payments;"

    (9) transactions described in clause (11) of the definition of Permitted Investments;

   (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of PCA or any Subsidiary as determined in good faith by the Board of Directors of PCA or senior management;

   (11) payments made to PCA Holdings for the purpose of allowing PCA Holdings to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year;

   (12) transactions contemplated by the Contribution Agreement and the Transaction Agreements as the same were in effect on the Issue Date;

   (13) transactions in connection with a Qualified Receivables Transaction; and

   (14) transactions with either of the Initial Purchasers or any of their respective Affiliates.

SALE AND LEASEBACK TRANSACTIONS

PCA will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that PCA or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

    (1) either (a) PCA or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Net Proceeds of such sale and leaseback transaction are applied to repay outstanding Exchange Debenture Senior Debt; and

    (2) the transfer of assets in that sale and leaseback transaction is permitted by, and PCA applies the net proceeds of such transaction in compliance with, the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales."

BUSINESS ACTIVITIES

PCA will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to PCA and its Restricted Subsidiaries taken as a whole.

REPORTS

Whether or not required by the Commission, so long as any new preferred stock is outstanding, PCA will furnish to the Holders of new preferred stock, within the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if PCA were required to file such Forms, including a

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        "Management's Discussion and Analysis of Financial Condition and Results
        of Operations" and, with respect to the annual information only, a report on the annual financial statements by PCA's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if PCA were required to file such reports.

If PCA has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of PCA and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of PCA.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange new preferred stock in accordance with the certificate of designation if the requirements of the transfer agent for such transfer or exchange are met. The transfer agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and PCA may require a Holder to pay any taxes and fees required by law or permitted by the certificate of designation.

AMENDMENT, SUPPLEMENT AND WAIVER

Except as provided in the next two succeeding paragraphs, the certificate of designation or the new preferred stock may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Liquidation Preference of the new preferred stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock), and any existing default or compliance with any provision of the certificate of designation or the new preferred stock may be waived with the consent of the Holders of a majority in aggregate Liquidation Preference of the then outstanding new preferred stock (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any new preferred stock held by a non-consenting Holder):

    (1) alter the voting rights with respect to the new preferred stock or reduce the number of shares of new preferred stock whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any new preferred stock or alter the provisions with respect to the redemption of the new preferred stock (other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders");

    (3) reduce the rate of or change the time for payment of dividends on any new preferred stock;

    (4) waive a default in the payment of Liquidation Preference of, or dividends or premium or Liquidated Damages, if any, on the new preferred stock;

    (5) make any new preferred stock payable in any form or money other than that stated in the certificate of designation;

    (6) waive a redemption payment with respect to any new preferred stock (other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders"); or

    (7) make any change in the preceding amendment and waiver provisions.

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Notwithstanding the preceding, without the consent of any Holder of new preferred stock, PCA may (to the extent permitted by Delaware law) amend or supplement the certificate of designation:

    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated new preferred stock in addition to or in place of certificated new preferred stock;

    (3) to provide for the assumption of PCA's obligations to Holders of new preferred stock in the case of a merger or consolidation or sale of all or substantially all of PCA's assets; or

    (4) to make any change that would provide any additional rights or benefits to the Holders of new preferred stock or that does not adversely affect the legal rights under the certificate of designation of any such Holder.

REISSUANCE

New preferred stock redeemed or otherwise acquired or retired by PCA will assume the status of authorized but unissued preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued preferred stock, but not as new preferred stock.

ADDITIONAL INFORMATION

Anyone who receives this prospectus may obtain a copy of the certificate of designation and subordinated exchange debentures indenture without charge by writing to Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Chief Financial Officer.

                        SUBORDINATED EXCHANGE DEBENTURES

The subordinated exchange debentures:

    - will be general unsecured obligations of PCA; and

    - will be subordinated in right of payment to all existing and future Exchange Debenture Senior Debt of PCA.

The subordinated exchange debentures will not be guaranteed by any of PCA's subsidiaries.

PCA will issue the subordinated exchange debentures under a subordinated exchange debentures indenture between itself and the exchange trustee. The terms of the subordinated exchange debentures include those stated in the subordinated exchange debentures indenture and those made part of the subordinated exchange debentures indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the subordinated exchange debentures indenture. It does not restate that agreement in its entirety. We urge you to read the subordinated exchange debentures indenture because it, and not this description, defines your rights as holders of the subordinated exchange debentures. Copies of the subordinated exchange debentures indenture are available as set forth below under "-Additional Information." Certain defined terms used in this description but not defined below under "-Certain Definitions" have the meanings assigned to them in the subordinated exchange debentures indenture.

PRINCIPAL, MATURITY AND INTEREST

The subordinated exchange debentures indenture provides for the issuance by PCA of subordinated exchange debentures only in exchange for new preferred stock and to pay interest on outstanding subordinated exchange debentures as described below. The subordinated exchange debentures will mature on April 1, 2010.

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Interest on the subordinated exchange debentures will accrue at the rate of
12 3/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 1999. PCA will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

On or prior to April 1, 2004, PCA may, at its option, make interest payments:

    (1) in cash; or

    (2) in additional subordinated exchange debentures having an aggregate principal amount equal to the amount of such interest.

After April 1, 2004, PCA will pay interest in cash only. PCA does not expect to pay any interest in cash before April 1, 2004.

Interest on the subordinated exchange debentures will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE SUBORDINATED EXCHANGE DEBENTURES

If a Holder of at least $1.0 million in aggregate principal amount of the subordinated exchange debentures has given wire transfer instructions to PCA, PCA will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's subordinated exchange debentures in accordance with those instructions. All other payments on subordinated exchange debentures will be made at the office or agency of the paying agent and registrar within the City and State of New York unless PCA elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE SUBORDINATED EXCHANGE DEBENTURES

The exchange trustee will initially act as paying agent and registrar. PCA may change the paying agent or registrar without prior notice to the Holders, and PCA or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange subordinated exchange debentures in accordance with the subordinated exchange debentures indenture. The registrar and the exchange trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and PCA may require a Holder to pay any taxes and fees required by law or permitted by the subordinated exchange debentures indenture. PCA is not required to transfer or exchange any subordinated exchange debenture selected for redemption. Also, PCA is not required to transfer or exchange any subordinated exchange debenture for a period of 15 days before a selection of subordinated exchange debentures to be redeemed.

The registered Holder of a subordinated exchange debenture will be treated as the owner of it for all purposes.

SUBORDINATION

The payment of principal, interest and premium and Liquidated Damages, if any, and any other Obligations on, or relating to the subordinated exchange debentures will be subordinated to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Exchange Debenture Senior Debt of PCA, including Exchange Debenture Senior Debt incurred after the Issue Date.

The holders of Exchange Debenture Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Obligations due in respect of Exchange Debenture Senior Debt (including interest after the commencement

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of any bankruptcy proceeding at the rate specified in the applicable Exchange
Debenture Senior Debt, whether or not such interest is an allowable claim) before the Holders of subordinated exchange debentures will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the subordinated exchange debentures (except that Holders of subordinated exchange debentures may receive and retain Permitted Junior Securities and payments made from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created), in the event of any distribution to creditors of PCA:

    (1) in a liquidation or dissolution of PCA;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to PCA or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of PCA's assets and liabilities.

PCA also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the subordinated exchange debentures or acquire any subordinated exchange debentures for cash or property or otherwise (except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created) if:

    (1) a payment default on Designated Exchange Debenture Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on any Designated Exchange Debenture Senior Debt that permits holders of that Designated Exchange Debenture Senior Debt to accelerate its maturity and the exchange trustee receives a notice of such default (an "Exchange Debenture Payment Blockage Notice") from the Representative of that Designated Exchange Debenture Senior Debt.

Payments on and distributions with respect to any Obligations on, or with respect to, the subordinated exchange debentures may and shall be resumed:

    (1) in the case of a payment default, upon the date on which the default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of (a) the date on which all nonpayment defaults are cured or waived, (b) 179 days after the date of delivery of the applicable Payment Blockage Notice or (c) the exchange trustee receives notice from the Representative for such Designated Exchange Debenture Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Exchange Debenture Senior Debt has been accelerated.

No new Exchange Debenture Payment Blockage Notice will be effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Exchange Debenture Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Exchange Debenture Payment Blockage Notice to the exchange trustee shall be, or be made, the basis for a subsequent Exchange Debenture Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

If the exchange trustee or any Holder of the subordinated exchange debentures receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the subordinated exchange debentures (except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created) at a time when such payment is prohibited by these subordination provisions, the exchange trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of

Exchange Debenture Senior Debt. Upon the proper written request of the holders of Exchange Debenture Senior Debt, the exchange trustee or the Holder, as the case may be, shall forthwith deliver the amounts in trust to the holders of Exchange Debenture Senior Debt (on a pro rata basis based on the aggregate principal amount of Exchange Debenture Senior Debt) or their proper Representative.

PCA must promptly notify holders of Exchange Debenture Senior Debt if payment of the subordinated exchange debentures is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of PCA, Holders of subordinated exchange debentures may recover less ratably than creditors of PCA who are holders of Exchange Debenture Senior Debt. See "Risk Factors-Subordination."

OPTIONAL REDEMPTION

At any time prior to April 1, 2002, PCA may on any one occasion redeem all, or on any one or more occasions redeem up to 35%, of the then outstanding aggregate principal amount of subordinated exchange debentures issued under the subordinated exchange debentures indenture at a redemption price of 112.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the fifth paragraph described under the caption "-Repurchase at Option of Holders-Asset Sales"); PROVIDED that

    (1) except in the case of a redemption of the then outstanding subordinated exchange debentures, at least 65% of the aggregate principal amount of subordinated exchange debentures issued under the subordinated exchange debentures indenture remains outstanding immediately after the occurrence of such redemption (excluding subordinated exchange debentures held by PCA and its Subsidiaries); and

    (2) the redemption must occur within 60 days of the date of the closing of such offering, the making of such capital contribution or the consummation of a Timberlands Sale.

Prior to April 1, 2004, PCA may also redeem the subordinated exchange debentures, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption.

Except pursuant to the preceding paragraphs, the subordinated exchange debentures will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the subordinated exchange debentures indenture prohibits PCA from acquiring the subordinated exchange debentures by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the subordinated exchange debentures indenture.

After April 1, 2004, PCA may redeem all or a part of the subordinated exchange debentures upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

----------------------------------------------------------------------------
YEAR                                                              PERCENTAGE
----------------------------------------------------------------  ----------
2004............................................................   106.1875%
2005............................................................   104.6406%
2006............................................................   103.0938%
2007............................................................   101.5469%
2008 and thereafter.............................................   100.0000%

MANDATORY REDEMPTION

PCA is not required to make mandatory redemption or sinking fund payments with respect to the subordinated exchange debentures.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

If a Change of Control occurs, each Holder of subordinated exchange debentures will have the right to require PCA to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's subordinated exchange debentures pursuant to a Change of Control Offer on the terms set forth in the subordinated exchange debentures indenture, which terms are substantially identical to those contained in the certificate of designation.

ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale except in accordance with an Asset Sale covenant that is substantially identical to the Asset Sale covenant contained in the certificate of designation.

SELECTION AND NOTICE

If less than all of the subordinated exchange debentures are to be redeemed at any time, the exchange trustee will select subordinated exchange debentures for redemption as follows:

    (1) if the subordinated exchange debentures are listed, in compliance with the requirements of the principal national securities exchange on which the subordinated exchange debentures are listed; or

    (2) if the subordinated exchange debentures are not so listed, on a pro rata basis, by lot or by such method as the exchange trustee shall deem fair and appropriate.

No subordinated exchange debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of subordinated exchange debentures to be redeemed at its registered address. Notices of redemption may not be conditional.

If any subordinated exchange debenture is to be redeemed in part only, the notice of redemption that relates to that subordinated exchange debenture shall state the portion of the principal amount thereof to be redeemed. A new subordinated exchange debenture in principal amount equal to the unredeemed portion of the original subordinated exchange debenture will be issued in the name of the Holder thereof upon cancellation of the original subordinated exchange debenture. Subordinated exchange debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on subordinated exchange debentures or portions of them called for redemption.

CERTAIN COVENANTS

The subordinated exchange debentures indenture will contain covenants substantially identical to those contained in the certificate of designation.

EVENTS OF DEFAULT AND REMEDIES

Each of the following will be an Event of Default under the subordinated exchange debentures indenture:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the subordinated exchange debentures, whether or not prohibited by the subordination provisions of the subordinated exchange debentures indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the subordinated exchange debentures, whether or not prohibited by the subordination provisions of the subordinated exchange debentures indenture;

    (3) failure by PCA or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-Repurchase at the Option of Holders-Change of Control," "-Repurchase at the Option of Holders-Asset Sales" or "-Certain Covenants-Merger, Consolidation or Sale of Assets;"

    (4) failure by PCA or any of its Restricted Subsidiaries for 30 days after notice by the exchange trustee or by the Holders of at least 25% in principal amount of the subordinated exchange debentures to comply with any of the other agreements in the subordinated exchange debentures indenture;

    (5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries (or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries), if that default:

       (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

       and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

    (6) failure by PCA or any of its Restricted Subsidiaries to pay final nonappealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 90 days; and

    (7) certain events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to PCA, all outstanding subordinated exchange debentures will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the exchange trustee (upon request of Holders of at least 25% in principal amount of the subordinated exchange debentures then outstanding) or the Holders of at least 25% in principal amount of the then outstanding subordinated exchange debentures may declare all the subordinated exchange debentures to be due and payable by notice in writing to PCA and the trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by PCA and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

Holders of the subordinated exchange debentures may not enforce the subordinated exchange debentures indenture or the subordinated exchange debentures except as provided in the subordinated exchange debentures indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding subordinated exchange debentures may direct the exchange trustee in its exercise of any trust or power. The exchange trustee may withhold from Holders of the subordinated exchange debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the subordinated exchange debentures then outstanding by notice to the exchange trustee may on behalf of the Holders of all of the subordinated exchange debentures waive any existing Default or Event of Default and its consequences under the subordinated exchange debentures indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the subordinated exchange debentures.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding payment of the premium that PCA would have had to pay if PCA then had elected to redeem the subordinated exchange debentures pursuant to the optional redemption provisions of the subordinated exchange debentures indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the subordinated exchange debentures. If an Event of Default occurs prior to April 1, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of PCA in bad faith with the intention of avoiding the prohibition on redemption of the subordinated exchange debentures prior to April 1, 2004 then the premium specified in the subordinated exchange debentures indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the subordinated exchange debentures.

PCA is required to deliver to the exchange trustee annually a statement regarding compliance with the subordinated exchange debentures indenture. Upon becoming aware of any Default or Event of Default, PCA is required to deliver to the exchange trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator or stockholder of PCA, as such, shall have any liability for any obligations of PCA under the subordinated exchange debentures, the subordinated exchange debentures indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of subordinated exchange debentures by accepting a subordinated exchange debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the subordinated exchange debentures. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

PCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding subordinated exchange debentures ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding subordinated exchange debentures to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such subordinated exchange debentures when such payments are due from the trust referred to below;

    (2) PCA's obligations with respect to the subordinated exchange debentures concerning issuing temporary subordinated exchange debentures, registration of subordinated exchange debentures, mutilated, destroyed, lost or stolen subordinated exchange debentures and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the exchange trustee, and PCA's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the subordinated exchange debentures indenture.

In addition, PCA may, at its option and at any time, elect to have the obligations of PCA released with respect to certain covenants that are described in the subordinated exchange debentures indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the subordinated exchange debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the subordinated exchange debentures.

In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) PCA must irrevocably deposit with the exchange trustee, in trust, for the benefit of the Holders of the subordinated exchange debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding subordinated exchange debentures on the stated maturity or on the applicable redemption date, as the case may be, and PCA must specify whether the subordinated exchange debentures are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, PCA shall have delivered to the exchange trustee an Opinion of Counsel reasonably acceptable to the exchange trustee confirming that (a) PCA has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding subordinated exchange debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, PCA shall have delivered to the exchange trustee an Opinion of Counsel reasonably acceptable to the exchange trustee confirming that the Holders of the outstanding subordinated exchange debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the subordinated exchange debentures indenture but in any event including the Credit Agreement) to which PCA or any of its Subsidiaries is a party or by which PCA or any of its Subsidiaries is bound;

    (6) PCA must have delivered to the exchange trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of PCA between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of PCA under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) PCA must deliver to the exchange trustee an Officers' Certificate stating that the deposit was not made by PCA with the intent of preferring the Holders of subordinated exchange debentures over the other creditors of PCA with the intent of defeating, hindering, delaying or defrauding creditors of PCA or others; and

    (8) PCA must deliver to the exchange trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

Except as provided in the next three succeeding paragraphs, the subordinated exchange debentures indenture or the subordinated exchange debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the subordinated exchange debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, subordinated exchange debentures), or, if no subordinated exchange debentures are outstanding, the holders of a majority in Liquidation Preference of new preferred stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock), and any existing default or compliance with any provision of the subordinated exchange debentures indenture or the subordinated exchange debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding subordinated exchange debentures (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, subordinated exchange debentures) or, if no subordinated exchange debentures are outstanding, the holders of a majority in Liquidation Preference of new preferred stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any subordinated exchange debentures (a) held by a non-consenting Holder or, (b) if no subordinated exchange debentures are outstanding, to be received by a Holder of new preferred stock):

    (1) reduce the principal amount of subordinated exchange debentures whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any subordinated exchange debenture or alter the provisions with respect to the redemption of the subordinated exchange debentures (other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders");

    (3) reduce the rate of or change the time for payment of interest on any subordinated exchange debenture;

    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the subordinated exchange debentures (except a rescission of acceleration of the subordinated exchange debentures by the Holders of at least a majority in aggregate principal amount of the subordinated exchange debentures and a waiver of the payment default that resulted from such acceleration);

    (5) make any subordinated exchange debenture payable in money other than that stated in the subordinated exchange debentures;

    (6) make any change in the provisions of the subordinated exchange debentures indenture relating to waivers of past Defaults or the rights of Holders of subordinated exchange debentures to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the subordinated exchange debentures;

    (7) waive a redemption payment with respect to any subordinated exchange debenture (other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders"); or

    (8) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the subordinated exchange debentures indenture relating to subordination that adversely affects the rights of the Holders of the subordinated exchange debentures will require the consent of the Holders of at least 75% in aggregate principal amount of subordinated exchange debentures then outstanding.

Notwithstanding the preceding, without the consent of any Holder of subordinated exchange debentures, PCA and the exchange trustee may amend or supplement the subordinated exchange debentures indenture or the subordinated exchange debentures (or, if no subordinated exchange debentures are outstanding, the Holders of at least 75% in Liquidation Preference of new preferred stock then outstanding):

    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated subordinated exchange debentures in addition to or in place of certificated subordinated exchange debentures;

    (3) to provide for the assumption of PCA's obligations to Holders of subordinated exchange debentures in the case of a merger or consolidation or sale of all or substantially all of PCA's assets;

    (4) to make any change that would provide any additional rights or benefits to the Holders of subordinated exchange debentures or that does not adversely affect the legal rights under the subordinated exchange debentures indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the subordinated exchange debentures indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

The subordinated exchange debentures indenture will be discharged and will cease to be of further effect as to all subordinated exchange debentures issued thereunder, when:

    (1) either:

       (a) all subordinated exchange debentures that have been authenticated (except lost, stolen or destroyed subordinated exchange debentures that have been replaced or paid and subordinated exchange debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to PCA) have been delivered to the exchange trustee for cancellation; or

       (b) all subordinated exchange debentures that have not been delivered to the exchange trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the subordinated exchange debentures not delivered to the exchange trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

    (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which PCA is a party or by which PCA is bound;

    (3) PCA has paid or caused to be paid all sums payable by it under the subordinated exchange debentures indenture; and

    (4) PCA has delivered irrevocable instructions to the exchange trustee under the subordinated exchange debentures indenture to apply the deposited money toward the payment of the subordinated exchange debentures at maturity or the redemption date, as the case may be.

In addition, PCA must deliver an Officers' Certificate and an Opinion of Counsel to the exchange trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE EXCHANGE TRUSTEE

If the exchange trustee becomes a creditor of PCA, the subordinated exchange debentures indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The exchange trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding subordinated exchange debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the exchange trustee, subject to certain exceptions. The subordinated exchange debentures indenture provides that in case an Event of Default shall occur and be continuing, the exchange trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the exchange trustee will be under no obligation to exercise any of its rights or powers under the subordinated exchange debentures indenture at the request of any Holder of subordinated exchange debentures, unless such Holder shall have offered to the exchange trustee security and indemnity satisfactory to it against any loss, liability or expense.

                         BOOK-ENTRY, DELIVERY AND FORM

For purposes of the following description of the book-entry, delivery and form provisions of the new preferred stock and underlying subordinated exchange debentures, references to "Certificates" shall mean certificates representing the new preferred stock on and prior to the Exchange Date and the subordinated exchange debentures after the Exchange Date.

Certificates initially will be represented by one or more shares of new preferred stock in registered, global form (collectively, the "Global Certificates"). The Global Certificates will be deposited upon issuance with the transfer agent or exchange trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for securities in certificated form except in the limited circumstances described below. See "-Exchange of Global Certificates for Certificated Securities."

Except in the limited circumstances described below, owners of beneficial interests in the Global Certificates will not be entitled to receive physical delivery of securities in certificated form. In addition, transfers of beneficial interests in the Global Certificates will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The new preferred stock or the subordinated exchange debentures, as applicable, may be presented for registration of transfer and exchange at the offices of the transfer agent or exchange trustee, as applicable.

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
DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. PCA takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

DTC has advised PCA that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised PCA that pursuant to procedures established by it:

    (1) upon deposit of the Global Certificates, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Certificates; and

    (2) ownership of these interests in the Global Certificates will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Certificates).

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Certificate to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CERTIFICATES WILL NOT HAVE NEW PREFERRED STOCK OR SUBORDINATED EXCHANGE DEBENTURES, AS APPLICABLE, REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW PREFERRED STOCK OR SUBORDINATED EXCHANGE DEBENTURES, AS APPLICABLE, IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE CERTIFICATE OF DESIGNATION OR THE SUBORDINATED EXCHANGE DEBENTURES INDENTURE, AS APPLICABLE, FOR ANY PURPOSE.

Payments in respect of Liquidation Preference, dividends, principal, interest, premium, if any, and Liquidated Damages, if any, on a Global Certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the certificate of designation or the subordinated exchange debentures indenture, as applicable. Under the terms of the certificate of designation and the subordinated exchange debentures indenture, PCA and the transfer agent or exchange trustee, as applicable, will treat the Persons in whose names the new preferred stock or subordinated exchange debentures, as applicable, including the Global

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Certificates, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither PCA, the transfer agent nor the exchange trustee nor any of their respective agents has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised PCA that its current practice, upon receipt of any payment in respect of securities such as the new preferred stock (including dividends) or the subordinated exchange debentures (including principal and interest), as applicable, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date.

Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new preferred stock or subordinated exchange debentures, as applicable, will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the transfer agent, the exchange trustee or PCA. Neither PCA, the transfer agent nor the exchange trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new preferred stock or subordinated exchange debentures, as applicable, and PCA, the transfer agent and the exchange trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised PCA that it will take any action permitted to be taken by a Holder of new preferred stock or subordinated exchange debentures, as applicable, only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Certificates and only in respect of such portion of the Liquidation Preference of the new preferred stock or the aggregate principal amount of the subordinated exchange debentures, as applicable, as to which such Participant or Participants has or have given such direction. However, if there is (a) a Voting Rights Triggering Event under the new preferred stock or (b) an Event of Default under the subordinated exchange debentures, DTC reserves the right to exchange the Global Certificates for legended securities in certificated form, and to distribute such Certificates to its Participants.

EXCHANGE OF GLOBAL CERTIFICATES FOR CERTIFICATED SECURITIES

A Global Certificate is exchangeable for definitive Certificates in registered certificated form ("Certificated Securities") if:

    (1) DTC:

       (a) notifies PCA that it is unwilling or unable to continue as depositary for the Global Certificate and PCA fails to appoint a successor depositary; or

       (b) has ceased to be a clearing agency registered under the Exchange Act;

    (2) PCA, at its option, notifies the transfer agent or the exchange trustee, as applicable, in writing that it elects to cause the issuance of the new preferred stock or subordinated exchange debentures, as applicable, in certificate form; or

    (3) there shall have occurred and be continuing (a) a Voting Rights Triggering Event with respect to the new preferred stock or (b) a Default or Event of Default with respect to the subordinated exchange debentures.

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In addition, beneficial interests in a Global Certificate may be exchanged for
Certificated Securities upon prior written notice given to the transfer agent or the exchange trustee, as applicable, by or on behalf of DTC in accordance with the certificate of designation or the subordinated exchange debentures indenture, as applicable. In all cases, Certificated Securities delivered in exchange for any Global Certificates or beneficial interests in Global Certificates will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

SAME DAY SETTLEMENT AND PAYMENT

PCA will make all payments of Liquidation Preference, dividends, principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Certificates represented by the Global Certificates are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Certificates will, therefore, be required by DTC to be settled in immediately available funds. PCA expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.

                              CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the certificate of designation and the subordinated exchange debentures indenture. You should refer to the certificate of designation and the subordinated exchange debentures indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"ACQUIRED DEBT" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such s pecified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

"APPLICABLE PREMIUM" means, with respect to any Preferred Stock or Subordinated Exchange Debenture, as applicable, on any redemption date, the greater of:

    (1) 1.0% of the Liquidation Preference of the Preferred Stock or 1.0% of the principal amount of the Subordinated Exchange Debenture, as applicable; or

    (2) the excess of:

       (a) the present value at such redemption date of (i) the redemption price of the Preferred Stock or Subordinated Exchange Debentures, as applicable, at April 1, 2004 (such redemption price being set forth in the table appearing above under the caption "-Optional Redemption" in the section "--Preferred Stock" or "--Subordinated Exchange Debentures," as applicable) plus (ii) all required dividend payments due on the Preferred Stock or interest payments due on the

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           Subordinated Exchange Debenture, as applicable, through April 1, 2004
           (excluding accrued but unpaid dividends or interest, as applicable), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

       (b) the Liquidation Preference of the Preferred Stock or the principal amount of the Subordinated Exchange Debenture, as applicable, if greater.

"ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of PCA and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Certificate of Designation or Exchange Indenture, as applicable, described above under the caption "-Repurchase at the Option of Holders-Change of Control" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, and/or the provisions described above under the caption "-Certain Covenants-Merger, Consolidation or Sale of Assets" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any of PCA's Restricted Subsidiaries or the sale of Equity Interests in any of PCA's Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

    (2) a transfer of assets between or among PCA and its Wholly Owned Restricted Subsidiaries;

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to PCA or to another Wholly Owned Restricted Subsidiary;

    (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;

    (6) the transfer or disposition of assets and the sale of Equity Interests pursuant to the Contribution;

    (7) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; and

    (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-Certain
        Covenants-Restricted Payments" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable.

"ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

"BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

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"BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the board of directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

"CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"CASH EQUIVALENTS" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of PCA Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of PCA (other than a plan relating to the sale or other disposition of timberlands);

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    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PCA, measured by voting power rather than number of shares; or

    (4) the first day on which a majority of the members of the Board of Directors of PCA are not Continuing Directors.

"CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

    (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

    (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (3) depletion, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

    (4) all one-time charges incurred in 1999 in connection with the Contribution (including the impairment charge described in "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview") to the extent such charges were deducted in computing such Consolidated Net Income; PLUS

    (5) all restructuring charges incurred prior to the Issue Date (including the restructuring charge that was added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data"); MINUS

    (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of PCA shall be added to Consolidated Net Income to compute Consolidated Cash Flow of PCA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to PCA by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

    (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; PLUS

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    (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; PLUS

    (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

"CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded; and

    (5) for purposes of calculating Consolidated Cash Flow to determine the Debt to Cash Flow Ratio or the Fixed Charge Coverage Ratio, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of PCA who:

    (1) was a member of such Board of Directors on the Issue Date; or

    (2) was nominated for election or elected to such Board of Directors either
        (a) with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (b) pursuant to and in accordance with the terms of the Stockholders Agreement as in effect on the Issue Date.

"CONTRIBUTION" means the Contribution contemplated by the Contribution
Agreement.

"CONTRIBUTION AGREEMENT" means that certain Contribution Agreement dated as of January 25, 1999 among TPI, PCA Holdings and PCA as the same is in effect on the Issue Date.

"CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the date hereof by and among PCA and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of PCA as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

"CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special

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purpose entities formed to borrow from such lenders against such receivables), working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

"DEBT AND PREFERRED STOCK TO CASH FLOW RATIO" means, as of any date of determination, the ratio of (1) the Consolidated Indebtedness and Preferred Stock of PCA as of such date to (2) the Consolidated Cash Flow of PCA for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by PCA and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above:

    (1) acquisitions that have been made by PCA or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded;

    (3) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of such four-quarter reference period; and

    (4) the impact of the Treasury Lock shall be excluded.

"DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by PCA or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of PCA or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

"DESIGNATED EXCHANGE DEBENTURE SENIOR DEBT" means:

    (1) any Indebtedness under or in respect of the Credit Agreement and the Indenture; and

    (2) any other Exchange Debenture Senior Debt permitted under the Exchange Indenture the principal amount of which is $25.0 million or more and that has been designated by PCA in the instrument or agreement relating to the same as "Exchange Debenture Designated Senior Debt;"

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PROVIDED that for purposes of clause (2) of the third paragraph under the caption "--Subordinated Exchange Debentures--Subordination," the Indenture shall not be deemed to be Designated Exchange Debenture Senior Debt so long as the Credit Agreement is still in effect.

"DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Preferred Stock or the Subordinated Exchange Debentures mature, as applicable. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require PCA to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that PCA may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-Certain Covenants-Restricted Payments" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. The Preferred Stock as in effect on the Issue Date will not constitute Disqualified Stock for purposes of the Certificate of Designation and the Exchange Indenture.

"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"EXCHANGE DEBENTURE SENIOR DEBT" means:

    (1) all Indebtedness outstanding under all Credit Facilities, all Hedging Obligations and all Other Hedging Agreements (including guarantees thereof) with respect thereto of PCA and its Restricted Subsidiaries, whether outstanding on the Issue Date or thereafter incurred;

    (2) all Indebtedness of PCA and its Restricted Subsidiaries outstanding under the Notes or the guarantees of the Notes;

    (3) any other Indebtedness incurred by PCA and its Restricted Subsidiaries under the terms of the Exchange Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Exchange Debentures; and

    (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Exchange Debenture Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by PCA or its Restricted Subsidiaries;

    (2) any Indebtedness of PCA or any of its Restricted Subsidiaries to any of its Subsidiaries;

    (3) any trade payables; or

    (4) the portion of any Indebtedness that is incurred in violation of the Exchange Indenture (but only to the extent so incurred).

"EXISTING INDEBTEDNESS" means Indebtedness of PCA and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

"FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt,

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        commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, excluding amortization of debt issuance costs and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

    (4) the product of (a) all dividends, whether paid or accrued in cash, times
        (b) a fraction, the numerator of which is one and the denominator of which is one minus PCA's then current effective combined federal, state and local tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

    (4) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of such four-quarter reference period; and

    (5) the impact of the Treasury Lock shall be excluded.

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"FOREIGN SUBSIDIARY WORKING CAPITAL INDEBTEDNESS" means Indebtedness of a
Restricted Subsidiary that is organized outside of the United States under lines of credit extended after the Issue Date to any such Restricted Subsidiary by Persons other than PCA or any of its Restricted Subsidiaries, the proceeds of which are used for such Restricted Subsidiary's working capital purposes.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"GUARANTEE" means a guarantee of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

"HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

"INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

    (1) borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) the deferred balance of the purchase price of any property outside of the ordinary course of business which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or

    (6) any Hedging Obligations or Other Hedging Agreements,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Other Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount thereof in the case of any other Indebtedness.

"INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and BT Alex.Brown Incorporated.

"INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PCA or any Subsidiary of PCA sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of PCA such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of PCA, PCA shall be deemed to have made an Investment on the date of

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any such sale or disposition equal to the fair market value of the Equity
Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. The acquisition by PCA or any Subsidiary of PCA of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PCA or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable.

"ISSUE DATE" means the closing date for sale and original issuance of the Preferred Stock.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

"MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

"NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or
        (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

"NET PROCEEDS" means the aggregate cash proceeds received by PCA or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"NEW EXCHANGE DEBENTURES" means PCA's 12 3/8% Subordinated Exchange Debentures due 2010 issued pursuant to the Exchange Indenture (i) in the Preferred Stock Exchange Offer or (ii) in connection with a resale of Subordinated Exchange Debentures in reliance on a shelf registration statement.

"NEW PREFERRED STOCK" means PCA's 12 3/8% Senior Exchangeable Preferred Stock due 2010 issued pursuant to the Certificate of Designation (i) in the Preferred Stock Exchange Offer or (ii) in connection with a resale of Preferred Stock in reliance on a shelf registration statement.

"NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither PCA nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

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    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Subordinated Exchange Debentures) of PCA or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PCA or any of its Restricted Subsidiaries.

"OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OTHER HEDGING AGREEMENTS" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

"PCA HOLDINGS" means PCA Holdings LLC, a Delaware limited liability company.

"PERMITTED BUSINESS" means the containerboard, paperboard and packaging products business and any business in which PCA and its Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, incidental or ancillary to any of the foregoing.

"PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to PCA's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of PCA that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

"PERMITTED INVESTMENTS" means:

    (1) any Investment in PCA or in a Restricted Subsidiary of PCA;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by PCA or any Restricted Subsidiary of PCA in a Person, if as a result of such Investment:

       (a) such Person becomes a Restricted Subsidiary of PCA; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PCA or a Restricted Subsidiary of PCA;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable;

    (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of PCA;

    (6) Hedging Obligations and Other Hedging Agreements;

    (7) any Investment existing on the Issue Date;

    (8) loans and advances to employees and officers of PCA and its Restricted Subsidiaries in the ordinary course of business;

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    (9) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

   (10) negotiable instruments held for deposit or collection in the ordinary course of business;

   (11) loans, guarantees of loans and advances to officers, directors, employees or consultants of PCA or a Restricted Subsidiary of PCA not to exceed $7.5 million in the aggregate outstanding at any time;

   (12) any Investment by PCA or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each such Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by PCA or any of its Restricted Subsidiaries; and

   (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of $50.0 million or 5% of Total Assets.

"PERMITTED JUNIOR SECURITIES" means debt or equity securities of PCA or any successor corporation issued pursuant to a plan of reorganization or readjustment of PCA that are subordinated to the payment of all then outstanding Exchange Debenture Senior Debt of PCA at least to the same extent that the Subordinated Exchange Debentures are subordinated to the payment of all Exchange Debenture Senior Debt of PCA on the Issue Date, so long as:

    (1) the effect of the use of this defined term in the subordination provisions contained in the Exchange Indenture is not to cause the Subordinated Exchange Debentures to be treated as part of:

       (a) the same class of claims as the Exchange Debenture Senior Debt of PCA; or

       (b) any class of claims PARI PASSU with, or senior to, the Exchange Debenture Senior Debt of PCA for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of PCA; and

    (2) to the extent that any Exchange Debenture Senior Debt of PCA outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) on such date, either:

       (a) the holders of any such Exchange Debenture Senior Debt not so paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) have consented to the terms of such plan of reorganization or readjustment; or

       (b) such holders receive securities which constitute Exchange Debenture Senior Debt of PCA and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Exchange Debenture Senior Debt of PCA not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof).

"PERMITTED LIENS" means:

    (1) Liens of PCA and its Restricted Subsidiaries securing Exchange Debenture Senior Debt that was permitted by the terms of the Certificate of Designation or the Exchange Indenture, as applicable, to be incurred;

    (2) Liens in favor of PCA or its Restricted Subsidiaries;

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    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with PCA or any Subsidiary of PCA; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with PCA or the Subsidiary;

    (4) Liens on property existing at the time of acquisition thereof by PCA or any Subsidiary of PCA, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, covering only the assets acquired with such Indebtedness;

    (7) Liens existing on the Issue Date together with any Liens securing Permitted Refinancing Indebtedness incurred under clause (5) of the second paragraph under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

    (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

    (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

   (10) Liens to secure Foreign Subsidiary Working Capital Indebtedness permitted by the Certificate of Designation or the Exchange Indenture, as applicable, to be incurred so long as any such Lien attached only to the assets of the Restricted Subsidiary which is the obligor under such Indebtedness;

   (11) Liens securing Attributable Debt;

   (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

   (13) Liens incurred in the ordinary course of business of PCA or any Subsidiary of PCA with respect to obligations that do not exceed $15.0 million at any one time outstanding.

"PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of PCA or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of PCA or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Subordinated Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Subordinated Exchange Debentures on terms at least as favorable to the Holders of Subordinated Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Indebtedness is incurred either by PCA or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"PRINCIPALS" means:

    (1) Madison Dearborn Partners, LLC and its Affiliates; and

    (2) TPI and its Affiliates.

"PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, PCA or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

"QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by PCA or any of its Restricted Subsidiaries pursuant to which PCA or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

    (1) a Receivables Subsidiary (in the case of a transfer by PCA or any of its Restricted Subsidiaries); and

    (2) any other Person (in the case of a transfer by a Receivables
        Subsidiary),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of PCA or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

"RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of PCA that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of PCA (as provided below) as a Receivables Subsidiary and:

    (1) has no Indebtedness or other Obligations (contingent or otherwise) that:

       (a) are guaranteed by PCA or any of its Restricted Subsidiaries, other than contingent liabilities pursuant to Standard Securitization Undertakings;

       (b) are recourse to or obligate PCA or any of its Restricted Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

       (c) subjects any property or assets of PCA or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

    (2) has no contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with PCA or any of its Restricted Subsidiaries than on

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        terms no less favorable to PCA or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of PCA, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3) neither PCA nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of PCA shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the resolution of the Board of Directors of PCA giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

"RELATED PARTY" means:

    (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

"REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Exchange Debenture Senior Debt; PROVIDED that if, and for so long as, any Designated Exchange Debenture Senior Debt lacks such a representative, then the Representative for such Designated Exchange Debenture Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Exchange Debenture Senior Debt in respect of any Designated Exchange Debenture Senior Debt.

"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by PCA or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

"STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of April 12, 1999 by and among PCA Holdings LLC, TPI and PCA, as in effect on the Issue Date.

"SUBSIDIARY" means, with respect to any specified Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

"TPI" means Tenneco Packaging Inc., a Delaware corporation.

"TIMBERLANDS NET PROCEEDS" means the Net Proceeds from Timberlands Sales in excess of $500.0 million, up to a maximum of $100.0 million (or such larger amount as may be necessary to repurchase or redeem all outstanding Preferred Stock or Subordinated Exchange Debentures in the event of a repurchase or redemption of all outstanding Preferred Stock or Subordinated Exchange Debentures), as long as at least $500.0 million of Net Proceeds have been applied to repay Indebtedness under the Credit Agreement.

"TIMBERLANDS REPURCHASE" means the repurchase or redemption of, payment of a dividend on, or return of capital with respect to any Equity Interests of PCA, or the repurchase or redemption of Subordinated Exchange Debentures with Timberlands Net Proceeds in accordance with the terms of the Certificate of Designation and the Exchange Indenture.

"TIMBERLANDS SALE" means a sale or series of sales by PCA or a Restricted Subsidiary of PCA of timberlands.

"TOTAL ASSETS" means the total consolidated assets of PCA and its Restricted Subsidiaries, as set forth on PCA's most recent consolidated balance sheet.

"TRANSACTION AGREEMENTS" means:

    (1) those certain Purchase/Supply Agreements between PCA and TPI, Tenneco Automotive, Inc. and Tenneco Packaging Specialty and Consumer Products, Inc., each dated the Issue Date;

    (2) that certain Facilities Use Agreement between PCA and TPI, dated the Issue Date;

    (3) that certain Human Resources Agreement among PCA, TPI and Tenneco Inc., dated the Issue Date;

    (4) that certain Transition Services Agreement among PCA and TPI, dated the Issue Date;

    (5) that certain Holding Company Support Agreement among PCA and PCA Holdings, dated the Issue Date;

    (6) that certain Registration Rights Agreement among PCA, PCA Holdings and TPI, dated the Issue Date; and

    (7) the Stockholders Agreement.

"TREASURY LOCK" means the interest rate protection agreement dated as of March 5, 1999 between PCA and J.P. Morgan Securities Inc.

"TREASURY RATE" means, as of any redemption date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to April 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"UNRESTRICTED SUBSIDIARY" means any Subsidiary of PCA that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with PCA or any Restricted Subsidiary of PCA unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PCA or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PCA;

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    (3) is a Person with respect to which neither PCA nor any of its Restricted
        Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PCA or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of PCA as an Unrestricted Subsidiary shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-Certain Covenants-Restricted Payments" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Certificate of Designation or Exchange Indenture, as applicable, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of PCA as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, PCA shall be in default of such covenant. The Board of Directors of PCA may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PCA of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

"VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

"WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

"WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

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                               THE EXCHANGE OFFER

THE EXCHANGE NOTES

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

PCA originally sold the notes to J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers, pursuant to a Purchase Agreement dated March 30, 1999. The initial purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. As a condition to the Purchase Agreement, PCA, the guarantor subsidiaries and the initial purchasers entered into a notes registration rights agreement in which PCA and the guarantor subsidiaries agreed to:

    (1) use all commercially reasonable efforts to file a registration statement registering the exchange notes with the Securities and Exchange Commission within 60 days after the original issuance of the outstanding notes;

    (2) use all commercially reasonable efforts to have the registration statement relating to the exchange notes declared effective by the Securities and Exchange Commission within 150 days after the original issuance of the outstanding notes;

    (3) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, use all commercially reasonable efforts to commence the exchange offer and use all commercially reasonable efforts to issue within 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement relating to the exchange notes was declared effective by the Securities and Exchange Commission, exchange notes in exchange for all outstanding notes tendered prior to the expiration date; and

    (4) if obligated to file a shelf registration statement, use all commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission within 60 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after such obligation arises and to use commercially reasonable efforts to keep effective the shelf registration statement for at least two years after the original issuance of the notes or such shorter period that will terminate when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the notes. The notes registration rights agreement also requires us to include in the prospectus for the exchange offer information necessary to allow broker-dealers who hold notes, other than notes purchased directly from us or one of our affiliates, to exchange such notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of the exchange notes received by such broker-dealers in the exchange offer.

This prospectus covers the offer and sale of the exchange notes pursuant to the exchange offer and the resale of exchange notes received in the exchange offer by any broker-dealer who held notes other than notes purchased directly from us or one of our affiliates.

For each note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the date of issuance of such exchange note. The holders of notes that are accepted for exchange will receive, in cash, accrued interest on such notes up to, but not including, the issuance date of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe the exchange notes would in general be freely tradeable after the

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exchange offer without further registration under the Securities Act. Any purchaser of the notes, however, who is either an "affiliate" of PCA, a broker-dealer who purchased notes directly from us or one of our affiliates for resale, or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

    (1) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission;

    (2) will not be able to tender its notes in the exchange offer; and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We have agreed to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

    (1) we are not required to file the registration statement for the exchange offer or permitted to consummate the exchange offer because it is not permitted by applicable law or Securities and Exchange Commission policy; or

    (2) any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer;

       (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or

       (c) that it is a broker-dealer that purchased notes directly from us or one of our affiliates for resale.

For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until the earliest to occur of:

    (1) the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note;

    (2) following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer before the date of such sale a copy of the prospectus contained in the registration statement relating to the exchange offer;

    (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

    (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

We will pay liquidated damages to each holder of notes if:

    (1) we fail to file any of the registration statements on or before the date specified for such filing;

    (2) any of such registration statements is not declared effective by the Securities and Exchange Commission before the date specified for such effectiveness (the "Effectiveness Target Date");

    (3) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement relating to the exchange offer;

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    (4) the shelf registration statement or the registration statement relating to the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the notes registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default").

The amount of liquidated damages will be equal to a per annum rate of 0.25% on the principal amount of notes held by each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the principal amount of notes. We will pay all accrued liquidated damages on each interest payment date in the manner provided for the payment of interest in the notes indenture. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

Each holder of notes, other than certain specified holders, who wishes to exchange notes for exchange notes in the exchange offer will be required to make certain representations, including that:

    (1) it is not an affiliate of PCA;

    (2) any exchange notes to be received by it were acquired in the ordinary course of its business; and

    (3) it has no arrangement with any person to participate in the distribution of the exchange notes.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with a prospectus contained in the registration statement relating to the exchange offer. Under the notes registration rights agreement, we are required to allow broker-dealers to use the prospectus contained in the registration statement relating to the exchange offer in connection with the resale of such exchange notes.

We will, in the event of the filing of a shelf registration statement, provide to each holder of notes eligible to participate in such shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit resales of the outstanding notes. A holder of notes that sells such notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the notes registration rights agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each such holder will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the notes registration rights agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal relating to the exchange notes, we will accept all outstanding notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer in integral multiples of $1,000.

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The form and terms of the exchange notes are identical to the notes except for the following:

    (1) the exchange notes bear a Series B designation and a different CUSIP number from the notes;

    (2) the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

    (3) the holders of the exchange notes will not be entitled to certain rights under the notes registration rights agreement, including the provisions providing for an increase in the interest rate on the notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the notes and will be entitled to the benefits of the notes indenture under which the notes were issued. As of the date of this prospectus, $550 million in aggregate principal amount of the notes is outstanding. Solely for reasons of administration and no other reason,
we have fixed the close of business on             , 1999 as the record date for
the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of notes, or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the notes indenture, may participate in the exchange offer. There will be no fixed record date, however, for determining registered holders of the notes entitled to participate in the exchange offer.

The holders of notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the notes indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

We shall be deemed to have accepted validly tendered notes when, as and if we have given oral or written notice thereof to the notes exchange agent. The notes exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Those holders who tender notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

EXPIRATION DATES; EXTENSIONS; AMENDMENTS

The term "expiration date" shall mean 5:00 p.m., New York City time, on
            , 1999 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. Notwithstanding the foregoing, we will not extend
the expiration date beyond             , 1999.

We have no current plans to extend the exchange offer. In order to extend the expiration date, we will notify the notes exchange agent of any extension by oral or written notice and will make a public announcement of such extension, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

    (1) delay accepting any notes;

    (2) extend the exchange offer; or

    (3) terminate the exchange offer,

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if any of the conditions set forth below under "-Conditions of the Exchange
Offer" shall not have been satisfied, in each case by giving oral or written notice of such delay, extension or termination to the notes exchange agent, and to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement of such matter. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the notes and the exchange offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, assuming the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release of such announcement to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

The exchange notes will bear interest from their date of issuance. Interest is payable semiannually on April 1 and October 1 of each year commencing on October 1, 1999, at the rate of 9 5/8% per annum. The holders of notes that are accepted for exchange will receive, in cash, accrued interest on such notes up to, but not including, the issuance date of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes. Consequently, holders who exchange their notes for exchange notes will receive the same interest payment on October 1, 1999, which is the first interest payment date with respect to the notes and the exchange notes, that they would have received had they not accepted the exchange offer. Interest on the notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

PROCEDURES FOR TENDERING

Only a registered holder of notes may tender their notes in the exchange offer. To effectively tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the notes and any other required documents, to the notes exchange agent at the address set forth below under "-Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the notes also may be made by book-entry transfer in accordance with the procedures described below. If you are effecting delivery by book-entry transfer, then:

    (1) confirmation of such book-entry transfer must be received by the notes exchange agent prior to the expiration date; and

    (2) you must also transmit to the notes exchange agent on or prior to the expiration date, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the notes exchange agent, forms a part of the confirmation of book-entry transfer.

By executing the letter of transmittal or effecting delivery by book-entry transfer, each holder is making to us those representations set forth under the heading "-Resale of the Exchange Notes."

The tender by a holder of notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the notes exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure

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delivery to the notes exchange agent before the expiration date. No letter of transmittal or notes should be sent to PCA. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the above transactions for such holders.

Only a registered holder of notes may tender their notes in connection with the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name notes are registered on the books of PCA, any other person who has obtained a properly completed bond power from the registered holder, or any person whose notes are held of record by DTC who desires to deliver their notes by book-entry transfer at DTC.

Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly contact the person in whose name your notes are registered and instruct such registered holder to tender on your behalf. If, as a beneficial owner, you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (defined below) unless the notes tendered are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the letter of transmittal is signed by a person other than the registered holder of any notes listed therein, such notes must be endorsed or accompanied by properly completed bond powers, signed by such registered holder as such registered holder's name appears on such notes with the signature on such bond powers guaranteed by an Eligible Institution.

If the letter of transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

We understand that the notes exchange agent will make a request, promptly after the date of this prospectus, to establish accounts with respect to the notes at the book-entry transfer facility of DTC for the purpose of facilitating this exchange offer, and subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of notes by causing the transfer of such notes into the notes exchange agent's account with respect to the notes in accordance with DTC's procedures for such transfer. Although delivery of the notes may be effected through book-entry transfer into the notes exchange agent's account at the book-entry transfer facility, unless the holder complies with the procedures described in the following paragraph, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the notes exchange agent at its address set forth below before the expiration date, or the guaranteed delivery procedures described below must be complied with. The delivery of documents to the book-entry transfer facility does not constitute delivery to the notes exchange agent.

The notes exchange agent and DTC have confirmed that the exchange offer is eligible for the Automated Tender Offer Program ("ATOP") of DTC. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer notes to the notes exchange agent in accordance with the procedures for transfer established under ATOP. DTC will then send an Agent's Message to the notes exchange agent. The term "Agent's Message" means a message transmitted by DTC, which when received by the notes exchange agent forms part of the confirmation of a book-entry transfer, and which states that DTC has received an

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express acknowledgment from the participant in DTC tendering notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal and that PCA may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the notes exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all notes not validly tendered or any notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to the tenders of notes, neither we, the notes exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the notes exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if notes are submitted in a principal amount greater than the principal amount of notes being tendered by such tendering holder, such unaccepted or non-exchanged notes will be returned by the notes exchange agent to the tendering holders (or, in the case of notes tendered by book-entry transfer into the notes exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such unaccepted or non-exchanged notes will be credited to an account maintained with such book-entry transfer facility), unless otherwise provided in the letter of transmittal designated for such notes, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

Those holders who wish to tender their notes and:

    (1) whose notes are not immediately available; or

    (2) who cannot deliver their notes, the letter of transmittal or any other required documents to the notes exchange agent before the expiration date; or

    (3) who cannot complete the procedures for book-entry transfer before the expiration date,

may effect a tender if:

    (1) the tender is made through an Eligible Institution;

    (2) before the expiration date, the notes exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of such notes and the principal amount of notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, either (a) the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the notes and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the notes exchange agent or (b) that a confirmation of book-entry transfer of such notes into the notes exchange agent's account at DTC, will be delivered to the notes exchange agent; and

    (3) either (a) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered notes in proper form for transfer and all other documents required by the letter of transmittal or (b) if applicable, confirmation of a book-entry transfer into the notes exchange agent's account at DTC, are actually received by the notes exchange agent within five business days after the expiration date.

Upon request to the notes exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To effectively withdraw a tender of notes in the exchange offer, the notes exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person having deposited the notes to be withdrawn;

    (2) identify the notes to be withdrawn, including the certificate number or numbers and the aggregate principal amount of such notes or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the trustee with respect to the notes to register the transfer of such notes into the name of the person withdrawing the tender; and

    (4) specify the name in which any such notes are to be registered, if different from that of the person depositing the notes.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the notes so withdrawn are validly retendered. Any notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

The exchange offer is subject to the condition that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. If there has been a change in policy of the Securities and Exchange Commission such that in the reasonable opinion of our counsel there is a substantial question whether the exchange offer is permitted by applicable federal law, we have agreed to seek a no-action letter or other favorable decision from the Securities and Exchange Commission allowing us to consummate the exchange offer.

If we determine that the exchange offer is not permitted by applicable federal law, we may terminate the exchange offer. In connection such termination we may:

    (1) refuse to accept any notes and return any notes that have been tendered by the holders thereof;

    (2) extend the exchange offer and retain all notes tendered prior to the expiration date, subject to the rights of such holders of tendered notes to withdraw their tendered notes; or

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
    (3) waive such termination event with respect to the exchange offer and accept all properly tendered notes that have not been properly withdrawn.

If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

United States Trust Company of New York has been appointed as notes exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the notes exchange agent addressed as follows:

     BY OVERNIGHT COURIER & BY HAND AFTER
    4:30 P.M. ON THE EXPIRATION DATE ONLY:                 BY HAND UP TO 4:30 P.M.:

   United States Trust Company of New York         United States Trust Company of New York
          770 Broadway, 13(th) Floor                      111 Broadway, Lower Level
              New York, NY 10003                              New York, NY 10006
        Attn: Corporate Trust Services                  Attn: Corporate Trust Services

       BY REGISTERED OR CERTIFIED MAIL:              FACSIMILE TRANSMISSION: 212-420-6211

   United States Trust Company of New York            Confirm by Telephone: 800-548-6565
         P.O. Box 844, Cooper Station                   Attn: Corporate Trust Services
           New York, NY 10276-0844
        Attn: Corporate Trust Services

Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation for tenders is being made by mail. Additional solicitations, however, may be made by our officers and regular employees and those of our affiliates in person, by telegraph or telephone.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will pay the notes exchange agent, however, reasonable and customary fees for its services and will reimburse the notes exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the notes exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

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
ACCOUNTING TREATMENT

The exchange notes will be recorded at the same carrying value as the notes, which is face value as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

The notes that are not exchanged for exchange notes pursuant to the exchange offer will remain Transfer Restricted Securities. Accordingly, such notes may be resold only as follows:

    (1) to us, upon redemption thereof or otherwise;

    (2) (a) so long as the notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to us;

    (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (4) pursuant to an effective registration statement under the Securities
       Act.

RESALE OF THE EXCHANGE NOTES

Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe the exchange notes issued pursuant to the exchange offer in exchange for the notes may be offered for resale, resold and otherwise transferred by any holder (other than (1) a broker-dealer who purchased such notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided, however, that the holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. In the event that our belief is inaccurate, holders of exchange notes who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. We do not assume or indemnify holders against such liability.

If, however, any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in the referenced no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives exchange notes for its own account in exchange for notes, where such notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Although a broker-dealer may be an "underwriter" within the meaning of the Securities Act, the letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes.

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
As contemplated by these no-action letters and the notes registration rights agreement, each holder tendering notes in the exchange offer is required to represent to us in the letter of transmittal, that, among things:

    (1) the person receiving the exchange notes pursuant to the exchange offer, whether or not such person is the holder, is receiving them in the ordinary course of business;

    (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of exchange notes;

    (3) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    (4) the holder acknowledges and agrees that:

       (a) any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the exchange notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed above and under the heading "-Purpose and Effect of the Exchange Offer;" and

       (b) any broker-dealer that receives exchange notes for its own account in exchange for notes pursuant to the exchange offer must deliver a prospectus in connection with any resale of such exchange notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act; and

    (5) the holder understands that a secondary resale transaction described in clause (4)(a) above should be covered by an effective registration statement containing the selling securityholder information required by
       Item 507 of Regulation S-K of the Securities and Exchange Commission.

The exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of the notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction.

All resales must be made in compliance with state securities or "blue sky" laws. Such compliance may require that the exchange notes be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with these requirements.

THE NEW PREFERRED STOCK

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

PCA originally sold the preferred stock to J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers, pursuant to the Purchase Agreement. The initial purchasers subsequently resold the preferred stock to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, PCA, the guarantor subsidiaries and the initial purchasers entered into a preferred stock registration rights agreement in which PCA and the guarantor subsidiaries agreed to:

    (1) use all commercially reasonable efforts to file a registration statement registering the new preferred stock with the Securities and Exchange Commission within 60 days after the original issuance of the outstanding preferred stock;

    (2) use all commercially reasonable efforts to have the registration statement relating to the new preferred stock declared effective by the Securities and Exchange Commission within 150 days after the original issuance of the outstanding preferred stock;

    (3) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, use all commercially reasonable efforts to commence the exchange offer and use all commercially reasonable efforts to issue within 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement relating to the new preferred stock was declared effective by the Securities and Exchange Commission, new preferred stock in exchange for all outstanding preferred stock tendered prior to the expiration date; and

    (4) if obligated to file a shelf registration statement, use all commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission within 60 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after such obligation arises and to use commercially reasonable efforts to keep effective the shelf registration statement for at least two years after the original issuance of the preferred stock or such shorter period that will terminate when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the preferred stock. The preferred stock registration rights agreement also requires us to include in the prospectus for the exchange offer information necessary to allow broker-dealers who hold preferred stock, other than preferred stock purchased directly from us or one of our affiliates, to exchange such preferred stock pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of the new preferred stock received by such broker-dealers in the exchange offer.

This prospectus covers the exchange offer and sale of the new preferred stock pursuant to the exchange offer and the resale of new preferred stock received in the exchange offer by any broker-dealer who held preferred stock other than preferred stock purchased directly from us or one of our affiliates.

For each share of preferred stock surrendered to us pursuant to the exchange offer, the holder of such share of preferred stock will receive a share of new preferred stock having a liquidation preference equal to that of the surrendered share of preferred stock. Dividends on each share of preferred stock will accrue from the date of issuance of such share of preferred stock. The holders of preferred stock that is accepted for exchange will receive accrued dividends on such preferred stock up to, but not including, the issuance date of the new preferred stock. Such dividends will be paid with the first dividend payment on the new preferred stock. Dividends on the outstanding preferred stock accepted for exchange will cease to accrue upon issuance of the new preferred stock.

Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe the new preferred stock would in general be freely tradeable after the exchange offer without further registration under the Securities Act. Any purchaser of the preferred stock, however, who is either an "affiliate" of PCA, a broker-dealer who purchased preferred stock directly from us or one of our affiliates for resale, or who intends to participate in the exchange offer for the purpose of distributing the new preferred stock:

    (1) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission;

    (2) will not be able to tender its preferred stock in the exchange offer;
       and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the preferred stock, unless such sale or transfer is made pursuant to an exemption from such requirements.

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
We have agreed to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the preferred stock by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

    (1) we are not required to file the registration statement for the exchange offer or permitted to consummate the exchange offer because it is not permitted by applicable law or Securities and Exchange Commission policy; or

    (2) any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer;

       (b) that it may not resell the new preferred stock acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or

       (c) that it is a broker-dealer that purchased preferred stock directly from us or one of our affiliates for resale.

For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding share of preferred stock until the earliest to occur of:

    (1) the date on which such share of preferred stock has been exchanged by a person other than a broker-dealer for a share of new preferred stock;

    (2) following the exchange by a broker-dealer in the exchange offer of a share of preferred stock for a share of new preferred stock, the date on which such share of new preferred stock is sold to a purchaser who receives from such broker-dealer before the date of such sale a copy of the prospectus contained in the registration statement relating to the exchange offer;

    (3) the date on which such shares of new preferred stock has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

    (4) the date on which such share of preferred stock is distributed to the public pursuant to Rule 144 under the Securities Act.

We will pay liquidated damages to each holder of preferred stock if:

    (1) we fail to file any of the registration statements on or before the date specified for such filing;

    (2) any of such registration statements is not declared effective by the Securities and Exchange Commission before the date specified for such effectiveness (the "Effectiveness Target Date");

    (3) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement relating to the exchange offer;

    (4) the shelf registration statement or the registration statement relating to the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the preferred stock registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default").

The amount of liquidated damages will be equal to a per annum rate of 0.25% on the liquidation preference on new preferred stock held by each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the liquidation

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
preference on new preferred stock. We will pay all accrued liquidated damages on each dividend payment date in the manner provided for the payment of dividends in the certificate of designation. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

Each holder of preferred stock, other than certain specified holders, who wishes to exchange preferred stock for new preferred stock in the exchange offer will be required to make certain representations, including that:

    (1) it is not an affiliate of PCA;

    (2) any new preferred stock to be received by it were acquired in the ordinary course of its business; and

    (3) it has no arrangement with any person to participate in the distribution of the new preferred stock.

If the holder is a broker-dealer that will receive new preferred stock for its own account in exchange for preferred stock that was acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new preferred stock.

The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new preferred stock, other than a resale of an unsold allotment from the original sale of the preferred stock, with a prospectus contained in the registration statement relating to the exchange offer. Under the preferred stock registration rights agreement, we are required to allow broker-dealers to use the prospectus contained in the registration statement relating to the exchange offer in connection with the resale of such new preferred stock.

We will, in the event of the filing of a shelf registration statement, provide to each holder of preferred stock eligible to participate in such shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the preferred stock has become effective and take certain other actions as are required to permit resales of the outstanding preferred stock. A holder of preferred stock that sells such preferred stock pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the preferred stock registration rights agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each such holder will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the preferred stock registration rights agreement in order to have their preferred stock included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal relating to the new preferred stock, we will accept all outstanding preferred stock validly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will issue $100 liquidation preference per share of new preferred stock in exchange for each $100 liquidation preference per share of outstanding preferred stock accepted in the exchange offer.

The form and terms of the new preferred stock are identical to the preferred stock except for the following:

    (1) the new preferred stock bears a Series B designation and a different CUSIP number from the preferred stock;

    (2) the new preferred stock has been registered under the Securities Act and, therefore, will not bear legends restricting its transfer; and

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
    (3) the holders of the new preferred stock will not be entitled to certain rights under the preferred stock registration rights agreement, including the provisions providing for an increase in the dividend rate on the preferred stock in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The new preferred stock will evidence the same debt as the preferred stock and will be entitled to the benefits of the certificate of designation under which the preferred stock were issued. As of the date of this prospectus, $100 million in aggregate liquidation preference of the preferred stock is outstanding. Solely for reasons of administration and no other reason, we have fixed the
close of business on             , 1999 as the record date for the exchange
offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of preferred stock, or such holder's legal representative or attorney-in-fact, as reflected on the records of the transfer agent under the certificate of designation may participate in the exchange offer. There will be no fixed record date, however, for determining registered holders of the preferred stock entitled to participate in the exchange offer.

The holders of preferred stock do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the certificate of designation in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

We shall be deemed to have accepted validly tendered shares of preferred stock when, as and if we have given oral or written notice thereof to the preferred stock exchange agent. The preferred stock exchange agent will act as agent for the tendering holders for the purpose of receiving the new preferred stock from us.

If any tendered preferred stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted shares of preferred stock will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Those holders who tender preferred stock in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of preferred stock. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

EXPIRATION DATES; EXTENSIONS; AMENDMENTS

The term "expiration date" shall mean 5:00 p.m., New York City time, on
            , 1999 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. Notwithstanding the foregoing, we will not extend
the expiration date beyond             , 1999.

We have no current plans to extend the exchange offer. In order to extend the expiration date, we will notify the preferred stock exchange agent of any extension by oral or written notice and will make a public announcement of such extension, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

    (1) delay accepting any preferred stock;

    (2) extend the exchange offer; or

    (3) terminate the exchange offer,

if any of the conditions set forth below under "-Conditions of the Exchange Offer" shall not have been satisfied, in each case by giving oral or written notice of such delay, extension or termination to the preferred stock exchange agent, and to amend the terms of the exchange offer in any manner. Any such delay in acceptance,

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
extension, termination or amendment will be followed as promptly as practicable by a public announcement of such matter. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the preferred stock and the exchange offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, assuming the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement other than by making a timely release of such announcement to the Dow Jones News Service.

DIVIDENDS ON THE NEW PREFERRED STOCK

The new preferred stock will accrue dividends from its date of issuance. Dividends are payable semiannually on April 1 and October 1 of each year commencing on October 1, 1999, at the rate of 12d% per annum. The holders of preferred stock that is accepted for exchange will receive accrued dividends on such preferred stock up to, but not including, the issuance date of the new preferred stock. Such dividends will be paid with the first dividend payment on the new preferred stock. Consequently, holders who exchange their preferred stock for new preferred stock will receive the same dividend payment on October 1, 1999, which is the first dividend payment date with respect to the preferred stock and the new preferred stock, that they would have received had they not accepted the exchange offer. Dividends on the preferred stock accepted for exchange will cease to accrue upon issuance of the new preferred stock.

PROCEDURES FOR TENDERING

Only a registered holder of preferred stock may tender such preferred stock in the exchange offer. To effectively tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the preferred stock and any other required documents, to the preferred stock exchange agent at the address set forth below under "-Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the preferred stock also may be made by book-entry transfer in accordance with the procedures described below. If you are effecting delivery by book-entry transfer, then:

    (1) confirmation of such book-entry transfer must be received by the preferred stock exchange agent prior to the expiration date; and

    (2) you must also transmit to the preferred stock exchange agent on or prior to the expiration date, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the preferred stock exchange agent, forms a part of the confirmation of book-entry transfer.

By executing the letter of transmittal or effecting delivery by book-entry transfer, each holder is making to us those representations set forth under the heading "-Resale of the New Preferred Stock."

The tender by a holder of preferred stock will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding preferred stock and the letter of transmittal and all other required documents to the preferred stock exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time

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should be allowed to assure delivery to the preferred stock exchange agent before the expiration date. No letter of transmittal or preferred stock should be sent to PCA. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the above transactions for such holders.

Only a registered holder of preferred stock may tender such preferred stock in connection with the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name preferred stock are registered on the books of PCA, any other person who has obtained a properly completed bond power from the registered holder, or any person whose preferred stock are held of record by DTC who desires to deliver such preferred stock by book-entry transfer at DTC.

Any beneficial owner whose preferred stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly contact the person in whose name your preferred stock are registered and instruct such registered holder to tender on your behalf. If, as a beneficial owner, you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your preferred stock, either make appropriate arrangements to register ownership of the preferred stock in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (defined below) unless the preferred stock tendered is tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the letter of transmittal is signed by a person other than the registered holder of any preferred stock listed therein, such preferred stock must be endorsed or accompanied by properly completed bond powers, signed by such registered holder as such registered holder's name appears on such preferred stock with the signature on such bond powers guaranteed by an Eligible Institution.

If the letter of transmittal or any preferred stock or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

We understand that the preferred stock exchange agent will make a request, promptly after the date of this prospectus, to establish accounts with respect to the preferred stock at the book-entry transfer facility of DTC for the purpose of facilitating this exchange offer, and subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of preferred stock by causing the transfer of such preferred stock into the preferred stock exchange agent's account with respect to the preferred stock in accordance with DTC's procedures for such transfer. Although delivery of the preferred stock may be effected through book-entry transfer into the preferred stock exchange agent's account at the book-entry transfer facility, unless the holder complies with the procedures described in the following paragraph, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the preferred stock exchange agent at its address set forth below before the expiration date, or the guaranteed delivery procedures described below must be complied with. The delivery of documents to the book-entry transfer facility does not constitute delivery to the preferred stock exchange agent.

The preferred stock exchange agent and DTC have confirmed that the exchange offer is eligible for the Automated Tender Offer Program ("ATOP") of DTC. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer preferred stock to the preferred stock exchange agent in accordance with the procedures for transfer established under ATOP. DTC will then send an Agent's

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Message to the preferred stock exchange agent. The term "Agent's Message" means a message transmitted by DTC, which when received by the preferred stock exchange agent forms part of the confirmation of a book-entry transfer, and which states that DTC has received an express acknowledgment from the participant in DTC tendering preferred stock which is the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal and that PCA may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the preferred stock exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering preferred stock that such participant has received and agrees to be bound by the notice of guaranteed delivery.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered preferred stock will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all preferred stock not validly tendered or any preferred stock the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular shares of preferred stock. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of preferred stock must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to the tenders of preferred stock, neither we, the preferred stock exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of preferred stock will not be deemed to have been made until such defects or irregularities have been cured or waived. Any preferred stock received by the preferred stock exchange agent that is not validly tendered and as to which the defects or irregularities have not been cured or waived, or if preferred stock is submitted in an aggregate liquidation preference greater than the liquidation preference of preferred stock being tendered by such tendering holder, such unaccepted or non-exchanged preferred stock will be returned by the preferred stock exchange agent to the tendering holders (or, in the case of preferred stock tendered by book-entry transfer into the preferred stock exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such unaccepted or non-exchanged preferred stock will be credited to an account maintained with such book-entry transfer facility), unless otherwise provided in the letter of transmittal designated for such preferred stock, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

Those holders who wish to tender their preferred stock and:

    (1) whose preferred stock are not immediately available; or

    (2) who cannot deliver their preferred stock, the letter of transmittal or any other required documents to the preferred stock exchange agent before the expiration date; or

    (3) who cannot complete the procedures for book-entry transfer before the expiration date,

may effect a tender if:

    (1) the tender is made through an Eligible Institution;

    (2) before the expiration date, the preferred stock exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of such preferred stock and the liquidation preference of preferred stock tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, either (a) the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the preferred stock and any other documents required by the letter of transmittal, will be deposited by the

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       Eligible Institution with the preferred stock exchange agent or (b) that a confirmation of book-entry transfer of such preferred stock into the preferred stock exchange agent's account at DTC, will be delivered to the preferred stock exchange agent; and

    (3) either (a) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered preferred stock in proper form for transfer and all other documents required by the letter of transmittal or (b) if applicable, confirmation of a book-entry transfer into the preferred stock exchange agent's account at DTC, are actually received by the preferred stock exchange agent within five business days after the expiration date.

Upon request to the preferred stock exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their preferred stock according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of preferred stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To effectively withdraw a tender of preferred stock in the exchange offer, the preferred stock exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person having deposited the preferred stock to be withdrawn;

    (2) identify the shares of preferred stock to be withdrawn, including the certificate number or numbers and the aggregate liquidation preference of such preferred stock or, in the case of preferred stock transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such preferred stock were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the transfer agent with respect to the preferred stock to register the transfer of such preferred stock into the name of the person withdrawing the tender; and

    (4) specify the name in which any such preferred stock are to be registered, if different from that of the person depositing the preferred stock.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any preferred stock so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new preferred stock will be issued with respect thereto unless the preferred stock so withdrawn is validly retendered. Any preferred stock which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn preferred stock may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

The exchange offer is subject to the condition that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. If there has been a change in policy of the Securities and Exchange Commission such that in the reasonable opinion of our counsel there is a substantial question whether the exchange offer is permitted by applicable federal law, we have agreed to seek a no-action letter or other favorable decision from the Securities and Exchange Commission allowing us to consummate the exchange offer.

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If we determine that the exchange offer is not permitted by applicable federal law, we may terminate the exchange offer. In connection such termination we may:

    (1) refuse to accept any preferred stock and return any preferred stock that have been tendered by the holders thereof;

    (2) extend the exchange offer and retain all preferred stock tendered prior to the expiration date, subject to the rights of such holders of tendered preferred stock to withdraw their tendered preferred stock; or

    (3) waive such termination event with respect to the exchange offer and accept all properly tendered preferred stock that have not been properly withdrawn.

If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of preferred stock, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

United States Trust Company of New York has been appointed as preferred stock exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the preferred stock exchange agent addressed as follows:

     BY OVERNIGHT COURIER & BY HAND AFTER
    4:30 P.M. ON THE EXPIRATION DATE ONLY:                 BY HAND UP TO 4:30 P.M.:

   United States Trust Company of New York         United States Trust Company of New York
          770 Broadway, 13(th) Floor                      111 Broadway, Lower Level
              New York, NY 10003                              New York, NY 10006
        Attn: Corporate Trust Services                  Attn: Corporate Trust Services

       BY REGISTERED OR CERTIFIED MAIL:              FACSIMILE TRANSMISSION: 212-420-6211

   United States Trust Company of New York            Confirm by Telephone: 800-548-6565
         P.O. Box 844, Cooper Station                   Attn: Corporate Trust Services
           New York, NY 10276-0844
        Attn: Corporate Trust Services

Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation for tenders is being made by mail. Additional solicitations, however, may be made by our officers and regular employees and those of our affiliates in person, by telegraph or telephone.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will pay the preferred stock exchange agent, however, reasonable and customary fees for its services and will reimburse the preferred stock exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the preferred stock exchange agent and the transfer agent, accounting and legal fees and printing costs, among others.

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We will pay all transfer taxes, if any, applicable to the exchange of the preferred stock pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the preferred stock pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The new preferred stock will be recorded at the same carrying value as the preferred stock, which is face value as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be charged to paid-in-capital.

CONSEQUENCES OF FAILURE TO EXCHANGE

The preferred stock that is not exchanged for new preferred stock pursuant to the exchange offer will remain Transfer Restricted Securities. Accordingly, such preferred stock may be resold only as follows:

    (1) to us, upon redemption thereof or otherwise;

    (2) (a) so long as the preferred stock is eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to us;

    (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (4) pursuant to an effective registration statement under the Securities
       Act.

RESALE OF THE NEW PREFERRED STOCK

Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe the new preferred stock issued pursuant to the exchange offer in exchange for the preferred stock may be offered for resale, resold and otherwise transferred by any holder (other than (1) a broker-dealer who purchased such preferred stock directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided, however, that the holder is acquiring the new preferred stock in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the new preferred stock. In the event that our belief is inaccurate, holders of new preferred stock who transfer new preferred stock in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. We do not assume or indemnify holders against such liability.

If, however, any holder acquires new preferred stock in the exchange offer for the purpose of distributing or participating in a distribution of the new preferred stock, such holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in the referenced no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives new preferred stock for its own account in exchange for preferred stock, where such preferred stock was acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any

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resale of the new preferred stock. Although a broker-dealer may be an
"underwriter" within the meaning of the Securities Act, the letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new preferred stock received in exchange for preferred stock.

As contemplated by these no-action letters and the preferred stock registration rights agreement, each holder tendering preferred stock in the exchange offer is required to represent to us in the letter of transmittal, that, among things:

    (1) the person receiving the new preferred stock pursuant to the exchange offer, whether or not such person is the holder, is receiving it in the ordinary course of business;

    (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new preferred stock and that such holder is not engaged in, and does not intend to engage in, a distribution of new preferred stock;

    (3) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    (4) the holder acknowledges and agrees that:

       (a) any person participating in the exchange offer for the purpose of distributing the new preferred stock must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the new preferred stock acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed above and under the heading "-Purpose and Effect of the Exchange Offer;" and

       (b) any broker-dealer that receives new preferred stock for its own account in exchange for preferred stock pursuant to the exchange offer must deliver a prospectus in connection with any resale of such new preferred stock, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act; and

    (5) the holder understands that a secondary resale transaction described in clause (4)(a) above should be covered by an effective registration statement containing the selling securityholder information required by
       Item 507 of Regulation S-K of the Securities and Exchange Commission.

The exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of the preferred stock in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction.

All resales must be made in compliance with state securities or "blue sky" laws. Such compliance may require that the new preferred stock be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with these requirements.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of certain United States federal income tax consequences as of the date hereof of the acquisition, ownership and disposition of the exchange notes and new preferred stock issued pursuant to this exchange offer and the subordinated exchange debentures that may be issued from time to time after this exchange offer in exchange for the new preferred stock. This discussion applies only if you are a U.S. Holder (as defined below) and acquire such exchange notes and/or new preferred stock in exchange for notes and/or preferred stock acquired on original issuance and for the original offering price. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). No assurance can be given that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the propriety of the statements and conclusions set forth herein. Moreover, any such changes or interpretations may or may not be retroactive. Accordingly, any such changes or interpretations could affect the tax consequences to holders of the exchange notes, new preferred stock and subordinated exchange debentures.

We assume in our discussion below that the exchange notes, new preferred stock and subordinated exchange debentures are held as capital assets. This discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular acquirers in light of their personal circumstances. For instance, special rules may apply to and may affect the federal income tax consequences for certain types of acquirers such as:

    - banks and other financial institutions,

    - real estate investment trusts,

    - regulated investment companies,

    - insurance companies,

    - tax-exempt organizations,

    - S corporations,

    - dealers in securities, or

    - persons whose functional currency is not the U.S. Dollar.

In addition, special rules may apply if the exchange notes, new preferred stock or subordinated exchange debentures are held in connection with integrated transactions such as certain hedging transactions, conversion transactions or "straddle" transactions. Finally, this discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquirer.

When we use the term "U.S. Holder" we generally mean a holder of exchange notes, new preferred stock or subordinated exchange debentures who (for U.S. federal income tax purposes):

    - is an individual who is a citizen or resident of the United States (as determined under U.S. federal income tax laws);

    - is a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof (except to the extent in the case of a partnership, as provided by Treasury Regulations which may be issued in the future);

    - is an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

    - is a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) at least one U.S. person has authority to control all substantial decisions of the trust.

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
When we use the term "Non-U.S. Holder," we mean a holder that is not a U.S. Holder.

WE ADVISE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND SALE OF THE EXCHANGE NOTES, THE NEW PREFERRED STOCK AND THE SUBORDINATED EXCHANGE DEBENTURES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND REGARDING CHANGES OR POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

EXCHANGE NOTES

ACQUISITION OF THE EXCHANGE NOTES The exchange notes are being issued pursuant to this exchange offer and the notes registration rights agreement in exchange for unregistered notes previously issued in connection with the notes offering. A U.S. Holder will not recognize any taxable gain or loss on the exchange of notes for registered exchange notes and a U.S. Holder's tax basis will be the same in the exchange notes as in the notes exchanged therefor.

STATED INTEREST. You must generally pay federal income tax on the interest on the exchange notes:

    - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

    - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

DISPOSITION OF THE EXCHANGE NOTES. Generally you must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the exchange note, minus your adjusted tax basis in the exchange note. Your initial tax basis in an exchange note equals the price you paid for the original note.

Your gain or loss will generally be a long-term capital gain or loss if you have held the exchange note for more than one year from the date the originally issued note was acquired. Otherwise, such gain or loss will be short-term capital gain or loss. Payments at disposition attributable to accrued interest and not yet included in income will be taxed as ordinary interest income.

NEW PREFERRED STOCK

CLASSIFICATION OF NEW PREFERRED STOCK. For the purposes of this discussion, we are assuming that the outstanding preferred stock and new preferred stock will be treated as equity (and not debt) for United States federal income tax purposes. We have not obtained any opinion on this issue.

DIVIDENDS. Distributions on the new preferred stock will constitute dividends to the extent paid from our current or accumulated earnings and profits (as determined under United States federal income tax principles). Dividends "paid in kind" through the issuance of additional new preferred stock will be treated as distributions in an amount equal to the fair market value of such additional new preferred stock as of the date of distribution. Such amount will also be the issue price and initial tax basis of such newly distributed new preferred stock for United States federal income tax purposes. The amount of our earnings and profits at any time will depend upon our future actions and financial performance. At the time the outstanding preferred stock was issued, PCA was a newly formed corporation, and it is our belief that it did not have any current or accumulated earnings and profits. Consequently, unless we generate earnings and profits following that date, distributions with respect to the new preferred stock may not qualify as dividends for federal income tax purposes. To the extent that the amount of a distribution on the new preferred stock exceeds our current and accumulated earnings and profits, such distributions will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the new preferred stock in the hands of each U.S. Holder (but not below zero), thus increasing the

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amount of any gain (or reducing the amount of any loss) that would otherwise be realized by such U.S. Holder upon the sale or other taxable disposition of such new preferred stock. The amount of any such distribution that exceeds the adjusted tax basis of the new preferred stock in the hands of the U.S. Holder will be treated as capital gain.

DIVIDENDS RECEIVED DEDUCTION. Under Section 243 of the Code, corporate U.S. Holders may be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends received deduction.

Section 246(c) of the Code requires that, in order to be eligible for the dividends received deduction, a corporate U.S. Holder must generally hold the shares of the new preferred stock for a minimum of 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such dividend is declared payable on such shares (or during the 180 day period beginning 90 days before such dividend is declared payable on such preferred shares). A U.S. Holder's holding period for these purposes is suspended during any period in which it has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially similar or related property that diminishes the risk of loss from holding the new preferred stock.

Section 246A of the Code reduces the dividends received deduction allowed to a corporate U.S. Holder that has incurred indebtedness "directly attributable" to its investment in new preferred stock held as "portfolio stock".

Under Section 1059 of the Code, a corporate U.S. Holder is required to reduce its tax basis (but not below zero) in the new preferred stock by the nontaxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced, or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends received deduction provisions of Section 243 of the Code. An extraordinary dividend on the new preferred stock generally would be a dividend that:

    - equals or exceeds 5% of the corporate U.S. Holder's adjusted tax basis in the new preferred stock, treating all dividends declared payable on such shares within an 85 day period as one dividend; or

    - exceeds 20% of the corporate U.S. Holder's adjusted tax basis in the new preferred stock, treating all dividends declared payable on such shares within a 365 day period as one dividend.

In determining whether a dividend paid on the new preferred stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for such U.S. Holder's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of the Treasury as of the day before the date on which the dividend is declared payable. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non pro rata as to all stockholders or in partial liquidation of PCA, regardless of the stockholder's holding period and regardless of the size of the dividend. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the U.S. Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as capital gain and will be recognized in the taxable year in which the extraordinary dividend is received.

Special Section 1059 rules exist with respect to "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to any share of stock which:

    - provides for fixed preferred dividends payable not less frequently than annually; and

    - was not in arrears as to dividends at the time the U.S. Holder acquired such stock.

A qualified preferred dividend does not include any dividend payable with respect to any share of stock if the actual rate of return of such stock exceeds 15%. Section 1059 does not apply to qualified preferred dividends if the corporate U.S. Holder holds such stock for more than five years. If the U.S. Holder disposes of such stock before it has been held for more than five years, the amount subject to extraordinary dividend treatment with respect to qualified preferred dividends is limited to the excess of the actual rate of return over the stated rate of

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return. Actual or stated rates of return are the actual or stated dividends expressed as a percentage of the lesser of (1) the U.S. Holder's tax basis in such stock or (2) the liquidation preference of such stock. WE ADVISE CORPORATE U.S. HOLDERS TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR NEW PREFERRED STOCK.

REDEMPTION PREMIUM. Under Section 305(c) of the Code and the applicable regulations thereunder, if there is a redemption premium, which is the amount (more than a DE MINIMIS amount), by which the redemption price of the new preferred stock exceeds its issue price, such redemption premium will be taxable as a constructive distribution to the U.S. Holder under a constant interest rate method similar to that described below for accruing original issue discount ("OID") (see "Subordinated Exchange Debentures--Original Issue Discount"). Because the new preferred stock provides for optional rights of redemption by us at prices in excess of the issue price, stockholders could be required to recognize such redemption premium if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. However, even if such optional redemptions are more likely than not to occur, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither PCA nor the U.S. Holder has control, such as changes in prevailing dividend rates. The regulations under Section 305(c) of the Code provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if the issuer and the holder are unrelated, there are no arrangements that effectively require the issuer to redeem the stock, and exercise of the option to redeem would not reduce the yield of the stock. We intend to take the position that the existence of our optional redemption rights does not result in a constructive distribution to the U.S. Holders.

Any additional shares of new preferred stock distributed by us in lieu of cash dividend payments on the new preferred stock and received by Holders of the new preferred stock may bear a redemption premium depending upon the issue price of such shares (i.e., the fair market value of such shares on the date of issuance). If such shares bear a redemption premium, which is more than a DE MINIMIS amount, a U.S. Holder may be required to include such redemption premium in income as a constructive distribution of additional new preferred stock under a constant interest rate method similar to that described below for accruing OID. Thus, such shares generally will have different tax characteristics than other shares of new preferred stock and might trade separately, which might adversely affect the liquidity of such shares.

DISPOSITION OF NEW PREFERRED STOCK. A U.S. Holder's adjusted tax basis in the new preferred stock will, in general, be the U.S. Holder's initial tax basis of such Holder's preferred stock purchased in the initial preferred stock offering, increased by the portion of any redemption premium previously included in income by the U.S. Holder. A corporate U.S. Holder's tax basis may be further adjusted by the extraordinary dividend provision discussed above. Upon the sale or other disposition of new preferred stock (other than by redemption) a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the adjusted tax basis of the new preferred stock. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if at the time of sale, exchange, redemption or other disposition the new preferred stock has been held for more than one year from the date the outstanding preferred stock was acquired.

A redemption of the new preferred stock by us would be treated, under Section 302 of the Code, either as a sale or exchange giving rise to capital gain or loss as described in the preceding paragraph or as a dividend. In the case of a redemption of new preferred stock for subordinated exchange debentures, the amount realized on the exchange would be equal to the "issue price" of the subordinated exchange debenture plus any cash received on the exchange. The "issue price" of a subordinated exchange debenture would be equal to:

    - its fair market value as of the exchange date if the subordinated exchange debentures are traded on an established securities market on or at any time during a specified period; or

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    - the fair market value at the exchange date of the new preferred stock if such new preferred stock is traded on an established securities market during a specified period but the subordinated exchange debentures are not.

If neither the new preferred stock nor the subordinated exchange debentures are so traded, the issue price of the subordinated exchange debentures would be determined under Section 1274 of the Code, in which case the issue price would be the stated principal amount of the subordinated exchange debentures provided that the yield on the subordinated exchange debentures is equal to or greater than the "applicable federal rate" in effect at the time the subordinated exchange debentures are issued. If the yield on the subordinated exchange debentures is less than such applicable federal rate, its issue price under section 1274 of the Code would be equal to the present value as of the issue date of all payments to be made on the subordinated exchange debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the new preferred stock or the subordinated exchange debentures will be, at the relevant time, traded on an established securities market within the meaning of the Treasury Regulations or whether the yield on the subordinated exchange debentures will equal or exceed the applicable federal rate, as discussed above.

If a redemption of shares of the new preferred stock for cash or an exchange of the new preferred stock for subordinated exchange debentures is treated as a dividend with respect to a particular exchanging U.S. Holder under Section 302 of the Code, such U.S. Holder:

    - will not recognize any loss on the exchange; and

    - will recognize dividend income (rather than capital gain) in an amount equal to the cash or the fair market value of the subordinated exchange debentures received without regard to the U.S. Holder's basis in the shares of new preferred stock surrendered in the exchange, to the extent of its proportionate share of our current or accumulated earnings and profits.

In such case, unrecovered tax basis may, in some circumstances, be added to the tax basis of other PCA stock held by the U.S. Holder or in some cases may simply be lost.

In the case of an exchange for the subordinated exchange debentures, the holding period for the subordinated exchange debentures will begin on the day after the day on which the subordinated exchange debentures are acquired by the exchanging U.S. Holder.

Pursuant to Section 302 of the Code, the redemption or exchange will not be treated as a dividend if, after giving effect to the constructive ownership rules of Section 318 of the Code, the redemption or exchange:

    - represents a "complete termination" of the exchanging U.S. Holder's stock interest in PCA;

    - is "substantially disproportionate" with respect to the exchanging U.S. Holder; or

    - is "not essentially equivalent to a dividend" with respect to the exchanging U.S. Holder, all within the meaning of Section 302(b) of the Code.

An exchange will be "not essentially equivalent to a dividend" as to a particular U.S. Holder if it results in a "meaningful reduction" in such U.S. Holder's interest in PCA (after application of the constructive ownership rules of Section 318 of the Code). In general, there are no fixed rules for determining whether a "meaningful reduction" has occurred.

Depending upon a U.S. Holder's particular circumstances, the tax consequences of holding subordinated exchange debentures may be less advantageous than the tax consequences of holding new preferred stock because, for example, payments of interest on the subordinated exchange debentures will not be eligible for any dividends received deduction that may be available to corporate U.S. Holders or because the U.S. Holder may be required to accrue into income OID on the subordinated exchange debentures.

WE ADVISE EACH U.S. HOLDER TO CONSULT ITS OWN TAX ADVISOR AS TO ITS ABILITY IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES TO SATISFY ANY OF THE FOREGOING TESTS. ADDITIONALLY, WE ADVISE CORPORATE U.S. HOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE AVAILABILITY OF THE CORPORATE DIVIDENDS RECEIVED

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DEDUCTION AND THE POSSIBLE APPLICATION OF THE EXTRAORDINARY DIVIDEND RULES OF
SECTION 1059 OF THE CODE TO A REDEMPTION OR AN EXCHANGE BY A CORPORATE HOLDER FOR WHOM SUCH REDEMPTION OR EXCHANGE IS TAXABLE AS A DIVIDEND.

SUBORDINATED EXCHANGE DEBENTURES

ORIGINAL ISSUE DISCOUNT. A subordinated exchange debenture may be issued with original issue discount ("OID") equal to the excess of its "stated redemption price at maturity" over its "issue price." If so, U.S. Holders of subordinated exchange debentures may be subject to special tax accounting rules, pursuant to which they generally must include OID in gross income for United States federal income tax purposes on an annual basis under a constant yield method, in advance of the receipt of cash attributable to that income. We will provide on a timely basis to U.S. Holders of any subordinated exchange debentures with reportable OID, the amount of OID and interest income based on our understanding of applicable law.

The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument and that appropriately takes into account the length of the intervals between payments. If the subordinated exchange debentures are issued at a time when we have the option to pay interest on the subordinated exchange debentures by issuing additional subordinated exchange debentures instead of cash, none of the stated interest on such subordinated exchange debentures will be treated as qualified stated interest. On the other hand, if the subordinated exchange debentures are issued at a time when we do not have such an option, the stated interest will be treated as qualified stated interest, and, accordingly, will be includible in income as interest in accordance with your regular method of accounting. The "issue price" of a subordinated exchange debenture will be determined as described under "-Disposition of New Preferred Stock."

The amount of OID includible in income by the initial U.S. Holder of a subordinated exchange debenture is the sum of the "daily portions" of OID with respect to the subordinated exchange debenture for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such subordinated exchange debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a subordinated exchange debenture may be of any length and may vary in length over the term of the subordinated exchange debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

    - the product of the subordinated exchange debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); over

    - the sum of any qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a subordinated exchange debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such subordinated exchange debenture (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

AMORTIZABLE BOND PREMIUM. If at the time the new preferred stock is exchanged for the subordinated exchange debentures, the U.S. Holder's tax basis in any such subordinated exchange debenture exceeds its stated redemption price at maturity, the subordinated exchange debenture will be considered to have been issued at a

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premium. A U.S. Holder generally may elect to amortize the premium over the term of the subordinated exchange debenture on a constant yield method as an offset to interest otherwise includible in income under the U.S. Holder's regular accounting method. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

REDEMPTION, SALE OR EXCHANGE OF SUBORDINATED EXCHANGE DEBENTURES. Upon the redemption, sale, exchange or retirement of a subordinated exchange debenture, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any amount attributable to accrued and unpaid interest) and the adjusted tax basis of the subordinated exchange debenture. The adjusted tax basis of subordinated exchange debentures to a U.S. Holder who received such subordinated exchange debentures in exchange for new preferred stock will, in general, be equal to the initial tax basis of such subordinated exchange debentures, increased by OID previously included in income by the U.S. Holder and reduced by any amortizable bond premium deducted by the U.S. Holder and any cash payments on the subordinated exchange debentures other than qualified stated interest.

APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS. If the yield to maturity on subordinated exchange debentures with OID equals or exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which such debentures are issued (the "AFR") and (y) 5%, and the OID on such subordinated exchange debentures is "significant," the subordinated exchange debentures will be considered "applicable high yield discount obligations" ("AHYDOs") under Section 163(i) of the Code. Consequently, we would not be allowed to take a deduction for interest (including OID) accrued on such subordinated exchange debentures for U.S. federal income tax purposes until such time as we actually pay such interest (including OID) in cash or in other property (other than our stock or debt or the stock or debt of a person deemed to be related to us under Section 453(f)(1) of the Code). Because the amount of OID, if any, attributable to such subordinated exchange debentures will be determined at such time as such subordinated exchange debentures are issued, and the AFR at the time such subordinated exchange debentures are issued in exchange for new preferred stock is not predictable, it is impossible to determine at the present time whether a subordinated exchange debenture will be treated as an AHYDO if issued.

Moreover, if the yield to maturity on such a subordinated exchange debenture exceeds the sum of (x) the AFR and (y) 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the subordinated exchange debenture will be permanently disallowed (regardless of whether PCA actually pays such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the subordinated exchange debenture ("Dividend Equivalent Interest"). For purposes of the dividends received deduction, such Dividend Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, a corporate U.S. Holder of a subordinated exchange debenture may be entitled to take a dividends received deduction with respect to any Dividend Equivalent Interest received by such corporate U.S. Holder on such a subordinated exchange debenture.

INFORMATION REPORTING AND BACKUP WITHHOLDING

PCA will report to holders of the exchange notes, new preferred stock and subordinated exchange debentures and the IRS the amount of any "reportable payments" (including original issue discount accrued on the subordinated exchange debentures) and any amount withheld with respect to the exchange notes, new preferred stock and subordinated exchange debentures during the calendar year.

In general, U.S. Holders may be subject to information reporting requirements and backup withholding at a rate of 31% with respect to (1) interest (including
OID) paid in respect of the exchange notes and the subordinated

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exchange debentures and dividends paid in respect of the new preferred stock and
(2) proceeds received on the sale, exchange or redemption of the exchange notes, new preferred stock, or subordinated exchange debentures unless such holder:

    - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

    - provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

A U.S. Holder who does not provide PCA with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. In general, any amount withheld under these rules will be creditable against the United States federal tax liability of a U.S. Holder, and will be refundable to the extent that it results in an overpayment of tax.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

INTEREST ON THE EXCHANGE NOTES. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, the "portfolio interest" exemption provides that no withholding of United States federal income tax will be required with respect to the payment by PCA or any paying agent of principal or interest on an exchange note owned by a Non-U.S. Holder, provided that:

    - the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PCA entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

    - the beneficial owner is not a controlled foreign corporation that is related to PCA through stock ownership,

    - the beneficial owner is not a bank whose receipt of interest on an exchange note is described in section 881(c)(3)(A) of the Code and

    - the beneficial owner satisfies the "statement requirement" (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy the "statement requirement," the beneficial owner of such exchange note, or a financial institution holding such exchange note on behalf of such owner, must provide, in accordance with specified procedures, to PCA or its paying agent a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if:

    - the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an IRS Form W-8 (or successor form)); or

    - a financial institution holding the exchange note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the exchange note provides PCA or its paying agent, as the case may be, with a properly executed:

    - IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of an applicable tax treaty; or

    - IRS Form 4224 (or successor form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

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If a Non-U.S. Holder is engaged in a trade or business in the United States and premium, if any, or interest on the exchange note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax at applicable graduated individual or corporate rates on such interest in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on an exchange note will be included in such foreign corporation's earnings and profits.

SALE, EXCHANGE, REDEMPTION OR OTHER DISPOSITION OF EXCHANGE NOTES. A Non-U.S. Holder will generally not be subject to United States federal income tax with respect to gain recognized on a sale, exchange, redemption or other disposition of exchange notes, unless:

    - the gain is "effectively connected" with a trade or business of the Non-U.S. Holder in the United States, or, if a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder; or

    - in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met.

If an individual Non-U.S. Holder meets the "effectively connected" requirement described above, he will be taxed on his net gain derived from the sale or other disposition under regular graduated United States federal income tax rates. If an individual Non-U.S. Holder meets the 183 day requirement described above, he will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may generally be offset by United States source capital losses recognized within the same taxable year as such sale or other disposition (notwithstanding the fact that he is not considered a resident of the United States).

If a Non-U.S. Holder that is a foreign corporation meets the "effectively connected" requirement described above, it will be taxed on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, such gain will be included in such foreign corporation's earnings and profits.

FEDERAL ESTATE TAX. Exchange notes beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that:

    - such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PCA entitled to vote within the meaning of section 871(h)(3) of the Code; and

    - the interest payments with respect to such exchange note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING. PCA will report to holders of the exchange notes and the IRS the amount of any "reportable payments" and any amount withheld with respect to the exchange notes during the calendar year.

No information reporting or backup withholding will be required with respect to payments made by PCA or any paying agent to Non-U.S. Holders if the "statement requirement" described under "Tax Consequences to Non-United States Holders-Interest on the Exchange Notes" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

In addition, backup withholding and information reporting will not apply if payments of interest on the exchange notes are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such exchange notes, or if a foreign office of a broker (as defined in applicable Treasury

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regulations) pays the proceeds of the sale of the exchange notes to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or, with respect to payments made after December 31, 2000, a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless:

    - such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met, or

    - the beneficial owner otherwise establishes an exemption.

Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations.

Payments of principal and interest on exchange notes paid to the beneficial owner of such exchange notes by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of exchange notes will be subject to both backup withholding and information reporting unless the beneficial owner satisfies the "statement requirement" described above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 2000, subject to certain transition rules. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the "portfolio interest" exemption, a reduced treaty rate or an exemption from backup withholding. For example, the New Withholding Regulations will require new forms, which you generally will have to provide earlier than you would have had to provide replacements for expiring existing forms.

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                              PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes or new preferred stock for its own account pursuant to the exchange offer in exchange for outstanding notes and preferred stock which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes or new preferred stock. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with resales of exchange notes and new preferred stock received in exchange for outstanding notes and preferred stock. We have agreed that for a period of 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. All resales must be made in compliance with state securities or blue sky laws. We assume no responsibility with regard to compliance with these requirements.

We will not receive any proceeds from any sales of the exchange notes or the new preferred stock by broker-dealers. The exchange notes and the new preferred stock received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or the new preferred stock, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes or new preferred stock. Any broker-dealer that resells the exchange notes or the new preferred stock that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes or new preferred stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes or new preferred stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in a letter of transmittal.

We have been advised by J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes and preferred stock, that following completion of the exchange offer they intend to make a market in the exchange notes and the new preferred stock. The initial purchasers, however, are under no obligation to do so and any market activities with respect to the exchange notes and the new preferred stock may be discontinued at any time.

                                 LEGAL MATTERS

Certain legal matters in connection with the issuance of the exchange notes and the new preferred stock will be passed upon for PCA by Kirkland & Ellis, Chicago, Illinois. Certain of the partners of Kirkland & Ellis, through an investment partnership, beneficially own, indirectly through PCA Holdings, an aggregate of approximately 0.2% of the common stock of PCA (without giving effect to the issuances of management equity).

                                    EXPERTS

The combined financial statements of The Containerboard Group, a division of TPI, as of December 31, 1998, 1997 and 1996, and for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

We and our subsidiary guarantors have filed a registration statement on Form S-4 under the Securities Act with respect to the exchange notes and the new preferred stock. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us, our subsidiary guarantors and the exchange notes and the new preferred stock, we refer you to the registration statement. You should be aware that statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete. We refer you to the copy of such documents filed as exhibits to the registration statement. Each such statement is qualified in all respects by such reference.

We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the exchange notes or the new preferred stock remain outstanding, we will furnish to the holders of the exchange notes and the new preferred stock and, if permitted, will file with the Commission:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a Management's Discussion and Analysis of Financial Condition and Results of Operations and, with respect to the annual information only, a report on such information by our certified independent accountants; and

    (2) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the rules and regulations of the Commission.

Any reports or documents we file with the Commission, including the registration statement, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such reports or other documents may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports and other information that is filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The web site can be accessed at http://www.sec.gov.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Report of Independent Public Accountants...................................................................         F-2
Combined Statements of Assets, Liabilities and Interdivision Account as of December 31, 1998, 1997 and 1996
  and March 31, 1999 (unaudited)...........................................................................         F-3
Combined Statements of Revenues, Expenses and Interdivision Account for the years ended December 31, 1998,
  1997 and 1996 and for the three months ended March 31, 1999 and 1998 (unaudited).........................         F-4
Combined Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996 and for the three
  months ended March 31, 1999 and 1998 (unaudited).........................................................         F-5
Notes to Combined Financial Statements.....................................................................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tenneco Inc.:

We have audited the accompanying combined statements of assets, liabilities and interdivision account of THE CONTAINERBOARD GROUP (a division of Tenneco Packaging Inc., which is a Delaware corporation and a wholly owned subsidiary of Tenneco Inc.) as of December 31, 1998, 1997 and 1996, and the related combined statements of revenues, expenses and interdivision account and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Containerboard Group as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 26, 1999

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                             COMBINED STATEMENTS OF
                 ASSETS, LIABILITIES AND INTERDIVISION ACCOUNT

                                     ASSETS

                                                               ------------------------------------------------
                                                                         DECEMBER 31
                                                               -------------------------------
                                                                                                 MARCH 31, 1999
                                                                    1998       1997       1996      (UNAUDITED)
                                                               ---------  ---------  ---------  ---------------
(In thousands)
Current assets:
  Cash                                                         $       1  $       1  $   1,027              1
  Accounts receivable (net of allowance for doubtful accounts
   of $5,220 in 1998, $5,023 in 1997 and $5,010 in 1996)          13,971     27,080     16,982         36,515
  Receivables from affiliated companies                           10,390     19,057     10,303         10,203
  Notes receivable                                                27,390        573        547         27,943
Inventories:
  Raw materials                                                   86,681    100,781     99,459         85,008
  Work in process and finished goods                              48,212     38,402     36,995         46,725
  Materials and supplies                                          44,310     42,043     35,834         48,800
                                                               ---------  ---------  ---------  ---------------
      Inventory, gross                                           179,203    181,226    172,288        180,533
  Excess of FIFO over LIFO cost                                  (28,484)   (25,445)   (28,308)       (28,950  )
                                                               ---------  ---------  ---------  ---------------
      Inventory, net                                             150,719    155,781    143,980        151,583
                                                               ---------  ---------  ---------  ---------------
  Prepaid expenses and other current assets                       41,092     35,019     35,536         28,178
                                                               ---------  ---------  ---------  ---------------
      Total current assets                                       243,563    237,511    208,375        254,423
                                                               ---------  ---------  ---------  ---------------
Property, plant and equipment, at cost:                                                             1,754,504
  Land, timber, timberlands and buildings                        287,510    280,060    269,134
  Machinery and equipment                                      1,289,459  1,175,805  1,082,912
  Other, including construction in progress                      100,136    130,696    140,522
  Less-Accumulated depreciation and depletion                   (735,749)  (656,915)  (582,437)      (756,326  )
                                                               ---------  ---------  ---------  ---------------
      Property, plant and equipment, net                         941,356    929,646    910,131        998,178
                                                               ---------  ---------  ---------  ---------------
Intangibles                                                       50,110     56,470     55,660         49,530
                                                               ---------  ---------  ---------  ---------------
Other long-term assets                                           131,092     77,312     72,076         69,014
                                                               ---------  ---------  ---------  ---------------
Investments                                                        1,282     16,324     14,809          1,378
                                                               ---------  ---------  ---------  ---------------
Total assets                                                   $1,367,403 $1,317,263 $1,261,051     1,372,523
                                                               ---------  ---------  ---------  ---------------
                                                               ---------  ---------  ---------  ---------------

                                     LIABILITIES AND INTERDIVISION ACCOUNT
Current liabilities:
  Accounts payable                                             $  87,054  $ 124,633  $ 111,588        105,871
  Payables to Tenneco affiliates                                   7,091      6,164     29,402         13,085
  Current portion of long-term debt                                  617      3,923      1,603            216
  Current portion of deferred gain                                     -      1,973      1,973              0
  Loss Reserve                                                         -          -          -        230,112
  Accrued liabilities                                             69,390     70,426    166,663         68,558
                                                               ---------  ---------  ---------  ---------------
      Total current liabilities                                  164,152    207,119    311,229        417,842
                                                               ---------  ---------  ---------  ---------------
Long-term liabilities:
  Long-term debt                                                  16,935     23,941     18,713            250
  Deferred taxes                                                 254,064    174,127     87,165        263,936
  Deferred gain                                                        -     34,262     36,235             --
  Other                                                           23,860     23,754     23,287         24,057
                                                               ---------  ---------  ---------  ---------------
      Total long-term liabilities                                294,859    256,084    165,400        288,243
                                                               ---------  ---------  ---------  ---------------
Interdivision account                                            908,392    854,060    784,422        666,438
                                                               ---------  ---------  ---------  ---------------
Total liabilities and interdivision account                    $1,367,403 $1,317,263 $1,261,051     1,372,523
                                                               ---------  ---------  ---------  ---------------
                                                               ---------  ---------  ---------  ---------------

The accompanying notes to combined financial statements are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                             COMBINED STATEMENTS OF
                  REVENUES, EXPENSES AND INTERDIVISION ACCOUNT

                                             ---------------------------------------------------------------------
                                                                                          THREE MONTHS ENDED MARCH
                                                       YEAR ENDED DECEMBER 31,                      31,
                                             -------------------------------------------  ------------------------
                                                      1998           1997           1996                      1998
                                             -------------  -------------  -------------               -----------
                                                                                                 1999
                                                                                          -----------
                                                                                                (UNAUDITED)
(IN THOUSANDS)
Net sales                                    $   1,571,019  $   1,411,405  $   1,582,222      391,279      432,901
Cost of sales                                   (1,289,644)    (1,242,014)    (1,337,410)    (332,117)    (354,855)
                                             -------------  -------------  -------------  -----------  -----------
  Gross profit                                     281,375        169,391        244,812       59,162       78,046
Selling and administrative expenses               (108,944)      (102,891)       (95,283)     (28,759)     (26,841)
Restructuring, impairment and other                (14,385)             -              -     (230,112)           -
Other income, net                                   26,818         44,681         56,243       (1,377)      (2,742)
Corporate allocations                              (63,114)       (61,338)       (50,461)     (13,283)     (14,326)
                                             -------------  -------------  -------------  -----------  -----------
  Income (loss) before interest, taxes and
   extraordinary item                              121,750         49,843        155,311     (214,369)      34,137
Interest expense, net                               (2,782)        (3,739)        (5,129)        (221)        (741)
                                             -------------  -------------  -------------  -----------  -----------
  Income (loss) before taxes and
   extraordinary item                              118,968         46,104        150,182     (214,590)      33,396
Provision for income taxes                         (47,529)       (18,714)       (59,816)      88,362      (13,315)
                                             -------------  -------------  -------------  -----------  -----------
Income (loss) before extraordinary item             71,439         27,390         90,366     (126,228)      20,081
Extraordinary Loss                                       -              -              -       (6,327)           -
                                             -------------  -------------  -------------  -----------  -----------
Net income                                          71,439         27,390         90,366     (132,555)      20,081
Interdivision account, beginning of period         854,060        784,422        640,483      908,392      854,060
Interdivision account activity, net                (17,107)        42,248         53,573     (109,399)      31,081
                                             -------------  -------------  -------------  -----------  -----------
Interdivision account, end of period         $     908,392  $     854,060  $     784,422  $   666,438  $  (843,060)
                                             -------------  -------------  -------------  -----------  -----------
                                             -------------  -------------  -------------  -----------  -----------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              ---------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31,         THREE MONTHS ENDED
                                                              -----------------------------------       MARCH 31,
                                                                                                   --------------------
                                                                     1998         1997       1996                  1998
                                                              -----------  -----------  ---------             ---------
                                                                                                        1999
                                                                                                   ---------
                                                                                                       (UNAUDITED)
(IN THOUSANDS)

Cash flows from operating activities:
  Net income                                                  $    71,439  $    27,390  $  90,366   (132,555)    20,081
                                                              -----------  -----------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided
   by operating activities-
      Depreciation, depletion and amortization                     96,950       87,752     78,730     28,360     24,732
Extraordinary Loss early debt extinguishment                                                           6,327
      Restructuring and other                                      14,385            -          -          -
      Gain on sale of joint venture interest                      (15,060)           -          -          -
      Gain on sale of timberlands                                 (16,944)           -          -          -
      Gain on sale of assets                                            -            -    (51,268)   230,112
      Gain on lease refinancing                                         -      (37,730)         -          -
      Gain on Willow Flowage                                            -       (4,449)         -          -
      Gain on sale of mineral rights                                    -       (1,646)         -          -
      Amortization of deferred gain                                (1,973)      (1,973)    (1,973)      (493)      (493)
      Increase (decrease) in deferred income taxes                 71,342       85,070      8,318      9,782     30,413
      Undistributed earnings of affiliated companies                  302       (2,264)      (536)       (96)       221
      Increase (decrease) in other noncurrent reserves                107          467    (27,287)       196      1,694
                                                              -----------  -----------  ---------  ---------  ---------
            Total charges to net income not involving cash        149,109      125,227      5,984    141,633     76,648
                                                              -----------  -----------  ---------  ---------  ---------
  Changes in noncash components of working capital-
    Working capital transactions, excluding transactions
     with Tenneco and working capital from acquired
     businesses-
        Decrease (increase) in current assets-
          Accounts receivable                                      12,100      (26,092)    38,261    (23,985)       834
          Inventories, net                                          5,062      (10,932)     1,287       (864)   (15,623)
          Prepaid expenses and other                                4,572          782     (8,070)     8,973     (4,000)
        (Decrease) increase in current liabilities-
          Accounts payable                                        (37,580)      13,045    (47,930)    18,817     (7,805)
          Accrued liabilities                                      (9,301)     (22,207)   (24,041)       679    (15,388)
                                                              -----------  -----------  ---------  ---------  ---------
            Net decrease in noncash components of working
             capital                                              (25,147)     (45,404)   (40,493)     3,620    (41,982)
                                                              -----------  -----------  ---------  ---------  ---------
            Net cash provided by operating activities             195,401      107,213     55,857    145,253     34,666
                                                              -----------  -----------  ---------  ---------  ---------
Cash flows from investing activities:
  Additions to property, plant and equipment                     (103,429)    (110,186)  (168,642)   (19,460)   (16,339)
  Prepaid Meridian Lease                                          (84,198)           -          -          -
  Acquisition of businesses                                             -       (5,866)         -          -
  Other long-term assets                                          (10,970)      (6,983)   (23,478)      (354)    (2,825)
  Proceeds from disposals                                          26,214       10,460    122,654        668         43
  Other transactions, net                                          (5,350)         690     (4,766)     3,773     (2,021)
                                                              -----------  -----------  ---------  ---------  ---------
            Net cash used for investing activities               (177,733)    (111,885)   (74,232)   (15,373)   (21,142)
                                                              -----------  -----------  ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                         -----------------------------------------------------
                                                             YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED
                                                         -------------------------------       MARCH 31,
                                                                                          --------------------
                                                              1998       1997       1996                  1998
                                                         ---------  ---------  ---------             ---------
                                                                                               1999
                                                                                          ---------
                                                                                              (UNAUDITED)
(IN THOUSANDS)
Cash flows from financing activities:
  Proceeds from long-term debt issued                    $       -  $   1,146  $     430          -        130
  Payments on long-term debt                               (10,346)    (1,618)    (1,886)   (27,550)      (235)
  (Decrease) increase in interdivision account             (17,109)    19,907    168,074   (109,399)   (31,081)
  Working capital transactions with Tenneco and
   affiliated companies-
      Decrease (increase) in receivables from
       affiliated companies                                  8,667     (8,754)    (1,781)       187     (1,287)
      Decrease (increase) in factored receivables              192     16,204    (25,563)       888     16,908
      Increase (decrease) in accounts payable to
       affiliated companies                                    928    (23,239)    (8,007)     5,994      2,041
      Dividends paid to Tenneco                                  -          -   (114,500)         -          -
                                                         ---------  ---------  ---------  ---------  ---------
        Net cash (used for) provided by financing
         activities                                        (17,668)     3,646     16,767   (129,880)   (13,524)
                                                         ---------  ---------  ---------  ---------  ---------
Net decrease in cash                                             -     (1,026)    (1,608)         -          -
Cash, beginning of period                                        1      1,027      2,635          1          1
                                                         ---------  ---------  ---------  ---------  ---------
Cash, end of period                                      $       1  $       1  $   1,027          1          1
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

1.  BUSINESS DESCRIPTION

    The Containerboard Group (the "Group") is a division of Tenneco Packaging Inc. ("Packaging") which is a wholly owned subsidiary of Tenneco Inc. ("Tenneco"). The Group is comprised of mills and corrugated products operations.

    The Mill operations ("The Mills") consist of two Kraft linerboard mills located in Counce, Tennessee, and Valdosta, Georgia, and two medium mills located in Filer City, Michigan, and Tomahawk, Wisconsin. The Mills also include two recycling centers located in Nashville, Tennessee, and Jackson, Tennessee. The Mills also control and manage approximately 950,000 acres of timberlands. The Mills transfer the majority of their output to The Corrugated Products operations ("Corrugated").

    Corrugated operations consist of 39 corrugated combining plants, 28 specialty/sheet and other plants and 5 design centers. All plants are located in North America. Corrugated combines linerboard and medium (primarily from The Mills) into sheets that are converted into corrugated shipping containers, point-of-sale graphics packaging, point-of-purchase displays and other specialized packaging. Corrugated sells to diverse customers primarily in North America.

    The Group's sales to other Packaging entities and other Tenneco entities are included in the accompanying combined financial statements. The net sales to other Packaging entities for the years ended December 31, 1998, 1997 and 1996, were approximately $76,906,000, $69,981,000 and $76,745,000, respectively. The net sales to other Tenneco entities for the years ended December 31, 1998, 1997 and 1996, were approximately $14,251,000,
    $13,108,000 and $10,376,000, respectively. The profit relating to these sales are included in the accompanying combined financial statements.

    As a result of the Group's relationship with Packaging, the combined statements of assets, liabilities and interdivision account and the related combined statements of revenues, expenses and interdivision account are not necessarily indicative of what actually would have occurred had the Group been a stand-alone entity. Additionally, these combined financial statements are not necessarily indicative of the future financial position or results of operations of the Group.

2.  SUMMARY OF ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying combined financial statements include the selected assets, liabilities, revenues and expenses of the Group. All significant intragroup accounts and transactions have been eliminated.

    INTERIM FINANCIAL INFORMATION (UNAUDITED)

    The Group's condensed combined financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of such financial statements. These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of SEC Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    The Group recognizes revenue as products are shipped to customers.

    ACCOUNTS RECEIVABLE

    A substantial portion of the Group's trade accounts receivable are sold by Packaging, generally without recourse, to a financing subsidiary of Tenneco Inc. Expenses relating to cash discounts, credit losses, pricing adjustments and other allowances on these factored receivables are accrued and charged to the Group. The amount of trade accounts receivable sold was approximately $150,099,000, $149,907,000 and $133,703,000 at December 31, 1998, 1997 and
    1996, respectively.

    INVENTORIES

    Inventories for raw materials and finished goods are valued using the last-in, first-out ("LIFO") cost method and include material, labor and manufacturing-related overhead costs. Supplies and materials inventories are valued using a moving average cost. All inventories are stated at the lower of cost or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost. Interest costs relating to construction in progress are capitalized based upon the total amount of interest cost (including interest costs on notes payable to Tenneco) incurred by Packaging.

    The amount of interest capitalized related to construction in progress at the Group was approximately $576,000, $975,000 and $5,207,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets. The following useful lives are used for the various categories of assets:

Buildings and land improvements                                   5 to 40 years
Machinery and equipment                                           3 to 25 years
Trucks and automobiles                                            3 to 10 years
Furniture and fixtures                                            3 to 20 years
Computers and software                                            3 to 7 years
                                                                  Period of the
Leasehold improvements                                                lease
                                                                 ---------------
                                                                 ---------------

    Timber depletion is provided on the basis of timber cut during the period related to the estimated quantity of recoverable timber. Assets under capital leases are depreciated on the straight-line method over the term of the lease.

    Expenditures for repairs and maintenance are expensed as incurred.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    DEFERRED GAIN

    In 1992, Packaging entered into a sale-leaseback transaction for financial reporting purposes involving certain of its timberlands. The deferred gain recognized upon sale is being amortized on a straight-line basis over the initial lease term.

    This deferred gain relates to a lease which was prepaid by the Group in December, 1998 (Note 12). The 1998 financial statements have reclassed the current and long-term portions of the deferred gain against the prepaid payment in Prepaid Expenses and Other Current Assets and Other Long-Term Assets.

    CHANGES IN ACCOUNTING PRINCIPLES

    In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement is effective for all fiscal years beginning after June 15, 1999. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    In April, 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. Tenneco currently expects to adopt this new accounting principle in the first quarter of 1999. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    In March, 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    FREIGHT TRADES

    The Group regularly trades containerboard with other manufacturers primarily to reduce shipping costs. The freight trade transactions are accounted for primarily as transactions in the inventory accounts; the impact on income is not material.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    ENVIRONMENTAL LIABILITIES

    The estimated landfill closure and postclosure maintenance costs expected to be incurred upon and subsequent to the closing of existing operating landfill areas are accrued based on the landfill capacity used to date. Amounts are estimates using current technologies for closure and monitoring and are not discounted.

    The potential costs related to the Group for various environmental matters are uncertain due to such factors as the unknown magnitude of possible cleanup costs, the complexity and evolving nature of governmental laws and regulations and their interpretations, and the timing, varying costs and effectiveness of alternative cleanup technologies. Liabilities recorded by the Group for environmental contingencies are estimates of the probable costs based upon available information and assumptions relating to the Group. Because of these uncertainties, however, the Group's estimates may change. The Group believes that any additional costs identified as further information becomes available would not have a material effect on the combined statements of assets, liabilities and interdivision account or revenues, expenses and interdivision account of the Group.

    COMBINED STATEMENTS OF CASH FLOWS

    As a division of Packaging, the Group does not maintain separate cash accounts other than for petty cash. The Group's disbursements for payroll, capital projects, operating supplies and expenses are processed and funded by Packaging through centrally managed accounts. In addition, cash receipts from the collection of accounts receivable and the sales of assets are remitted directly to bank accounts controlled by Packaging. In this type of centrally managed cash system in which the cash receipts and disbursements of Packaging's various divisions are commingled, it is not feasible to segregate cash received from Packaging (e.g., as financing for the business) from cash transmitted to Packaging (e.g., as a distribution). Accordingly, the net effect of these cash transactions with Packaging are presented as a single line item within the financing section of the cash flow statements. Similarly, the activity of the interdivision account presents the net transfer of funds and charges between Packaging and the Group as a single line item.

    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred. The amounts charged were $3,728,000, $4,345,000 and $4,789,000 in 1998, 1997 and 1996,
    respectively.

    INTANGIBLE ASSETS

    Goodwill and intangibles, net of amortization, by major category are as follows:

                                                                    -------------------------------
                                                                         1998       1997       1996
                                                                    ---------  ---------  ---------
(IN THOUSANDS)
Goodwill                                                            $  48,046  $  52,958  $  51,721
Intangibles                                                             2,064      3,512      3,939
                                                                    ---------  ---------  ---------
                                                                    $  50,110  $  56,470  $  55,660
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    Goodwill is being amortized on a straight-line basis over 40 years. Such amortization amounted to $1,449,000, $1,452,000 and $1,440,000 for 1998,
    1997 and 1996, respectively. Goodwill totaling approximately $3,463,000 was written off in 1998 related to a closed facility (Note 7).

    The Group has capitalized certain intangible assets, primarily trademarks and patents, based on their estimated fair value at the date of acquisition. Amortization is provided for these intangible assets on a straight-line basis over periods ranging from 3 to 10 years. Covenants not to compete are amortized on a straight-line basis over the terms of the respective agreements. Such amortization amounted to $1,127,000, $1,234,000 and $1,416,000 in 1998, 1997 and 1996, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    The prior years' financial statements have been reclassified, where appropriate, to conform to the 1998 presentation.

    SEGMENT INFORMATION

    The Group adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," in 1998 and determined that the Group is primarily engaged in one line of business: the manufacture and sale of packaging materials, boxes and containers for industrial and consumer markets. No single customer accounts for more than 10% of total revenues. The Group has no foreign operations.

3.  INVESTMENTS IN JOINT VENTURES

    The Group has a 50% U.S. joint venture with American Cellulose Corporation to manufacture and market hardwood chips. The net investment, which was accounted for under the equity method, was $1,282,000, $1,310,000 and $1,519,000 as of December 31, 1998, 1997 and 1996, respectively. In the second quarter of 1996, Packaging entered into an agreement to form a joint venture with Caraustar Industries whereby Packaging sold its two recycled paperboard mills and a fiber recycling operation and brokerage business to the joint venture in return for approximately $115 million and a 20% equity interest in the joint venture. In June, 1998, Packaging sold its remaining 20% equity interest in the joint venture to Caraustar Industries. The net investment, which was accounted for under the equity method, was $0, $15,014,000 and $13,290,000 as of December 31, 1998, 1997 and 1996,
    respectively.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

4.  LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Capital lease obligations, interest at 8.5% for 1998 and 1997 and a weighted
  average interest rate of 8.2% for 1996 due in varying amounts through 2000  $      18  $      32  $  18,658
Non-interest-bearing note, due in annual installments of $70,000 through
  July 1, 2004, net of discount imputed at 10.0% of $182,000, $216,000 and
  $249,000 in 1998, 1997 and 1996, respectively                                     308        344        381
Notes payable, interest at an average rate of 13.5%, 13.3% and 8.8% for
  1998, 1997 and 1996, respectively, with varying amounts due through 2010       16,553     26,187        680
Other obligations                                                                   673      1,301        597
                                                                              ---------  ---------  ---------
      Total                                                                      17,552     27,864     20,316
Less-Current portion                                                                617      3,923      1,603
                                                                              ---------  ---------  ---------
      Total long-term debt                                                    $  16,935  $  23,941  $  18,713
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

    In January, 1997, the General Electric Capital Corporation ("GECC") operating leases were refinanced. Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease (Note 12).

    Annual payments for debt during the next five years and thereafter are:
    $617,000 (1999), $214,000 (2000), $3,569,000 (2001), $4,387,000 (2002),
    $4,240,000 (2003) and $4,525,000 (2004 and thereafter).

    In 1997, Tenneco contributed the Counce Limited Partnership to Packaging which included notes payable totaling approximately $26,187,000.

    In February, 1999, Tenneco Inc. paid off the remaining note payable as it relates to the Counce Limited Partnership. The payment was $27,220,000, including a $10,456,000 premium payment for the early extinguishment of debt.

5.  PENSION AND OTHER BENEFIT PLANS

    Substantially all of the Group's salaried and hourly employees are covered by retirement plans sponsored by Packaging and Tenneco. Benefits generally are based on years of service and, for most salaried employees, on final average compensation. Packaging's funding policies are to contribute to the plans, at a minimum, amounts necessary to satisfy the funding requirements of federal laws and regulations. The assets of the plans consist principally of listed equity and fixed and variable income securities, including Tenneco Inc. common stock.

    The Group's eligible salaried employees participate in the Tenneco Inc. Retirement Plan (the "Retirement Plan"), a defined benefit plan, along with other Tenneco divisions and subsidiaries. The pension expense

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5. PENSION AND OTHER BENEFIT PLANS (CONTINUED) allocated to the Group by Packaging for this plan was approximately $5,595,000, $3,197,000 and $3,111,000 for the years ended December 31, 1998,
    1997 and 1996, respectively. Amounts allocated are principally determined based on payroll. This plan is overfunded and a portion of the prepaid pension costs has not been allocated to the Group.

    The Group's eligible hourly employees participate in the Packaging Corporation of America Hourly-Rated Employees Pension Plan, also a defined benefit plan, along with other Packaging divisions. As stated, due to the fact that other divisions within Packaging participate in the plan, certain of the disclosures required by SFAS No. 132, "Employers' Disclosures About Pension and Other Postretirement Benefits", such as a summary of the change in benefit obligation and the change in plan assets, are not available. The net pension (income) cost actuarially allocated to the Group for this plan was $(466,000), $144,000 and $2,373,000 for the years ended December 31,
    1998, 1997 and 1996, respectively. This plan is overfunded, and a portion of the related pension asset of $35,603,000, $35,137,000 and $34,429,000 for
    December 31, 1998, 1997 and 1996, respectively, has been actuarially allocated to the Group and is included in Other Long-Term Assets.

    However, in connection with the pending sale of the Group as described in
    Note 14 to these financial statements, the pension asset allocated to the Group will be excluded from the sale transaction and remain with Tenneco.

    Actuarially allocated net pension cost for the Group's defined benefit plans, excluding the Retirement Plan, consists of the following components:

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                             -------------------------------
                                                                             -------------------------------
                                                                                  1998       1997       1996
                                                                             ---------  ---------  ---------
(IN THOUSANDS)
Service cost-benefits earned during the year                                 $   3,112  $   3,652  $   4,021
Interest cost on projected benefit obligations                                   6,990      6,675      6,174
Expected return on plan assets                                                 (11,312)   (10,819)    (8,389)
Amortization of-
  Transition liability                                                            (164)      (164)      (164)
  Unrecognized loss                                                                  -          -         10
  Prior service cost                                                               908        800        721
                                                                             ---------  ---------  ---------
      Net pension (income) cost                                              $    (466) $     144  $   2,373
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5.  PENSION AND OTHER BENEFIT PLANS (CONTINUED)
    The funded status of the Group's allocation of defined benefit plans, excluding the Retirement Plan, reconciles with amounts recognized in the statements of assets and liabilities and interdivision account as follows:

                                                                          -----------------------------------
                                                                                 1998        1997        1996
                                                                          -----------  ----------  ----------
(IN THOUSANDS)
Actuarial present value at September 30-
  Vested benefit obligation                                               $   (98,512) $  (86,865) $  (79,818)
  Accumulated benefit obligation                                             (108,716)    (95,711)    (87,481)
                                                                          -----------  ----------  ----------
                                                                          -----------  ----------  ----------
Projected benefit obligation                                              $  (108,716) $  (96,118) $  (88,555)
Plan assets at fair value at September 30                                     146,579     141,961     118,968
Unrecognized transition liability                                              (1,092)     (1,256)     (1,420)
Unrecognized net gain                                                         (14,623)    (21,573)     (5,111)
Unrecognized prior service cost                                                13,455      12,123      10,547
                                                                          -----------  ----------  ----------
      Prepaid pension cost at December 31                                 $    35,603  $   35,137  $   34,429
                                                                          -----------  ----------  ----------
                                                                          -----------  ----------  ----------

    The weighted average discount rate used in determining the actuarial present value of the benefit obligations was 7.00% for the year ended December 31, 1998, and 7.75% for the years ended December 31, 1997 and 1996. The weighted average expected long-term rate of return on plan assets was 10% for 1998, 1997 and 1996.

    Middle management employees participate in a variety of incentive compensation plans. These plans provide for incentive payments based on the achievement of certain targeted operating results and other specific business goals. The targeted operating results are determined each year by senior management of Packaging. The amounts charged to expense for these plans were $5,920,000, $6,407,000 and $6,722,000 in 1998, 1997 and 1996,
    respectively.

    In June, 1992, Tenneco initiated an Employee Stock Purchase Plan ("ESPP"). The plan allows U.S. and Canadian employees of the Group to purchase Tenneco Inc. common stock through payroll deductions at a 15% discount. Each year, an employee in the plan may purchase shares with a discounted value not to exceed $21,250. The weighted average fair value of the employee purchase right, which was estimated using the Black-Sholes option pricing model and the assumptions described below except that the average life of each purchase right was assumed to be 90 days, was $6.31, $11.09 and $10.77 in 1998, 1997 and 1996, respectively. The ESPP was terminated as of September 30, 1996. Tenneco adopted a new employee stock purchase plan effective April 1, 1997. Under the respective ESPPs, Tenneco sold 133,223 shares, 85,024 shares and 73,140 shares to Group employees in 1998, 1997 and 1996, respectively.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5.  PENSION AND OTHER BENEFIT PLANS (CONTINUED)
    In December, 1996, Tenneco adopted the 1996 Stock Ownership Plan, which permits the granting of a variety of awards, including common stock, restricted stock, performance units, stock appreciation rights, and stock options to officers and employees of Tenneco. Tenneco can issue up to 17,000,000 shares of common stock under this plan, which will terminate December 31, 2001.

    The fair value of each stock option issued by Tenneco to the Group during 1998, 1997 and 1996 is estimated on the date of grant using the Black-Sholes option pricing model using the following weighted average assumptions for grants in 1998, 1997 and 1996, respectively: (a) risk-free interest rate of 5.7%, 6.7% and 6.0%, (b) expected lives of 10.0 years, 19.7 years and 5.0 years; (c) expected volatility of 25.6%, 27.8% and 24.6%; and (d) dividend yield of 3.2%, 2.9% and 3.2%. The weighted-average fair value of options granted during the year is $10.91, $13.99 and $11.51 for 1998, 1997 and 1996, respectively.

    The Group applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," to its stock-based compensation plans. The Group recognized after-tax stock-based compensation expense of approximately $210,000 in 1998, 1997 and 1996. Had compensation costs for the Group's stock-based compensation plans been determined in accordance with SFAS 123, "Accounting for Stock-Based Compensation," based on the fair value at the grant dates for the awards under those plans, the Group's pro forma net income for the years ended December 31, 1998, 1997 and 1996, would have been lower by $7,828,000, $8,205,000 and $1,874,000, respectively.

6.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

    In addition to providing pension benefits, the Group provides certain health care and life insurance benefits for certain retired and terminated employees. A substantial number of the Group's employees may become eligible for such benefits if they reach normal retirement age while working for the Group. The cost of these benefits for salaried employees is allocated to the Group by Packaging through a payroll charge and the interdivision account. Amounts allocated are principally determined based on payroll. The net obligation for these salaried benefits is maintained by Packaging and is not included in the liabilities section of the accompanying combined statements of assets, liabilities and interdivision account for the Group's share of the obligation.

    Currently, the Group's postretirement benefit plans are not funded and a portion of the related postretirement obligation has been actuarially allocated to the Group. However, due to the fact that other divisions participate in the plan, certain of the disclosures required by SFAS No. 132, such as a summary of the

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

6. POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED) change in benefit obligation, are not available. The obligation of the plans, related to hourly employees, reconciles with amounts recognized on the accompanying combined statements of assets, liabilities and interdivision account at December 31, 1998, 1997 and 1996, as follows:

                                                                            -------------------------------
                                                                                 1998       1997       1996
                                                                            ---------  ---------  ---------
(IN THOUSANDS)
Actuarial present value at September 30-
  Accumulated postretirement benefit obligation-
    Retirees and beneficiaries                                              $  (8,401) $  (7,199) $  (8,213)
    Fully eligible active plan participants                                    (3,582)    (4,081)    (4,283)
    Other active plan participants                                             (2,950)    (2,426)    (1,738)
                                                                            ---------  ---------  ---------
        Total                                                                 (14,933)   (13,706)   (14,234)

  Plan assets at fair value at September 30                                         -          -          -
  Funded status                                                               (14,933)   (13,706)   (14,234)
  Claims paid during the fourth quarter                                           473        178        142
  Unrecognized prior service cost                                                   -       (293)      (797)
  Unrecognized net gain                                                        (1,764)    (2,861)    (2,205)
                                                                            ---------  ---------  ---------
Accrued postretirement benefit cost at December 31                          $ (16,224) $ (16,682) $ (17,094)
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

    The net periodic postretirement benefit costs as determined by actuaries for hourly employees for the years 1998, 1997 and 1996 consist of the following components:

                                                                                  -------------------------------
                                                                                       1998       1997       1996
                                                                                  ---------  ---------  ---------
(IN THOUSANDS)
Service cost                                                                      $     159  $     105  $     144
Interest cost                                                                         1,024      1,065      1,012
Amortization of net (gain) loss                                                        (138)       (80)        55
Amortization of prior service cost                                                     (293)      (504)      (643)
                                                                                  ---------  ---------  ---------
      Net periodic postretirement benefit cost                                    $     752  $     586  $     568
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

    The amounts expensed by the Group may be different because it was allocated by Packaging.

    The weighted average assumed health care cost trend rate used in determining the 1998 and 1997 accumulated postretirement benefit obligation was 5% in 1997, remaining at that level thereafter.

    The weighted average assumed health care cost trend rate used in determining the 1996 accumulated postretirement benefit obligation was 6.0% in 1996 declining to 5.0% in 1997 and remaining at that level thereafter.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

6.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED)
    Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1998, 1997 and 1996, by approximately $1,268,000, $868,000 and $1,103,000, respectively, and would increase the net postretirement benefit cost for 1998, 1997 and 1996 by approximately $130,000, $75,000 and $102,000, respectively.

    The discount rate (which is based on long-term market rates) used in determining the accumulated postretirement benefit obligations was 7.00% for 1998 and 7.75% for 1997 and 1996.

7.  RESTRUCTURING AND OTHER CHARGES

    In the fourth quarter of 1998, the Group recorded a pretax restructuring charge of approximately $14 million. This charge was recorded following the approval by Tenneco's Board of Directors of a comprehensive restructuring plan for all of Tenneco's operations, including those of the Group. In connection with this restructuring plan, the Group will close four corrugated facilities and eliminate 109 positions. The following table reflects components of this charge:

                                                                ---------------------------------------------
                                                                                                DECEMBER 31,
                                                                RESTRUCTURING  FOURTH-QUARTER       1998
COMPONENT                                                          CHARGE         ACTIVITY         BALANCE
--------------------------------------------------------------  -------------  ---------------  -------------
(IN THOUSANDS)
Cash charges-
  Severance                                                      $     5,135      $     852       $   4,283
  Facility exit costs and other                                        3,816            369           3,447
                                                                -------------        ------          ------
      Total cash charges                                               8,951          1,221           7,730
Noncash charges-
  Asset impairments                                                    5,434          3,838           1,596
                                                                -------------        ------          ------
                                                                 $    14,385      $   5,059       $   9,326
                                                                -------------        ------          ------
                                                                -------------        ------          ------

    Asset impairments include goodwill totaling approximately $5,043,000 related to two of the facilities. The fixed assets at the closed facilities were written down to their estimated fair value. No significant cash proceeds are expected from the ultimate disposal of these assets. Of the $7,730,000 remaining cash charges at December 31, 1998, approximately $7,300,000 is expected to be spent in 1999. The actions contemplated by the restructuring plan should be completed during the second quarter of 1999.

8.   INCOME TAXES

    The Group's method of accounting for income taxes requires that a deferred tax be recorded to reflect the tax expense (benefit) resulting from the recognition of temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

8.   INCOME TAXES (CONTINUED)
    As a division, this Group is not a taxable entity. For purposes of these combined financial statements, income taxes have been allocated to the Group and represent liabilities to Packaging.

    Following is an analysis of the components of combined income tax expense (benefit):

                                                                   -------------------------------
                                                                        1998       1997       1996
                                                                   ---------  ---------  ---------
(IN THOUSANDS)
Current-
  U.S.                                                             $ (21,105) $ (58,813) $  45,641
  State and local                                                     (2,708)    (7,545)     5,855
                                                                   ---------  ---------  ---------
                                                                     (23,813)   (66,358)    51,496
                                                                   ---------  ---------  ---------
Deferred-
  U.S.                                                                63,230     75,399      7,374
  State and local                                                      8,112      9,673        946
                                                                   ---------  ---------  ---------
                                                                      71,342     85,072      8,320
                                                                   ---------  ---------  ---------
      Income tax expense                                           $  47,529  $  18,714  $  59,816
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The primary difference between income taxes computed at the statutory U.S. federal income tax rate and the income tax expense in the combined statements of revenues, expenses and interdivision account is due to the effect of state income taxes.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

8.   INCOME TAXES (CONTINUED)
    The components of the deferred tax assets (liabilities) at December 31, 1998, 1997 and 1996, were as follows:

                                                                        -------------------------------------
                                                                               1998         1997         1996
                                                                        -----------  -----------  -----------
(IN THOUSANDS)
Current deferred taxes-
  Accrued liabilities                                                   $    10,232  $     6,374  $     7,046
  Employee benefits and compensation                                         (5,969)      (4,946)        (929)
  Reserve for doubtful accounts                                               1,275        1,230        1,261
  Inventory                                                                     707          614           38
  Pensions and postretirement benefits                                       (2,994)      (4,196)      (5,053)
  State deferred tax                                                         10,096        5,724          511
  Other                                                                         (76)        (123)         (89)
                                                                        -----------  -----------  -----------
      Total current deferred taxes                                           13,271        4,677        2,785
                                                                        -----------  -----------  -----------
Noncurrent deferred taxes-
  Pension and postretirement benefits                                        13,898        7,934        8,012
  Excess of financial reporting over tax basis in plant and equipment      (293,830)    (210,797)    (121,707)
  Accrued liabilities                                                         1,336        1,701        1,947
  Capital leases                                                              9,333        7,517       24,672
  Other                                                                      15,199       19,518          (89)
                                                                        -----------  -----------  -----------
      Total noncurrent deferred taxes                                      (254,064)    (174,127)     (87,165)
                                                                        -----------  -----------  -----------
      Net deferred tax liabilities                                      $  (240,793) $  (169,450) $   (84,380)
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL

    PREPAID EXPENSES AND OTHER CURRENT ASSETS

    The components of prepaid expenses and other current assets include:

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Prepaid stumpage                                                              $  15,189  $  19,231  $  15,595
Prepaid taxes                                                                    13,272      7,549      7,044
Current portion-Meridian Lease, net of deferred gain                              5,193          -          -
Prepaid professional services/leases                                              2,356      1,918      5,506
Other                                                                             5,082      6,321      7,391
                                                                              ---------  ---------  ---------
      Total                                                                   $  41,092  $  35,019  $  35,536
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL (CONTINUED)
    OTHER LONG-TERM ASSETS

    The components of the other long-term assets include:

                                                                             --------------------------------
                                                                                   1998       1997       1996
                                                                             ----------  ---------  ---------
(IN THOUSANDS)
Prepaid pension cost                                                         $   35,603  $  35,137  $  34,429
Leased timberlands and mills                                                     14,636     11,857      9,510
Long-term portion-Meridian Lease, net of deferred gain                           44,743          -          -
Deferred software                                                                15,864     11,088      6,047
Timberland rights                                                                10,919      9,775      8,615
Capitalized fees                                                                      -        474      3,962
Other                                                                             9,327      8,981      9,513
                                                                             ----------  ---------  ---------
      Total                                                                  $  131,092  $  77,312  $  72,076
                                                                             ----------  ---------  ---------
                                                                             ----------  ---------  ---------

    ACCRUED LIABILITIES

    The components of accrued liabilities include:

                                                                             --------------------------------
                                                                                  1998       1997        1996
                                                                             ---------  ---------  ----------
(IN THOUSANDS)
Accrued payroll, vacation and taxes                                          $  42,282  $  48,119  $   49,162
Accrued insurance                                                                6,012      5,248       4,296
Accrued volume discounts and rebates                                             5,727      4,428       3,515
Restructuring                                                                    9,326          -           -
Current portion of accrued postretirement benefit cost                           1,460        875         892
Deferred lease credits                                                           1,918      1,014      94,360
Other                                                                            2,665     10,742      14,438
                                                                             ---------  ---------  ----------
      Total                                                                  $  69,390  $  70,426  $  166,663
                                                                             ---------  ---------  ----------
                                                                             ---------  ---------  ----------

    As part of the refinancing of the GECC leases in January, 1997 (Note 12), certain deferred lease credits were eliminated.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL (CONTINUED)
    OTHER LONG-TERM LIABILITIES

    The components of the other long-term liabilities include:

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Accrued postretirement benefit cost                                           $  14,764  $  15,807  $  16,202
Environmental liabilities                                                         6,599      5,421      6,673
Other                                                                             2,497      2,526        412
                                                                              ---------  ---------  ---------
      Total                                                                   $  23,860  $  23,754  $  23,287
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

    OTHER INCOME, NET

    The components of other income (expense), net include:

                                                                            -------------------------------
                                                                                 1998       1997       1996
                                                                            ---------  ---------  ---------
(IN THOUSANDS)
Discount on sale of factored receivables                                    $ (14,774) $ (12,006) $ (12,351)
Gain on sale of timberlands                                                    16,944          -          -
Gain on sale of joint venture interest                                         15,060          -          -
Gain on operating lease refinancing                                                 -     37,730          -
Gain on Willow Flowage                                                              -      4,449          -
Gain on sale of mineral rights                                                      -      1,646          -
Capitalization of barter credits                                                    -      1,563          -
Sylva Mill rebate income                                                            -          -      4,500
Gain on sale of recycled mills                                                      -          -     50,000
Other                                                                           9,588     11,299     14,094
                                                                            ---------  ---------  ---------
      Total                                                                 $  26,818  $  44,681  $  56,243
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

10. RELATED-PARTY TRANSACTIONS

    FUNDING OF CASH REQUIREMENTS

    As discussed in Note 2, Packaging provides centralized treasury functions and financing for the Group including funding of its cash requirements for processing of accounts payable and payroll requirements.

    CORPORATE ALLOCATIONS

    Packaging and Tenneco provide various services to the Group, including legal, human resources, data processing systems support, training, finance and treasury, public relations and insurance management.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

10. RELATED-PARTY TRANSACTIONS (CONTINUED)
    These expenses are allocated based on a combination of factors such as actual usage of the service provided, revenues, gross salaries and fixed assets and may not reflect actual costs the Group would incur if it were a stand-alone entity.

    Certain receivables and transactions resulting from the financing relationship between Packaging and Tenneco are not reflected in the accompanying financial statements.

    INSURANCE AND BENEFITS

    The Group is self-insured for medical benefits and workers' compensation. Expenses related to workers' compensation, health care claims for hourly and salaried workers and postretirement health care benefits for hourly and salaried workers are determined by Packaging and are allocated to the Group. The Group incurred charges of $32,151,000, $34,004,000 and $32,298,000 in
    1998, 1997 and 1996, respectively, for health care and $5,109,000, $9,209,000 and $8,853,000 in 1998, 1997 and 1996, respectively, for workers'
    compensation.

    In general, all costs and expenses incurred and allocated are based on the relationship the Group has with Tenneco. If the Group had been a stand-alone entity, the costs and expenses would differ.

11. COMMITMENTS AND CONTINGENCIES

    The Group had authorized capital expenditures of approximately $49,392,000 as of December 31, 1998, in connection with the expansion and replacement of existing facilities.

    The Group is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of management and in-house legal counsel, the outcome of such proceedings and litigation will not materially affect the Group's financial position or results of operations.

12. LEASES

    Rental expense included in the combined financial statements was $96,193,340, $95,284,000 and $118,821,000 for 1998, 1997 and 1996,
    respectively. These costs are primarily included in cost of goods sold.

    On January 31, 1997, Packaging executed an operating lease agreement with Credit Suisse Leasing 92A, L.P., and a group of financial institutions led by Citibank, N.A. The agreement refinanced the previous operating leases between GECC and Packaging which were entered into at the same time as GECC's purchase of certain assets from Georgia-Pacific in January, 1991. Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease. Also with this refinancing, certain fixed assets and deferred credits were eliminated resulting in a net gain of approximately $38 million in the first quarter of 1997.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

12. LEASES (CONTINUED)
    Aggregate minimum rental commitments under noncancelable operating leases are as follows (in thousands):

1999                                          $  83,804
2000                                             81,368
2001                                             79,428
2002                                            686,390
2003                                             26,975
Thereafter                                      113,154
                                              ---------
      Total                                   $1,071,119
                                              ---------
                                              ---------

    Minimum rental commitments under noncancelable operating leases include $68 million for 1999, $68 million for 2000, $68 million for 2001, $676 million for 2002, $18 million for 2003 and $34 million for years thereafter, payable to credit Suisse Leasing 92A, L.P. and Citibank, N.A., along with John Hancock, Metropolitan Life and others (the "Lessors") for certain mill and timberland assets. The remaining terms of such leases extend over a period of up to five years.

    Following the initial lease period, Packaging may, under the provision of the lease agreements, extend the leases on terms mutually negotiated with the Lessors or purchase the leased assets under conditions specified in the lease agreements. If the purchase options are not exercised or the leases are not extended, Packaging will make a residual guarantee payment to the Lessors of approximately $653 million, included in the schedule above, which will be refunded up to the total amount of the residual guarantee payment based on the Lessors' subsequent sales price for the leased assets. Throughout the lease period, Packaging is required to maintain the leased properties which includes reforestation of the timberlands harvested.

    Packaging's various lease agreements require that it comply with certain covenants and restrictions, including financial ratios that, among other things, place limitations on incurring additional "funded debt" as defined by the agreements. Under the provisions of the lease agreements, in order to incur funded debt, Packaging must maintain a pretax cash flow coverage ratio, as defined, on a cumulative four quarter basis of a minimum of 2.0, subsequently modified to 1.75 as of December 31, 1998. Packaging was in compliance with all of its covenants at December 31, 1998.

    In December, 1998, the Group made a payment of $84 million to acquire the Meridian timberlands utilized by the Group. This transaction was undertaken in preparation for the separation of the Group's assets from Tenneco. Subsequent to year end, the Group paid a fee of $50,000 to effect the conveyance of the Meridian timberlands to the Group.

    In connection with the pending sale of the Group described in Note 14 to these financial statements, Tenneco may purchase the Tomahawk and Valdosta mills and selected timberland assets currently under lease prior to the sale.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

13. SALE OF ASSETS

    In the second quarter of 1996, Packaging entered into an agreement to form a joint venture with Caraustar Industries whereby Packaging sold its two recycled paperboard mills and a fiber recycling operation and brokerage business to the joint venture in return for cash and a 20% equity interest in the joint venture. Proceeds from the sale were approximately $115 million and the Group recognized a $50 million pretax gain ($30 million after taxes) in the second quarter of 1996.

    In June, 1998, Packaging sold its remaining 20% equity interest in the joint venture to Caraustar Industries for cash and a note of $26,000,000. The Group recognized a $15 million pretax gain on this transaction.

    At December 31, 1998, the balance of the note with accrued interest is $26,756,000.

14. SALE OF COMPANY AND RELATED IMPAIRMENT (UNAUDITED)

    On January 26, 1999, Tenneco announced that it had entered into an agreement to contribute a majority interest in the Group to a new joint venture with Madison Dearborn Partners, in exchange for cash and debt assumption totaling approximately $2 billion, and a 45% common equity interest in the joint venture. The assets to be contributed include the Group's 4 linerboard and medium mills, 67 plants and 5 design centers and an ownership or controlling interest in approximately 950,000 acres of timberland. The transaction closed on April 12, 1999.

    In connection with the transaction, Packaging borrowed approximately $1.8 billion, most of which was used to acquire assets used by the Group pursuant to operating leases and timber cutting rights, with the remainder remitted to Tenneco for corporate debt reduction.

    Tenneco then contributed the Group's assets (subject to the new indebtedness and the Group's liabilities) to a joint venture, Packaging Corporation of America ("PCA") in exchange for (a) a 45% common equity interest in PCA valued at approximately $200 million and (b) approximately $240 million in cash. As a result of the sale transaction, Tenneco recognized a pretax loss in the first quarter of 1999 of approximately $293 million. Part of that loss consisted of an impairment charge relating to the Group's property, plant and equipment and intangible assets, which was pushed down to the Group's March 31, 1999 financial statements. The amount of the impairment charge is approximately $230.1 million. Group management is in the process of determining how the remaining $230.4 million should be allocated to specific fixed and intangible assets (including certain assets acquired subsequent to March 31, 1999 in operating lease buy-outs required as part of the sale). Accordingly, the charge is reflected as a loss reserve liability in the Group's March 31, 1999 balance sheet.

15. EXTRAORDINARY LOSS (UNAUDITED)

    During the first quarter of 1999 the Group extinguished $16.6 million of debt related to mill assets. In connection with that extinguishment an extraordinary loss of $10.5 million was recorded ($6.3 million, net of the related tax effect).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY UPON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.

WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................     1
Risk Factors..............................................................    21
Forward-Looking Statements................................................    31
The Transactions..........................................................    32
Use of Proceeds...........................................................    33
Capitalization............................................................    34
Unaudited Pro Forma Financial Statements..................................    35
Selected Financial and Other Data.........................................    45
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    48
Business..................................................................    58
Management................................................................    67
Certain Transactions......................................................    70
Security Ownership........................................................    72
Description of Senior Credit Facility.....................................    74
Description of Exchange Notes.............................................    76
Description of New Preferred Stock........................................   118
The Exchange Offer........................................................   167
Certain United States Federal Tax Considerations..........................   189
Plan of Distribution......................................................   199
Legal Matters.............................................................   200
Experts...................................................................   200
Available Information.....................................................   200
Index to Financial Statements.............................................   F-1

                             PACKAGING CORPORATION
                                   OF AMERICA

                                     [LOGO]

                                 EXCHANGE OFFER

                                  $550,000,000
                             9 5/8% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2009
                                      AND
                         $100,000,000 12 3/8% SERIES B
                  SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

RESTATED CERTIFICATE OF INCORPORATION

The Restated Certificate of Incorporation of PCA, as amended, provides that to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware ("DGCL"), a director of PCA shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

BY-LAWS

The Amended and Restated By-laws of PCA, as amended, provide that PCA shall indemnify its directors and officers to the maximum extent permitted from time to time by the DGCL.

The By-laws of Dahlonega Packaging Corporation ("Dahlonega"), Dixie Container Corporation ("Dixie"), PCA Hydro, Inc. ("PCA Hydro"), PCA Tomahawk Corporation ("PCA Tomahawk") and PCA Valdosta Corporation ("PCA Valdosta") provide that Dahlonega, Dixie, PCA Hydro, PCA Tomahowk and PCA Valdosta shall indemnify their directors and officers to the maximum extent permitted from time to time by, in the case of Dahlonega, PCA Hydro, PCA Tomahawk and PCA Valdosta, the DGCL, and in the case of Dixie, the Virginia Stock Corporation Act ("VSCA").

DELAWARE GENERAL CORPORATION LAW

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

VIRGINIA STOCK CORPORATION ACT

Section 13.1-697 of the VSCA provides that a corporation may indemnify a person made party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and he believed that his conduct was in, or not opposed to, the corporation's best interests, and, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 13.1-697 further provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification under Section 13.1-697 is limited to reasonable expenses incurred in connection with the proceeding.

Section 13.1-698 of the VSCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he as a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 13.1-702 of the VSCA provides that, unless limited by a corporation's articles of incorporation, an officer of the corporation is entitled to mandatory indemnification under Section 13.1-698 to the same extent as a director and further provides that the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

INSURANCE

The directors and officers of PCA are covered under directors' and officers' liability insurance policies maintained by PCA with coverage up to $50 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
       2.1   Contribution Agreement, dated as of January 25, 1999, among Tenneco Packaging Inc. ("TPI"), PCA
             Holdings LLC ("PCA Holdings") and Packaging Corporation of America ("PCA").
       2.2   Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among TPI, PCA
             Holdings and PCA.
       3.1   Restated Certificate of Incorporation of PCA.
       3.2   Amended and Restated By-laws of PCA.
       4.1   Indenture, dated as of April 12, 1999, by and among PCA, Dahlonega Packaging Corporation
             ("Dahlonega"), Dixie Container Corporation ("Dixie"), PCA Hydro, Inc. ("PCA Hydro"), PCA Tomahawk
             Corporation ("PCA Tomahawk"), PCA Valdosta Corporation ("PCA Valdosta") and United States Trust
             Company of New York.
       4.2   Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special
             Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/8% Senior
             Exchangeable Preferred Stock due 2010 and 12 3/8% Series B Senior Exchangeable Preferred Stock due
             2010 of PCA.
       4.3   Exchange Indenture, dated as of April 12, 1999, by and among PCA and U.S. Trust Company of Texas, N.A.
       4.4   Notes Registration Rights Agreement, dated as of April 12, 1999, by and among PCA, Dahlonega, Dixie,
             PCA Hydro, PCA Tomahawk, PCA Valdosta, J.P. Morgan Securities Inc. ("J.P. Morgan") and BT Alex. Brown
             Incorporated ("BT").

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
       4.5   Preferred Stock Registration Rights Agreement, dated as of April 12, 1999, by and among PCA, J.P.
             Morgan and BT.
       4.6   Form of Rule 144A Global Note and Subsidiary Guarantee
       4.7   Form of Regulation S Global Note and Subsidiary Guarantee
       4.8   Form of Rule 144A Global Certificate
       5.1   Opinion of Kirkland & Ellis.*
      10.1   Purchase Agreement, dated as of March 30, 1999, by and among PCA, Dahlonega, Dixie, PCA Hydro, PCA
             Tomahawk, PCA Valdosta, J.P. Morgan and BT.
      10.2   Credit Agreement, dated as of April 12, 1999, among TPI, the lenders party thereto from time to time,
             J.P. Morgan, BT, Bankers Trust Company and Morgan Guaranty Trust Company of New York ("Morgan
             Guaranty").
      10.3   Subsidiaries Guaranty, dated as of April 12, 1999, made by Dahlonega, Dixie, PCA Hydro, PCA Tomahawk,
             PCA Valdosta and Morgan Guaranty.
      10.4   Pledge Agreement, dated as of April 12, 1999, among PCA, Dahlonega, Dixie, PCA Hydro, PCA Tomahawk,
             PCA Valdosta and Morgan Guaranty.
      10.5   TPI Security Agreement, dated as of April 12, 1999, between TPI and Morgan Guaranty.
      10.6   PCA Security Agreement, dated as of April 12, 1999, among PCA, Dahlonega, Dixie, PCA Hydro, PCA
             Tomahawk, PCA Valdosta and Morgan Guaranty.
      10.7   Stockholders Agreement, dated as of April 12, 1999, by and among TPI, PCA Holdings and PCA.
      10.8   Registration Rights Agreement, dated as of April 12, 1999, by and among TPI, PCA Holdings and PCA.
      10.9   Holding Company Support Agreement, dated as of April 12, 1999, by and between PCA Holdings and PCA.
     10.10   Facility Use Agreement, dated as of April 12, 1999, by and between TPI and PCA.
     10.11   Human Resources Agreement, dated as of April 12, 1999, by and among Tenneco Inc., TPI and PCA.
     10.12   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Packaging Speciality and Consumer Products Inc.
     10.13   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and TPI.
     10.14   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Automotive Inc.
     10.15   Technology, Financial and Administrative Transition Services Agreement, dated as of April 12, 1999, between TPI and PCA.
     10.16   Letter Agreement Regarding Terms of Employment, dated as of January 25, 1999, between PCA and Paul T.
             Stecko.
     10.17   Letter Agreement Regarding Terms of Employment, dated as of May 19, 1999, between Samuel M. Mencoff and Paul T. Stecko.
      12.1   Statements Regarding Computation of Ratios of Earnings to Fixed Changes.
      12.2   Computation of Ratios of Earnings to Combined Fixed Changes and Preferred Stock Dividends.
      21.1   Subsidiaries of the Registrants.
      23.1   Consent of Arthur Andersen LLP.
      23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1).
      24.1   Powers of Attorney (included in the signature pages to this registration statement).
      25.1   Statement of Eligibility on Form T-1 of United States Trust Company of New York, as trustee, under the
             Indenture.
      25.2   Statement of Eligibility on Form T-1 of U.S. Trust Company of Texas, N.A., as exchange trustee, under the Exchange Indenture.
      27.1   Financial Data Schedule.
      99.1   Form of Letter of Transmittal for the Notes.*
      99.2   Form of Letter of Transmittal for the Preferred Stock.*

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
      99.3   Form of Notice of Guaranteed Delivery.*

--------------

*   To be filed by Amendment.

(B) FINANCIAL STATEMENT SCHEDULES.

The following consolidated financial statement schedules of PCA for the three years ended December 31, 1998 are included in this registration statement.

Schedule II-Packaging Corporation of America-Valuation and Qualifying Accounts.

                                                  BALANCE         PROVISION   ADDITIONS/DEDUCTIONS     TRANSLATION     BALANCE END
ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE   BEGINNING OF YEAR    (BENEFIT)      FROM RESERVES *       ADJUSTMENTS       OF YEAR
------------------------------------------  -------------------  -----------  ---------------------  ---------------  -------------

1998......................................           5,023            2,710            (2,513)                  -           5,220

1997......................................           5,010              611              (598)                  -           5,023

1996......................................           5,239            1,018            (1,247)                  -           5,010

--------------

* Consists primarily of write-offs and recoveries of bad debts.

We have audited in accordance with generally accepted auditing standards the financial statements of The Containerboard Group (a division of Tenneco Packaging Inc., which is a Delaware corporation and a wholly owned subsidiary of Tenneco Inc.), included in this registration statement and have issued our report thereon dated February 26, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed above is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
May 28, 1999

ITEM 22. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants, pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

        (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Packaging Corporation of America has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          Packaging Corporation of America

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Chief Financial Officer,
                                                 Secretary and Treasurer

                               Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each officer and director of Packaging Corporation of America whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------           Chairman of the Board and Chief Executive Officer
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------            Chief Financial Officer, Secretary and Treasurer
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dahlonega Packaging Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          Dahlonega Packaging Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each officer and director of Dahlonega Packaging Corporation whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dixie Container Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          Dixie Container Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each officer and director of Dixie Container Corporation whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PCA Hydro, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          PCA Hydro, Inc.

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each officer and director of PCA Hydro, Inc. whose signature appears below constitutes and appoints Paul T. Stecko, Richard
B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PCA Tomahawk Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          PCA Tomahawk Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each officer and director of PCA Tomahawk Corporation whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PCA Valdosta Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 27, 1999.

                                          PCA Valdosta Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each officer and director of PCA Valdosta Corporation whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 1999.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                   /s/ PAUL T. STECKO
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

      --------------------------------------------                                Director
                      Dana G. Mead

                /s/ THEODORE R. TETZLAFF
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER
      --------------------------------------------                                Director
                   Justin S. Huscher

                 /s/ THOMAS S. SOULELES
      --------------------------------------------                                Director
                   Thomas S. Souleles